RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.,

                       Company,

           RESIDENTIAL FUNDING CORPORATION,

                   Master Servicer,

                          and

                BANKERS TRUST COMPANY,

                        Trustee




            POOLING AND SERVICING AGREEMENT

               Dated as of March 1, 1995



          Mortgage Pass-Through Certificates

                    Series 1995-S1








                   TABLE OF CONTENTS

                                                   Page

                       ARTICLE I

                      DEFINITIONS

     Section 1.01.  Definitions. . . . . . . . . . .-3-
          Accretion Directed Certificates. . . . . .-3-
          Accretion Directed Companion
               Certificates. . . . . . . . . . . . .-3-
          Accretion Termination Date . . . . . . . .-3-
          Accrual Distribution Amount. . . . . . . .-3-
          Accrued Certificate Interest . . . . . . .-3-
          Adjusted Mortgage Rate . . . . . . . . . .-4-
          Adjusted Senior Principal Distribution
               Amount. . . . . . . . . . . . . . . .-4-
          Advance. . . . . . . . . . . . . . . . . .-4-
          Affiliate. . . . . . . . . . . . . . . . .-5-
          Agreement. . . . . . . . . . . . . . . . .-5-
          Amount Held for Future Distribution. . . .-5-
          Appraised Value. . . . . . . . . . . . . .-5-
          Assignment . . . . . . . . . . . . . . . .-5-
          Assignment Agreement . . . . . . . . . . .-5-
          Assignment of Proprietary Lease. . . . . .-6-
          Available Distribution Amount. . . . . . .-6-
          Bankruptcy Amount. . . . . . . . . . . . .-6-
          Bankruptcy Code. . . . . . . . . . . . . .-7-
          Bankruptcy Loss. . . . . . . . . . . . . .-7-
          Book-Entry Certificate . . . . . . . . . .-7-
          Business Day . . . . . . . . . . . . . . .-7-
          Buydown Funds. . . . . . . . . . . . . . .-7-
          Buydown Mortgage Loan. . . . . . . . . . .-8-
          Cash Liquidation . . . . . . . . . . . . .-8-
          Certificate. . . . . . . . . . . . . . . .-8-
          Certificate Account. . . . . . . . . . . .-8-
          Certificate Account Deposit Date . . . . .-8-
          Certificateholder or Holder. . . . . . . .-8-
          Certificate Owner. . . . . . . . . . . . .-8-
          Certificate Principal Balance. . . . . . .-9-
          Certificate Register and Certificate
               Registrar . . . . . . . . . . . . . -10-
          Class. . . . . . . . . . . . . . . . . . -10-
          Class A Certificate. . . . . . . . . . . -10-
          Class A-7 Component A. . . . . . . . . . -10-
          Class A-7 Component B. . . . . . . . . . -10-
          Class A-7 Component C. . . . . . . . . . -10-
          Class A-7 Component D. . . . . . . . . . -11-
          Class A-7 Component E. . . . . . . . . . -11-
          Class A-7 Component E Collection
               Shortfall . . . . . . . . . . . . . -11-
          Class A-7 Component E Principal
               Distribution Amount . . . . . . . . -11-
          Class A-7 Component F. . . . . . . . . . -11-
          Class A-7 Component G. . . . . . . . . . -11-
          Class B Certificate. . . . . . . . . . . -11-
          Class B Percentage . . . . . . . . . . . -12-
          Class B-1 Percentage . . . . . . . . . . -12-
          Class B-1 Prepayment Distribution
               Trigger . . . . . . . . . . . . . . -12-
          Class B-2 Percentage . . . . . . . . . . -12-
          Class B-2 Prepayment Distribution
               Trigger . . . . . . . . . . . . . . -12-
          Class B-3 Percentage . . . . . . . . . . -12-
          Class B-3 Prepayment Distribution
               Trigger . . . . . . . . . . . . . . -12-
          Class B-4 Percentage . . . . . . . . . . -13-
          Class B-4 Prepayment Distribution
               Trigger . . . . . . . . . . . . . . -13-
          Class M Certificate. . . . . . . . . . . -13-
          Class M Percentage . . . . . . . . . . . -13-
          Class M-1 Percentage . . . . . . . . . . -13-
          Class M-2 Percentage . . . . . . . . . . -13-
          Class M-2 Prepayment Distribution
               Trigger . . . . . . . . . . . . . . -13-
          Class M-3 Percentage . . . . . . . . . . -14-
          Class M-3 Prepayment Distribution
               Trigger . . . . . . . . . . . . . . -14-
          Class R Certificate. . . . . . . . . . . -14-
          Class R-I Certificate. . . . . . . . . . -14-
          Class R-II Certificate . . . . . . . . . -14-
          Closing Date . . . . . . . . . . . . . . -14-
          Code . . . . . . . . . . . . . . . . . . -14-
          Compensating Interest. . . . . . . . . . -14-
          Component. . . . . . . . . . . . . . . . -15-
          Cooperative. . . . . . . . . . . . . . . -15-
          Cooperative Apartment. . . . . . . . . . -15-
          Cooperative Lease. . . . . . . . . . . . -15-
          Cooperative Loans. . . . . . . . . . . . -15-
          Cooperative Stock. . . . . . . . . . . . -15-
          Cooperative Stock Certificate. . . . . . -15-
          Corporate Trust Office . . . . . . . . . -15-
          Credit Support Depletion Date. . . . . . -16-
          Curtailment. . . . . . . . . . . . . . . -16-
          Custodial Account. . . . . . . . . . . . -16-
          Custodial Agreement. . . . . . . . . . . -16-
          Custodian. . . . . . . . . . . . . . . . -16-
          Cut-off Date . . . . . . . . . . . . . . -16-
          Cut-off Date Principal Balance . . . . . -16-
          Debt Service Reduction . . . . . . . . . -16-
          Deficient Valuation. . . . . . . . . . . -16-
          Definitive Certificate . . . . . . . . . -16-
          Deleted Mortgage Loan. . . . . . . . . . -16-
          Depository . . . . . . . . . . . . . . . -17-
          Depository Participant . . . . . . . . . -17-
          Destroyed Mortgage Note. . . . . . . . . -17-
          Determination Date . . . . . . . . . . . -17-
          Discount Fraction. . . . . . . . . . . . -17-
          Discount Mortgage Loan . . . . . . . . . -17-
          Disqualified Organization. . . . . . . . -17-
          Distribution Date. . . . . . . . . . . . -18-
          Due Date . . . . . . . . . . . . . . . . -18-
          Due Period . . . . . . . . . . . . . . . -18-
          Eligible Account . . . . . . . . . . . . -18-
          Eligible Funds . . . . . . . . . . . . . -19-
          Event of Default . . . . . . . . . . . . -19-
          Excess Bankruptcy Loss . . . . . . . . . -19-
          Excess Fraud Loss. . . . . . . . . . . . -19-
          Excess Special Hazard Loss . . . . . . . -19-
          Excess Subordinate Principal Amount. . . -19-
          Extraordinary Events . . . . . . . . . . -19-
          Extraordinary Losses . . . . . . . . . . -20-
          FDIC . . . . . . . . . . . . . . . . . . -20-
          FHLMC. . . . . . . . . . . . . . . . . . -20-
          Final Distribution Date. . . . . . . . . -20-
          Fitch. . . . . . . . . . . . . . . . . . -20-
          FNMA . . . . . . . . . . . . . . . . . . -20-
          Foreclosure Profits. . . . . . . . . . . -21-
          Fraud Loss Amount. . . . . . . . . . . . -21-
          Fraud Losses . . . . . . . . . . . . . . -21-
          Independent. . . . . . . . . . . . . . . -21-
          Initial Certificate Principal Balance. . -22-
          Insurance Proceeds . . . . . . . . . . . -22-
          Insurer. . . . . . . . . . . . . . . . . -22-
          Late Collections . . . . . . . . . . . . -22-
          Liquidation Proceeds . . . . . . . . . . -22-
          Loan-to-Value Ratio. . . . . . . . . . . -22-
          Maturity Date. . . . . . . . . . . . . . -22-
          Monthly Payment. . . . . . . . . . . . . -23-
          Moody's. . . . . . . . . . . . . . . . . -23-
          Mortgage . . . . . . . . . . . . . . . . -23-
          Mortgage File. . . . . . . . . . . . . . -23-
          Mortgage Loan Schedule . . . . . . . . . -23-
          Mortgage Loans . . . . . . . . . . . . . -24-
          Mortgage Note. . . . . . . . . . . . . . -24-
          Mortgage Rate. . . . . . . . . . . . . . -24-
          Mortgaged Property . . . . . . . . . . . -24-
          Mortgagor. . . . . . . . . . . . . . . . -24-
          Net Mortgage Rate. . . . . . . . . . . . -24-
          Non-Discount Mortgage Loan . . . . . . . -24-
          Non-Primary Residence Loans. . . . . . . -25-
          Non-United States Person . . . . . . . . -25-
          Nonrecoverable Advance . . . . . . . . . -25-
          Nonsubserviced Mortgage Loan . . . . . . -25-
          Notional Amount. . . . . . . . . . . . . -25-
          Officers' Certificate. . . . . . . . . . -25-
          Opinion of Counsel . . . . . . . . . . . -25-
          Original Senior Percentage . . . . . . . -25-
          Outstanding Mortgage Loan. . . . . . . . -26-
          Ownership Interest . . . . . . . . . . . -26-
          PAC Certificate. . . . . . . . . . . . . -26-
          PAC I Certificate. . . . . . . . . . . . -26-
          PAC I Component. . . . . . . . . . . . . -26-
          PAC I Principal Amount . . . . . . . . . -26-
          PAC II Certificate . . . . . . . . . . . -26-
          PAC II Component . . . . . . . . . . . . -26-
          PAC II Principal Amount. . . . . . . . . -26-
          Pass-Through Rate. . . . . . . . . . . . -26-
          Paying Agent . . . . . . . . . . . . . . -27-
          Percentage Interest. . . . . . . . . . . -27-
          Permitted Investments. . . . . . . . . . -27-
          Permitted Transferee . . . . . . . . . . -28-
          Person . . . . . . . . . . . . . . . . . -28-
          Planned Principal Balance. . . . . . . . -28-
          Pool Stated Principal Balance. . . . . . -29-
          Pool Strip Rate. . . . . . . . . . . . . -29-
          Prepayment Assumption. . . . . . . . . . -29-
          Prepayment Distribution Percentage . . . -29-
          Prepayment Distribution Trigger. . . . . -30-
          Prepayment Period. . . . . . . . . . . . -31-
          Primary Insurance Policy . . . . . . . . -31-
          Principal Only Component . . . . . . . . -31-
          Principal Prepayment . . . . . . . . . . -31-
          Principal Prepayment in Full . . . . . . -31-
          Program Guide. . . . . . . . . . . . . . -31-
          Purchase Price . . . . . . . . . . . . . -31-
          Qualified Substitute Mortgage Loan . . . -31-
          Rating Agency. . . . . . . . . . . . . . -32-
          Realized Loss. . . . . . . . . . . . . . -32-
          Record Date. . . . . . . . . . . . . . . -33-
          Regular Certificate. . . . . . . . . . . -33-
          REMIC. . . . . . . . . . . . . . . . . . -33-
          REMIC I. . . . . . . . . . . . . . . . . -33-
          REMIC I Certificates . . . . . . . . . . -34-
          REMIC II . . . . . . . . . . . . . . . . -34-
          REMIC II Certificates. . . . . . . . . . -34-
          REMIC Provisions . . . . . . . . . . . . -34-
          REO Acquisition. . . . . . . . . . . . . -34-
          REO Disposition. . . . . . . . . . . . . -34-
          REO Imputed Interest . . . . . . . . . . -34-
          REO Proceeds . . . . . . . . . . . . . . -34-
          REO Property . . . . . . . . . . . . . . -34-
          Request for Release. . . . . . . . . . . -35-
          Required Insurance Policy. . . . . . . . -35-
          Residential Funding. . . . . . . . . . . -35-
          Responsible Officer. . . . . . . . . . . -35-
          Schedule of Discount Fractions . . . . . -35-
          Security Agreement . . . . . . . . . . . -35-
          Seller . . . . . . . . . . . . . . . . . -35-
          Seller's Agreement . . . . . . . . . . . -35-
          Senior Accelerated Distribution
               Percentage. . . . . . . . . . . . . -35-
          Senior Percentage. . . . . . . . . . . . -37-
          Senior Principal Distribution Amount . . -37-
          Servicing Accounts . . . . . . . . . . . -37-
          Servicing Advances . . . . . . . . . . . -37-
          Servicing Fee. . . . . . . . . . . . . . -37-
          Servicing Officer. . . . . . . . . . . . -37-
          Special Hazard Amount. . . . . . . . . . -38-
          Special Hazard Loss. . . . . . . . . . . -38-
          Standard & Poor's. . . . . . . . . . . . -38-
          Stated Principal Balance . . . . . . . . -38-
          Subordinate Principal Distribution
               Amount. . . . . . . . . . . . . . . -39-
          Subserviced Mortgage Loan. . . . . . . . -39-
          Subservicer. . . . . . . . . . . . . . . -39-
          Subservicer Advance. . . . . . . . . . . -40-
          Subservicing Account . . . . . . . . . . -40-
          Subservicing Agreement . . . . . . . . . -40-
          Subservicing Fee . . . . . . . . . . . . -40-
          TAC Principal Amount . . . . . . . . . . -40-
          TAC Principal Component. . . . . . . . . -40-
          Targeted Principal Balances. . . . . . . -40-
          Tax Returns. . . . . . . . . . . . . . . -40-
          Transfer . . . . . . . . . . . . . . . . -40-
          Transferee . . . . . . . . . . . . . . . -40-
          Transferor . . . . . . . . . . . . . . . -40-
          Trust Fund . . . . . . . . . . . . . . . -41-
          Uncertificated Accrued Interest. . . . . -41-
          Uncertificated Notional Amount . . . . . -41-
          Uncertificated Pass-Through Rate . . . . -41-
          Uncertificated Principal Balance . . . . -42-
          Uncertificated REMIC I Regular Interest
               V . . . . . . . . . . . . . . . . . -42-
          Uncertificated REMIC I Regular Interest
               W . . . . . . . . . . . . . . . . . -42-
          Uncertificated REMIC I Regular Interest
               X . . . . . . . . . . . . . . . . . -42-
          Uncertificated REMIC I Regular Interest
               Y . . . . . . . . . . . . . . . . . -42-
          Uncertificated REMIC I Regular Interests
               Z . . . . . . . . . . . . . . . . . -43-
          Uncertificated REMIC I Regular Interest
               Z Pool Strip Rate . . . . . . . . . -43-
          Uncertificated REMIC I Regular
               Interests . . . . . . . . . . . . . -43-
          Uncertificated REMIC I Regular Interest
               V Distribution Amount . . . . . . . -43-
          Uncertificated REMIC I Regular Interest
               W Distribution Amount . . . . . . . -43-
          Uncertificated REMIC I Regular Interest
               X Distribution Amount . . . . . . . -43-
          Uncertificated REMIC I Regular Interest
               Y Distribution Amount . . . . . . . -43-
          Uncertificated REMIC I Regular Interests
               Z Distribution Amounts. . . . . . . -43-
          Uncertificated REMIC I Regular Interest
               Distribution Amounts. . . . . . . . -44-
          Uncertificated REMIC II Regular
               Interests . . . . . . . . . . . . . -44-
          Uncertificated REMIC II Regular
               Interests Distribution Amounts. . . -44-
          Uninsured Cause. . . . . . . . . . . . . -44-
          United States Person . . . . . . . . . . -44-
          Voting Rights. . . . . . . . . . . . . . -44-

                      ARTICLE II

             CONVEYANCE OF MORTGAGE LOANS;
           ORIGINAL ISSUANCE OF CERTIFICATES

     Section 2.01.  Conveyance of Mortgage Loans . -45-
     Section 2.02.  Acceptance by Trustee. . . . . -50-
     Section 2.03.  Representations, Warranties
                    and Covenants of the Master
                    Servicer
                         and the Company . . . . . -51-
     Section 2.04.  Representations and Warranties
                    of Sellers . . . . . . . . . . -56-
     Section 2.05.  Issuance of Certificates
                    Evidencing Interests in REMIC
                    I. . . . . . . . . . . . . . . -58-
     Section 2.06.  Conveyance of Uncertificated
                    REMIC I and REMIC II Regular
                    Interests; Acceptance by the
                    Trustee. . . . . . . . . . . . -59-
     Section 2.07.  Issuance of Certificates
                    Evidencing Interest in REMIC
                    II . . . . . . . . . . . . . . -59-

                      ARTICLE III

             ADMINISTRATION AND SERVICING
                   OF MORTGAGE LOANS

     Section 3.01.  Master Servicer to Act as
                    Servicer . . . . . . . . . . . -61-
     Section 3.02.  Subservicing Agreements
                    Between Master Servicer and
                    Subservicers; Enforcement of
                    Subservicers' and Sellers'
                    Obligations. . . . . . . . . . -62-
     Section 3.03.  Successor Subservicers . . . . -63-
     Section 3.04.  Liability of the Master
                    Servicer . . . . . . . . . . . -64-
     Section 3.05.  No Contractual Relationship
                    Between Subservicer and
                    Trustee or Certificateholders. -64-
     Section 3.06.  Assumption or Termination of
                    Subservicing Agreements by
                    Trustee. . . . . . . . . . . . -64-
     Section 3.07.  Collection of Certain Mortgage
                    Loan Payments; Deposits to
                    Custodial Account. . . . . . . -65-
     Section 3.08.  Subservicing Accounts;
                    Servicing Accounts . . . . . . -67-
     Section 3.09.  Access to Certain
                    Documentation and Information
                    Regarding the Mortgage Loans . -69-
     Section 3.10.  Permitted Withdrawals from
                    the Custodial Account. . . . . -69-
     Section 3.11.  Maintenance of the Primary
                    Insurance Policies;
                    Collections Thereunder . . . . -71-
     Section 3.12.  Maintenance of Fire Insurance
                    and Omissions and Fidelity
                    Coverage . . . . . . . . . . . -72-
     Section 3.13.  Enforcement of Due-on-Sale
                    Clauses; Assumption and
                    Modification Agreements;
                    Certain Assignments. . . . . . -74-
     Section 3.14.  Realization Upon Defaulted
                    Mortgage Loans . . . . . . . . -76-
     Section 3.15.  Trustee to Cooperate;
                    Release of Mortgage Files. . . -79-
     Section 3.16.  Servicing and Other
                    Compensation . . . . . . . . . -81-
     Section 3.17.  Reports to the Trustee
                    and the Company. . . . . . . . -82-
     Section 3.18.  Annual Statement as to
                    Compliance . . . . . . . . . . -82-
     Section 3.19.  Annual Independent Public
                    Accountants' Servicing Report. -82-
     Section 3.20.  Rights of the Company in
                    Respect of the Master
                    Servicer . . . . . . . . . . . -83-
     Section 3.21.  Administration of Buydown
                    Funds. . . . . . . . . . . . . -84-

                      ARTICLE IV

            PAYMENTS TO CERTIFICATEHOLDERS

     Section 4.01.  Certificate Account. . . . . . -85-
     Section 4.02.  Distributions. . . . . . . . . -85-
     Section 4.03.  Statements to
                    Certificateholders . . . . . . -98-
     Section 4.04.  Distribution of Reports to the
                    Trustee and the Company;
                    Advances by the Master
                    Servicer . . . . . . . . . . .-100-
     Section 4.05.  Allocation of Realized Losses.-102-
     Section 4.06.  Reports of Foreclosures and
                    Abandonment of Mortgaged
                    Property . . . . . . . . . . .-104-
     Section 4.07.  Optional Purchase of
                    Defaulted Mortgage Loans . . .-104-

          Section 4.08.  Distributions on the
                         Uncertificated REMIC I
                         and REMIC II Regular
                         Interests

                       ARTICLE V

                   THE CERTIFICATES

     Section 5.01.  The Certificates . . . . . . .-107-
     Section 5.02.  Registration of Transfer
                    and Exchange of Certificates .-109-
     Section 5.03.  Mutilated, Destroyed, Lost
                    or Stolen Certificates . . . .-115-
     Section 5.04.  Persons Deemed Owners. . . . .-115-
     Section 5.05.  Appointment of Paying Agent. .-116-
     Section 5.06.  Optional Purchase of
                    Certificates . . . . . . . . .-116-

                      ARTICLE VI

          THE COMPANY AND THE MASTER SERVICER

     Section 6.01.  Respective Liabilities of the
                    Company and the Master
                    Servicer . . . . . . . . . . .-119-
     Section 6.02.  Merger or Consolidation of the
                    Company or the Master
                    Servicer; Assignment of Rights
                    and Delegation of Duties by
                    Master Servicer. . . . . . . .-119-
     Section 6.03.  Limitation on Liability of the
                    Company, the Master Servicer
                    and Others . . . . . . . . . .-120-
     Section 6.04.  Company and Master
                    Servicer Not to Resign . . . .-121-

                      ARTICLE VII

                        DEFAULT

     Section 7.01.  Events of Default. . . . . . .-122-
     Section 7.02.  Trustee or Company to Act;
                    Appointment of Successor . . .-124-
     Section 7.03.  Notification to
                    Certificateholders . . . . . .-125-
     Section 7.04.  Waiver of Events of Default. .-125-

                     ARTICLE VIII

                CONCERNING THE TRUSTEE

     Section 8.01.  Duties of Trustee. . . . . . .-127-
     Section 8.02.  Certain Matters Affecting the
                    Trustee. . . . . . . . . . . .-129-
     Section 8.03.  Trustee Not Liable for
                    Certificates or Mortgage
                    Loans. . . . . . . . . . . . .-130-
     Section 8.04.  Trustee May Own Certificates .-131-
     Section 8.05.  Master Servicer to Pay
                    Trustee's Fees and Expenses;
                    Indemnification. . . . . . . .-131-
     Section 8.06.  Eligibility Requirements for
                    Trustee. . . . . . . . . . . .-132-
     Section 8.07.  Resignation and Removal of the
                    Trustee. . . . . . . . . . . .-132-
     Section 8.08.  Successor Trustee. . . . . . .-134-
     Section 8.09.  Merger or Consolidation of
                    Trustee. . . . . . . . . . . .-134-
     Section 8.10.  Appointment of Co-Trustee
                    or Separate Trustee. . . . . .-135-
     Section 8.11.  Appointment of Custodians. . .-136-
     Section 8.12.  Appointment of Office or
                    Agency . . . . . . . . . . . .-136-

                      ARTICLE IX

                      TERMINATION

     Section 9.01.  Termination Upon Purchase by
                    the Master Servicer or the
                    Company or Liquidation of All
                    Mortgage Loans . . . . . . . .-137-
     Section 9.02.  Termination of REMIC II. . . .-140-
     Section 9.03.  Additional Termination
                    Requirements . . . . . . . . .-140-

                       ARTICLE X

                   REMIC PROVISIONS

     Section 10.01. REMIC Administration . . . . .-142-
     Section 10.02. Master Servicer and Trustee
                    Indemnification. . . . . . . .-146-

                      ARTICLE XI

               MISCELLANEOUS PROVISIONS

     Section 11.01. Amendment. . . . . . . . . . .-147-
     Section 11.02. Recordation of Agreement;
                    Counterparts . . . . . . . . .-150-
     Section 11.03. Limitation on Rights
                    of Certificateholders. . . . .-150-
     Section 11.04. Governing Law. . . . . . . . .-151-
     Section 11.05. Notices. . . . . . . . . . . .-151-
     Section 11.06. Notices to Rating Agency . . .-152-
     Section 11.07. Severability of Provisions . .-153-

EXHIBITS

Exhibit A:     Form of Class A Certificate
Exhibit B:     Form of Class M Certificate
Exhibit C:     Form of Class B Certificate
Exhibit D:     Form of Class R Certificate
Exhibit E:     Form of Custodial Agreement
Exhibit F:     Mortgage Loan Schedule
Exhibit G:     Form of Seller/Servicer Contract
Exhibit H:     Forms of Request for Release
Exhibit I-1:   Form of Transfer Affidavit and Agreement
Exhibit I-2:   Form of Transferor Certificate
Exhibit J:     Form of Investor Representation Letter
Exhibit K:     Form of Transferor Representation Letter
Exhibit L:     Form of Rule 144A Investment
               Representation Letter
Exhibit M:     Text of Amendment to Pooling and
               Servicing Agreement Pursuant to Section
               11.01(e) for a Limited Guaranty
Exhibit N:     Form of Limited Guaranty
Exhibit O:     Form of Lender Certification for
               Assignment of Mortgage Loan
Exhibit P:     Planned Principal Balances and Targeted
               Principal Balances
Exhibit Q:     Schedule of Discount Fractions

          This is a Pooling and Servicing Agreement, effective as of March 1, 1995, among RESIDENTIAL
FUNDING MORTGAGE SECURITIES I, INC., as the company
(together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and Bankers Trust
Company, as trustee (together with its permitted successors and assigns, the "Trustee"),

                PRELIMINARY STATEMENT:

          The Company intends to sell mortgage pass-through certificates (collectively, the
"Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage
Loans (as defined herein). As provided herein, the Master Servicer will make an election to treat the entire segregated pool of assets described in the definition of REMIC I (as defined herein), and subject to this Agreement (including the Mortgage Loans), as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes and such segregated pool of assets will be designated as "REMIC I." Four partial undivided beneficial ownership interests in each of the Mortgage Loans and 420 partial undivided beneficial ownership interests, each representing an interest in one Mortgage Loan equal to the Pool Strip Rate (as defined herein) for such Mortgage Loan (the
"Uncertificated REMIC I Regular Interests"), will represent ownership of "regular interests" in REMIC I and the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, for purposes of the REMIC Provisions (as defined herein) under federal income tax law. A segregated pool of assets consisting of the Uncertificated REMIC I Regular Interests will be designated as "REMIC II," and the Master Servicer will make a separate REMIC election with respect thereto.
The Class A-1, Class A-2, Class A-3, Class A-4, Class
A-5, Class A-6, Class M-1, Class M-2, Class M-3, Class
B-1, Class B-2, Class B-3 and Class B-4 Certificates and Class A-7 Component A, Class A-7 Component B, Class
A-7 Component C, Class A-7 Component D, Class A-7
Component E, Class A-7 Component F and Class A-7
Component G and the Uncertificated REMIC II Regular
Interests will represent ownership of "regular interests" in REMIC II, and the Class R-II Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The Class A-8
Certificates will represent the entire beneficial ownership interest in the Uncertificated REMIC II
Regular Interests.


          The following table sets forth the
designation, type, Pass-Through Rate, aggregate Initial
Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust Fund created hereunder.


                                      Aggregate
                                      Initial
                          Pass-       Certificate
                         Through      Principal
Designation      Type     Rate        Balance

Class A-1       Senior    7.85%       $38,811,257.00
Class A-2       Senior    9.25%        $6,468,543.00
Class A-3       Senior    8.25%        $8,732,000.00
Class A-4       Senior    8.50%        $3,495,000.00
Class A-5       Senior    8.50%        $2,910,095.00
Class A-6       Senior    8.50%        $9,839,000.00
Class A-7       Senior  See Below     $45,746,137.00
Class A-8       Senior Variable Rate           $0.00
Class R-I       Senior    8.50%              $100.00
Class R-II      Senior    8.50%              $100.00
Class M-1      Mezzanine  8.50%        $3,101,663.00
Class M-2      Mezzanine  8.50%        $1,860,998.00
Class M-3      Mezzanine  8.50%        $1,550,831.00
Class B-1     Subordinate 8.50%          $558,299.00
Class B-2     Subordinate 8.50%          $248,133.00
Class B-3     Subordinate 8.50%          $124,066.00
Class B-4     Subordinate 8.50%          $620,337.16







                         Maturity       Initial Ratings
Designation   Features   Date             S&P   Fitch

Class A-1     PAC I      March 25, 2025   AAA   AAA
Class A-2     PAC I      March 25, 2025   AAA   AAA
Class A-3     PAC I      March 25, 2025   AAA   AAA
Class A-4     PAC II     March 25, 2025   AAA   AAA
Class A-5   Companion/   March 25, 2025   AAA   AAA
            Accretion
            Directed
Class A-6   Accretion    March 25, 2025   AAA   AAA
            Directed
Class A-7   See Below    March 25, 2025   AAA   AAA
Class A-8   Stripped     March 25, 2025   AAA/r AAA
            Interests
Class R-I   Residual     March 25, 2025   AAA   AAA
Class R-II  Residual     March 25, 2025   AAA   AAA
Class M-1   Mezzanine    March 25, 2025   N/A   AA
Class M-2   Mezzanine    March 25, 2025   N/A   A
Class M-3   Mezzanine    March 25, 2025   N/A   BBB
Class B-1   Subordinate  March 25, 2025   N/A   BB
Class B-2   Subordinate  March 25, 2025   N/A   B
Class B-3   Subordinate  March 25, 2025   B     N/A
Class B-4   Subordinate  March 25, 2025   N/A   N/A



          The Class A-7 Certificates are comprised of seven components having the following designation, interest rate, initial amounts and features:


              Interest   Initial
Designation   Rate       Amount      Features

Class A-7     8.50%     $14,878,000  PAC I
Component A
Class A-7     8.50%      $6,585,000  PAC II
Component B
Class A-7     8.50%     $16,334,000  Accretion
Component C                          Directed/TAC
Class A-7     8.50%     $         0  PAC I Strip
Component D
Class A-7        0%     $   918,137  Principal Only
Component E
Class A-7    Variable   $         0  Stripped Interests
Component F    Rate
Class A-7     8.50%     $ 7,031,000  Accrual/Companion
Component G


          The Mortgage Loans have an aggregate Cut-off
Date Principal Balance equal to $124,066,559.16.  The
Mortgage Loans are fixed rate mortgage loans having terms to maturity at origination or modification of not more than 30 years.

          In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:
                       ARTICLE I

                      DEFINITIONS

          Section 1.01.  Definitions.

          Whenever used in this Agreement, the
following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

          Accretion Directed Certificates:  Any Class
A-6 Certificate.

          Accretion Directed Companion Certificates:
Any Class A-5 Certificate.

          Accretion Termination Date:  With respect to
Class A-7 Component G, the earlier to occur of (i) the Distribution Date on which the Certificate Principal
Balances of the Class A-5 and Class A-6 Certificates and the amount of Class A-7 Component C have been reduced to zero and (ii) the Credit Support Depletion
Date.

          Accrual Distribution Amount:  As defined in
Section 4.02(a)(ii)(Y)(E).

          Accrued Certificate Interest: With respect to each Distribution Date, as to any Class A
Certificate (other than the Class A-7 and Class A-8
Certificates), any Class M Certificate, any Class B
Certificate or any Class R Certificate, one month's interest accrued at the related Pass-Through Rate on the Certificate Principal Balance thereof immediately prior to such Distribution Date. With respect to each Distribution Date, as to the Class A-7 Certificates,
(i) in the case of Class A-7 Component A, Class A-7
Component B, Class A-7 Component C and Class A-7
Component G, one month's interest accrued on the amount of each such component at a rate of 8.50% per annum,
(ii) in the case of Class A-7 Component D, one month's interest accrued on the related Notional Amount at a rate of 8.50% per annum, (iii) in the case of Class A-7
Component F, one month's interest accrued on the related Notional Amount at the weighted average of the Pool Strip Rates on each of the Mortgage Loans as of the Due Date in the month preceding the month in which such Distribution Date occurs weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans, which Stated Principal Balances shall be the Stated Principal Balances of such Mortgage Loans at the close of business on the immediately preceding
Distribution Date after giving effect to the distributions thereon allocable to principal (or, in the case of the rate of interest for the initial
Distribution Date, at the close of business on the Cut-off Date), and (iv) Class A-7 Component E does not accrue, and is not entitled to any distributions in respect of, interest. With respect to each Distribution Date, as to the Class A-8 Certificates, one month's interest accrued at the related Pass-
Through Rate on the related Notional Amount thereof.
Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class of Certificates or Components will be reduced by the amount of (i) Prepayment Interest Shortfalls (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section
4.01), (ii) the interest portion (adjusted to the Net
Mortgage Rate) of Realized Losses (including Excess
Special Hazard Losses, Excess Fraud Losses, Excess
Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.05, (iii) the interest portion of Advances previously made with respect to a Mortgage Loan or REO Property which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard
Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses and (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil
Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated among all of the Certificates in proportion to their respective amounts of Accrued
Certificate Interest which would have resulted absent such reductions. With respect to the Class A-7
Certificates on each Distribution Date that occurs prior to the Accretion Termination Date, interest shortfalls allocable to Class A-7 Component G on such Distribution Date will be so allocated by reducing the amount that is added to the Certificate Principal
Balance thereof in respect of Accrued Certificate
Interest pursuant to Section 4.02(d). In addition to that portion of the reductions described in the second preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M
Certificates, Accrued Certificate Interest on such
Class of Class B Certificates or such Class of Class M
Certificates will be reduced by the interest portion
(adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B
Certificates or such Class of Class M Certificates pursuant to Section 4.05.

          Adjusted Mortgage Rate:  With respect to any
Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

          Adjusted Senior Principal Distribution
Amount:  As defined in Section 4.02(b)(ii).

          Advance:  As to any Mortgage Loan, any
advance made by the Master Servicer, pursuant to
Section 4.04.

          Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms
"controlling" and "controlled" have meanings correlative to the foregoing.

          Agreement:  This Pooling and Servicing
Agreement and all amendments hereof and supplements hereto.

          Amount Held for Future Distribution: As to any Distribution Date, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i)
Liquidation Proceeds, Insurance Proceeds, Principal
Prepayments, Mortgage Loan purchases made pursuant to
Section 2.02, 2.03 or 2.04 and Mortgage Loan substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date
(other than such Liquidation Proceeds, Insurance
Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)) and
(ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

          Appraised Value:  As to any Mortgaged
Property, the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified
Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

          Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage
Loan to the Trustee for the benefit of
Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

          Assignment Agreement:  The Assignment and
Assumption Agreement, dated as of March 30, 1995, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.

          Assignment of Proprietary Lease:  With
respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

          Available Distribution Amount:  As to any
Distribution Date, an amount equal to (a) the sum of
(i) the amount relating to the Mortgage Loans on deposit in the Custodial Account as of the close of business on the immediately preceding Determination
Date and amounts deposited in the Custodial Account in connection with the substitution of Qualified
Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate
Account Deposit Date, (iii) any amount deposited in the Custodial Account pursuant to Section 3.12(a) and (iv) any amount deposited in the Certificate Account pursuant to Section 4.07, reduced by (b) the sum as of the close of business on the immediately preceding
Determination Date of (w) aggregate Foreclosure
Profits, (x) the Amount Held for Future Distribution, and (y) amounts permitted to be withdrawn by the Master
Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a).

          Bankruptcy Amount:  As of any date of
determination prior to the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of
(A) $157,648 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with
Section 4.05.  As of any date of determination on or
after the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-off Date coinciding with or preceding such date of determination
(or, if such date of determination is an anniversary of the Cut-off Date, the Business Day immediately preceding such date of determination) (for purposes of this definition, the "Relevant Anniversary") and (b) the greater of

          (A)  the greater of (i) 0.0006 times the
     aggregate principal balance of all the Mortgage
     Loans in the Mortgage Pool as of the Relevant
     Anniversary having a Loan-to-Value Ratio at origination which exceeds 75% and (ii) $100,000;
     and (B) the greater of (i) the product of (x) an amount equal to the largest difference in the related Monthly Payment for any Non-Primary
     Residence Loan remaining in the Mortgage Pool which had an original Loan-to-Value Ratio of 80% or greater that would result if the Net Mortgage
     Rate thereof was equal to the weighted average
     (based on the principal balance of the Mortgage
     Loans as of the Relevant Anniversary) of the Net
     Mortgage Rates of all Mortgage Loans as of the Relevant Anniversary less 1.25% per annum, (y) a number equal to the weighted average remaining term to maturity, in months, of all Non-Primary
     Residence Loans remaining in the Mortgage Pool as of the Relevant Anniversary, and (z) one plus the quotient of the number of all Non-Primary
     Residence Loans remaining in the Mortgage Pool divided by the total number of Outstanding
     Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary, and (ii) $50,000,

over (2) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Relevant Anniversary.

          The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall
(i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating
Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

          Bankruptcy Code:  The Bankruptcy Code of
1978, as amended.

          Bankruptcy Loss:  With respect to any
Mortgage Loan, a Deficient Valuation or Debt Service
Reduction; provided, however, that neither a Deficient
Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master
Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage
Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

          Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee.

          Business Day:  Any day other than (i) a
Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

          Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

          Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

          Cash Liquidation:  As to any defaulted
Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master
Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

          Certificate:  Any Class A Certificate, Class
M Certificate, Class B Certificate or Class R
Certificate.

          Certificate Account: The account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "Bankers Trust Company, as trustee, in trust for the registered holders of Residential
Funding Mortgage Securities I, Inc., Mortgage Pass-
Through Certificates, Series 1995-S1" and which must be an Eligible Account.

          Certificate Account Deposit Date:  As to any
Distribution Date, the Business Day prior thereto.

          Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified Organization nor a Non-United States
Person shall be a holder of a Class R-I or R-II
Certificate for purposes hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R-I or R-II Certificate, registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

          Certificate Owner:  With respect to a Book-
Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

          Certificate Principal Balance: With respect to each Class A Certificate (other than a Class A-8
Certificate) and Class R Certificate, on any date of determination, an amount equal to (i) the Initial
Certificate Principal Balance of such Certificate as specified on the face thereof, plus (ii) in the case of each Class A-7 Certificate, an amount equal to the aggregate Accrued Certificate Interest added to the amount of Class A-7 Component G on each Distribution
Date on or prior to the Accretion Termination Date pursuant to Section 4.02(d), minus (iii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor
Certificate) and applied to reduce the Certificate
Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate
Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05. With respect to each Class M
Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class M Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal
Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that if the Certificate
Principal Balances of the Class B Certificates have been reduced to zero, the Certificate Principal Balance of each Class M Certificate of those Class M
Certificates outstanding with the highest numerical designation at any given time shall thereafter be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate
Principal Balance of all other Classes of Certificates then outstanding. With respect to each Class B
Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class B Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal
Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that the Certificate
Principal Balance of each Class B Certificate of those
Class B Certificates outstanding with the highest numerical designation at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate
Principal Balance of all other Classes of Certificates then outstanding. The Class A-8 Certificates have no Certificate Principal Balance.

          Certificate Register and Certificate
Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

          Class: Collectively, all of the Certificates bearing the same designation.

          Class A Certificate:  Any one of the Class A-
1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-
6, Class A-7 or Class A-8 Certificates, executed by the
Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, each such Certificate (other than the Class A-7 and Class A-8 Certificates) evidencing an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions. The Class A-8
Certificates will represent the entire beneficial ownership interest in the Uncertificated REMIC II
Regular Interests.

          Class A-7 Component A:  With respect to the
Class A-7 Certificates, on any date of determination, an amount equal to (i) $14,878,000 minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to the Class A-7 Certificates and applied to reduce Class A-7 Component A pursuant to
Section 4.02(b), and (y) the aggregate of all reductions in Class A-7 Component A deemed to have occurred in connection with Realized Losses which were previously allocated to Class A-7 Component A pursuant to Section 4.05.

          Class A-7 Component B:  With respect to the
Class A-7 Certificates, on any date of determination, an amount equal to (i) $6,585,000 minus (ii) the sum of
(x) the aggregate of all amounts previously distributed with respect to the Class A-7 Certificates and applied to reduce Class A-7 Component B pursuant to Section
4.02(b), and (y) the aggregate of all reductions in Class A-7 Component B deemed to have occurred in connection with Realized Losses which were previously allocated to Class A-7 Component B pursuant to Section
4.05.

          Class A-7 Component C:  With respect to the
Class A-7 Certificates, on any date of determination, an amount equal to (i) $16,334,000 minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to the Class A-7 Certificates and applied to reduce Class A-7 Component C pursuant to
Section 4.02(b), and (y) the aggregate of all reductions in Class A-7 Component C deemed to have occurred in connection with Realized Losses which were previously allocated to Class A-7 Component C pursuant to Section 4.05.

          Class A-7 Component D:  With respect to the
Class A-7 Certificates, the Component D thereof having a notional amount as set forth in this Agreement and entitled to distributions of interest (but not principal) to the extent set forth in this Agreement.

          Class A-7 Component E:  With respect to the
Class A-7 Certificates, on any date of determination, an amount equal to (i) $918,137 minus (ii) the sum of
(x) the aggregate of all amounts previously distributed with respect to the Class A-7 Certificates and applied to reduce Class A-7 Component E pursuant to Section
4.02(b), and (y) the aggregate of all reductions in Class A-7 Component E deemed to have occurred in connection with Realized Losses which were previously allocated to Class A-7 Component E pursuant to Section
4.05.

          Class A-7 Component E Collection Shortfall:
With respect to the Final Disposition of a Discount
Mortgage Loan and any Distribution Date, the excess of the amount described in Section 4.02(b)(i)(C)(1) over the amount described in Section 4.02(b)(i)(C)(2).

          Class A-7 Component E Principal Distribution
Amount:  As defined in Section 4.02(b)(i).

          Class A-7 Component F:  With respect to the
Class A-7 Certificates, the uncertificated partial undivided beneficial ownership interest in REMIC II, which has no principal balance and which bears interest at a rate equal to 25% of the Uncertificated REMIC I
Regular Interest Z Pool Strip Rates, based on the
Uncertificated Notional Amount of the related
Uncertificated REMIC I Regular Interest Z.

          Class A-7 Component G:  With respect to the
Class A-7 Certificates, on any date of determination, an amount equal to (i) $7,031,000 plus (ii) an amount equal to the aggregate Accrued Certificate Interest added to the amount of Class A-7 Component G on each Distribution Date on or prior to the Accretion
Termination Date pursuant to Section 4.02(d), minus
(iii) the sum of (x) the aggregate of all amounts previously distributed with respect to the Class A-7
Certificates and applied to reduce Class A-7 Component
G pursuant to Section 4.02(b), and (y) the aggregate of all reductions in Class A-7 Component G deemed to have occurred in connection with Realized Losses which were previously allocated to Class A-7 Component G pursuant to Section 4.05.

          Class B Certificate:  Any one of the Class B-
1 Certificates, Class B-2 Certificates, Class B-3
Certificates or Class B-4 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit C and evidencing an interest designated as a "regular interest" in the Trust Fund for purposes of the REMIC
Provisions.

          Class B Percentage:  The Class B-1
Percentage, Class B-2 Percentage, Class B-3 Percentage and Class B-4 Percentage.

          Class B-1 Percentage:  With respect to any
Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate
Certificate Principal Balance of the Class B-1
Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal
Balance of all of the Mortgage Loans (or related REO
Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

          Class B-1 Prepayment Distribution Trigger:
With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate
Principal Balances of the Class B-1 Certificates, Class
B-2 Certificates, Class B-3 Certificates and Class B-4
Certificates immediately prior to such Distribution
Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO
Properties) immediately prior to such Distribution Date is greater than or equal to 1.25%.

          Class B-2 Percentage:  With respect to any
Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate
Certificate Principal Balance of the Class B-2
Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal
Balance of all of the Mortgage Loans (or related REO
Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

          Class B-2 Prepayment Distribution Trigger:
With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate
Principal Balances of the Class B-2 Certificates, Class
B-3 Certificates and Class B-4 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.80%.

          Class B-3 Percentage:  With respect to any
Distribution Date, a fraction expressed as a percentage, the numerator of which is the aggregate
Certificate Principal Balance of the Class B-3
Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal
Balance of all the Mortgage Loans (or related REO
Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

          Class B-3 Prepayment Distribution Trigger:
With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate
Principal Balances of the Class B-3 Certificates and
Class B-4 Certificates immediately prior to such Distribution Date divided by the aggregate Stated
Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.60%.

          Class B-4 Percentage:  With respect to any
Distribution Date, a fraction expressed as a percentage, the numerator of which is the aggregate
Certificate Principal Balance of the Class B-4
Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal
Balance of all the Mortgage Loans (or related REO
Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

          Class B-4 Prepayment Distribution Trigger:
With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the aggregate Certificate
Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.50%.

          Class M Certificate:  Any one of the Class M-
1 Certificates, Class M-2 Certificates or Class M-3
Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and evidencing an interest designated as a "regular interest" in the Trust Fund for purposes of the REMIC Provisions.

          Class M Percentage:  The Class M-1
Percentage, Class M-2 Percentage and Class M-3
Percentage.

          Class M-1 Percentage:  With respect to any
Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate
Certificate Principal Balance of the Class M-1
Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal
Balance of all of the Mortgage Loans (or related REO
Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

          Class M-2 Percentage:  With respect to any
Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate
Certificate Principal Balance of the Class M-2
Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal
Balance of all of the Mortgage Loans (or related REO
Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

          Class M-2 Prepayment Distribution Trigger:
With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate
Principal Balances of the Class M-2 Certificates, Class
M-3 Certificates, Class B-1 Certificates, Class B-2
Certificates, Class B-3 Certificates and Class B-4
Certificates immediately prior to such Distribution
Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO
Properties) immediately prior to such Distribution Date is greater than or equal to 4.00%.

          Class M-3 Percentage: With respect to any
Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate
Certificate Principal Balance of the Class M-3
Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal
Balance of all of the Mortgage Loans (or related REO
Properties) (other than the related Discount fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

          Class M-3 Prepayment Distribution Trigger:
With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate
Principal Balances of the Class M-3 Certificates, Class
B-1 Certificates, Class B-2 Certificates, Class B-3
Certificates and Class B-4 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 2.50%.

          Class R Certificate:  Any one of the Class R-
I Certificates or Class R-II Certificates.

          Class R-I Certificate:  Any one of the Class
R-I Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC I for purposes of the REMIC
Provisions.

          Class R-II Certificate:  Any one of the Class
R-II Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC II for purposes of the REMIC
Provisions.

          Closing Date:  March 30, 1995.

          Code:  The Internal Revenue Code of 1986.

          Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment
Interest Shortfalls resulting from Principal
Prepayments in Full during the related Prepayment
Period, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution
Date and (b) the sum of the Servicing Fee, all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution
Date and servicing compensation to which the Master
Servicer may be entitled pursuant to Section 3.10(a)(v) and (vi); provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to Section 7.02 except as may be required pursuant to the last sentence of such Section.

          Component:  Any of Class A-7 Component A,
Class A-7 Component B, Class A-7 Component C, Class A-7
Component D, Class A-7 Component E, Class A-7 Component
F and Class A-7 Component G.

          Cooperative: A private, cooperative housing corporation organized under the laws of, and headquartered in, the State of New York which owns or leases land and all or part of a building or buildings located in the State of New York, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

          Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

          Cooperative Lease:  With respect to a
Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related
Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

          Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security
Agreement, (ii) the related Cooperative Stock
Certificate, (iii) an assignment of the Cooperative
Lease, (iv) financing statements and (v) a stock power
(or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to
Section 2.01 and are from time to time held as part of the Trust Fund.

          Cooperative Stock:  With respect to a
Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

          Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

          Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at Four Albany
Street, New York, New York 10006, Attention:
Residential Funding Corporation Series 1995-S1.

          Credit Support Depletion Date:  The first
Distribution Date on which the Senior Percentage equals
100%.

          Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

          Custodial Account: The custodial account or accounts created and maintained pursuant to Section
3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in
Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

          Custodial Agreement: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian in substantially the form of Exhibit E hereto.

          Custodian: A custodian appointed pursuant to a Custodial Agreement.

          Cut-off Date: March 1, 1995.

          Cut-off Date Principal Balance:  As to any
Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, whether or not received.

          Debt Service Reduction:  With respect to any
Mortgage Loan, a reduction in the scheduled Monthly
Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient
Valuation or any reduction that results in a permanent forgiveness of principal.

          Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled
Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

          Definitive Certificate: Any definitive, fully registered Certificate.

          Deleted Mortgage Loan:  A Mortgage Loan
replaced or to be replaced with a Qualified Substitute
Mortgage Loan.

          Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry
Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section
8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934, as amended.

          Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

          Determination Date: With respect to any Distribution Date, the 20th day (or if such 20th day is not a Business Day, the Business Day immediately following such 20th day) of the month of the related
Distribution Date.

          Discount Fraction: With respect to each Discount Mortgage Loan, the fraction expressed as a percentage, the numerator of which is 8.50% minus the Net Mortgage Rate (or the initial Net Mortgage Rate with respect to any Discount Mortgage Loans as to which the Mortgage Rate is modified pursuant to 3.07(a)) for such Mortgage Loan and the denominator of which is 8.50%. The Discount Fraction with respect to each Discount Mortgage Loan is set forth on Exhibit Q attached hereto.

          Discount Mortgage Loan: Any Mortgage Loan having a Net Mortgage Rate (or the initial Net Mortgage
Rate) of less than 8.50% and any Mortgage Loan deemed to be a Discount Mortgage Loan pursuant to the definition of Qualified Substitute Mortgage Loan.

          Disqualified Organization: Any organization defined as a "disqualified organization" under Section
860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such
Person may cause REMIC I, REMIC II or any Person having an Ownership Interest in any Class of Certificates
(other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such
Person.  The terms "United States", "State" and
"international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

          Due Date:  With respect to any Distribution
Date, the first day of the month in which such Distribution Date occurs.

          Due Period:  With respect to any Distribution
Date, the period commencing on the second day of the month preceding the month of such Distribution Date and ending on the related Due Date.

          Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted
Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial
Account, either (A) a trust account or accounts maintained in the corporate trust department of The
First National Bank of Chicago or (B) an account or accounts maintained in the corporate asset services department of The First National Bank of Chicago, as long as its short term debt obligations are rated P-1
(or the equivalent) or better by each Rating Agency and its long term debt obligations are rated A2 (or the equivalent) or better, by each Rating Agency, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of Bankers Trust Company, or (v) an account or accounts of a depository institution acceptable to each Rating
Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating
Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

          Eligible Funds: On any Distribution Date means the portion, if any, of the Available
Distribution Amount remaining after reduction by the sum of (i) the aggregate amount of Accrued Certificate
Interest on the Class A and Class R Certificates,
(ii) the Senior Principal Distribution Amount
(determined without regard to Section 4.02(a)(ii)(Y)(D) hereof), (iii) the Class A-7 Component E Principal
Distribution Amount (determined without regard to clause 4.02(b)(i)(E)) and (iv) the aggregate amount of Accrued Certificate Interest on the Class M and Class B
Certificates.

          Event of Default:  As defined in Section
7.01.

          Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable
Bankruptcy Amount.

          Excess Fraud Loss:  Any Fraud Loss, or
portion thereof, which exceeds the then applicable
Fraud Loss Amount.

          Excess Special Hazard Loss:  Any Special
Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

          Excess Subordinate Principal Amount: With respect to any Distribution Date on which the Certificate Principal Balance of the most subordinate class or classes of Certificates (as established in Section 4.05 hereof) then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the amount, if any, by which (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date is greater than (ii) the excess, if any, of the Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution
Date over the aggregate amount of Realized Losses to be allocated to such classes of Certificates on such Distribution Date.

          Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

          (a)  losses that are of the type that would
     be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

          (b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term
     "Special Hazard Loss";

          (c)  hostile or warlike action in time of
     peace or war, including action in hindering, combatting or defending against an actual, impending or expected attack:

               1.   by any government or sovereign
          power, de jure or de facto, or by any
          authority maintaining or using military, naval or air forces; or

               2.   by military, naval or air forces;
          or

               3.   by an agent of any such government,
          power, authority or forces;

          (d)  any weapon of war employing atomic
     fission or radioactive force whether in time of peace or war; or

          (e)  insurrection, rebellion, revolution,
     civil war, usurped power or action taken by governmental authority in hindering, combatting or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

          Extraordinary Losses: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

          FDIC: Federal Deposit Insurance Corporation or any successor thereto.

          FHLMC:  Federal Home Loan Mortgage
Corporation, a corporate instrumentality of the United
States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

          Final Distribution Date:  The Distribution
Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01 which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.03.

          Fitch: Fitch Investors Service, L.P. or its successor in interest.

          FNMA: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National
Mortgage Association Charter Act, or any successor thereto.

          Foreclosure Profits:  As to any Distribution
Date or related Determination Date and any Mortgage
Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO
Property (determined, in the case of an REO
Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

          Fraud Loss Amount:  As of any date of
determination after the Cut-off Date, an amount equal to: (Y) prior to the first anniversary of the Cut-off
Date an amount equal to 2.00% of the aggregate outstanding principal balance of all of the Mortgage
Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with
Section 4.05 since the Cut-off Date up to such date of determination and (Z) from the first to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

          The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall
(i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating
Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

          Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

          Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master
Servicer or the Trustee or in an Affiliate thereof, and
(iii) is not connected with the Company, the Master
Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

          Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate
Principal Balance of such Class of Certificates as of the Cut-off Date as set forth in the Preliminary
Statement hereto.

          Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance
Policy or any other related insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

          Insurer:  Any named insurer under any Primary
Insurance Policy or any successor thereto or the named insurer in any replacement policy.

          Late Collections:  With respect to any
Mortgage Loan, all amounts received during any Due
Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous
Due Period and not previously recovered.

          Liquidation Proceeds:  Amounts (other than
Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged
Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

          Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related
Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

          Maturity Date: The latest possible maturity date, solely for purposes of Section 1.860G-
1(a)(4)(iii) of the Treasury regulations, by which the Certificate Principal Balance of each Class of
Certificates representing a regular interest in REMIC
II and the Uncertificated Principal Balance of each Uncertificated REMIC I Regular Interest (other than each Uncertificated REMIC I Regular Interest Z) would be reduced to zero, which is March 25, 2025, the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan. The
Maturity Date for each Uncertificated REMIC I Regular
Interest Z and Uncertificated REMIC II Regular Interest is the maturity date for the related Mortgage Loan.

          Monthly Payment:  With respect to any
Mortgage Loan (including any REO Property) and any Due
Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

          Moody's: Moody's Investors Service, Inc., or its successor in interest.

          Mortgage: With respect to each Mortgage Note related to a Mortgage Loan which is not a Cooperative
Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

          Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage
Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

          Mortgage Loan Schedule:  The list of the
Mortgage Loans attached hereto as Exhibit F (as amended from time to time to reflect the addition of Qualified
Substitute Mortgage Loans), which list shall set forth at a minimum the following information as to each Mortgage Loan:

       (i)     the Mortgage Loan identifying number
     ("RFC LOAN #");

      (ii)     the street address of the Mortgaged
               Property including state and zip code
               ("ADDRESS");

     (iii)     the maturity of the Mortgage Note
     ("MATURITY DATE");

      (iv)     the Mortgage Rate ("ORIG RATE");

       (v)     the Subservicer pass-through rate ("CURR
               NET");

      (vi)     the Net Mortgage Rate ("NET MTG RT");

     (vii)     the Pool Strip Rate ("STRIP");

    (viii) the initial scheduled monthly payment of principal, if any, and interest
               ("ORIGINAL P & I");

      (ix)     the Cut-off Date Principal Balance
     ("PRINCIPAL BAL");

       (x)     the Loan-to-Value Ratio at origination
     ("LTV");

      (xi)     the rate at which the Subservicing Fee
     accrues ("SUBSERV FEE") and at which the Servicing
     Fee accrues ("MSTR SERV FEE");

     (xii)     a code "T," "BT" or "CT" under the
               column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence; and

    (xiii) a code "N" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a non-owner occupied residence.

Such schedule may consist of multiple reports that collectively set forth all of the information requested.

          Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to
Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial
Mortgage Loan Schedule, and Qualified Substitute
Mortgage Loans held or deemed held as part of the Trust
Fund including, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note,
Security Agreement, Assignment of Proprietary Lease,
Cooperative Stock Certificate, Cooperative Lease and
Mortgage File and all rights appertaining thereto, and
(ii) with respect to each Mortgage Loan other than a Cooperative Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

          Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

          Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto.

          Mortgaged Property: The underlying real property securing a Mortgage Loan.

          Mortgagor:  The obligor on a Mortgage Note.

          Net Mortgage Rate: As to each Mortgage Loan, a per annum rate of interest equal to the Adjusted
Mortgage Rate less the per annum rate at which the Servicing Fee is calculated.

          Non-Discount Mortgage Loan: A Mortgage Loan that is not a Discount Mortgage Loan.

          Non-Primary Residence Loans:  The Mortgage
Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

          Non-United States Person: Any Person other than a United States Person.

          Nonrecoverable Advance:  Any Advance
previously made or proposed to be made by the Master
Servicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late
Collections, Insurance Proceeds, Liquidation Proceeds,
REO Proceeds or amounts reimbursable to the Master
Servicer pursuant to Section 4.02(a) hereof.

          Nonsubserviced Mortgage Loan:  Any Mortgage
Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

          Notional Amount:  As of any Distribution
Date, with respect to Class A-7 Component D, an amount equal to the sum of (a) 9/170th of the aggregate
Certificate Principal Balance of the Class A-1 and
Class A-2 Certificates immediately prior to such date and (b) 1/34th of the aggregate Certificate Principal
Balance of the Class A-3 Certificates immediately prior to such date; with respect to Class A-7 Component F, an amount equal to twenty-five percent (25%) of the aggregate Certificate Principal Balance of all Classes of Certificates immediately prior to such date; and with respect to the Class A-8 Certificates, an amount equal to seventy-five percent (75%) of the aggregate
Certificate Principal Balance of all Classes of
Certificates immediately prior to such date.

          Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice
President or Assistant Vice President, and by the Treasurer, the Secretary, or one of the Assistant
Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

          Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master
Servicer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel
(i) referred to in the definition of "Permitted
Transferee" or (ii) relating to the qualification of the Trust Fund as a REMIC or compliance with the REMIC
Provisions must, unless otherwise specified, be an opinion of Independent counsel.

          Original Senior Percentage: 93.45%, which is the fraction, expressed as a percentage, the numerator of which is the aggregate Initial Certificate Principal
Balance of the Class A Certificates (excluding the amount of Class A-7 Component E) and Class R
Certificates and the denominator of which is the aggregate Stated Principal Balance of the Mortgage
Loans (other than the related Discount Fraction of the Discount Mortgage Loans).

          Outstanding Mortgage Loan:  As to any Due
Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due
Date pursuant to Section 2.02, 2.03 or 2.04.

          Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          PAC Certificate:  Any one of the PAC I
Certificates or PAC II Certificates.

          PAC I Certificate:  Any one of the Class A-1,
Class A-2 or Class A-3 Certificates.

          PAC I Component: Class A-7 Component A.

          PAC I Principal Amount:  As defined in
Section 4.02(b)(iii).

          PAC II Certificate:  Any Class A-4
Certificate.

          PAC II Component: Class A-7 Component B.

          PAC II Principal Amount:  As defined in
Section 4.02(b)(iv).

          Pass-Through Rate:  With respect to the Class
A Certificates (other than the Class A-7 Certificates and Class A-8 Certificates), Class M Certificates,
Class B Certificates and Class R Certificates and any
Distribution Date, the per annum rate set forth in the Preliminary Statement hereto. With respect to the Class A-8 Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage
Loans in the Trust Fund as of the Due Date in the month immediately preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of such Mortgage
Loans, which Stated Principal Balances shall be the Stated Principal Balances of such Mortgage Loans at the close of business on the immediately preceding
Distribution Date after giving effect to the distributions thereon allocable to principal (or, in the case of the Pass-Through Rate for the initial
Distribution Date, at the close of business on the Cut-off Date). With respect to the Class A-8 Certificates and the initial Distribution Date, the Pass-Through
Rate is equal to 0.5467% per annum.

          Paying Agent: Bankers Trust Company or any successor Paying Agent appointed by the Trustee.

          Percentage Interest: With respect to any Certificate (other than a Class A-8, Class R-I or Class
R-II Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof divided by the aggregate Initial Certificate
Principal Balance of all of the Certificates of the same Class. With respect to a Class A-8, Class R-I or
Class R-II Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

          Permitted Investments: One or more of the following:

       (i)     obligations of or guaranteed as to
     principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

      (ii)     repurchase agreements on obligations
     specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

     (iii)     federal funds, certificates of deposit,
     demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S.
     depository institution or trust company
     incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company;
     provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard &
     Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the
     Rating Agency;

      (iv)     commercial paper (having original
     maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating
     Agency in its highest short-term rating available;
     provided that such commercial paper shall have a remaining maturity of not more than 30 days;

       (v)     a money market fund or a qualified
     investment fund rated by each Rating Agency in its highest long-term rating available; and

      (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted
     Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating
     Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch in the case of Fitch.

          Permitted Transferee:  Any Transferee of a
Class R Certificate, other than a Disqualified
Organization or Non-United States Person.

          Person:  Any individual, corporation,
partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          Planned Principal Balance: With respect to each Class of PAC Certificates, the PAC I Component and the PAC II Component and each Distribution Date, the amount set forth for such Class or such Component on such Distribution Date on Exhibit P hereto.

          Pool Stated Principal Balance: As to any date of determination, the aggregate of the Stated
Principal Balances of each Mortgage Loan that was an Outstanding Mortgage Loan on the Due Date in the month preceding the month of such date of determination.

          Pool Strip Rate:  With respect to each
Mortgage Loan, the rate per annum designated on the Mortgage Loan Schedule as the "STRIP" for such Mortgage
Loan.  For purposes of the definition of Qualified
Substitute Mortgage Loan, Pool Strip Rate is the excess of the Net Mortgage Rate over 8.50% per annum.

          Prepayment Assumption:  A prepayment
assumption of 225% of the standard prepayment assumption, used for determining the accrual of original issue discount and market discount and premium on the Certificates for federal income tax purposes.
The standard prepayment assumption assumes a constant rate of prepayment of mortgage loans of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans, increasing by an additional 0.2% per annum in each succeeding month until the thirtieth month, and a constant 6% per annum rate of prepayment thereafter for the life of the mortgage loans.

          Prepayment Distribution Percentage:   With
respect to any Distribution Date and each Class of Class M Certificates and Class B Certificates, under the applicable circumstances set forth below, the respective percentages set forth below:

          (i)       For any Distribution Date on which
     any Class of Class M or Class B Certificates are outstanding after the Distribution Date in April
     2000:

                    (a)  in the case of the Class of
               Class M Certificates then outstanding
               with the lowest numerical designation,
               or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation and each other Class of Class M
               Certificates and Class B Certificates
               for which the related Prepayment
               Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such
               Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of (1) the Class of Class M Certificates then outstanding with the lowest numerical designation, or in the event the Class M
               Certificates are no longer outstanding,
               the Class of Class B Certificates then
               outstanding with the lowest numerical
               designation and (2) all other Classes of Class M Certificates and Class B
               Certificates for which the respective
               Prepayment Distribution Triggers have
               been satisfied; and

                    (b)  in the case of each other
               Class of Class M Certificates and Class
               B Certificates for which the Prepayment
               Distribution Triggers have not been
               satisfied, 0%; and

          (ii) Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section 4.02
     (determined without regard to the proviso to the definition of "Subordinate Principal Distribution
     Amount") would result in a distribution in respect of principal of any Class or Classes of Class M
     Certificates and Class B Certificates in an amount greater than the remaining Certificate Principal
     Balance thereof (any such class, a "Maturing
     Class"), then: (a) the Prepayment Distribution
     Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal
     Balance of such Class to zero; (b) the Prepayment
     Distribution Percentage of each other Class of Class M Certificates and Class B Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate
     Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage"); (c) the total amount of the reductions in the Prepayment
     Distribution Percentages of the Maturing Class or
     Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective Recalculated
     Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Prepayment
     Distribution Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Prepayment
     Distribution Percentage thereof, calculated in accordance with the provisions in paragraph (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

          Prepayment Distribution Trigger:  The Class
M-2 Prepayment Distribution Trigger, Class M-3
Prepayment Distribution Trigger, Class B-1 Prepayment
Distribution Trigger, Class B-2 Prepayment Distribution
Trigger, Class B-3 Prepayment Distribution Trigger or
Class B-4 Prepayment Distribution Trigger.

          Prepayment Interest Shortfall:  As to any
Distribution Date and any Mortgage Loan (other than a
Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net
Mortgage Rate) paid by the Mortgagor for such Prepayment Period to the date of such Principal
Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate on the amount of such Curtailment.

          Prepayment Period:  As to any Distribution
Date, the calendar month preceding the month of distribution.

          Primary Insurance Policy:  Each primary
policy of mortgage guaranty insurance or any replacement policy therefor referred to in Section
2.03(b)(iv) and (v).

          Principal Only Component:  Class A-7
Component E.

          Principal Prepayment:  Any payment of
principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation
Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

          Principal Prepayment in Full:  Any Principal
Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

          Program Guide:  Collectively, the Seller
Guide and the Servicer Guide for Residential Funding's mortgage loan purchase and conduit servicing program and all supplements and amendments thereto published by Residential Funding from time to time.

          Purchase Price:  With respect to any Mortgage
Loan (or REO Property) required to be purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated
Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or at the Net Mortgage Rate in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the first day of the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

          Qualified Substitute Mortgage Loan:  A
Mortgage Loan substituted by Residential Funding or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers'
Certificate delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage
Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal
Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding in the Custodial Account in the month of substitution); (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted
Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted
Mortgage Loan; (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and
Section 4 of the Assignment Agreement; and (vi) have a Pool Strip Rate equal to or greater than that of the Deleted Mortgage Loan. Notwithstanding any other provisions herein, (x) with respect to any Qualified
Substitute Mortgage Loan substituted for a Deleted
Mortgage Loan which was a Discount Mortgage Loan, such
Qualified Substitute Mortgage Loan shall be deemed to be a Discount Mortgage Loan and to have a Discount
Fraction equal to the Discount Fraction of the Deleted
Mortgage Loan and (y) in the event that the "Pool Strip
Rate" of any Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip
Rate" is greater than the Pool Strip Rate of the related Deleted Mortgage Loan (i) the Pool Strip Rate of such Qualified Substitute Mortgage Loan shall be equal to the Pool Strip Rate of the related Deleted
Mortgage Loan for purposes of calculating the Pass-
Through Rate on the Class A-8 Certificates and Accrued
Certificate Interest on Class A-7 Component F and (ii) the excess of the Pool Strip Rate on such Qualified
Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" over the Pool Strip
Rate on the related Deleted Mortgage Loan shall be payable to the Class R-I Certificates pursuant to
Section 4.02 hereof.

          Rating Agency: Fitch and Standard & Poor's, with respect to the Class A Certificates and Class R
Certificates, Fitch, with respect to the Class M, Class
B-1 and Class B-2 Certificates and Standard & Poor's with respect to the Class B-3 Certificates. If either agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer.

          Realized Loss:  With respect to each Mortgage
Loan (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest
(and REO Imputed Interest, if any) at the Net Mortgage
Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which the Cash Liquidation (or REO
Disposition) occurred on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO
Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage
Loan which has become the object of a Debt Service
Reduction, the amount of such Debt Service Reduction.

          Record Date:  With respect to each
Distribution Date, the close of business on the last
Business Day of the month next preceding the month in which the related Distribution Date occurs.

          Regular Certificate: Any of the Certificates other than a Class R-I Certificate or Class R-II
Certificate.

          REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

          REMIC I: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

       (i)     the Mortgage Loans and the related
               Mortgage Files,

      (ii)     all payments on and collections in
               respect of the Mortgage Loans due after
               the Cut-off Date as shall be on deposit
               in the Custodial Account or in the
               Certificate Account and identified as
               belonging to the Trust Fund,

     (iii)     property which secured a Mortgage Loan
               and which has been acquired for the
               benefit of the Certificateholders by
               foreclosure or deed in lieu of
               foreclosure, and

      (iv)     the hazard insurance policies and
               Primary Insurance Policies, if any, and
               certain proceeds thereof.

          REMIC I Certificates:  The Class R-I
Certificates.

          REMIC II: The segregated pool of assets consisting of the Uncertificated REMIC I Regular
Interests conveyed in trust to the Trustee for the benefit of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7,
Class A-8, Class M-1, Class M-2, Class M-3, Class B-1,
Class B-2, Class B-3, Class B-4 and Class R-II
Certificates pursuant to Section 2.06, with respect to which a separate REMIC election is to be made.

          REMIC II Certificates:  Any of the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-5, Class A-6,
Class A-7, Class A-8, Class M-1, Class M-2, Class M-3,
Class B-1, Class B-2, Class B-3, Class B-4 and Class R-
II Certificates.

          REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

          REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

          REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds,
REO Proceeds and other payments and recoveries
(including proceeds of a final sale) which the Master
Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

          REO Imputed Interest:  As to any REO
Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

          REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

          REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted
Mortgage Loan.

          Request for Release: A request for release, the forms of which are attached as Exhibit H hereto.

          Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related
Subservicing Agreement in respect of such Mortgage
Loan.

          Residential Funding:  Residential Funding
Corporation, a Delaware corporation, in its capacity as seller of the Mortgage Loans to the Company and any successor thereto.

          Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust
Department of the Trustee, including any Senior Vice
President, any Vice President, any Assistant Vice
President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

          Schedule of Discount Fractions: The schedule setting forth the Discount Fractions with respect to the Discount Mortgage Loans, attached hereto as Exhibit
Q.

          Security Agreement:  With respect to a
Cooperative Loan, the agreement creating a security interest in favor of the originator in the related
Cooperative Stock.

          Seller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's
Agreement applicable to such Mortgage Loan.

          Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the Seller Contract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Company, each containing representations and warranties in respect of one or more Mortgage Loans.

          Senior Accelerated Distribution Percentage:
With respect to any Distribution Date, the percentage indicated below:



Distribution Date                  Senior Accelerated
Distribution Percentage

April 1995 through
March 2000

100%

April 2000 through
March 2001

Senior Percentage, plus 70%
of the difference between 100% and the Senior
Percentage

April 2001 through
March 2002

Senior Percentage, plus 60%
of the difference between 100% and the Senior
Percentage

April 2002 through
March 2003

Senior Percentage, plus 40%
of the difference between 100% and the Senior
Percentage

April 2003 through
March 2004

Senior Percentage, plus 20%
of the difference between 100% and the Senior
Percentage

April 2004 and
thereafter

Senior Percentage


provided, however, (i) that any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not occur as of any Distribution
Date unless either (a)(1) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and (2) Realized Losses on the Mortgage
Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year
(or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% and 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates or
(b)(1) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and (2) Realized Losses on the Mortgage Loans to date for any Distribution Date are less than 10% of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates and (ii) that for any Distribution Date on which the Senior
Percentage is greater than the Original Senior
Percentage, the Senior Accelerated Distribution
Percentage for such Distribution Date shall be 100%.
Notwithstanding the foregoing, upon the reduction of the aggregate Certificate Principal Balance of the Class A Certificates (other than the amount of the amount of Class A-7 Component E) and Class R
Certificates to zero, the Senior Accelerated
Distribution Percentage shall thereafter be 0%.

          Senior Percentage:  As of any Distribution
Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate
Certificate Principal Balance of the Class A
Certificates (other than the amount of Class A-7
Component E) and Class R Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage
Loan) immediately prior to such Distribution Date.

          Senior Principal Distribution Amount: As to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i) and (ii) (X) and (b) the sum of the amounts required to be distributed to the Class A Certificateholders and Class R
Certificateholders on such Distribution Date pursuant to Section 4.02(a)(ii), (xviii) and (xix).

          Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

          Servicing Advances:  All customary,
reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master
Servicer in the performance of its servicing obligations, including, but not limited to, the cost of
(i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.12(a) and 3.14.

          Servicing Fee:  With respect to any Mortgage
Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE" for such Mortgage Loan, as may be adjusted with respect to successor Master Servicers as provided in Section
7.02.

          Servicing Officer:  Any officer of the Master
Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

          Special Hazard Amount:  As of any
Distribution Date, an amount equal to $1,932,805 minus the sum of (i) the aggregate amount of Special Hazard
Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 and
(ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding
Distribution Date) of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary and (B) an amount calculated by the Master Servicer and approved by each Rating Agency, which amount shall not be less than $500,000.

          The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall
(i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating
Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

          Special Hazard Loss: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property suffered by such Mortgaged Property on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

          Standard & Poor's:  Standard & Poor's Ratings
Group, a division of McGraw-Hill, Inc., or its successor in interest.

          Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the
Mortgage Loan, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due
Period ending prior to the most recent Distribution
Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO
Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section
3.14 with respect to such Mortgage Loan or REO
Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and
(c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution
Date.

          Subordinate Principal Distribution Amount:
With respect to any Distribution Date and each Class of Class M Certificates and Class B Certificates, (a) the sum of (i) the product of (x) the related Class M
Percentage or Class B Percentage for such Class and (y) the aggregate of the amounts calculated for such Distribution Date under clauses (1), (2) and (3) of
Section 4.02(a)(ii)(Y)(A); (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Class M Certificates and Class B
Certificates then outstanding, of the principal collections described in Section 4.02(a)(ii)(Y)(B)(b) to the extent such collections are not otherwise distributed to the Senior Certificates; (iii) the product of (x) the related Prepayment Distribution
Percentage, (y) 100% minus the Senior Accelerated
Distribution Percentage and (z) the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period (other than the related Discount Fraction of such Principal Payments in Full and Curtailments with respect to a Discount
Mortgage Loans); (iv) if such Class is the most senior
Class of Certificates then outstanding (as established in Section 4.05 hereof), any Excess Subordinate
Principal Amount for such Distribution Date; and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a subordinate Class of Class M or Class B
Certificates minus (b) any Excess Subordinate Principal
Amount not payable to such Class on such Distribution
Date pursuant to the definition thereof; provided, however, that such amount shall in no event exceed the outstanding Certificate Principal Balance of such Class of Certificates immediately prior to such date.

          Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

          Subservicer:  Any Person with whom the Master
Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

          Subservicer Advance:  Any delinquent
installment of principal and interest on a Mortgage
Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing
Agreement.

          Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

          Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain
Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Company.

          Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues at an annual rate equal to the excess of the Mortgage Rate borne by the related
Mortgage Note over the rate per annum designated on the Mortgage Loan Schedule as the "CURR NET" for such
Mortgage Loan.

          TAC Principal Amount: As defined in Section
4.02(b)(v).

          TAC Principal Component: Class A-7 Component
C.

          Targeted Principal Balances: With respect to the TAC Principal Component and each Distribution Date, the amount set forth for such TAC Principal Component on such Distribution Date on Exhibit P hereto.

          Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate
Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or
Net Loss Allocation, or any successor forms, to be filed on behalf of REMIC I and REMIC II due to their classification as REMICs under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue
Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

          Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

          Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

          Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

          Trust Fund:  REMIC I and REMIC II.

          Uncertificated Accrued Interest:  With
respect to each Distribution Date, (i) as to Uncertificated REMIC I Regular Interest V, an amount equal to the aggregate amount of Accrued Certificate
Interest that would result under the terms of the definition thereof on the Class A-1 and Class A-2
Certificates if the Pass-Through Rate on such Classes were equal to the Uncertificated Pass-Through Rate on Uncertificated REMIC I Regular Interest V, (ii) as to
Uncertificated REMIC I Regular Interest W, an amount equal to the aggregate amount of Accrued Certificate
Interest that would result under the terms of the definition thereof on the Class A-3 Certificates, if the Pass-Through Rate on such Class were equal to the Uncertificated Pass-Through Rate on Uncertificated
REMIC I Regular Interest W, (iii) as to Uncertificated
REMIC I Regular Interest X, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on Class A-7 Component E, if the Pass-Through Rate on such Component were equal to the Uncertificated Pass-
Through Rate on Uncertificated REMIC I Regular Interest
X, (iv) as to Uncertificated REMIC I Regular Interest
Y, an amount equal to the aggregate amount of Accrued
Certificate Interest that would result under the terms of the definition thereof on the Class A-4, Class A-5, Class A-6, Class M-1, Class M-2, Class M-3, Class B-1,
Class B-2, Class B-3, Class B-4 and Class R-II
Certificates and the Class A-7 Component A, Class A-7
Component B, Class A-7 Component C and Class A-7
Component G, if the Pass-Through Rates (or, in the case of Components, the rate at which interest accrues thereon) on such Classes or Components were equal to the Uncertificated Pass-Through Rate on Uncertificated
REMIC I Regular Interest Y, and (v) as to each
Uncertificated REMIC I Regular Interest Z, an amount equal to one month's interest accrued at the related
Uncertificated Pass-Through Rate on the related
Uncertificated Notional Amount; provided, that any reduction in the amount of Accrued Certificate Interest resulting from the allocation of Prepayment Interest
Shortfalls, Realized Losses or other amounts to the Class A-8 Certificateholders or Class A-7
Certificateholders, to the extent of Class A-7
Component F, pursuant to Section 4.05 hereof shall be allocated to the Uncertificated REMIC I Regular
Interests Z pro rata in accordance with the amount of interest accrued with respect to each related
Uncertificated Notional Amount and such Distribution
Date.

          Uncertificated Notional Amount: With respect to each Uncertificated REMIC I Regular Interest Z, the aggregate Stated Principal Balance of the related
Mortgage Loan.

          Uncertificated Pass-Through Rate:  With
respect to each of the Uncertificated REMIC I Regular
Interests V, W, X and Y, 8.50%, 8.50%, 0.00% and 8.50%,
respectively.  With respect to each Uncertificated
REMIC I Regular Interest Z, the related Uncertificated
REMIC I Regular Interest Z Pool Strip Rate.

          Uncertificated Principal Balance:  With
respect to each Uncertificated REMIC I Regular Interest on any date of determination, an amount equal to $45,279,800.00 with respect to Uncertificated REMIC I
Regular Interest V, an amount equal to $8,732,000.00 with respect to Uncertificated REMIC I Regular Interest
W, $918,137 with respect to Uncertificated REMIC I
Regular Interest X, $69,136,522.16 with respect to
Uncertificated REMIC I Regular Interest Y and $0.00 with respect to each Uncertificated REMIC I Regular
Interest Z, minus (ii) the sum of (x) the aggregate of all amounts previously deemed distributed with respect to such interest and applied to reduce the Uncertificated Principal Balance thereof pursuant to
Section 4.08(a)(ii) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses that were previously deemed allocated to the Uncertificated
Principal Balance of such Uncertificated REMIC I
Regular Interest pursuant to Section 4.08(d).

          Uncertificated REMIC I Regular Interest V:
An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and REO Property from time to time multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class A-
1 and Class A-2 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 8.50% per annum.

          Uncertificated REMIC I Regular Interest W:
An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and REO Property from time to time multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class A-
3 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 8.50% per annum.

          Uncertificated REMIC I Regular Interest X:
An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and REO Property from time to time multiplied by a fraction, the numerator of which is the amount of Class A-7 Component E and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 0.00% per annum.

          Uncertificated REMIC I Regular Interest Y:
An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and REO Property from time to time multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class A-
4, Class A-5, Class A-6, Class M-1, Class M-2, Class M-
3, Class B-1, Class B-2, Class B-3, Class B-4 and Class
R-II Certificates and the sum of the amounts of Class
A-7 Component A, Class A-7 Component B, Class A-7
Component C and Class A-7 Component G Certificates and the denominator of which is the aggregate Certificate
Principal Balance of all of the Certificates, and which bears interest at a rate equal to 8.50% per annum.

          Uncertificated REMIC I Regular Interests Z:
The 420 uncertificated partial undivided beneficial ownership interests in REMIC I, each relating to a particular Mortgage Loan, each having no principal balance, and each bearing interest at the respective
Uncertificated Pass-Through Rate on the respective
Uncertificated Notional Amount.

          Uncertificated REMIC I Regular Interest Z
Pool Strip Rate:  With respect to each Uncertificated
REMIC I Regular Interest Z, the Pool Strip Rate for the related Mortgage Loan.

          Uncertificated REMIC I Regular Interests:
Uncertificated REMIC I Regular Interest V,
Uncertificated REMIC I Regular Interest W,
Uncertificated REMIC I Regular Interest X,
Uncertificated REMIC I Regular Interest Y and
Uncertificated REMIC I Regular Interests Z.

          Uncertificated REMIC I Regular Interest V
Distribution Amount:  With respect to any Distribution
Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest V for such Distribution Date pursuant to Section 4.08(a).

          Uncertificated REMIC I Regular Interest W
Distribution Amount:  With respect to any Distribution
Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest W for such Distribution Date pursuant to Section 4.08(a).

          Uncertificated REMIC I Regular Interest X
Distribution Amount:  With respect to any Distribution
Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest X for such Distribution Date pursuant to Section 4.08(a).

          Uncertificated REMIC I Regular Interest Y
Distribution Amount:  With respect to any Distribution
Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest Y for such Distribution Date pursuant to Section 4.08(a).

          Uncertificated REMIC I Regular Interests Z
Distribution Amounts:  With respect to any Distribution
Date, the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interests Z for such
Distribution Date pursuant to Section 4.08(a).

          Uncertificated REMIC I Regular Interest
Distribution Amounts:  The Uncertificated REMIC I
Regular Interest V Distribution Amount, Uncertificated
REMIC I Regular Interest W Distribution Amount,
Uncertificated REMIC I Regular Interest X Distribution
Amount, Uncertificated REMIC I Regular Interest Y
Distribution Amount and Uncertificated REMIC I Regular
Interests Z Distribution Amounts.

          Uncertificated REMIC II Regular Interests:
The 420 uncertificated partial undivided beneficial ownership interests in REMIC II, each of which has no principal balance and which bears interest at a rate equal to 75% of the related Uncertificated REMIC I
Regular Interest Z Pool Strip Rate, based on the
Uncertificated Notional Amount of the related
Uncertificated REMIC I Regular Interest Z.

          Uncertificated REMIC II Regular Interests
Distribution Amounts:  With respect to any Distribution
Date, the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interests Z for such
Distribution Date pursuant to Section 4.08(a).

          Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

          United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

          Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. 98.0% of all of the Voting Rights shall be allocated among Holders of Certificates, respectively, other than the Class A-8, Class R-I and Class R-II Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; and the Holders of the Class
A-8, Class R-I and Class R-II Certificates shall be entitled to 1.0%, 0.5%, and 0.5% of all of the Voting
Rights, respectively, allocated among the Certificates of each such Class in accordance with their respective
Percentage Interests.
                      ARTICLE II

             CONVEYANCE OF MORTGAGE LOANS;
           ORIGINAL ISSUANCE OF CERTIFICATES

          Section 2.01.  Conveyance of Mortgage Loans.

          (a)  The Company, concurrently with the
execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off
Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date).

          (b)  In connection with such assignment,
except as set forth in Section 2.01(c) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) (I) with respect to each Mortgage Loan so assigned (other than a Cooperative Loan):

          (i)  The original Mortgage Note, endorsed
     without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed
     Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

          (ii) The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

          (iii)     An original Assignment of the
     Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

          (iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded;
     and

          (v)  The original of each modification,
     assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded.

          and (II) with respect to each Cooperative
Loan so assigned:

               (i)  The original Mortgage Note,
endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage
Note, an original lost note affidavit from the related
Seller or Residential Funding stating that the original
Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

               (ii)  A counterpart of the Cooperative
Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

               (iii)  The related Cooperative Stock
Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

               (iv)  The original recognition agreement
by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

               (v)  The Security Agreement;

               (vi)  Copies of the original UCC-1
financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary
Lease;

               (vii)  Copies of the filed UCC-3
assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

               (viii)  An executed assignment of the
interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

               (ix)  The original of each modification,
assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

               (x)  An executed UCC-1 financing
statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

          (c)  The Company may, in lieu of delivering
the documents set forth in Section 2.01(b)(I)(iv) and
(v) and Section (b)(II)(ii), (iv), (vii), (ix) and (x) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master
Servicer shall hold such documents in trust for the use and benefit of all present and future
Certificateholders until such time as is set forth below. Within ten Business Days following the earlier of (i) the receipt of the original of each of the documents or instruments set forth in Section
2.01(b)(I)(iv) and (v) and Section (b)(II)(ii), (iv),
(vii), (ix) and (x) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

          On the Closing Date, the Master Servicer shall certify that it has in its possession an original or copy of each of the documents referred to in Section
2.01(b)(I)(iv) and (v) and Section (b)(II)(ii), (iv),
(vii), (ix) and (x) which has been delivered to it by the Company. Every six months after the Closing Date, for so long as the Master Servicer is holding documents pursuant to this Section 2.01(c), the Master Servicer shall deliver to (i) Moody's if it is one of the Rating
Agencies, (ii) the Trustee and (iii) each Custodian a report setting forth the status of the documents which it is holding.

          (d) In the event that in connection with any Mortgage Loan the Company cannot deliver the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof certified by the public recording office) with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, the Company shall deliver or cause to be delivered to the Trustee or the respective
Custodian a true and correct photocopy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

          The Company shall promptly cause to be
recorded in the appropriate public office for real property records the Assignment referred to in clause
(I)(iii) of Section 2.01(b), except in states where, in the opinion of counsel acceptable to the Trustee and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan and shall promptly cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and
(x), respectively, of Section 2.01(b).  If any
Assignment, Form UCC-3 or Form UCC-1, as applicable, is lost or returned unrecorded to the Company because of any defect therein, the Company shall prepare a substitute Assignment, Form UCC-3 or Form UCC-1, as applicable, or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Company shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or assignment or Form UCC-3 or Form UCC-1, as applicable, (or copy thereof certified by the public recording office) with evidence of recording indicated thereon upon receipt thereof from the public recording office or from the related Subservicer. In connection with its servicing of Cooperative Loans, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related
Cooperative Apartment is located outside of the State of New York.

          Any of the items set forth in Sections
2.01(b)(I)(iv) and (v) and (II)(vi) and (vii) and that may be delivered as a copy rather than the original may be delivered in microfiche form.

          (e)  It is intended that the conveyances by
the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 and the Uncertificated REMIC I Regular Interests as provided for in Section 2.06 be construed as a sale by the Company to the Trustee of the Mortgage Loans and the Uncertificated REMIC I Regular Interests for the benefit of the Certificateholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans and the Uncertificated
REMIC I Regular Interests by the Company to the Trustee to secure a debt or other obligation of the Company.
However, in the event that the Mortgage Loans and the Uncertificated REMIC I Regular Interests are held to be property of the Company or of Residential Funding, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and the Uncertificated REMIC I Regular Interests, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial
Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Sections 2.01 and 2.06 shall be deemed to be (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including (i) with respect to each Cooperative Loan, the related Mortgage Note, Security
Agreement, Assignment of Proprietary Lease, Cooperative
Stock Certificate, Cooperative Lease, any insurance policies and all other documents in the related
Mortgage File and (ii) with respect to each Mortgage
Loan other than a Cooperative Loan, the related
Mortgage Note, the Mortgage, any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof, (C) the Uncertificated REMIC I Regular Interests and (D) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate
Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and
(2) an assignment by the Company to the Trustee of any security interest in any and all of Residential
Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B), (C) and (D) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-
305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

          The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, the Uncertificated
REMIC I Regular Interests, the Uncertificated REMIC II
Regular Interests, and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans, the Uncertificated REMIC I Regular Interests and the
Uncertificated REMIC II Regular Interests as evidenced by an Officer's Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Company, (3) any transfer of any interest of Residential Funding or the Company in any Mortgage Loan, or (4) any transfer of any interest of Residential Funding or the Company in any Uncertificated REMIC I Regular Interest or
Uncertificated REMIC II Regular Interest.

          Section 2.02.  Acceptance by Trustee.

          The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial
Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section
2.01(b)(i) through (iii) above (except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank and an Assignment of Mortgage may be in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage
Files delivered to it, or a Custodian as its agent, in trust for the use and benefit of all present and future
Certificateholders.  The Trustee or Custodian (such
Custodian being so obligated under a Custodial
Agreement) agrees, for the benefit of
Certificateholders, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt
(or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section
2.01(c) above.  The Trustee or Custodian (such
Custodian being so obligated under a Custodial
Agreement) agrees to review each Mortgage File delivered to it pursuant to Section 2.01(c) within 45 days after receipt thereof to ascertain that all documents required to be delivered pursuant to such Section have been received, and that such documents relate to the Mortgage Loans identified on the Mortgage
Loan Schedule, as supplemented, that have been conveyed to it.

          If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, the Trustee shall promptly so notify the Master Servicer and the Company. Pursuant to
Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it. The Master
Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from REMIC I at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect. The Purchase
Price for any such Mortgage Loan, whether purchased by the Seller or the Subservicer, shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section
3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing
Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related
Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of Certificateholders.

          Section 2.03.  Representations, Warranties
                         and Covenants of the Master
                         Servicer
                         and the Company.


          (a)  The Master Servicer hereby represents
and warrants to the Trustee for the benefit of Certificateholders that:

             (i)  The Master Servicer is a corporation
     duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

            (ii)  The execution and delivery of this
     Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's
     Certificate of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master
     Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

           (iii)  This Agreement, assuming due
     authorization, execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Master
     Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (iv)  The Master Servicer is not in default
     with respect to any order or decree of any court or any order, regulation or demand of any Federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition
     (financial or other) or operations of the Master
     Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

             (v)  No litigation is pending or, to the
     best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

            (vi)  The Master Servicer will comply in
     all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required
     Insurance Policy;

           (vii)  No information, certificate of an
     officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading; and

          (viii)  The Master Servicer has examined each
     existing, and will examine each new, Subservicing
     Agreement and is or will be familiar with the terms thereof. The terms of each existing
     Subservicing Agreement and each designated
     Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

          Upon discovery by either the Company, the Master Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this Section 2.03(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any
Custodian being so obligated under a Custodial
Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section
2.02. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section
2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

          (b)  The Company hereby represents and
warrants to the Trustee for the benefit of Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

          (i)  No Mortgage Loan is one month or more
     delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so delinquent more than once in the 12-month period prior to the Cut-off Date;

          (ii) The information set forth in Exhibit F hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

          (iii)     The Mortgage Loans are fully-
     amortizing, fixed-rate mortgage loans with level
     Monthly Payments due on the first day of each month and terms to maturity at origination or modification of not more than 30 years;

          (iv) To the best of the Company's knowledge, if a Mortgage Loan is secured by a Mortgaged
     Property with a Loan-to-Value Ratio at origination in excess of 80%, such Mortgage Loan is the subject of a Primary Insurance Policy that insures that portion of the principal balance thereof that exceeds the amount equal to 75% of the Appraised
     Value of the related Mortgaged Property. To the best of the Company's knowledge, each such Primary
     Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder;

          (v)  The issuers of the Primary Insurance
     Policies are insurance companies whose claims-paying abilities are currently acceptable to each Rating Agency;

          (vi) No more than 2.0% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area in California, and no more than 1.2% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area outside
     California; Not more than 5.7% of the Mortgage
     Loans by aggregate stated Principal Balance as of the Cut-off Date are Cooperative Loans;

          (vii)  If the improvements securing a
     Mortgage Loan are in a federally designated special flood hazard area, flood insurance in the amount required under the Program Guide covers the related Mortgaged Property (either by coverage under the federal flood insurance program or by coverage by private insurers);

          (viii)  Immediately prior to the assignment
     of the Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest;

          (ix) Approximately 15.0% of the Mortgage
     Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a reduced loan documentation program;

          (x)  Each Mortgagor represented in its loan
     application with respect to the related Mortgage
     Loan that the Mortgaged Property would be owner-occupied and therefore would not be an investor property as of the date of origination of such Mortgage Loan. No Mortgagor is a corporation or a partnership;

          (xi) Approximately 1.1% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date will be Buydown Mortgage Loans;

          (xii) Each Mortgage Loan constitutes a
     qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-
     2(a)(1);

          (xiii)  A policy of title insurance was
     effective as of the closing of each Mortgage Loan and is valid and binding and remains in full force and effect;

          (xiv)     With respect to a Mortgage Loan
     that is a Cooperative Loan, the Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

          (xv) With respect to each Mortgage Loan
     originated under a "streamlined" Mortgage Loan program (through which no new or updated appraisals of Mortgaged Properties are obtained in connection with the refinancing thereof), the related Seller has represented that either (a) the value of the related Mortgaged Property as of the date the Mortgage Loan was originated was not less than the appraised value of such property at the time of origination of the refinanced Mortgage
     Loan or (b) the Loan-to-Value Ratio of the Mortgage Loan as of the date of origination of the Mortgage Loan generally meets the Company's underwriting guidelines.

          (xvi)     Interest on each Mortgage Loan is
     calculated on the basis of a 360-day year consisting of twelve 30-day months; and

          (xvii)    None of the Mortgage Loans contain
     in the related Mortgage File a Destroyed Mortgage
     Note.


It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

          Upon discovery by any of the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section
2.03(b)(xii), the party discovering such breach shall give such notice within five days of discovery. Within
90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage
Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Company shall have the option to substitute a Qualified
Substitute Mortgage Loan or Loans for such Mortgage
Loan if such substitution occurs within two years following the Closing Date. Any such substitution shall be effected by the Company under the same terms and conditions as provided in Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders.
Notwithstanding the foregoing, the Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

          Section 2.04.  Representations and Warranties
                         of Sellers.

          The Company, as assignee of Residential
Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of Certificateholders all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement or such Seller's Agreement relates to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders. Upon the discovery by the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement or the Assignment
Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Assignment Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any
Custodian being so obligated under a Custodial
Agreement). The Master Servicer shall promptly notify the related Seller or Residential Funding, as the case may be, of such breach and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that in the case of a breach under the Assignment Agreement Residential
Funding shall have the option to substitute a Qualified
Substitute Mortgage Loan or Loans for such Mortgage
Loan if such substitution occurs within two years following the Closing Date, except that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3)
of the Code, any such substitution must occur within 90 days from the date the Master Servicer was notified of the breach if such 90 day period expires before two years following the Closing Date. In the event that Residential Funding elects to substitute a Qualified
Substitute Mortgage Loan or Loans for a Deleted
Mortgage Loan pursuant to this Section 2.04,
Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by Section
2.01, with the Mortgage Note endorsed as required by
Section 2.01.  No substitution will be made in any
calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified
Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due on a Deleted Mortgage
Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master
Servicer shall amend or cause to be amended the Mortgage Loan Schedule, and, if the Deleted Mortgage
Loan was a Discount Mortgage Loan, the Schedule of
Discount Fractions, for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the
Master Servicer shall deliver the amended Mortgage Loan
Schedule, and, if the Deleted Mortgage Loan was a Discount Loan, the amended Schedule of Discount
Fractions, to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related
Subservicing Agreement in all respects, the related
Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute
Mortgage Loan contained in the related Seller's
Agreement as of the date of substitution, and the Company and the Master Servicer shall be deemed to have made with respect to any Qualified Substitute Mortgage
Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in this Section 2.04, in Section 2.03 hereof and in
Section 4 of the Assignment Agreement, and the Master
Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment
Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

          In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute
Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to Certificateholders in the month of substitution).
Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor.
Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust
Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section
860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) any portion of the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

          It is understood and agreed that the
obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders. If the Master Servicer is Residential Funding, then the
Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment
Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential
Funding, the Trustee shall assign to Residential
Funding all of the right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.

          Section 2.05.  Issuance of Certificates
                         Evidencing Interests in REMIC
                         I.

          The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage
Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in REMIC I, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company has executed and caused to be authenticated and delivered to or upon the order of the Company the Class R-I Certificates in authorized denominations which, together with the Uncertificated
REMIC I Regular Interests, evidence ownership of REMIC
I.  The rights of the Class R-I Certificateholders and
REMIC II to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the Uncertificated REMIC I Regular Interests, and all ownership interests of the Class R-I Certificateholders and REMIC II in such distributions, shall be as set forth in this Agreement.

          Section 2.06.  Conveyance of Uncertificated
                         REMIC I and REMIC II Regular
                         Interests; Acceptance by the
                         Trustee.

          The Company, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Company in and to the Uncertificated REMIC I Regular Interests and
Uncertificated REMIC II Regular Interests to the
Trustee for the benefit of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7,
Class A-8, Class  M-1, Class M-2, Class M-3, Class B-1,
Class B-2, Class B-3, Class B-4 and Class R-II
Certificateholders. The Trustee acknowledges receipt of the Uncertificated REMIC I Regular Interests and
Uncertificated REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future
Class A-1, Class A-2, Class A-3, Class A-4, Class A-5,
Class A-6, Class A-7, Class A-8, Class M-1, Class M-2,
Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class R-II Certificateholders. The rights of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5,
Class A-6, Class A-7, Class A-8, Class M-1, Class M-2,
Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class R-II Certificateholders to receive distribu-tions from the proceeds of REMIC II in respect of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5,
Class A-6, Class A-7, Class A-8, Class M-1, Class M-2,
Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class R-II Certificates, and all ownership interests of the Class A-1, Class A-2, Class A-3, Class
A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class
M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class
B-3, Class B-4 and Class R-II Certificateholders in such distributions, shall be as set forth in this Agreement.

          Section 2.07.  Issuance of Certificates
                         Evidencing Interest in REMIC
                         II.

          The Trustee acknowledges the assignment to it of the Uncertificated REMIC I Regular Interests and the
Uncertificated REMIC II Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Company executed by an officer of the Company, the Trustee has executed and caused to be authenticated and delivered to or upon the order of the Company, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7,
Class A-8, Class M-1, Class M-2, Class M-3, Class B-1,
Class B-2, Class B-3, Class B-4 and Class R-II
Certificates in authorized denominations evidencing ownership of the entire REMIC II.
                      ARTICLE III

             ADMINISTRATION AND SERVICING
                   OF MORTGAGE LOANS

          Section 3.01.  Master Servicer to Act as
                         Servicer.

          (a)  The Master Servicer shall service and
administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage
Loans and shall have full power and authority, acting alone or through Subservicers as provided in Section
3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master
Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to an Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged
Properties.  Notwithstanding the foregoing, subject to
Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and causing either
REMIC I or REMIC II to fail to qualify as such under the Code. The Trustee shall furnish the Master
Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master
Servicer to service and administer the Mortgage Loans.
In servicing and administering any Nonsubserviced
Mortgage Loan, the Master Servicer shall, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof.

          (b)  All costs incurred by the Master
Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section
3.10(a)(ii).

          (c)  The Master Servicer may enter into one
or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest
Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

          Section 3.02.  Subservicing Agreements
                         Between Master Servicer and
                         Subservicers; Enforcement of
                         Subservicers' and Sellers'
                         Obligations.

          (a)  The Master Servicer may continue in
effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage
Loan that is a Nonsubserviced Mortgage Loan, the Master
Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage
Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each
Subservicing Agreement will be upon such terms and conditions as are generally required or permitted by the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. A representative form of Subservicing Agreement is attached to this Agreement as Exhibit G. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement.
The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing
Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders.

          (b)  As part of its servicing activities
hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's
Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in
Section 2.02, or on account of a breach of a representation or warranty, as described in Section
2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

          Section 3.03.  Successor Subservicers.

          The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master
Servicer shall either act as servicer of the related
Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated
Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

          Section 3.04.  Liability of the Master
                         Servicer.

          Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

          Section 3.05.  No Contractual Relationship
                         Between Subservicer and
                         Trustee or Certificateholders.

          Any Subservicing Agreement that may be
entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master
Servicer alone and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.

          Section 3.06.  Assumption or Termination of
                         Subservicing Agreements by
                         Trustee.

          (a)  In the event the Master Servicer shall
for any reason no longer be the master servicer
(including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master
Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

          (b)  The Master Servicer shall, upon request
of the Trustee but at the expense of the Master
Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

          Section 3.07.  Collection of Certain Mortgage
                         Loan Payments; Deposits to
                         Custodial Account.

          (a)  The Master Servicer shall make
reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities.
Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide, provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related Mortgage.
Consistent with the terms of this Agreement, the Master
Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders, provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby.

          (b)  The Master Servicer shall establish and
maintain a Custodial Account in which the Master
Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

          (i)   All payments on account of principal,
     including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

          (ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO
     Proceeds received in connection with an REO
     Property for which an REO Disposition has occurred;

          (iii)     Insurance Proceeds and Liquidation
     Proceeds (net of any related expenses of the Subservicer);

          (iv) All proceeds of any Mortgage Loans
     purchased pursuant to Section 2.02, 2.03, 2.04 or
     4.07 and all amounts required to be deposited in connection with the substitution of a Qualified
     Substitute Mortgage Loan pursuant to Section 2.03 or 2.04;

          (v)  Any amounts required to be deposited
     pursuant to Section 3.07(c) or 3.21; and

          (vi) All amounts transferred from the
     Certificate Account to the Custodial Account in accordance with Section 4.02(a).

The foregoing requirements for deposit in the Custodial
Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial
Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.
Notwithstanding such commingling of funds, the Master
Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

          With respect to Insurance Proceeds,
Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections
2.02, 2.03, 2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution
Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master
Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

          (c)  The Master Servicer shall use its best
efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial
Account attributable to the Mortgage Loans in Permitted
Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities.
All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized.

          (d) The Master Servicer shall give notice to the Trustee and the Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

          Section 3.08.  Subservicing Accounts;
                         Servicing Accounts.

          (a)  In those cases where a Subservicer is
servicing a Mortgage Loan pursuant to a Subservicing
Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing
Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The
Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing
Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

          (b)  The Subservicer may also be required,
pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related
Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

          (c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections
3.11 (with respect to the Primary Insurance Policy) and
3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing
Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

          (d)  The Master Servicer shall advance the
payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance
Proceeds, Liquidation Proceeds or otherwise.

          Section 3.09.  Access to Certain
                         Documentation and Information
                         Regarding the Mortgage Loans.

          In the event that compliance with this
Section 3.09 shall make any Class of Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift
Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master
Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

          Section 3.10.  Permitted Withdrawals from
                         the Custodial Account.

          (a)  The Master Servicer may, from time to
time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

               (i)  to make deposits into the
     Certificate Account in the amounts and in the manner provided for in Section 4.01;

               (ii) to reimburse itself or the related
     Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans
     (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03, 2.04 or 4.07) which represent (A) Late Collections of Monthly
     Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) late recoveries of the payments for which such advances were made in the case of Servicing Advances;

               (iii)     to pay to itself or the
     related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

               (iv) to pay to itself as additional
     servicing compensation any interest or investment income earned on funds deposited in the Custodial
     Account that it is entitled to withdraw pursuant to Section 3.07(c);

               (v)  to pay to itself as additional
     servicing compensation any Foreclosure Profits, and any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to
     Section 3.08(b);

               (vi) to pay to itself, a Subservicer, a
     Seller, Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

               (vii)     to reimburse itself or the
     related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below or any Advance reimbursable to the Master Servicer pursuant to
     Section 4.02(a)(iii);

               (viii)    to reimburse itself or the
     Company for expenses incurred by and reimbursable to it or the Company pursuant to Sections 3.13, 3.14(c), 6.03, 10.01 or otherwise;

               (ix) to reimburse itself for amounts
     expended by it (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (ii) or (viii) above; and

               (x)  to withdraw any amount deposited in
     the Custodial Account that was not required to be deposited therein pursuant to Section 3.07.

          (b)  Since, in connection with withdrawals
pursuant to clauses (ii), (iii), (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage
Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage
Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

          (c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable
Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage
Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

          Section 3.11.  Maintenance of the Primary
                         Insurance Policies;
                         Collections Thereunder.

          (a)  The Master Servicer shall not take, or
permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary
Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary
Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value
Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and is not the subject of a Primary
Insurance Policy (and was not included in any exception to the representation in Section 2.03(b)(iv)) and that such Mortgage Loan has a current Loan-to-Value Ratio in excess of 80% then the Master Servicer shall use its reasonable efforts to obtain and maintain a Primary
Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer shall not cancel or refuse to renew any such Primary
Insurance Policy applicable to a Nonsubserviced
Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance
Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

          (b)  In connection with its activities as
administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master
Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary
Insurance Policies respecting defaulted Mortgage Loans.
Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

          Section 3.12.  Maintenance of Fire Insurance
                         and Omissions and Fidelity
                         Coverage.

          (a)  The Master Servicer shall cause to be
maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements;
provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related
Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan
(other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to
Section 3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by
Section 3.10.  It is understood and agreed that no
earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. When the improvements securing a Mortgage Loan (other than a Cooperative Loan) are located at the time of origination of such Mortgage
Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance
(to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged
Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

          In the event that the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section
3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial
Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy.

          (b)  The Master Servicer shall obtain and
maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for FNMA or FHLMC. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master
Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

          Section 3.13.  Enforcement of Due-on-Sale
                         Clauses; Assumption and
                         Modification Agreements;
                         Certain Assignments.

          (a)  When any Mortgaged Property is conveyed
by the Mortgagor, the Master Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:

                (i)  the Master Servicer shall not be
     deemed to be in default under this Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

               (ii)  if the Master Servicer determines
     that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

          (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged
Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage
Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person;
provided, however, none of such terms and requirements shall both constitute a "significant modification" effecting an exchange or reissuance of such Mortgage
Loan under the Code (or final, temporary or proposed
Treasury Regulations promulgated thereunder) and cause either REMIC I or REMIC II to fail to qualify as such under the Code. The Master Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage
Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required
Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage
Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan
(including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed by the Master
Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master
Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

          (c)  The Master Servicer or the related
Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged
Property or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related
Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that neither
REMIC I nor REMIC II would fail to continue to qualify as a REMIC under the Code as a result thereof. Any fee collected by the Master Servicer or the related
Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

          (d)  Subject to any other applicable terms
and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender
Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit O, in form and substance satisfactory to the Trustee and Master
Servicer, providing the following: (i) that the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction; (ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws; (iii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iv) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage
Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master
Servicer shall treat such amount as a Principal
Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

          Section 3.14.  Realization Upon Defaulted
                         Mortgage Loans.

          (a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine
(i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage
Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses and
(ii) that such expenses will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or
REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 3.10, whether or not such expenses are actually recoverable from related Liquidation
Proceeds, Insurance Proceeds or REO Proceeds). In the event of a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of its funds so expended pursuant to Section 3.10. Concurrently with the foregoing, the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash
Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master
Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund.
Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation
Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized
Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

          (b)  In the event that title to any Mortgaged
Property is acquired by REMIC I as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders.
Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO
Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage
Loan held in REMIC I until such time as the REO
Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title
(after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

          (c)  In the event that REMIC I acquires any
REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall dispose of such REO Property within two years after its acquisition by REMIC I for purposes of Section 860G(a)(8) of the Code or, at the expense of the Trust Fund, request, more than 60 days before the day on which the two-year grace period would otherwise expire, an extension of the two-year grace period unless the Master Servicer obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by REMIC I of such REO Property subsequent to such two-year period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause REMIC I to fail to qualify as a REMIC at any time that any Uncertificated REMIC I
Regular Interests are outstanding, in which case REMIC
I may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel).
The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in
Section 3.10.  Notwithstanding any other provision of
this Agreement, no REO Property acquired by REMIC I shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of REMIC I in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject REMIC I to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of
Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless REMIC I with respect to the imposition of any such taxes.

          (d)  The proceeds of any Cash Liquidation,
REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO
Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section
3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage
Loan, and any related REO Imputed Interest, at the Net
Mortgage Rate to the Due Date prior to the Distribution
Date on which such amounts are to be distributed;
third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property);
fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure
Profits.

          Section 3.15.  Trustee to Cooperate;
                         Release of Mortgage Files.

          (a)  Upon becoming aware of the payment in
full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer
(which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section
3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit H requesting delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release, or cause the Custodian to release, the related Mortgage File to the Master
Servicer. The Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage
Note with, as appropriate, written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial
Account or the Certificate Account.

          (b)  From time to time as is appropriate for
the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing
Officer substantially in one of the forms attached as Exhibit H hereto, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required
Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation
Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage
File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged
Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing
Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.
In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial
Account.

          (c)  The Trustee or the Master Servicer on
the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

          Section 3.16.  Servicing and Other
                         Compensation; Compensating
                         Interest.

          (a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage
Loan plus unpaid interest accrued thereon (including
REO Imputed Interest) at the related Net Mortgage Rate, the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related
Subservicer any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

          (b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.

          (c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder
(including payment of premiums for the Primary
Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections
3.10 and 3.14.

          (d)  The Master Servicer's right to receive
servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

          (e)  Notwithstanding any other provision
herein, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master
Servicer is entitled pursuant to Section 3.10(a)(iii);
second, to any income or gain realized from any investment of funds held in the Custodial Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively; and third, to any amounts of servicing compensation to which the Master Servicer is entitled pursuant to Section 3.10(a)(v) or (vi). In making such reduction, the Master Servicer (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii); (ii) will not withdraw from the Custodial Account or Certificate
Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b) and (iii) will not withdraw from the Custodial Account any such amount of servicing compensation to which it is entitled pursuant to Section 3.10(a)(v) or (vi).

          Section 3.17.  Reports to the Trustee
                         and the Company.

          Not later than fifteen days after each
Distribution Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

          Section 3.18.  Annual Statement as to
                         Compliance.

          The Master Servicer will deliver to the
Company and the Trustee on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers'
Certificate stating, as to each signer thereof, that
(i) a review of the activities of the Master Servicer during the preceding calendar year and of its performance under the pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master
Servicer has fulfilled all of its material obligations in all material respects throughout such year, or, if there has been a default in the fulfillment in all material respects of any such obligation relating to this Agreement, specifying each such default known to such officer and the nature and status thereof and
(iii) to the best of such officers' knowledge, each Subservicer has fulfilled its material obligations under its Subservicing Agreement in all material respects, or if there has been a material default in the fulfillment of such obligations relating to this Agreement, specifying such default known to such officer and the nature and status thereof.

          Section 3.19.  Annual Independent Public
                         Accountants' Servicing Report.

          On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of Independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Company and the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans under pooling and servicing agreements (including this Agreement) substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby, including this Agreement) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single
Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of Independent public accountants with respect to the related Subservicer.
For purposes of such statement, such firm may conclusively assume that all pooling and servicing agreements among the Company, the Master Servicer and the Trustee relating to Mortgage Pass-Through
Certificates evidencing an interest in first mortgage loans are substantially similar one to another except for any such pooling and servicing agreement which, by its terms, specifically states otherwise.

          Section 3.20.  Rights of the Company in
                         Respect of the Master
                         Servicer.

          The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master
Servicer shall furnish the Company with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Company may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The Company shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

          Section 3.21.  Administration of Buydown
                         Funds.

          (a)  With respect to any Buydown Mortgage
Loan, the Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing Account (the "Buydown Account"). The
Master Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage
Loan, the Subservicer will withdraw from the Buydown
Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the Master Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer.

          (b)  If the Mortgagor on a Buydown Mortgage
Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage
Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown
Period and the property securing such Buydown Mortgage
Loan is sold in the liquidation thereof (either by the Master Servicer or the insurer under any related
Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the Master
Servicer in accordance with the terms of the Subservicing Agreement for deposit in the Custodial
Account or, if instructed by the Master Servicer, pay to the insurer under any related Primary Insurance
Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.
                      ARTICLE IV

            PAYMENTS TO CERTIFICATEHOLDERS

          Section 4.01.  Certificate Account.

     (a) The Master Servicer on behalf of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New
York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to
Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to
Section 3.16(e) or Section 4.07, (iv) any amount required to be paid pursuant to Section 9.01 and (v) all other amounts constituting the Available
Distribution Amount for the immediately succeeding
Distribution Date.

     (b) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature not later than the Business Day next preceding the Distribution
Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. Subject to Section 3.16(e), all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time.
The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate
Account by the Master Servicer out of its own funds immediately as realized.

          Section 4.02.  Distributions.

     (a) On each Distribution Date the Master Servicer on behalf of the Trustee or the Paying Agent appointed by the Trustee, shall distribute to the Master
Servicer, in the case of a distribution pursuant to
Section 4.02(a)(iii), the amount required to be distributed to the Master Servicer or a Subservicer pursuant to Section 4.02(a)(iii), and to each Certificateholder of record on the next preceding
Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record
Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate
Register such Certificateholder's share (based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder) of the following amounts, in the following order of priority (subject to the provisions of Section
4.02(b)), in each case to the extent of the Available
Distribution Amount:

          (i) to the Class A Certificateholders (other than the Class A-7 Certificateholders, to the extent of Class A-7 Component E) and Class R
     Certificateholders on a pro rata basis based on Accrued Certificate Interest payable thereon,
     Accrued Certificate Interest on such Classes of
     Certificates as applicable for such Distribution
     Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous
     Distribution Date, except as provided below;
     provided that if such Distribution Date is on or prior to the Accretion Termination Date, no distribution shall be made pursuant to this clause
     (i) to the Class A-7 Certificateholders (to the extent of Accrued Certificate Interest on Class A-
     7 Component G for such Distribution Date) to the extent that Accrued Certificate Interest is not then payable in accordance with Section 4.02(d);

          (ii) (X)  to the Class A-7
     Certificateholders, the Class A-7 Component E
     Principal Distribution Amount; and

               (Y)  to the Class A Certificateholders
     (other than the Class A-8 Certificateholders) and
     Class R Certificateholders, in the priorities and amounts set forth in Section 4.02(b)(ii)-(vii) and
     (c), the sum of the following (applied to reduce the Certificate Principal Balances of such Class A or Class R Certificates, as applicable):

               (A)  the Senior Percentage for such
          Distribution Date times the sum of the
          following:

                    (1)  the principal portion of each
               Monthly Payment due during the related
               Due Period on each Outstanding Mortgage
               Loan (other than the related Discount
               Fraction of the principal portion of
               such payment with respect to a Discount
               Mortgage Loan), whether or not received
               on or prior to the related Determination
               Date, minus the principal portion of any Debt Service Reduction (other than the related Discount Fraction of the principal portion of such Debt Service
               Reductions with respect to each Discount
               Mortgage Loan) which together with other
               Bankruptcy Losses exceeds the Bankruptcy
               Amount;

                    (2)  the Stated Principal Balance
               of any Mortgage Loan repurchased during
               the related Prepayment Period (or deemed to have been so repurchased in accordance with Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04 or
               4.07 and the amount of any shortfall
               deposited in the Custodial Account in
               connection with the substitution of a
               Deleted Mortgage Loan pursuant to
               Section 2.03 or 2.04 during the related
               Prepayment Period (other than the
               related Discount Fraction of such Stated
               Principal Balance or shortfall with
               respect to a Discount Mortgage Loan);
               and

                    (3)  the principal portion of all
               other unscheduled collections (other
               than Principal Prepayments in Full and
               Curtailments and amounts received in
               connection with a Cash Liquidation or
               REO Disposition of a Mortgage Loan
               described in Section 4.02(a)(ii)(Y)(B),
               including without limitation Insurance
               Proceeds, Liquidation Proceeds and REO
               Proceeds) received during the related
               Prepayment Period (or deemed to have
               been so received in accordance with
               Section 3.07(b)) to the extent applied
               by the Master Servicer as recoveries of
               principal of the related Mortgage Loan
               pursuant to Section 3.14 (other than the related Discount Fraction of the principal portion of such unscheduled, collections, with respect to a Discount
               Mortgage Loan);

               (B)  with respect to each Mortgage Loan
          for which a Cash Liquidation or a REO
          Disposition occurred during the related
          Prepayment Period (or was deemed to have occurred during such period in accordance with Section 3.07(b)) and did not result in any Excess Special Hazard Losses, Excess
          Fraud Losses, Excess Bankruptcy Losses or
          Extraordinary Losses, an amount equal to the lesser of (a) the Senior Percentage for such Distribution Date times the Stated Principal
          Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated
          Principal Balance, with respect to a Discount
          Mortgage Loan) and (b) the Senior Accelerated
          Distribution Percentage for such Distribution
          Date times the related unscheduled
          collections (including without limitation
          Insurance Proceeds, Liquidation Proceeds and
          REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section
          3.14 (in each case other than the portion of such unscheduled collections, with respect to a Discount Mortgage Loan included in Section
          4.02(b)(i)(C));

               (C)  the Senior Accelerated Distribution
          Percentage for such Distribution Date times the aggregate of all Principal Prepayments in Full and Curtailments received in the related
          Prepayment Period (other than the related
          Discount Fraction of such Principal
          Prepayments in Full and Curtailments, with respect to a Discount Mortgage Loan);

               (D)  any Excess Subordinate Principal
          Amount for such Distribution Date reduced by any amounts distributed in respect of Class
          A-7 Component E pursuant to Section
          4.02(b)(i)(E);

               (E)  if such Distribution Date is on or
          prior to the Accretion Termination Date, the Accrued Certificate Interest on Class A-7
          Component G that would otherwise be
          distributed to the Class A-7 Certificates on such Distribution Date, to the extent added to the amount of such Component on such Distribution Date in accordance with Section
          4.02(d) (the "Accrual Distribution Amount");

               (F)  any amounts described in subsection
          (ii)(Y), clauses (A), (B), (C) and (E) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (F) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Class M
          Certificates or Class B Certificates;

     (iii) if the Certificate Principal Balances of the Class M Certificates and Class B Certificates have not been reduced to zero, to the Master
     Servicer or a Subservicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Subservicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such
     Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess
     Special Hazard Losses, Excess Fraud Losses, Excess
     Bankruptcy Losses or Extraordinary Losses;

      (iv)     to the Holders of the Class M-1
     Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

       (v)     to the Holders of the Class M-1
     Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such
     Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-7 Component E
     Collection Shortfalls remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(vii), (ix), (xi), (xiii), (xv) and (xvii) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-1 Certificates;

      (vi)     to the Holders of the Class M-2
     Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

     (vii) to the Holders of the Class M-2 Certifi-cates, an amount equal to the Subordinate
     Principal Distribution Amount for such Class of
     Certificates for such Distribution Date, minus (y) the amount of any Class A-7 Component E Collection
     Shortfalls remaining unpaid for all previous
     Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections
     4.02(a)(ix), (xi), (xiii), (xv) and (xvii) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-2
     Certificates;

    (viii)     to the Holders of the Class M-3
     Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

      (ix)     to the Holders of the Class M-3
     Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such
     Class of Certificates for such Distribution Date minus (y) the amount of any Class A-7 Component E
     Collection Shortfalls remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xi), (xiii), (xv) and (xvii) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-3
     Certificates;

       (x)     to the Holders of the Class B-1
     Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

      (xi)     to the Holders of the Class B-1
     Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such
     Class of Certificates for such Distribution Date minus (y) the amount of any Class A-7 Component E
     Collection Shortfalls remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiii), (xv) and (xvii) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-1
     Certificates;

     (xii)     to the Holders of the Class B-2
     Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

    (xiii)     to the Holders of the Class B-2
     Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such
     Class of Certificates for such Distribution Date minus (y) the amount of any Class A-7 Component E
     Collection Shortfalls remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xv) and (xvii) are insufficient therefor, applied in reduction of the Certificate
     Principal Balance of the Class B-2 Certificates;

     (xiv)     to the Holders of the Class B-3
     Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

      (xv)     to the Holders of the Class B-3
     Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such
     Class of Certificates for such Distribution Date minus (y) the amount of any Class A-7 Component E
     Collection Shortfalls remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of
     Section 4.02(a) (xvii) are insufficient therefor, applied in reduction of the Certificate Principal
     Balance of the Class B-3 Certificates;

     (xvi)     to the Holders of the Class B-4
     Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

    (xvii)     to the Holders of the Class B-4
     Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such
     Class of Certificates for such Distribution Date minus (y) the amount of any Class A-7 Component E
     Collection Shortfalls remaining unpaid for all previous Distribution Dates, applied in reduction of the Certificate Principal Balance of the Class
     B-4 Certificates;

   (xviii)     to the Class A (other than the Class A-8
     Certificateholders) and Class R Certificateholders in the priority set forth in Section 4.02(b), the portion, if any, of the Available Distribution
     Amount remaining after the foregoing
     distributions, applied to reduce the Certificate
     Principal Balances of such Class A and Class R
     Certificates, but in no event more than the sum of the outstanding Certificate Principal Balances of each such Class of Class A and Class R
     Certificates, and thereafter, to each Class of Class M Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available
     Distribution Amount remaining after the Class A
     (other than the Class A-8 Certificateholders) and
     Class R Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class M Certificates, but in no event more than the outstanding Certificate
     Principal Balance of each such Class of Class M
     Certificates; and thereafter to each such Class of Class B Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available
     Distribution Amount remaining after the Class M
     Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class B Certificates, but in no event more than the outstanding Certificate Principal
     Balance of each such Class of Class B
     Certificates; and

     (xix) to the Class R-I Certificateholders, the balance, if any, of the Available Distribution
     Amount.

          Notwithstanding the foregoing, on any
Distribution Date, with respect to the Class of Class B
Certificates outstanding on such Distribution Date with the highest numerical designation, or in the event the Class B Certificates are no longer outstanding, the Class of Class M Certificates then outstanding with the highest numerical designation, or in the event the Class B Certificates and Class M Certificates are no longer outstanding, the Class A and Class R
Certificates, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable only to the extent that such unpaid Accrued Certificate Interest was attributable to interest shortfalls relating to Nonrecoverable Advances as determined by the Master Servicer with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO
Disposition.

     (b)  Distributions of principal on the Class A
Certificates (other than the Class A-7 Certificates, to the extent of Class A-7 Component D and Class A-7
Component F, and the Class A-8 Certificates) and Class
R Certificates on each Distribution Date occurring prior to the occurrence of the Credit Support Depletion
Date will be made as follows:

          (i)  first, to the Class A-7 Certificates,
     until the Certificate Principal Balance thereof is reduced to zero, an amount (the "Class A-7
     Component E Principal Distribution Amount") equal to the aggregate of:

               (A)  the related Discount Fraction of
          the principal portion of each Monthly Payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related Determination
          Date, minus the Discount Fraction of the principal portion of any related Debt Service
          Reduction which together with other
          Bankruptcy Losses exceeds the Bankruptcy
          Amount;

               (B)  the related Discount Fraction of
          the principal portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month
          (other than amounts received in connection with a Cash Liquidation or REO Disposition of a Discount Mortgage Loan described in clause
          (C) below), including Principal Prepayments in Full, Curtailments and repurchases
          (including deemed repurchases under Section
          3.07(b)) of Discount Mortgage Loans (or, in the case of a substitution of a Deleted
          Mortgage Loan, the Discount Fraction of the amount of any shortfall deposited in the Custodial Account in connection with such substitution;

               (C)  in connection with the Final
          Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard
          Losses, Excess Fraud Losses, Excess
          Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (1) the applicable Discount Fraction of the Stated
          Principal Balance of such Discount Mortgage
          Loan immediately prior to such Distribution
          Date and (2) the aggregate amount of the Discount Portion of the collections on such Mortgage Loan to the extent applied as recoveries of principal;

               (D)  any amounts allocable to principal
          for any previous Distribution Date
          (calculated pursuant to clauses (A) through (C) above) that remain undistributed; and

               (E)  the amount of any Class A-7
          Component E  Collection Shortfalls for such
          Distribution Date and the amount of any Class
          A-7 Component E Collection Shortfalls
          remaining unpaid for all previous
          Distribution Dates, but only to the extent of the Eligible Funds for such Distribution
          Date;

          (ii) the Senior Principal Distribution Amount less the Accrual Distribution Amount (the
     "Adjusted Senior Principal Distribution Amount") shall be distributed to the Class R-I Certificates and Class R-II Certificates, concurrently, with the amount to be distributed allocated to the Class R-I Certificates and Class R-II Certificates on a pro rata basis in proportion to their respective Certificate Principal Balances, in reduction of the Certificate Principal Balances of such Certificates, until their respective
     Certificate Principal Balances are reduced to zero;

          (iii)     an amount equal to the lesser of
     (1) the balance of the Adjusted Senior Principal
     Distribution Amount remaining after the
     distribution, if any, described in clause (ii) above and (2) the aggregate amount (the "PAC I
     Principal Amount") necessary to reduce the outstanding Certificate Principal Balances of the PAC I Certificates and the amount of the PAC I
     Component to their respective Planned Principal
     Balances of each such class or component for such Distribution Date, shall be distributed in reduction of the Certificate Principal Balances of the classes set forth below and of the amount of the PAC I Component set forth below as follows:

               (A)  first, to the Class A-1
          Certificates and Class A-2 Certificates, on a pro rata basis in proportion to their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to their respective
          Planned Principal Balances;

               (B)  second, to the Class A-3
          Certificates, until the Certificate Principal
          Balance thereof has been reduced to its
          Planned Principal Balance; and

               (C)  third, to the Class A-7
          Certificates, with the amounts so distributed to be allocated in reduction of Class A-7
          Component A, until the amount of Class A-7
          Component A has been reduced to its Planned
          Principal Balance;

          (iv)      an amount equal to the lesser of
     (1) the balance of the Adjusted Senior Principal
     Distribution Amount remaining after the
     distributions described in clauses (ii) and (iii) above and (2) the aggregate amount (the "PAC II
     Principal Amount") necessary to reduce the outstanding Certificate Principal Balances of the PAC II Certificates and the amount of Class A-7
     Component B to their respective Planned Principal
     Balances of each such class or component for such Distribution Date, shall be distributed in reduction of the Certificate Principal Balance of the class set forth below and of the amount of Class A-7 Component B set forth below as follows:

               (A)  first, to the Class A-4
          Certificates, until the Certificate Principal
          Balance thereof has been reduced to its
          Planned Principal Balance; and

               (B)  second, to the Class A-7
          Certificates, with the amounts so distributed to be allocated in reduction of Class A-7
          Component B, until the amount of Class A-7
          Component B has been reduced to its Planned
          Principal Balance;

          (v) an amount equal to the lesser of (1) the balance of the Adjusted Senior Principal
     Distribution Amount remaining after the
     distributions, if any, described in clauses (ii),
     (iii) and (iv) above and (2) the aggregate amount
     (the "TAC Principal Amount") necessary to reduce the outstanding amount of Class A-7 Component C to its Targeted Principal Balance of such Component for such Distribution Date, shall be distributed in reduction of the amount of Class A-7 Component
     C, until the amount of Class A-7 Component C has been reduced to its Targeted Principal Balance;

          (vi) the balance, if any, of the Adjusted
     Senior Principal Distribution Amount remaining after the distributions described in clauses (ii) through (v) above shall be distributed as follows:

               (A)  first, to the Class A-5
          Certificates, until the Certificate Principal
          Balance thereof has been reduced to zero;

               (B)  second, to the Class A-7
          Certificates, with the amounts so distributed to be allocated in reduction of Class A-7
          Component C thereof, without regard to the Targeted Principal Balance thereof, until the amount of Class A-7 Component C has been reduced to zero;

               (C)  third, to the Class A-6
          Certificates, until the Certificate Principal
          Balance thereof has been reduced to zero;

               (D)  fourth, to the Class A-7
          Certificates, with the amounts so distributed to be allocated in reduction of Class A-7
          Component G thereof, until the amount of Class A-7 Component G has been reduced to zero;

               (E)  fifth, to the Class A-4
          Certificates, without regard to the Planned
          Principal Balance thereof, until the
          Certificate Principal Balance thereof has been reduced to zero;

               (F)  sixth, to the Class A-7
          Certificates with the amount so distributed to be allocated in reduction of Class A-7
          Component B thereof, without regard to the Planned Principal Balance thereof, until the amount of Class A-7 Component B has been reduced to zero;

               (G)  seventh, to the Class A-1
          Certificates and Class A-2 Certificates, concurrently, on a pro rata basis in proportion to the respective outstanding
          Certificate Principal Balances thereof,
          without regard to their Planned Principal
          Balances, until the Certificate Principal
          Balances of the Class A-1 Certificates and
          Class A-2 Certificates have been reduced to zero;

               (H)  eighth, to the Class A-3
          Certificates, without regard to the Planned
          Principal Balance thereof, until the
          Certificate Principal Balance thereof has been reduced to zero; and

               (I)  ninth, to the Class A-7
          Certificates, with the amount so distributed to be allocated in reduction of Class A-7
          Component A thereof, without regard to the Planned Principal Balance thereof, until the amount of Class A-7 Component A has been reduced to zero;

          (vii)     an amount equal to the Accrual
     Distribution Amount shall be distributed as follows:

               (A)  first, to the Class A-6
          Certificates, until the Certificate Principal
          Balance thereof has been reduced to zero;

               (B)  second, to the Class A-7
          Certificates, with the amounts so distributed to be allocated in reduction of Class A-7
          Component C (without regard to its Targeted
          Principal Balance), until the amount thereof has been reduced to zero; and

               (C)  third, to the Class A-5
          Certificates, until the Certificate Principal
          Balance thereof has been reduced to zero.

     (c)  On or after the occurrence of the Credit
Support Depletion Date, all priorities relating to distributions as described above in respect of principal among the various Classes of Class A
Certificates (other than the Class A-7 Certificates, to the extent of Class A-7 Component E) and the Class R
Certificates will be disregarded and an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of Discount Mortgage Loans will be distributed to the Class A-7 Certificates, to the extent of Class A-7 Component E, and the Senior
Principal Distribution Amount will be distributed to the Class A Certificates (other than the Class A-7
Certificates, to the extent of Class A-7 Component E) and Class R Certificates pro rata in accordance with their respective outstanding Certificate Principal
Balances.

     (d)  On each Distribution Date prior to the
Accretion Termination Date, an amount equal to the Accrued Certificate Interest that would otherwise be distributed on the Class A-7 Certificates in respect of Class A-7 Component G shall be added to the amount of such Component; provided that if the Accretion
Termination Date is the Credit Support Depletion Date, the entire amount of Accrued Certificate Interest on Class A-7 Component G for such Distribution Date will be paid in respect of Class A-7 Component G to the Holders of the Class A-7 Certificates. On and after the Accretion Termination Date, the entire amount of Accrued Certificate Interest on Class A-7 Component G for such Distribution Date shall be payable in respect of Class A-7 Component G to the Holders of the Class A-
7 Certificates to the extent not required to fully retire the Class A-6 Certificates or Class A-5
Certificates or reduce the amount of Class A-7
Component C to zero on such Accretion Termination Date.
Any such Accrued Certificate Interest on Class A-7
Component G which is required to be paid to the holders of the Class A-5 and Class A-6 Certificates and Class
A-7 Component C on the Accretion Termination Date will be added to the amount of Class A-7 Component G in the manner described in the first sentence of this Section
4.02(d).

     (e) In addition to the foregoing distributions, with respect to any Mortgage Loan that was previously the subject of a Cash Liquidation or an REO Disposition that resulted in a Realized Loss, in the event that within two years of the date on which such Realized
Loss was determined to have occurred the Master
Servicer receives amounts, which the Master Servicer reasonably believes to represent subsequent recoveries
(net of any related liquidation expenses), or determines that it holds surplus amounts previously reserved to cover estimated expenses, specifically related to such Mortgage Loan (including, but not limited to, recoveries in respect of the representations and warranties made by the related
Seller pursuant to the applicable Seller's Agreement), the Master Servicer shall distribute such amounts to the applicable Certificateholders of the Class or Classes to which such Realized Loss was allocated (with the amounts to be distributed allocated among such Classes in the same proportions as such Realized Loss was allocated), subject to the following: No such distribution shall be in an amount that would result in total distributions on the Certificates of any such Class in excess of the total amounts of principal and interest that would have been distributable thereon if such Cash Liquidation or REO Disposition had occurred but had resulted in a Realized Loss equal to zero.
Notwithstanding the foregoing, no such distribution shall be made with respect to the Certificates of any Class to the extent that either (i) such Class was protected against the related Realized Loss pursuant to any instrument or fund established under Section
11.01(e) or (ii) such Class of Certificates has been deposited into a separate trust fund or other structuring vehicle and separate certificates or other instruments representing interests therein have been issued in one or more classes, and any of such separate certificates or other instruments was protected against the related Realized Loss pursuant to any limited guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or a combination thereof.
Any amount to be so distributed with respect to the Certificates of any Class shall be distributed by the Master Servicer to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution, on a pro rata basis based on the Percentage Interest represented by each Certificate of such Class as of such Record Date. Any amounts to be so distributed shall not be remitted to or distributed from the Trust Fund, and shall constitute subsequent recoveries with respect to Mortgage Loans that are no longer assets of the Trust Fund.

          (f)  Each distribution with respect to a
Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository
Participants in accordance with its normal procedures.
Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents.
None of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

          (g)  Except as otherwise provided in Section
9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master
Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two
(2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

          Section 4.03.  Statements to
                         Certificateholders.

          (a)  Concurrently with each distribution
charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall forward by mail to each Holder and the Company a statement setting forth the following information as to each Class of Certificates to the extent applicable:

       (i)     (a) the amount of such distribution to
     the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

      (ii)     the amount of such distribution to
     Holders of such Class of Certificates allocable to interest;

     (iii)     if the distribution to the Holders of
     such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

      (iv)     the amount of any Advance by the Master
     Servicer pursuant to Section 4.04;

       (v)     the number and Pool Stated Principal
     Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

      (vi)     the aggregate Certificate Principal
     Balance of each Class of Certificates, and each of the Senior, Class M and Class B Percentages, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

     (vii)     the related Subordinate Principal
     Distribution Amount and Prepayment Distribution
     Percentage, if applicable;

    (viii)     on the basis of the most recent reports
     furnished to it by Subservicers, the number and aggregate principal balances of Mortgage Loans that are delinquent (A) one month, (B) two months and (C) three months and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

      (ix)     the number, aggregate principal balance
     and book value of any REO Properties;

       (x)     the aggregate Accrued Certificate
     Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

      (xi)     the Special Hazard Amount, Fraud Loss
     Amount and Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

     (xii)     the Pass-Through Rate on the Class A-8
     Certificates for such Distribution Date, and the rate at which interest accrued on Class A-7
     Component D and Class A-7 Component F, and the
     Notional Amounts of Class A-7 Component D and the
     Class A-8 Certificates;

    (xiii)     the occurrence of the Credit Support
     Depletion Date and the Accretion Termination Date;

     (xiv)     the Senior Accelerated Distribution
     Percentage applicable to such distribution;

      (xv)     the Senior Percentage for such
     Distribution Date;

     (xvi)     the aggregate amount of Realized Losses
     for such Distribution Date;

    (xvii)     the aggregate amount of any recoveries
     on previously foreclosed loans from Sellers due to a breach of representation or warranty;

   (xviii)     the weighted average remaining term to
     maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution
     Date; and

     (xix)     the weighted average Mortgage Rates of
     the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date.

In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination. In addition to the statement provided to the Trustee as set forth in this Section
4.03(a), the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

          (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and the Trustee shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer and Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer and Trustee pursuant to any requirements of the Code.

          (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and the Trustee shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer and Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer and Trustee pursuant to any requirements of the Code.

          (d)  Upon the written request of any
Certificateholder, the Master Servicer, as soon as reasonably practicable, shall provide the requesting
Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

          Section 4.04.  Distribution of Reports to the
                         Trustee and the Company;
                         Advances by the Master
                         Servicer.

          (a)  Prior to the close of business on the
Business Day next succeeding each Determination Date, the Master Servicer shall furnish a written statement to the Trustee, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth (i) the Available Distribution Amount and
(ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate
Account on the immediately succeeding Certificate
Account Deposit Date pursuant to clause (iii) of
Section 4.01(a).  The determination by the Master
Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

          (b)  On or before 2:00 P.M. New York time on
each Certificate Account Deposit Date, the Master
Servicer shall either (i) deposit in the Certificate
Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage
Loans as of the related Due Date, which Monthly
Payments were delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable
Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate
Account all or a portion of the Amount Held for Future
Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and
(ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00
A.M. New York time on any future Certificate Account
Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial
Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04. The amount of any reimbursement pursuant to Section
4.02(a)(iii) in respect of outstanding Advances on any Distribution Date shall be allocated to specific
Monthly Payments due but delinquent for previous Due
Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.10.

          The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Seller and the Trustee.

          In the event that the Master Servicer
determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with
Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

          The Trustee shall deposit all funds it
receives pursuant to this Section 4.04 into the Certificate Account.

          Section 4.05.  Allocation of Realized Losses.

          Prior to each Distribution Date, the Master
Servicer shall determine the total amount of Realized
Losses, if any, that resulted from any Cash
Liquidation, Debt Service Reduction, Deficient
Valuation or REO Disposition that occurred during the related Prepayment Period. The amount of each Realized
Loss shall be evidenced by an Officers' Certificate.
All Realized Losses, other than Excess Special Hazard
Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows:
first, to the Class B-4 Certificates until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class B-1
Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class
M-3 Certificates until the Certificate Principal
Balance thereof has been reduced to zero; sixth, to the Class M-2 Certificates until the Certificate Principal
Balance thereof has been reduced to zero; seventh, to the Class M-1 Certificates until the Certificate
Principal Balance thereof has been reduced to zero;
and, thereafter, if such Realized Losses are on a Discount Mortgage Loan, to the Class A-7 Certificates, to the extent of Class A-7 Component E, in an amount equal to the Discount Fraction of the principal portion thereof, and the remainder of such Realized Losses and the entire amount of such Realized Losses on Non-
Discount Mortgage Loans among all the Class A
Certificates (other than the Class A-7 Certificates to the extent of Class A-7 Component E) and Class R
Certificates on a pro rata basis, as described below.
Any Excess Special Hazard Losses, Excess Bankruptcy
Losses, Excess Fraud Losses and Extraordinary Losses on
Non-Discount Mortgage Loans will be allocated among the Class A (other than the Class A-7 Certificates, to the extent of Class A-7 Component E) and Class M, Class B and Class R Certificates on a pro rata basis, as described below. The principal portion of such losses on Discount Mortgage Loans will be allocated to the Class A-7 Certificates in an amount equal to the related Discount Fraction thereof, and the remainder of such losses on Discount Mortgage Loans will be allocated among the Class A Certificates (other than the Class A-7 Certificates, to the extent of Class A-7
Component E), Class M, Class B and Class R Certificates on a pro rata basis, as described below.

          As used herein, an allocation of a Realized
Loss on a "pro rata basis" among two or more specified
Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate
Interest thereon (without regard to any Compensating
Interest for such Distribution Date) in the case of an interest portion of a Realized Loss; provided that in determining the Certificate Principal Balance of the Class A-7 Certificates for the purpose of allocating any portion of a Realized Loss thereto, the amount of the Class A-7 Component G shall be deemed to be the lesser of (i) the original amount of such component and
(ii) the amount of such component prior to giving effect to distributions to be made on such Distribution
Date. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses
(other than Debt Service Reductions) to a Class of
Certificates shall be made by reducing the Certificate
Principal Balance thereof (any such amount so allocated to the Class A-7 Certificates (other than amounts so allocated in respect of the Discount Portion of the Discount Mortgage Loans, which shall be allocated to Class A-7 Component E) to be allocated to Class A-7
Component A, Class A-7 Component B, Class A-7 Component
C and Class A-7 Component G on a pro rata basis) by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. Any allocation of the principal portion of Realized Losses
(other than Debt Service Reductions) to the Class B
Certificates or, after the Certificate Principal
Balances of the Class B Certificates have been reduced to zero, to the Class of Class M Certificates then outstanding with the highest numerical designation shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses shall be made by operation of the definition of "Accrued Certificate
Interest" and by operation of the provisions of Section
4.02(a).  Allocations of the principal portion of Debt
Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

          Section 4.06.  Reports of Foreclosures and
                         Abandonment of Mortgaged
                         Property.

          The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H,
6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

          Section 4.07.  Optional Purchase of
                         Defaulted Mortgage Loans.

          As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master Servicer makes a payment to the Certificate
Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing
Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage
Loan at the request of the Master Servicer without recourse to the Master Servicer which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master
Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. Notwithstanding anything to the contrary in this Section 4.07, the Master Servicer shall continue to service any such Mortgage Loan after the date of such purchase in accordance with the terms of this Agreement and, if any Realized Loss with respect to such Mortgage Loan occurs, allocate such Realized Loss in accordance with the terms hereof as if such Mortgage
Loan had not been so purchased. For purposes of this Agreement, a payment of the Purchase Price by the Master Servicer pursuant to this Section 4.07 will be viewed as an advance and any Realized Loss shall be recoverable pursuant to the provisions for the recovery of advances as set forth herein.

          Section 4.08.  Distributions on the
                         Uncertificated REMIC I and
                         REMIC II Regular Interests.

          (a)  On each Distribution Date the Trustee
shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC I Regular Interests, the
Uncertificated REMIC I Regular Interest Distribution
Amounts in the following order of priority to the extent of the Available Distribution Amount reduced by distributions made to the Class R-I Certificates pursuant to Section 4.02(a):

       (i)     Uncertificated Accrued Interest on the
     Uncertificated REMIC I Regular Interests for such
     Distribution Date, plus any Uncertificated Accrued
     Interest thereon remaining unpaid from any previous Distribution Date; and

      (ii)     In accordance with the priority set
     forth in Section 4.08(b), an amount equal to the sum of the amounts in respect of principal distributable on the Class A-1, Class A-2, Class
     A-3, Class A-4, Class A-6, Class M-1, Class M-2,
     Class M-3, Class B-1, Class B-2, Class B-3, Class
     B-4 and Class R-II Certificates and Class A-7
     Component A, Class A-7 Component B, Class A-7
     Component C, Class A-7 Component E and Class A-7
     Component G under Section 4.02(a), as allocated thereto pursuant to Section 4.02(b).

          (b)  The amount described in Section
4.08(a)(ii) shall be deemed distributed to (i)
Uncertificated REMIC I Regular Interest V, (ii)
Uncertificated REMIC I Regular Interest W, (iii)
Uncertificated REMIC I Regular Interest X and (iv)
Uncertificated REMIC I Regular Interest Y with the amount to be distributed allocated among such interests in accordance with the priority assigned to the (i)
Class A-1 and Class A-2 Certificates, (ii) Class A-3
Certificates, (iii) Class A-7 Component E, and (iv)
Class A-5, Class A-6, Class M-1, Class M-2, Class M-3,
Class B-1, Class B-2, Class B-3, Class B-4 and Class R-
II Certificates and Class A-7 Component A, Class A-7
Component B, Class A-7 Component C and Class A-7
Component G, respectively, under Section 4.02(b) until the Uncertificated Principal Balance of each such interest is reduced to zero.

          (c)  The portion of the Uncertificated REMIC
I Regular Interest Distribution Amounts described in
Section 4.08(a)(ii) shall be deemed distributed by REMIC I to REMIC II in accordance with the priority assigned to the REMIC II Certificates relative to that assigned to the REMIC I Certificates under Section
4.02(b).

          (d)  In determining from time to time the
Uncertificated REMIC I Regular Interest V Distribution
Amount, Uncertificated REMIC I Regular Interest W
Distribution Amount, Uncertificated REMIC I Regular
Interest X Distribution Amount, Uncertificated REMIC I
Regular Interest Y Distribution Amount, Uncertificated
REMIC I Regular Interests Z Distribution Amounts and
Uncertificated REMIC II Regular Interest Distribution
Amounts, Realized Losses allocated to the Class A-1 and
Class A-2 Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular
Interest V; Realized Losses allocated to the Class A-3
Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest W;
Realized Losses allocated to the Class A-7 Component E under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest X, Realized
Losses allocated to the Class A-5, Class A-6, Class A-7
(to the extent of all of the Components thereof other than Class A-7 Component E), Class M-1, Class M-2,
Class M-3, Class B-1, Class B-2, Class B-3, Class B-4,
Class R-I and Class R-II Certificates under Section
4.05 shall be deemed allocated to Uncertificated REMIC
I Regular Interest Y; and Realized Losses allocated to the Class A-8 Certificates and Class A-7 Component F under Section 4.05 shall be deemed allocated to the Uncertificated REMIC I Regular Interests Z and to the
Uncertificated REMIC II Regular Interests.

          (e)  On each Distribution Date the Trustee
shall be deemed to distribute from REMIC II, in the priority set forth in Sections 4.02(a) and (b), to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5,
Class A-6, Class A-7, Uncertificated REMIC II Regular
Interests, Class M-1, Class M-2, Class M-3, Class B-1,
Class B-2, Class B-3, Class B-4 and Class R-II
Certificates the amounts distributable thereon, from the Uncertificated REMIC I Regular Interest
Distribution Amounts deemed to have been received by REMIC II from REMIC I under this Section 4.08. The amount deemed distributable hereunder with respect to the Class A-8 Certificates shall equal 100% of the amounts payable with respect to the Uncertificated
REMIC II Regular Interests.

          (f) Notwithstanding the deemed distributions on the Uncertificated REMIC I Regular Interests and
Uncertificated REMIC II Regular Interests described in this Section 4.08, distributions of funds from the Certificate Account shall be made only in accordance with Section 4.02.
                       ARTICLE V

                   THE CERTIFICATES

          Section 5.01.  The Certificates.

          (a)  The Class A, Class M, Class B and Class
R Certificates, respectively, shall be substantially in the forms set forth in Exhibits A, B, C and D and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee or one or more
Custodians of the documents specified in Section 2.01.
The Certificates, other than the Class A-8, Class R-I,
Class R-II, Class B-2 and Class B-3 Certificates, shall be issuable in minimum dollar denominations of $25,000
(or $250,000 in the case of the Class M-2, Class M-3,
Class B-1 and Class B-4 Certificates) and integral multiples of $1 (or $1,000 in the case of the Class A-7 and Class M-1 Certificates) in excess thereof, except that one Certificate of each of the Class A-7, Class M-
1, Class M-2, Class M-3, Class B-1 and Class B-4
Certificates may be issued in a denomination equal to the denomination set forth as follows for such Class or the sum of such denomination and an integral multiple of $1,000:


Class A-7:       $  25,137.00
Class M-1:          25,663.00
Class M-2:         250,998.00
Class M-3:         250,831.00
Class B-1:         250,299.00
Class B-4:         250,337.16

          The Class B-2 and Class B-3 Certificates shall be issuable in a single denomination of $248,133.00 and $124,068.00, respectively. The Class A-
8, Class R-I and Class R-II Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest; provided, however, that one
Class R-I and one Class R-II Certificate will be issuable to Residential Funding as "tax matters person" pursuant to Section 10.01(c) and (e) in a minimum denomination representing a Percentage Interest of not less than 0.01%.

          The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate
Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All
Certificates shall be dated the date of their authentication.

          (b)  The Class A Certificates, other than the
Class A-7 and Class A-8 Certificates, shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another
Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership
Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to each of the Class A Certificates, other than the Class A-7 and Class A-8 Certificates, through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership
Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

          The Trustee, the Master Servicer and the
Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry
Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry
Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective
Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners.
Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry
Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

          If (i)(A) the Company advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive
Certificates to Certificate Owners requesting the same.
Upon surrender to the Trustee of the Book-Entry
Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Neither the Company, the
Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.
Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

          Section 5.02.  Registration of Transfer
                         and Exchange of Certificates.

          (a)  The Trustee shall cause to be kept at
one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section
8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed
Certificate Registrar for the purpose of registering
Certificates and transfers and exchanges of Certificates as herein provided. The Certificate
Registrar, or the Trustee, shall provide the Master
Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination
Date.

          (b)  Upon surrender for registration of
transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to
Section 8.12 and, in the case of any Class A-7, Class
A-8, Class M, Class B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new
Certificates of a like Class and aggregate Percentage
Interest.

          (c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate
Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (d)  No transfer, sale, pledge or other
disposition of a Class A-7, Class M or Class B
Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws.
Except as provided in Section 5.02(e), in the event that a transfer of a Class A-7, Class M or Class B
Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer and (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit J hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit K hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer or (ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit L attached hereto (or such other form as the Company in its sole discretion deems acceptable), which investment letter shall not be an expense of the Trustee, the Company or the Master
Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and
(B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A. The Holder of any such Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.

          (e)  The first transfer of any Class A-7 or
Class M Certificate by the first Holder that is not an Affiliate of the Company may only be made if the prospective transferee of such a Certificate provides the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit L attached hereto (or such other form as the Company in its sole discretion deems acceptable), which investment letter shall not be an expense of the Trustee, the Company or the Master Servicer; provided, however, that notwithstanding the foregoing, the transferees of the Class A-7, Class M-1, Class M-2 and
Class M-3 Certificates in the aggregate who purchased from the first Holder that was not an Affiliate of the Company may include three institutional accredited investors who purchased in compliance with Section
5.02(d)(i). Such transfers shall be deemed to have complied with the requirements of Section 5.02(d). The
Holder of such a Certificate desiring to effect such transfer does hereby agree to indemnify the Trustee, the Company, the Master Servicer and the Certificate
Registrar against any liability that may result if transfer is not made in accordance with this Agreement.
Each Holder of such a Certificate on the Closing Date does hereby agree that it will comply with the requirements of this Section 5.02(e) in connection with the transfer of any such Certificate.

          (f)  In the case of any Class M, Class B or
Class R Certificate presented for registration in the name of an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (or comparable provisions of any subsequent enactments), an investment manager, a named fiduciary or a trustee of any such plan or any other Person who is using "plan assets" of any such plan to effect such acquisition, unless otherwise directed by the Company, the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase or holding of a Class M, Class B or Class R
Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement or any other liability, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer. The
Trustee may (unless otherwise directed by the Company) require that any prospective transferee of a Class M, Class B or Class R Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or
Section 4975 of the Code, an investment manager, a named fiduciary or a trustee of any such plan, or any other Person who is using "plan assets" of any such plan to effect such acquisition.

          (g)(i)  Each Person who has or who acquires
any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R
Certificate are expressly subject to the following provisions:

               (A)  Each Person holding or acquiring
          any Ownership Interest in a Class R
          Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

               (B)  In connection with any proposed
          Transfer of any Ownership Interest in a Class
          R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, (I) an affidavit and agreement (a
          "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit I-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership
          Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section
          5.02(g) and agrees to be bound by them, and
          (II) a certificate, in the form attached hereto as Exhibit I-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

               (C)  Notwithstanding the delivery of a
          Transfer Affidavit and Agreement by a
          proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

               (D)  Each Person holding or acquiring
          any Ownership Interest in a Class R
          Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R
          Certificate and (y) not to transfer its
          Ownership Interest unless it provides a
          certificate to the Trustee in the form
          attached hereto as Exhibit I-2.

               (E)  Each Person holding or acquiring an
          Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-
          3T(a)(2)(i)(A) immediately upon acquiring an
          Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

          (ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit I-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration.
Transfers of the Class R Certificates to Non-United
States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

          (iii)     (A)  If any Disqualified
Organization shall become a holder of a Class R
Certificate, then the last preceding Permitted
Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United
States Person shall become a holder of a Class R
Certificate, then the last preceding United States
Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or
Section 1.860G-3, then the last preceding Permitted
Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R-I or Class R-II Certificate.
The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R
Certificate that is in fact not permitted by this
Section 5.02(g) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

               (B)  If any purported Transferee shall
become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(g) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R
Certificate to a purchaser selected by the Master
Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master
Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

         (iv)  The Master Servicer, on behalf of the
Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any
Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-
1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

          (v)  The provisions of this Section 5.02(g)
set forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

               (A)  written notification from each
     Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Class A, Class M, Class B or Class R Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

               (B)  a certificate of the Master
     Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not cause (x) the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a
     Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

          (h)  No service charge shall be made for any
transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (i)  All Certificates surrendered for
transfer and exchange shall be destroyed by the Certificate Registrar.

          Section 5.03.  Mutilated, Destroyed, Lost
                         or Stolen Certificates.

          If (i) any mutilated Certificate is
surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen
Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate
Registrar) connected therewith.  Any duplicate
Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed
Certificate shall be found at any time.

          Section 5.04.  Persons Deemed Owners.

          Prior to due presentation of a Certificate for registration of transfer, the Company, the Master
Servicer, the Trustee, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, and neither the Company, the Master Servicer, the Trustee, the
Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee or the Certificate
Registrar shall be affected by notice to the contrary except as provided in Section 5.02(g).

          Section 5.05.  Appointment of Paying Agent.

          The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of Certificateholders.

          The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying
Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

          Section 5.06.  Optional Purchase of
                         Certificates.

          (a)  On any Distribution Date on which the
Pool Stated Principal Balance is less than ten percent of the Cut-off Date Principal Balance of the Mortgage
Loans, either the Master Servicer or the Company shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of such Certificates plus the sum of one month's
Accrued Certificate Interest thereon and any previously unpaid Accrued Certificate Interest.

          (b)  The Master Servicer or the Company, as
applicable, shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that it will purchase the Certificates pursuant to Section 5.06(a). Notice of any such purchase, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment in accordance with this Section
5.06, shall be given promptly by the Master Servicer or the Company, as applicable, by letter to Certificateholders (with a copy to the Certificate
Registrar and each Rating Agency) mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, specifying:

               (i)  the Distribution Date upon which
     purchase of the Certificates is anticipated to be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated,

               (ii) the purchase price therefor, if
     known, and

               (iii)     that the Record Date otherwise
     applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If either the Master Servicer or the Company gives the notice specified above, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Distribution Date on which the purchase pursuant to Section 5.06(a) is to be made, in immediately available funds, an amount equal to the purchase price for the Certificates computed as provided above.

          (c)  Upon presentation and surrender of the
Certificates to be purchased pursuant to Section
5.06(a) by the Holders thereof, the Trustee shall distribute to such Holders an amount equal to the outstanding Certificate Principal Balance thereof plus the sum of one month's Accrued Certificate Interest thereon and any previously unpaid Accrued Certificate
Interest with respect thereto.

          (d) In the event that any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase pursuant to this
Section 5.06 is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the Master Servicer or the Company, as applicable, pursuant to Section 5.06(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable, shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 5.06, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the Holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its
Certificate(s) for payment in accordance with this
Section 5.06.  Any Certificate that is not surrendered
on the Distribution Date on which a purchase pursuant to this Section 5.06 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder.
The Master Servicer or the Company, as applicable, shall be for all purposes the Holder thereof as of such date.
                      ARTICLE VI

          THE COMPANY AND THE MASTER SERVICER

          Section 6.01.  Respective Liabilities of the
                         Company and the Master
                         Servicer.

          The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

          Section 6.02.  Merger or Consolidation of the
                         Company or the Master
                         Servicer; Assignment of Rights
                         and Delegation of Duties by
                         Master Servicer.

          (a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

          (b) Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC; and provided further that each Rating
Agency's ratings, if any, of the Class A, Class M, Class B or Class R Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating
Agency).

          (c)  Notwithstanding anything else in this
Section 6.02 and Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master
Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

          Section 6.03.  Limitation on Liability of the
                         Company, the Master Servicer
                         and Others.

          Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master
Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The
Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The
Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific
Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

          Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust
Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate
Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

          Section 6.04.  Company and Master
                         Servicer Not to Resign.

          Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.
                      ARTICLE VII

                        DEFAULT

          Section 7.01.  Events of Default.

          Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i)  the Master Servicer shall fail to
     distribute or cause to be distributed to Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of such Class evidencing Percentage
     Interests aggregating not less than 25%; or

          (ii) the Master Servicer shall fail to
     observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage
     Interests aggregating not less than 25%; or

          (iii)     a decree or order of a court or
     agency or supervisory authority having
     jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

          (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master
     Servicer or of, or relating to, all or
     substantially all of the property of the Master
     Servicer; or

          (v)  the Master Servicer shall admit in
     writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vi) the Master Servicer shall notify the Trustee pursuant to Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

          If an Event of Default described in clauses
(i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee may, and at the direction of Holders of Certificates entitled to at least 51% of the Voting
Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Company, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section
4.04(b).  On or after the receipt by the Master
Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.
The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master
Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage
Loans.  No such termination shall release the Master
Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

          Notwithstanding any termination of the
activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the
Company shall deliver to the Trustee a copy of the Program Guide.

          Section 7.02.  Trustee or Company to Act;
                         Appointment of Successor.

          On and after the time the Master Servicer receives a notice of termination pursuant to Section
7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Company and with the Company's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(b) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate Account. If the Trustee has become the successor to the Master Servicer in accordance with
Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a FNMA- or FHLMC-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master
Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The
Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master
Servicer appointed pursuant to this Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

          Section 7.03.  Notification to
                         Certificateholders.

          (a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

          (b)  Within 60 days after the occurrence of
any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

          Section 7.04.  Waiver of Events of Default.

          The Holders representing at least 66% of the Voting Rights of Certificates affected by a default or Event of Default hereunder, may waive such default or Event of Default; provided, however, that (a) a default or Event of Default under clause (i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this Section 7.04 shall affect the Holders of Certificates in the manner set forth in Section 11.01(b)(i), (ii) or (iii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting
Rights of Certificates affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.
                     ARTICLE VIII

                CONCERNING THE TRUSTEE

          Section 8.01.  Duties of Trustee.

          (a)  The Trustee, prior to the occurrence of
an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

          (b)  The Trustee, upon receipt of all
resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.
The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

          The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The
Trustee shall furnish in a timely fashion to the Master
Servicer such information as the Master Servicer may reasonably request from time to time for the Master
Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of both REMIC I and REMIC II as REMICs under the REMIC Provisions and to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either REMIC I or REMIC II to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

          (c)  No provision of this Agreement shall be
construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i)  Prior to the occurrence of an Event of
     Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

          (ii)  The Trustee shall not be personally
     liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii)  The Trustee shall not be personally
     liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of
     Certificateholders of any Class holding
     Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

          (iv)  The Trustee shall not be charged with
     knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust
     Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust
     Office from the Master Servicer, the Company or any Certificateholder; and

          (v)  Except to the extent provided in Section
     7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds
     (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d)  The Trustee shall timely pay, from its
own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A)
"prohibited transaction" penalty taxes as defined in
Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section
860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

          Section 8.02.  Certain Matters Affecting the
                         Trustee.

          (a)  Except as otherwise provided in Section
               8.01:

               (i)  The Trustee may rely and shall be
     protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) The Trustee may consult with
     counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (iii)     The Trustee shall be under no
     obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

               (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v)  Prior to the occurrence of an Event
     of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

               (vi) The Trustee may execute any of the
     trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

               (vii)     To the extent authorized under
     the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

          (b)  Following the issuance of the
Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section
860F(a) of the Code).

          Section 8.03.  Trustee Not Liable for
                         Certificates or Mortgage
                         Loans.

          The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate
Account by the Company or the Master Servicer.

          Section 8.04.  Trustee May Own Certificates.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

          Section 8.05.  Master Servicer to Pay
                         Trustee's Fees and Expenses;
                         Indemnification.

          (a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master
Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

          (b)  The Master Servicer agrees to indemnify
the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement, provided that:

               (i)  with respect to any such claim, the
     Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

               (ii) while maintaining control over its
     own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

               (iii)     notwithstanding anything in
     this Agreement to the contrary, the Master
     Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement shall affect the obligations created by this Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

          Notwithstanding the foregoing, the
indemnification provided by the Master Servicer in this
Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of Certificateholders pursuant to the terms of this Agreement.

          Section 8.06.  Eligibility Requirements for
                         Trustee.

          The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

          Section 8.07.  Resignation and Removal of the
                         Trustee.

          (a)  The Trustee may at any time resign and
be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b)  If at any time the Trustee shall cease
to be eligible in accordance with the provisions of
Section 8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master
Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

          (c)  The Holders of Certificates entitled to
at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

          (d)  Any resignation or removal of the
Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

          Section 8.08.  Successor Trustee.

          (a)  Any successor trustee appointed as
provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

          (b)  No successor trustee shall accept
appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

          (c)  Upon acceptance of appointment by a
successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register.
If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

          Section 8.09.  Merger or Consolidation of
                         Trustee.

          Any corporation or national banking
association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

          Section 8.10.  Appointment of Co-Trustee
                         or Separate Trustee.

          (a)  Notwithstanding any other provisions
hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust
Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable.
If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section
8.08 hereof.

          (b)  In the case of any appointment of a co-
trustee or separate trustee pursuant to this Section
8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (c)  Any notice, request or other writing
given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d)  Any separate trustee or co-trustee may,
at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section 8.11.  Appointment of Custodians.

          The Trustee may, with the consent of the Master Servicer and the Company, appoint one or more
Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to
Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each
Custodial Agreement may be amended only as provided in
Section 11.01.  The Trustee shall notify the
Certificateholders of the appointment of any Custodian
(other than the Custodian appointed as of the Closing
Date) pursuant to this Section 8.11.

          Section 8.12.  Appointment of Office or
                         Agency.

          The Trustee will maintain an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange.
The Trustee initially designates its offices located at Four Albany Street, New York, New York 10006 for the purpose of keeping the Certificate Register. The
Trustee will maintain an office at the address stated in Section 11.05(c) hereof where notices and demands to or upon the Trustee in respect of this Agreement may be served.
                      ARTICLE IX

                      TERMINATION

          Section 9.01.  Termination Upon Purchase by
                         the Master Servicer or the
                         Company or Liquidation of All
                         Mortgage Loans.

          (a)  Subject to Section 9.03, the respective
obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final
Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final
Distribution Date pursuant to this Article IX following the earlier of:

               (i)  the later of the final payment or
     other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

               (ii) the purchase by the Master Servicer or the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal) on the day of repurchase plus accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which such repurchase price is distributed, provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of either REMIC I or REMIC II as REMICs.

          The right of the Master Servicer or the
Company to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final
Distribution Date being less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.
If such right is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage
Loans. In addition, the Master Servicer or the Company, as applicable, shall provide to the Trustee the certification required by Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master
Servicer or the Company, as applicable, the Mortgage
Files pertaining to the Mortgage Loans being purchased.

          (b) The Master Servicer or, in the case of a final distribution as a result of the exercise by the Company of its right to purchase the assets of the Trust Fund, the Company shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer or the Company of its right to purchase the assets of the Trust Fund or otherwise). Notice of any termination, specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation, shall be given promptly by the Master
Servicer or the Company, as applicable (if it is exercising its right to purchase the assets of the Trust Fund), or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

               (i)       the anticipated Final
     Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated,

               (ii)      the amount of any such final
     payment, if known, and

               (iii)     that the Record Date otherwise
     applicable to such Distribution Date is not applicable, and (A) in the case of the Class A
     Certificates (other than the Class A-7
     Certificates) and Class R Certificates, that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified and (B) in the case of Class A-7 Certificates, Class M
     Certificates and Class B Certificates, that such
     Certificates shall be delivered to the Trustee no later than 30 days following the anticipated Final
     Distribution Date.

If the Master Servicer or the Company, as applicable, is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate
Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer or the Company, the Master
Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Final
Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund computed as above provided.

          (c)  In the case of the Class A Certificates
(other than the Class A-7 Certificates) and the Class R
Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof, and in the case of the Class A-7, Class M and Class B
Certificates, without any such presentation, the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution
Date, if not in connection with the Master Servicer's or the Company's election to repurchase, or (ii) if the Master Servicer or the Company elected to so repurchase, an amount determined as follows: (A) with respect to each Certificate the outstanding Certificate
Principal Balance thereof, plus one month's Accrued
Certificate Interest and any previously unpaid Accrued
Certificate Interest, subject to the priority set forth in Section 4.02(a), and (B) with respect to the Class R
Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A). Each Holder of a Class A-7,
Class M or Class B Certificate, by its acceptance thereof, shall be deemed to agree to, and shall, deliver such Certificates held by such Holder to the Trustee no later than 30 days following receipt of the final distribution in respect thereof.

          (d) In the event that any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final
Distribution Date (if so required by the terms hereof), the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining
Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee
(in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master
Servicer or the Company, as applicable, to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting
Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its
Certificate(s) for final payment thereof in accordance with this Section 9.01.

          Section 9.02.  Termination of REMIC II.

          REMIC II shall be terminated on the earlier of the Final Distribution Date and the date on which it is deemed to receive the last deemed distributions on the Uncertificated REMIC I Regular Interests and the last distribution due on the Class A, Class M, Class B and Class R-II Certificates is made.

          Section 9.03.  Additional Termination
                         Requirements.

          (a)  REMIC I and REMIC II, as the case may
be, shall be terminated in accordance with the following additional requirements, unless the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of REMIC I or REMIC II, as the case may be, to comply with the requirements of this Section 9.03 will not (i) result in the imposition on the Trust of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding:

               (i)  The Master Servicer shall establish
     a 90-day liquidation period for REMIC I or REMIC
     II, as the case may be, and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for REMIC I or REMIC II, as the case may be, under Section 860F of the Code and regulations thereunder;

               (ii) The Master Servicer shall notify
     the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

               (iii)     If the Master Servicer is
     exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash; provided, however, that in the event that a calendar quarter ends after the commencement of the 90-day liquidation period but prior to the Final
     Distribution Date, the Master Servicer shall not purchase any of the assets of the Trust Fund prior to the close of that calendar quarter.

          (b)  Each Holder of a Certificate and the
Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for REMIC I and REMIC II at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.
                       ARTICLE X

                   REMIC PROVISIONS

          Section 10.01. REMIC Administration.

          (a)  The Master Servicer shall make an
election to treat each of REMIC I and REMIC II as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC
I election in respect of the Trust Fund, Uncertificated
REMIC I Regular Interests shall be designated as the "regular interests" and the Class R-I Certificates shall be designated as the sole class of "residual interest" in REMIC I. For the purposes of the REMIC II election in respect of the Trust Fund, the Class A
(other than the Class A-7 Certificates, to the extent of Class A-7 Component F, and the Class A-8
Certificates), Class M and Class B Certificates and
Uncertificated REMIC II Regular Interests shall be designated as the "regular interests" and the Class R-
II Certificates shall be designated as the sole class of "residual interests" in REMIC II. The Master
Servicer and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in REMIC I or REMIC II other than the Uncertificated REMIC I Regular Interests and the Class
R-I Certificates and the REMIC II Certificates, the
Uncertificated REMIC II Regular Interests and the Class
R-II Certificates, respectively.

          (b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

          (c)  Residential Funding Corporation shall
hold a Class R Certificate representing a 0.01%
Percentage Interest of all Class R-I and R-II
Certificates and shall be designated as the tax matters person with respect to REMIC I and REMIC II in the manner provided under Treasury regulations section
1.860F-4(d) and temporary Treasury regulations section
301.6231(a)(7)-1T. Residential Funding Corporation, as tax matters person, shall (i) act on behalf of REMIC I and REMIC II in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto.
The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and Residential Funding
Corporation shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section
3.10 unless such legal expenses and costs are incurred by reason of Residential Funding Corporation's willful misfeasance, bad faith or gross negligence. If
Residential Funding is no longer the Master Servicer hereunder Residential Funding shall be paid reasonable compensation by any successor Master Servicer hereto for so acting as "tax matters person."

          (d)  The Master Servicer shall prepare or
cause to be prepared all of the Tax Returns that it determines are required with respect to either REMIC I or REMIC II created hereunder and deliver such Tax
Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the Master Servicer without any right of reimbursement therefor. The Master Servicer agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions.

          (e) The Master Servicer shall provide (i) to any Transferor of a Class R-I or R-II Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R-I and R-II
Certificate to any Person who is not a Permitted
Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC
Provisions including reports relating to interest, original issue discount and market discount or premium
(using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of REMIC I and REMIC II.

          (f)  The Master Servicer shall take such
actions and shall cause each of REMIC I and REMIC II created hereunder to take such actions as are reasonably within the Master Servicer's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status thereof as REMICs under the REMIC Provisions (and the Trustee shall assist the Master Servicer, to the extent reason-ably requested by the Master Servicer to do so). The
Master Servicer shall not knowingly or intentionally take any action, cause each of REMIC I and REMIC II to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of each of REMIC I and REMIC II as a REMIC or
(ii) result in the imposition of a tax upon each of REMIC I and REMIC II (including but not limited to the tax on prohibited transactions as defined in Section
860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code)
(either such event, an "Adverse REMIC Event") unless the Master Servicer receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer or the Trustee) to the effect that the contemplated action will not, with respect to each of REMIC I and REMIC II created hereunder, endanger such status or, unless the Master Servicer determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax. The
Trustee shall not take or fail to take any action
(whether or not authorized hereunder) as to which the Master Servicer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I and REMIC II or its assets, or causing REMIC I and REMIC II to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master
Servicer or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to REMIC I and REMIC II, and the Trustee shall not take any such action or cause REMIC I and REMIC II to take any such action as to which the Master Servicer has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of REMIC I and REMIC II as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section
860G(a)(5) of the Code.

          (g)  In the event that any tax is imposed on
"prohibited transactions" of REMIC I or REMIC II created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of REMIC I or REMIC II as defined in Section 860G(c) of the Code, on any contributions to REMIC I or REMIC II after the Startup Day therefor pursuant to Section
860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master
Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, or otherwise (iii) against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

          (h)  The Trustee and the Master Servicer
shall, for federal income tax purposes, maintain books and records with respect to REMIC I and REMIC II on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

          (i)  Following the Startup Day, neither the
Master Servicer nor the Trustee shall accept any contributions of assets to REMIC I and REMIC II unless the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in REMIC I and REMIC II will not cause REMIC I and REMIC II to fail to qualify as REMICs at any time that any Certificates are out-standing or subject REMIC I and REMIC II to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (j)  Neither the Master Servicer nor the
Trustee shall enter into any arrangement by which REMIC
I and REMIC II will receive a fee or other compensation for services nor permit either such REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section
860G(a)(5) of the Code.

          (k)  Solely for the purposes of Section
1.860G-1(a)(4)(iii) of the Treasury regulations, the "latest possible maturity date" by which the Certificate Principal Balance of each Class of
Certificates representing a regular interest in REMIC
II and the Uncertificated Principal Balance of each Uncertificated REMIC I Regular Interest (other than each Uncertificated REMIC I Regular Interest Z) would be reduced to zero is April 25, 2025, which is the Distribution Date immediately following the latest scheduled maturity of any Mortgage Loan. The Maturity
Date for each uncertificated REMIC I Regular Interest Z and Uncertificated REMIC II Regular Interest is the maturity date for the related Mortgage Loan.

          (l)  Within 30 days after the Closing Date,
the Master Servicer shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for
REMIC I and REMIC II.

          (m)  Neither the Trustee nor the Master
Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I and REMIC II, (iii) the termination of REMIC I and REMIC II pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to
Article II or III of this Agreement) nor acquire any assets for REMIC I and REMIC II, nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain, nor accept any contributions to REMIC I and REMIC II after the Closing
Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of REMIC I and REMIC II as REMICs or (b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause REMIC I and REMIC II to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

          Section 10.02. Master Servicer and Trustee
                         Indemnification.

          (a)  The Trustee agrees to indemnify the
Trust Fund, the Company and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

          (b)  The Master Servicer agrees to indemnify
the Trust Fund, the Company and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.


                      ARTICLE XI

               MISCELLANEOUS PROVISIONS

          Section 11.01. Amendment.

          (a)  This Agreement or any Custodial
Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

               (i)       to cure any ambiguity,

               (ii)      to correct or supplement any
     provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

               (iii)     to modify, eliminate or add to
     any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust
     Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

               (iv)      to change the timing and/or
     nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit
     Date shall in no event be later than the related
     Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

               (v)       to modify, eliminate or add to
     the provisions of Section 5.02(g) or any other provision hereof restricting transfer of the Class
     R-I Certificates and Class R-II Certificates by virtue of their being the "residual interests" in REMIC I and REMIC II, respectively, provided that
     (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not, as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause either the Trust Fund or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee, or

               (vi)      to make any other provisions
     with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

          (b)       This Agreement or any Custodial
Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage
Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial
Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

               (i)       reduce in any manner the
     amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,

               (ii)      adversely affect in any
     material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66%, or

               (iii)     reduce the aforesaid
     percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

          (c)  Notwithstanding any contrary provision
of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding.

          (d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          (e)  The Company shall have the option, in
its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class B Certificates against any or all Realized Losses or other shortfalls.
Any such instrument or fund shall be held by the Trustee for the benefit of the Class B
Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust
Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust
Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of proposed
Treasury Regulations Section 1.860G-1(h) as it reads as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company but without the consent of any Certificateholder and without the consent of the Master
Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Class A
Certificateholders, the Class R Certificateholders, the
Class M Certificateholders, the Master Servicer or the
Trustee, as applicable; provided that the Company obtains an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section
860G(d)(1) of the Code and (b) either REMIC I or REMIC
II to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors
Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit M
(in which case Residential Funding's Subordinate
Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit N, with such changes as the Company shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

          Section 11.02. Recordation of Agreement;
                         Counterparts.

          (a)  To the extent permitted by applicable
law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least
25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

          (b)  For the purpose of facilitating the
recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section 11.03. Limitation on Rights
                         of Certificateholders.

          (a)  The death or incapacity of any
Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust
Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

          (b)  No Certificateholder shall have any
right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c)  No Certificateholder shall have any
right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 11.04. Governing Law.

          This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          Section 11.05. Notices.

          All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to (a) in the case of the Company, 8400
Normandale Lake Boulevard, Suite 700, Minneapolis,
Minnesota 55437, Attention: President, or such other address as may hereafter be furnished to the Master
Servicer and the Trustee in writing by the Company, (b) in the case of the Master Servicer, 10 Universal City
Plaza, Suite 2100, Universal City, California 91608,
Attention: Ms. Becker or such other address as may be hereafter furnished to the Company and the Trustee by the Master Servicer in writing, (c) in the case of the Trustee, Four Albany Street, New York, New York 10006,
Attention: Residential Funding Corporation Series 1995-
S1 or such other address as may hereafter be furnished to the Company and the Master Servicer in writing by the Trustee, (d) in the case of Moody's, 99 Church
Street, New York, New York 10007, or such other address as may hereafter be furnished to the Company, the Trustee and the Master Servicer in writing by Moody's and (e) in the case of Standard & Poor's, 25 Broadway,
New York, New York 10004 or such other address as may be hereafter furnished to the Company, Trustee, and Master Servicer by Standard & Poor's. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

          Section 11.06. Notices to Rating Agency.

          The Company, the Master Servicer or the
Trustee, as applicable, shall notify each Rating Agency and the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or (j) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses
(e) and (f) below:

          (a)  a material change or amendment to this
     Agreement,

          (b)  the occurrence of an Event of Default,

          (c)  the termination or appointment of a
     successor Master Servicer or Trustee or a change in the majority ownership of the Trustee,

          (d)  the filing of any claim under the Master
     Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section
     3.12 or the cancellation or modification of coverage under any such instrument,

          (e)  the statement required to be delivered
     to the Holders of each Class of Certificates pursuant to Section 4.03,

          (f)  the statements required to be delivered
     pursuant to Sections 3.18 and 3.19,

          (g)  a change in the location of the
     Custodial Account or the Certificate Account,

          (h)  the occurrence of any monthly cash flow
     shortfall to the Holders of any Class of Certificates resulting from the failure by the Master Servicer to make an Advance pursuant to
     Section 4.04,

          (i)  the occurrence of the Final Distribution
     Date, and

          (j)  the repurchase of or substitution for
     any Mortgage Loan,

provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the Master
Servicer.

          Section 11.07. Severability of Provisions.

          If any one or more of the covenants,
agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.
          IN WITNESS WHEREOF, the Company, the Master
Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                             RESIDENTIAL FUNDING
                             MORTGAGE SECURITIES I,
                             INC.

[Seal]
                             By:    /s/Jill M. Davis
                           Name:  Jill M. Davis
                          Title:  Vice President

Attest:   /s/Bruce J. Legan
        Name:  Bruce J. Legan
        Title: Vice President


                     RESIDENTIAL FUNDING CORPORATION

[Seal]
                        By:      /s/Bruce J. Legan
                      Name:   Bruce J. Legan
                     Title:   Director


Attest:   /s/Jill M. Davis
        Name:  Jill M. Davis
        Title: Director


                     BANKERS TRUST COMPANY, as Trustee

[Seal]
                          By:    /s/Gary R. Vaughan
                        Name: Gary R. Vaughan
                       Title: Assistant Vice President

Attest: /s/Kellie R. Rodriguez
        Name: Kellie R. Rodriguez
        Title: Assistant Secretary
STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )


         On the 30th day of March, 1995 before me, a notary public in and for said State, personally appeared Jill M. Davis, known to me to be a Vice
President of Residential Funding Mortgage Securities I,
Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                      Notary Public

[Notarial Seal]


STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

         On the 30th day of March, 1995 before me, a notary public in and for said State, personally appeared Bruce J. Legan, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                      Notary Public

[Notarial Seal]
STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )


         On the 30th day of March, 1995 before me, a notary public in and for said State, personally appeared _____________________
_____________, known to me to be a Vice President of Bankers Trust Company, the New York banking corporation, that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                      Notary Public

[Notarial Seal]
                       EXHIBIT A

              FORM OF CLASS A CERTIFICATE




         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES,
THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL
ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE
INTERNAL REVENUE CODE OF 1986.

         [THIS CERTIFICATE HAS NOT BEEN AND WILL NOT
BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY
NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED
PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED
IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION
UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS
TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 5.02 OF THE AGREEMENT.]

         [THE FOLLOWING INFORMATION IS PROVIDED SOLELY
FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME
TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS
CERTIFICATE.  THE ISSUE DATE OF THIS CERTIFICATE IS
MARCH 30, 1995.  ASSUMING THAT THE MORTGAGE LOANS
PREPAY AT 225% OF THE STANDARD PREPAYMENT ASSUMPTION
(AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND
ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE
INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN
ISSUED WITH NO MORE THAN $_____ OF OID PER [$1,000]
[$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE]
[NOTIONAL AMOUNT], THE YIELD TO MATURITY IS ___% AND
THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL
PERIOD IS NO MORE THAN $_______ PER [$1,000] [$100,000]
OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL
AMOUNT], COMPUTED USING THE APPROXIMATE METHOD.  NO
REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL
PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT
ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY
OF THE PASS-THROUGH RATE.]
Certificate No. ____     [___%][Variable] Pass-Through
                                          Rate

Class A-__ Senior        [___% [Initial] Pass-Through
                          Rate based on a Notional
                          Amount]
Date of Pooling and Servicing Agreement and
Cut-off Date:            [Percentage Interest:___%]
March 1, 1995
Aggregate [Initial Certificate Principal Balance]
First Distribution Date:       [Notional Amount] of the
April 25, 1995                 Class A-__ Certificates:
                               $_____________]

              [Class A-7 Component A: $__________
               Class A-7 Component B: $__________
               Class A-7 Component C: $__________
               Class A-7 Component D: $__________
               Class A-7 Component E: $__________
               Class A-7 Component F: $__________
               Class A-7 Component G: $__________]

Master Servicer:      [Initial] [Certificate Principal
Residential Funding   Balance] [Notional Amount] of
Corporation           this Certificate: $_____________]

Assumed Final Distribution Date:
CUSIP 760944-_____



           MORTGAGE PASS-THROUGH CERTIFICATE
                    SERIES 1995-S1

    evidencing a percentage interest in the
    distributions allocable to the Class A-__
    Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE
    SECURITIES I, INC.

         This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding
Mortgage Securities I, Inc., the Master Servicer, the
Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee or GMAC Mortgage
Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

         This certifies that
_____________________________ is the registered owner
of the Percentage Interest evidenced by this Certificate [(obtained by dividing the Initial
Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class A-___ Certificates, both as specified above)] in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Funding Mortgage Securities I, Inc.
(hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master
Servicer and Bankers Trust Company, as trustee (the
"Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.
This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution
Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution
(the "Record Date"), from the Available Distribution
Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount [(of interest and principal, if any)] required to be distributed to Holders of Class A-__
Certificates on such Distribution Date. [The Notional
Amount of Class A-7 Component E as of any date of determination is equal to the sum of (a) 9/170th of the aggregate Certificate Principal Balance of the Class A-
1 Certificates and Class A-2 Certificates as of such date and (b) 1/34th of the aggregate Certificate
Principal Balance of the Class A-3 Certificates as of such date. The Notional Amounts of Class A-7 Component
G and the Stripped Interests Certificates as of any date of determination are equal to 25% and 75%, respectively, of the aggregate Certificate Principal
Balance of the Certificates of all classes (including the Class M Certificates and Class B Certificates) as of such date.] [The Class A-8 Certificates have no Certificate Principal Balance.]

         Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

         Notwithstanding the above, the final
distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. [The
Initial Certificate Principal Balance of this
Certificate and the amounts of the Class A-7 Component
A, Class A-7 Component B, Component Class A-7 Component
C, Class A-7 Component D, Class A-7 Component E, Class
A-7 Component F and Class A-7 Component G is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.]

         This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event
Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage
Loan or from other cash that would have been distributable to Certificateholders.

         As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate
Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master
Servicer of advances made, or certain expenses incurred, by either of them.

         The Agreement permits, with certain
exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master
Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New
York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable only as
registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate
Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master
Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

         This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

         The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust
Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The
Agreement permits, but does not require, the Master
Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining
Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof;
provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

         Reference is hereby made to the further
provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.
         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                  BANKERS TRUST COMPANY, as
                        Trustee


                        By:
                                Authorized Signatory



             CERTIFICATE OF AUTHENTICATION

         This is one of the Class A-__ Certificates referred to in the within-mentioned Agreement.

                        BANKERS TRUST COMPANY, as
                        Certificate Registrar


                        By:
                                Authorized Signatory
                      ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

 (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Certificate
Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
               Signature by or on behalf of assignor




                                Signature Guaranteed

               DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of
                    account number                 ,
or, if mailed by check, to
                                   Applicable
statements should be mailed to

 .

         This information is provided by
              , the assignee named above, or
                      , as its agent.
                       EXHIBIT B

              FORM OF CLASS M CERTIFICATE


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO
THE CLASS A CERTIFICATES AND CLASS R-I CERTIFICATES
[AND] CLASS R-II CERTIFICATES [AND CLASS M-1
CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED
BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS
CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE
INTERNAL REVENUE CODE OF 1986.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN
EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY
RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974, AS AMENDED, UNLESS THE
TRANSFEREE PROVIDES AN OPINION OF COUNSEL SATISFACTORY
TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE
THAT THE PURCHASE OF THIS CERTIFICATE BY OR ON BEHALF
OF SUCH PLAN IS PERMISSIBLE UNDER APPLICABLE LAW AND
WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR
THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE
UNDERTAKEN IN THE AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY
NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED
PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED
IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION
UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS
TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 5.02 OF THE AGREEMENT.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE
PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX
ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS
CERTIFICATE.  THE ISSUE DATE OF THIS CERTIFICATE IS
MARCH 30, 1995.  BASED ON PROPOSED OID REGULATIONS
PUBLISHED IN THE FEDERAL REGISTER ON DECEMBER 22, 1992
AND ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 225% OF
THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE
PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN
ISSUED WITH NO MORE THAN $              OF OID PER
$1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE
YIELD TO MATURITY IS     % AND THE AMOUNT OF OID
ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE
THAN $           PER $1,000 OF INITIAL CERTIFICATE
PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE
METHOD.  NO REPRESENTATION IS MADE THAT THE MORTGAGE
LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD
PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]
Certificate No. ___          8.50% Pass-Through Rate

Class M-    Subordinate        Aggregate Certificate
                               Principal Balance
                               of the Class M
                               Certificates:
Date of Pooling and Servicing  $_______________
Agreement and Cut-off Date:
March 1, 1995                  Initial Certificate
                               Principal Balance of
                               this Certificate:
First Distribution Date:       $_______________
April 25, 1995
                               CUSIP: 760944-_____
Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:



          MORTGAGE PASS-THROUGH CERTIFICATE,
                    SERIES 1995-S1

    evidencing a percentage interest in any
    distributions allocable to the Class M-__
    Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE
    SECURITIES I, INC.

         This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding
Mortgage Securities I, Inc., the Master Servicer, the
Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee or GMAC Mortgage
Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

         This certifies that _________________________
is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans
(the "Mortgage Loans"), formed and sold by Residential
Funding Mortgage Securities I, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing
Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers
Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution
Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution
(the "Record Date"), from the Available Distribution
Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M-__ Certificates on such Distribution Date.

         Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

         Notwithstanding the above, the final
distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial
Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized
Losses allocable hereto.

         This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event
Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage
Loan or from other cash that would have been distributable to Certificateholders.

         As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate
Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master
Servicer of advances made, or certain expenses incurred, by either of them.

         The Agreement permits, with certain
exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master
Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New
York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable only as
registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate
Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master
Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

         This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

         The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust
Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The
Agreement permits, but does not require, the Master
Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining
Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof;
provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.
         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:               BANKERS TRUST COMPANY, as Trustee


                        By:
                                Authorized Signatory




             CERTIFICATE OF AUTHENTICATION

         This is one of the Class M-__ Certificates referred to in the within-mentioned Agreement.

                        BANKERS TRUST COMPANY, as
                        Certificate Registrar

                        By:
                                Authorized Signatory
                      ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

 (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Certificate
Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                     Signature by or on behalf of
assignor




                                Signature Guaranteed

               DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of
                    account number                 ,
or, if mailed by check, to
                                   Applicable
statements should be mailed to

 .

         This information is provided by
              , the assignee named above, or
                      , as its agent.
                       EXHIBIT C

              FORM OF CLASS B CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO
THE CLASS A CERTIFICATES, CLASS R-I CERTIFICATES, CLASS
R-II CERTIFICATES AND CLASS M CERTIFICATES AS DESCRIBED
IN THE AGREEMENT (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY
NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED
PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED
IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION
UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS
TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN
EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY
RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974, AS AMENDED, UNLESS THE
TRANSFEREE PROVIDES AN OPINION OF COUNSEL SATISFACTORY
TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE
THAT THE PURCHASE OF THIS CERTIFICATE BY OR ON BEHALF
OF SUCH PLAN IS PERMISSIBLE UNDER APPLICABLE LAW AND
WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR
THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE
UNDERTAKEN IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS
CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE
INTERNAL REVENUE CODE OF 1986.  THE FOLLOWING
INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF
APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE
DISCOUNT ("OID") RULES TO THIS CERTIFICATE.  THE ISSUE
DATE OF THIS CERTIFICATE IS MARCH 30, 1995.  BASED ON
PROPOSED OID REGULATIONS PUBLISHED IN THE FEDERAL
REGISTER ON DECEMBER 22, 1992 AND ASSUMING THAT THE
MORTGAGE LOANS PREPAY AT 225% OF THE STANDARD
PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS
SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO
MORE THAN $___ OF OID PER $1,000 OF INITIAL CERTIFICATE
PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% AND
THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL
PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL
CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE
APPROXIMATE METHOD.  NO REPRESENTATION IS MADE THAT THE
MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE
STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.
Certificate No. __           8.50 % Pass-Through Rate

Class B-__ Subordinate          Aggregate Certificate
                                Principal Balance
                                of the Class B-__
                                Certificates as of
Date of Pooling and Servicing   the Cut-off Date:
Agreement and Cut-off Date:     $_______________
March 1, 1995 Date:
                          Initial Certificate
                          Principal Balance of this
                          Certificate:
First Distribution Date:  $_______________
April 25, 1995

Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:



          MORTGAGE PASS-THROUGH CERTIFICATE,
                    SERIES 1995-S1

    evidencing a percentage interest in any
    distributions allocable to the Class B-__
    Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE
    SECURITIES I, INC.

         This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding
Mortgage Securities I, Inc., the Master Servicer, the
Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee or GMAC Mortgage
Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

         This certifies that Residential Funding
Mortgage Securities I, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate
(obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate
Principal Balance of all Class B-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Funding Mortgage Securities I, Inc.
(hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master
Servicer and Bankers Trust Company, as trustee (the
"Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.
This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution
Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business
Day, the Business Day immediately preceding such last
day) of the month next preceding the month of such distribution (the "Record Date"), from the Available
Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class
B Certificates on such Distribution Date.

         Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

         Notwithstanding the above, the final
distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial
Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized
Losses allocable hereto.

         No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws.
In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement
Income Security Act of 1974, as amended ("ERISA"), or
(ii) if such transferee is an employee benefit plan subject to ERISA, an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under ERISA and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a "prohibited transaction" within the meaning of Section 406 or 407 of ERISA or
Section 4975 of the Internal Revenue Code.

         This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event
Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage
Loan or from other cash that would have been distributable to Certificateholders.

         As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate
Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master
Servicer of advances made, or certain expenses incurred, by either of them.

         The Agreement permits, with certain
exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master
Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New
York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable only as
registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate
Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master
Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

         This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

         The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust
Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The
Agreement permits, but does not require, the Master
Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining
Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof;
provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.
         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                  BANKERS TRUST COMPANY, as
Trustee

                        By:
                                Authorized Signatory




             CERTIFICATE OF AUTHENTICATION

         This is one of the Class M-__ Certificates referred to in the within-mentioned Agreement.

                        BANKERS TRUST COMPANY, as
                        Certificate Registrar


                        By:
                                Authorized Signatory
                      ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

 (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Certificate
Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                     Signature by or on behalf of
assignor




                                Signature Guaranteed

               DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of
                    account number                 ,
or, if mailed by check, to
                                   Applicable
statements should be mailed to

 .

         This information is provided by
              , the assignee named above, or
                      , as its agent.
                       EXHIBIT D

              FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A
NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION
(AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS
CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE
INTERNAL REVENUE CODE OF 1986.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN
EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY
RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974, AS AMENDED, UNLESS THE
TRANSFEREE PROVIDES AN OPINION OF COUNSEL SATISFACTORY
TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE
THAT THE PURCHASE OF THIS CERTIFICATE BY OR ON BEHALF
OF SUCH PLAN IS PERMISSIBLE UNDER APPLICABLE LAW AND
WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR
THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE
UNDERTAKEN IN THE AGREEMENT (AS DEFINED BELOW).

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS
CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE
PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER
AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE
UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION
THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL
ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY
OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A
COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH
IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE
UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED
BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION
DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (ANY
SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B)
OR (C) BEING HEREIN REFERRED TO AS A "DISQUALIFIED
ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED
ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO
IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH
TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS
RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED
TRANSFEREE.  NOTWITHSTANDING THE REGISTRATION IN THE
CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER
DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED
ORGANIZATION OR AN AGENT OF A DISQUALIFIED
ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE
OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON
SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY
PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE
RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.  EACH
HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS
CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE
PROVISIONS OF THIS PARAGRAPH.
Certificate No. ___          8.50% Pass-Through Rate

Class [R-I] [R-II] Senior      Aggregate Initial
                               Certificate
                               Principal Balance of the
                               Class [R-I] [R-II]
                               Certificates:
Date of Pooling and Servicing  $100.00
Agreement and Cut-off Date:
March 1, 1995                  Initial Certificate
Principal
                               Balance of this
                               Certificate:
First Distribution Date:       $_______________
April 25, 1995
                               Percentage Interest:
Master Servicer:                    _______%
Residential Funding Corporation
                                CUSIP 760944-_____
Assumed Final Distribution Date:



          MORTGAGE PASS-THROUGH CERTIFICATE,
                    SERIES 1995-S1

    evidencing a percentage interest in any
    distributions allocable to the Class [R-I]
    [R-II] Certificates with respect to REMIC I.
    REMIC I is a part of a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL
    FUNDING MORTGAGE SECURITIES I, INC.

         This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding
Mortgage Securities I, Inc., the Master Servicer, the
Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the Master Servicer, the Trustee or GMAC Mortgage
Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

         This certifies that _________________________
is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this
Certificate by the aggregate Initial Certificate
Principal Balance of all Class [R-I] [R-II]
Certificates, both as specified above) in certain distributions with respect to a REMIC I. REMIC I is a part of a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Funding Mortgage Securities I, Inc.
(hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund and REMIC I were created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter.
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution
Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution
(the "Record Date"), from the Available Distribution
Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class [R-I] [R-II]
Certificates on such Distribution Date.

         Each Holder of this Certificate will be
deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership
Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

         Notwithstanding the above, the final
distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial
Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

         This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event
Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage
Loan or from other cash that would have been distributable to Certificateholders.

         As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate
Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master
Servicer of advances made, or certain expenses incurred, by either of them.

         The Agreement permits, with certain
exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master
Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New
York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable only as
registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate
Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master
Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

         This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

         The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust
Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The
Agreement permits, but does not require, the Master
Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining
Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof;
provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

         Reference is hereby made to the further
provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.
         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                  BANKERS TRUST COMPANY, as
Trustee

                        By:
                                Authorized Signatory




             CERTIFICATE OF AUTHENTICATION

         This is one of the Class [R-I] [R-II]
Certificates referred to in the within-mentioned
Agreement.

                        BANKERS TRUST COMPANY, as
                        Certificate Registrar


                        By:
                                Authorized Signatory
                      ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

 (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Certificate
Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                     Signature by or on behalf of
assignor




                                Signature Guaranteed

               DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of
                    account number                 ,
or, if mailed by check, to
                                   Applicable
statements should be mailed to

 .

        This information is provided by, the assignee named above, or as its agent.

                       EXHIBIT E

                  CUSTODIAL AGREEMENT

         THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of March 1, 1995, by and among BANKERS TRUST
COMPANY, as Trustee (including its successors under the Pooling Agreement defined below, the "Trustee"), RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
(together with any successor in interest, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with any successor in interest or successor under the Pooling Agreement referred to below, the "Master Servicer"), and NORWEST BANK
MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or any successor appointed hereunder, the "Custodian").


            W I T N E S S E T H   T H A T :

         WHEREAS, the Company, the Master Servicer, and the Trustee have entered into a Pooling and Servicing Agreement dated as of March 1, 1995, relating to the issuance of Residential Funding Mortgage
Securities I, Inc., Mortgage Pass-Through Certificates,
Series 1995-S1 (as in effect on the date of this agreement, the "Original Pooling Agreement," and as amended and supplemented from time to time, the "Pooling Agreement"); and

         WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company and the Master Servicer under the Pooling Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

         NOW, THEREFORE, in consideration of the
premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:


                       ARTICLE I

                      Definitions

         Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.


                      ARTICLE II

             Custody of Mortgage Documents

         Section 2.1.  Custodian to Act as Agent;
Acceptance of Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold the Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

         Section 2.2.  Recordation of Assignments.  If
any Mortgage File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

         Section 2.3.  Review of Mortgage Files.

         (a) On or prior to the Closing Date, the Custodian shall deliver to the Trustee an Initial
Certification in the form annexed hereto as Exhibit One evidencing receipt of a Mortgage File for each Mortgage
Loan listed on the Schedule attached hereto (the
"Mortgage Loan Schedule").

         (b)  Within 45 days of the initial issuance
of the Certificates, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling
Agreement, each Mortgage File, and shall deliver to the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all documents required to be delivered pursuant to Section 2.01(b) of the Pooling Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Within 45 days of receipt of the documents required to be delivered pursuant to
Section 2.01(c) of the Pooling Agreement, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section
2.02 of the Pooling Agreement, each such document, and shall deliver to the Trustee either (i) an Interim
Certification in the form attached hereto as Exhibit
Two to the effect that all such documents relate to the Mortgage Loans identified on the Mortgage Loan
Schedule, except for any exceptions listed on Schedule
A attached to such Interim Certification or (ii) a Final Certification as set forth in subsection (c) below. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Mortgage File to be defective in any material respect, the Custodian shall promptly so notify the Company, the Master Servicer and the Trustee. Upon receipt of written notification from the Master Servicer, signed by a Servicing Officer, that the Master Servicer or a Subservicer, as the case may be, has made a deposit into the Certificate Account in payment for the purchase of the related Mortgage Loan in an amount equal to the Purchase Price for such Mortgage Loan, the Custodian shall release to the Master Servicer the related Mortgage File.

         (c)  Upon receipt of all documents required
to be in the Mortgage Files the Custodian shall deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

         Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.

         Section 2.4.  Notification of Breaches of
Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Master Servicer or the Company as set forth in the Pooling Agreement or by a Seller in a Seller's
Agreement or by Residential Funding or the Company in the Assignment Agreement with respect to a Mortgage
Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the Master
Servicer and the Trustee.

         Section 2.5.  Custodian to Cooperate; Release
of Mortgage Files. Upon the repurchase or substitution of any Mortgage Loan pursuant to Article II of the Pooling Agreement or payment in full of any Mortgage
Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 of the Pooling Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File.
The Custodian agrees, upon receipt of such certification and request, promptly to release to the Master Servicer the related Mortgage File. The Master
Servicer shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Qualified Substitute Mortgage Loan.

         From time to time as is appropriate for the servicing or foreclosures of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy or any Mortgage Pool Insurance
Policy, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part, of the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Required Insurance
Policies. With such certificate, the Master Servicer shall deliver to the Custodian a trust receipt signed by a Servicing Officer on behalf of the Master
Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Mortgage File or such document to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing
Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.
In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver the Trust Receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account as provided in the Pooling Agreement.

         Section 2.6.  Assumption Agreements.  In the
event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.


                      ARTICLE III

               Concerning the Custodian

         Section 3.1.  Custodian a Bailee and Agent of
the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage
File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage
Note or Mortgage for the benefit of any person other than the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Company or the Master Servicer or otherwise released from the possession of the Custodian.

         Section 3.2.  Indemnification.  The Company
hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Company, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

         Section 3.3.  Custodian May Own Certificates.
The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

         Section  3.4.  Master Servicer to Pay
Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master
Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement
(including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

         Section 3.5.  Custodian May Resign; Trustee
May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor
Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning
Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

         The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor
Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with the Master Servicer or the Company.

         Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor
Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

         Section 3.6.  Merger or Consolidation of
Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 3.7.  Representations of the
Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.


                      ARTICLE IV

               Miscellaneous Provisions

         Section 4.1.  Notices.  All notices,
requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

         Section 4.2.  Amendments.  No modification or
amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling
Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling
Agreement and furnish the Custodian with written copies thereof.

         Section 4.3.  Governing Law.  This Agreement
shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

         Section 4.4.  Recordation of Agreement.  To
the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of holders of Certificates evidencing undivided interests in the aggregate of not less than 25% of the Trust Fund), but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Master Servicer to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

         For the purpose of facilitating the
recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 4.5.  Severability of Provisions.  If
any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.
         IN WITNESS WHEREOF, this Agreement is
executed as of the date first above written.

Address:                        BANKERS TRUST COMPANY,
                                as Trustee
Four Albany Street
New York, New York 10006
Attention:  Residential Funding Corporation
              Series 1995-S1
                                By:
                                Name:   Lynnette
Antosh
                                Title:  Vice President


Address:                        RESIDENTIAL FUNDING
                                MORTGAGE
                                SECURITIES I, INC.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437
                                By:
                                Name:   Jill M. Davis
                                Title:  Vice President


Address:                        RESIDENTIAL FUNDING
                                CORPORATION, as Master
Servicer
8400 Normandale Lake Boulevard
Suite 700
Minneapolis, Minnesota 55437
                                By:
                                Name:
                                Title:  Vice President


Address:                        NORWEST BANK
MINNESOTA,
                                NATIONAL ASSOCIATION
401 Second Avenue South
Minneapolis, Minnesota  55479

                                By:
                                Name:   Kathleen
Marshall
                                Title:  Trust Officer
STATE OF NEW YORK                  )
                                   ) ss.:
COUNTY OF NEW YORK                 )

                                   On the 30th day of
March, 1995, before me, a notary public in and for said
State, personally appeared _______________________,
known to me to be a Vice President of Bankers Trust
Company, a New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

                                   IN WITNESS WHEREOF,
I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                    Notary Public


[SEAL]
STATE OF MINNESOTA              )
                                   ) ss.:
COUNTY OF HENNEPIN              )

                                   On the ____ day of
March, 1995, before me, a notary public in and for said
State, personally appeared Kathleen Marshall, known to me to be a Trust Officer of Norwest Bank Minnesota, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

                                   IN WITNESS WHEREOF,
I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





                                Notary Public


[SEAL]
STATE OF NEW YORK               )
                                   ) ss.:
COUNTY OF NEW YORK              )


                                   On the 30th day of
March, 1995, before me, a notary public in and for said
State, personally appeared ________________, known to me to be a Vice President of Residential Funding
Mortgage Securities I, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                                   IN WITNESS WHEREOF,
I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                      Notary Public

[Notarial Seal]


STATE OF NEW YORK                  )
                                   ) ss:
COUNTY OF NEW YORK                 )

                                   On the 30th day of
March, 1995, before me, a notary public in and for said
State, personally appeared ________________, known to me to be a Vice President of Residential Funding
Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                                   IN WITNESS WHEREOF,
I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                   Notary Public

[Notarial Seal]

                      EXHIBIT ONE

                   FORM OF CUSTODIAN
                 INITIAL CERTIFICATION


                                   March 30, 1995


Bankers Trust Company
Four Albany Street
New York, New York 10006

Attention:  Residential Funding Corporation Series
1995-1

                                   Re:
                                   Custodial Agreement
                                   dated as of March
                                   1, 1995, by and
                                   among Bankers Trust
                                   Company,
                                   Residential Funding
                                   Mortgage Securities
                                   I, Inc.,
                                   Residential Funding
                                   Corporation and
                                   Norwest Bank
                                   Minnesota, National
                                   Association,
                                   Mortgage Pass-
                                   Through
                                   Certificates,
                                   Series 1995-S1


Ladies and Gentlemen:

                                   In accordance with
Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note) to the extent required in
Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan
Schedule.

                                   Capitalized words
and phrases used herein shall have the respective meanings assigned to them in the above-captioned
Custodial Agreement.

                                   NORWEST BANK
                                   MINNESOTA, NATIONAL
                                   ASSOCIATION



                                   By:
                                   Name:
                                   Title:
EXHIBIT TWO

        FORM OF CUSTODIAN INTERIM CERTIFICATION



                     ________________ ____, 1995



Bankers Trust Company
Four Albany Street
New York, New York 10006

Attention:  Residential Funding Corporation Series
1995-1

                                   Re:
                                   Custodial Agreement
                                   dated as of March
                                   1, 1995, by and
                                   among Bankers Trust
                                   Company,
                                   Residential Funding
                                   Mortgage Securities
                                   I, Inc.,
                                   Residential Funding
                                   Corporation and
                                   Norwest Bank
                                   Minnesota, National
                                   Association,
                                   Mortgage Pass-
                                   Through
                                   Certificates,
                                   Series 1995-S1


Ladies and Gentlemen:

                                   In accordance with
Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan
Schedule, with any exceptions listed on Schedule A attached hereto.

                                   Capitalized words
and phrases used herein shall have the respective meanings assigned to them in the above-captioned
Custodial Agreement.

                                   NORWEST BANK
                                   MINNESOTA, NATIONAL
                                   ASSOCIATION



                                   By:
                                   Name:
                                   Title:
EXHIBIT THREE

         FORM OF CUSTODIAN FINAL CERTIFICATION



                                   _____________ ___,
1995




Bankers Trust Company
Four Albany Street
New York, New York 10006

Attention:  Residential Funding Corporation Series
1995-1

                                   Re:
                                   Custodial Agreement
                                   dated as of March
                                   1, 1995, by and
                                   among Bankers Trust
                                   Company,
                                   Residential Funding
                                   Mortgage Securities
                                   I, Inc.,
                                   Residential Funding
                                   Corporation and
                                   Norwest Bank
                                   Minnesota, National
                                   Association,
                                   Mortgage Pass-
                                   Through
                                   Certificates,
                                   Series 1995-S1


Ladies and Gentlemen:

                                   In accordance with
Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing (I) with respect to each such Mortgage Loan
(other than a Cooperative Loan):

                                   (i)The original
                                Mortgage Note,
                                endorsed without
                                recourse to the order
                                of the Trustee and
                                showing an unbroken
                                chain of endorsements
                                from the originator
                                thereof to the Person
                                endorsing it to the
                                Trustee or an original
                                lost note affidavit
                                from the related
                                Seller or Residential
                                Funding stating that
                                the original Mortgage
                                Note was lost,
                                misplaced or
                                destroyed, together
                                with a copy of the
                                related Mortgage Note;

                                   (ii)The original
                                Mortgage with evidence
                                of recording indicated
                                thereon or a copy of
                                the Mortgage certified
                                by the public
                                recording office in
                                which such mortgage
                                has been recorded;

                                   (iii)An original
                                Assignment of the
                                Mortgage to the
                                Trustee with evidence
                                of recording indicated
                                thereon or a copy of
                                such assignment
                                certified by the
                                public recording
                                office in which such
                                assignment has been
                                recorded;

                                   (iv)With respect to
                                each Mortgage Loan
                                other than a
                                Cooperative Loan, the
                                original recorded
                                assignment or
                                assignments of the
                                Mortgage showing an
                                unbroken chain of
                                title from the
                                originator thereof to
                                the Person assigning
                                it to the Trustee or a
                                copy of such
                                assignment or
                                assignments of the
                                Mortgage certified by
                                the public recording
                                office in which such
                                assignment or
                                assignments have been
                                recorded; and

                                   (v)The original of
                                each modification,
                                assumption agreement
                                or preferred loan
                                agreement, if any,
                                relating to such
                                Mortgage Loan or a
                                copy of each
                                modification,
                                assumption agreement
                                or preferred loan
                                agreement certified by
                                the public recording
                                office in which such
                                document has been
                                recorded;

and (II) with respect to each Cooperative Loan so assigned:

                                   (i)The original
Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential
Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                                   (ii)  A counterpart
of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative
Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

                                   (iii)  The related
Cooperative Stock Certificate, representing the related
Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power
(or other similar instrument) executed in blank;

                                   (iv)  The original
recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related
Cooperative Loan;

                                   (v)  The Security
Agreement;

                                   (vi)  Copies of the
original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                                   (vii)  Copies of
the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

                                   (viii)  An executed
assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

                                   (ix)  The original
of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative
Loan; and

                                   (x)  An executed
UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

                                   Capitalized words
and phrases used herein shall have the respective meanings assigned to them in the above-captioned
Custodial Agreement.

                                   NORWEST BANK
                                   MINNESOTA, NATIONAL
                                   ASSOCIATION


                                   By:
                                   Name:
                                   Title:
EXHIBIT F

                MORTGAGE LOAN SCHEDULE




  RUN ON     : 03/17/95           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 15.35.25          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : RFMSI I 1995-S1                                CUTOFF : 03/01/95
  POOL       : 0004164
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
  MORTGAGOR NAME                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ADDRESS                          ORIG RATE     ORIGINAL P+I     LTV
  ADDRESS LINE 2                   CURR NET      CURRENT P+I      VALUE
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #

______________________________________________________________________________


    1357879          052/052             F          665,000.00         ZZ
    MAHIL               SOHAN    S       360        653,245.74          1
    9450 MICHELLE LANE                 7.250          4,536.48         67
                                       7.000          4,536.48    1,000,000.00
    STOCKTON         CA   95212          4            09/27/93         00
    253281                               05           12/01/93          0
    253281                               O            11/01/23
    0


    1372449          614/728             F          137,200.00         ZZ
    VALENTE             RUI              360        132,017.76          2
    255 ELM STREET UNIT 2              8.000          1,006.73         64
                                       7.830          1,006.73      215,000.00
    KEARNY           NJ   07032          2            03/28/94         00
    0380067786                           05           05/01/94          0
    7300025927                           O            04/01/24
    0


    1382207          770/770             F          129,200.00         ZZ
    HERBERT             MARTIN   S       360        128,000.50          1
    1304 BIRCHBARK TRAIL               8.375            982.02         95
                                       8.125            982.02      136,000.00
    CAROL STREAM     IL   60188          2            03/25/94         04
    2993632                              05           05/01/94         25
    2993632                              O            04/01/24
    0


    1386921          074/074             F          308,000.00         ZZ
    LERER               MORDECHAIL       360        306,228.09         14
    520 LAGUARDIA PLACE #6N            8.375          2,341.03         80
                                       8.125          2,341.03      385,000.00
    NEW YORK         NY   10012          1            05/26/94         00
    60017577                             13           07/01/94          0
1


    60017577                             O            06/01/24
    0


    1386923          074/074             F          101,250.00         ZZ
    MERNS               JOY      R       360        100,723.68        110
    1065 PARK AVENUE #3C               8.875            805.60         75
                                       8.125            805.60      135,000.00
    NEW YORK CITY    NY   10128          1            05/20/94         00
    60019040                             10           07/01/94          0
    60019040                             O            06/01/24
    0


    1386926          074/074             F          450,000.00         ZZ
    MEHRING             JAINE    I       360        447,820.28        497
    APT 30F, 15 WEST 72ND STREET       8.625          3,500.06         75
                                       8.125          3,500.06      600,000.00
    NEW YORK         NY   10023          1            06/24/94         00
    60022453                             12           08/01/94          0
    60022453                             O            07/01/24
    0


    1387152          526/728             F          385,000.00         ZZ
    GETZOFF             ALAN     M       360        384,012.55          1
    111 JANE STREET UNIT 3             9.375          3,202.24         72
                                       9.125          3,202.24      540,000.00
    NEW YORK         NY   10014          2            09/01/94         00
    0380090671                           08           11/01/94          0
    0200097                              O            10/01/24
    0


    1390559          526/728             F          424,000.00         ZZ
    GALLAGHER           RONALD   F       360        422,883.84          1
    OLD COVE ROAD                      9.250          3,488.15         80
                                       9.000          3,488.15      530,000.00
    CUTCHOGUE        NY   11935          1            09/22/94         00
    0380087065                           05           11/01/94          0
    9961525                              O            10/01/24
    0


    1390669          637/728             F          223,250.00         ZZ
    TUNIS               PRESTON  A       360        222,485.01          1
    774 CRESTRIDGE DRIVE               8.875          1,776.28         95
                                       8.705          1,776.28      235,000.00
    ATLANTA          GA   30306          1            08/25/94         04
    0380063843                           05           10/01/94         30
    3815495                              O            09/01/24
    0


1


    1391266          818/812             F          403,760.00         ZZ
    COX                 RUPERT   T       360        402,411.70          9
    39-41 WORTH STREET #5E             9.000          3,248.74         79
                                       8.875          3,248.74      515,000.00
    NEW YORK         NY   10013          1            08/16/94         00
    500034803                            10           10/01/94          0
    500034803                            O            09/01/24
    0


    1392010          169/169             F          365,000.00         ZZ
    DICKERSON           JAMES    N       360        363,599.92          1
    19439 HUNTER DRIVE                 8.400          2,780.71         80
                                       8.275          2,780.71      460,000.00
    NEW LENOX        IL   60451          4            08/25/94         00
    4223021                              05           10/01/94          0
    4223021                              O            09/01/24
    0


    1392045          A01/728             F          225,000.00         ZZ
    JEAN-MARIE          JEAN             360        224,376.21          1
    456 RANDOLPH AVENUE                9.000          1,810.40         90
                                       8.830          1,810.40      250,000.00
    MILTON           MA   02186          1            09/01/94         04
    0380061391                           05           11/01/94         22
    99774                                O            10/01/24
    0


    1392076          A50/A50             F          419,000.00         ZZ
    BOSTOCK             STEPHEN  S       360        417,807.97          1
    12 CLUB VIEW DRIVE                 8.875          3,333.76         80
                                       8.625          3,333.76      530,000.00
    BIRMINGHAM       AL   35223          2            09/16/94         00
    10047                                05           11/01/94          0
    97974                                O            10/01/24
    0


    1393330          074/074             F          350,000.00         ZZ
    HODSMAN             HUGH             360        346,565.81          1
    695 HILLCREST                      8.000          2,568.18         74
                                       7.750          2,568.18      475,000.00
    VISTA            CA   92083          2            12/14/93         00
    8331635                              05           02/01/94          0
    8331635                              O            01/01/24
    0


    1393376          074/074             F          300,000.00         ZZ
    KOCHEN              ILANA    A       360        299,023.71        250
    45 EAST 89TH STREET 18 E           9.125          2,440.90         60
                                       8.875          2,440.90      500,000.00
1


    NEW YORK         NY   10028          1            08/16/94         00
    60043704                             13           10/01/94          0
    60043704                             O            09/01/24
    0


    1393623          076/076             F          217,800.00         ZZ
    EYNON III           EVERETT          360        216,926.04          1
    3901  DEVEREAUX RD                 8.875          1,732.92         90
                                       8.625          1,732.92      242,000.00
    COLUMBIA         SC   29205          1            07/29/94         12
    3934582                              05           09/01/94         17
    3934582                              O            08/01/24
    0


    1393842          439/439             F          255,000.00         ZZ
    SANTINI             JOSEPH           360        254,255.66          1
    7 GRANADA PLACE                    8.750          2,006.09         84
                                       8.625          2,006.09      303,571.00
    MASSAPEQUA       NY   11758          1            09/29/94         10
    1706391                              05           11/01/94         17
    1706391                              O            10/01/24
    0


    1394080          074/074             F          444,000.00         ZZ
    SIMMONS             DOUGLAS  S       360        441,818.50          1
    2068 QUAKER RIDGE ROAD             7.875          3,219.31         80
                                       7.625          3,219.31      555,000.00
    CROTON-ON-HUDSO  NY   10520          1            07/27/94         00
    60039525                             05           09/01/94          0
    60039525                             O            08/01/24
    0


    1397258          074/074             F          243,700.00         ZZ
    BARNETT             PETER    H       360        242,262.29        250
    140 RIVERSIDE DRIVE #2D            8.250          1,830.84         75
                                       8.000          1,830.84      325,000.00
    NEW YORK         NY   10024          1            05/10/94         00
    60010192                             12           07/01/94          0
    60010192                             O            06/01/24
    0


    1397259          074/074             F          215,100.00         ZZ
    PELLICER            ANGEL            360        213,798.73        199
    300 EAST 85TH STREET               8.125          1,597.12         90
    #1902                              7.875          1,597.12      239,000.00
    NEW YORK         NY   10028          1            05/09/94         04
    60013871                             12           07/01/94         17
    60013871                             O            06/01/24
    0
1




    1397260          074/074             F          217,800.00         ZZ
    FELS                THEODORE J       360        216,515.11         27
    205 WARREN STREET, APT#2H          8.250          1,636.26         90
                                       8.000          1,636.26      242,000.00
    BROOKLYN         NY   11201          1            05/09/94         04
    60017883                             12           07/01/94         17
    60017883                             O            06/01/24
    0


    1397322          076/076             F          217,000.00         ZZ
    NGUYEN              HIEU     V       360        216,382.68          1
    48236  HACKBERRY STREET            8.875          1,726.55         95
                                       8.625          1,726.55      229,000.00
    FREMONT          CA   94539          1            09/29/94         14
    4366632                              05           11/01/94         25
    4366632                              O            10/01/24
    0


    1397410          560/560             F          211,850.00         ZZ
    HAFNER              SUSAN    J       360        211,405.57          1
    27295 OCEAN DUNES STREET           9.250          1,742.84         95
                                       9.080          1,742.84      223,000.00
    MORENO VALLEY    CA   92555          1            10/19/94         04
    450015177                            05           12/01/94         30
    450015177                            O            11/01/24
    0


    1397546          375/375             F          297,000.00         ZZ
    AVERY               MARC     D       360        295,064.74          1
    2827 EAST INTERLAKEN BOULEVARD     8.750          2,336.50         90
                                       8.500          2,336.50      330,000.00
    SEATTLE          WA   98112          1            08/15/94         14
    1432454158                           05           10/01/94         17
    1432454158                           O            09/01/24
    0


    1397894          491/491             F          263,498.14         ZZ
    FOX                 JAMES            333        263,051.00          2
    5902 EAST BRAIRWOOD LANE          10.000          2,343.63         76
                                       9.500          2,343.63      350,000.00
    AGOURA           CA   91301          2            10/12/94         00
    3510794                              05           01/01/95          0
    3510794                              O            09/01/22
    0


    1398245          764/728             F          330,000.00         ZZ
    KIM                 JOON     H       360        329,682.54          1
1


    1395 KING JAMES COURT              9.625          2,804.97         58
                                       9.375          2,804.97      575,000.00
    OAK PARK AREA    CA   91301          1            11/30/94         00
    0380093816                           03           02/01/95          0
    889371                               O            01/01/25
    0


    1398251          491/491             F          218,578.84         ZZ
    ULBERT              JOHN     E       323        218,163.93          1
    7950 DORMOUSE COURT                9.875          1,935.89         87
                                       9.625          1,935.89      252,774.00
    SAN DIEGO        CA   92129          1            10/17/94         10
    5988799                              05           01/01/95         17
    5988799                              O            11/01/21
    0


    1398735          736/728             F          164,950.00         ZZ
    KRUTSCH             KLAUS    P       360        164,875.06          1
    7133 BREMER AVENUE                 9.875          1,432.34         75
                                       9.625          1,432.34      219,980.00
    FRESNO           CA   93727          4            01/20/95         00
    0380093857                           05           03/01/95          0
    432801                               O            02/01/25
    0


    1399068          405/405             F          105,000.00         ZZ
    LULGJURAJ           VASO             360        104,737.62          1
    3805 CLYDE                         9.500            882.90         47
                                       9.250            882.90      226,500.00
    HIGHLAND         MI   48442          1            10/31/94         00
    3519923                              05           12/01/94          0
    3519923                              O            11/01/24
    0


    1399900          491/491             F          225,884.12         ZZ
    DIXON               RALPH    C       337        225,514.12          1
    9304 MARINA SPRING LANE           10.000          2,004.68         74
                                       9.500          2,004.68      307,000.00
    EL CAJON         CA   92021          1            10/31/94         00
    9914510                              05           01/01/95          0
    9914510                              O            01/01/23
    0


    1400038          070/070             F          253,600.00         ZZ
    DUDA                EUGENE   C       360        253,068.02          1
    1831 EBONY DRIVE                   9.250          2,086.30         95
                                       9.000          2,086.30      266,950.00
    OXNARD           CA   93030          1            10/27/94         10
    9556632                              05           12/01/94         25
1


    9556632                              O            11/01/24
    0


    1400046          324/728             F          316,000.00         ZZ
    COOK                JOSEPH           360        315,696.01          1
    2012 SHADOWROCK LANE               9.625          2,685.97         90
                                       9.375          2,685.97      352,207.00
    MITCHELLVILLE    MD   20721          1            12/02/94         04
    0380084658                           05           02/01/95         20
    2214000788                           O            01/01/25
    0


    1400146          780/728             F          575,900.00         ZZ
    LANE                ANTHONY  E       360        574,898.71          1
    7131 TWELVE OAKS DRIVE             8.750          4,530.61         80
                                       8.580          4,530.61      722,011.00
    FAIRFAX STATION  VA   22039          1            11/29/94         00
    0380085960                           05           01/01/95          0
    600168                               O            12/01/24
    0


    1400180          299/728             F          382,500.00         ZZ
    PARKER              DONALD   S       360        381,514.24          1
    1603 OVERBROOK DRIVE               8.250          2,873.60         90
                                       8.000          2,873.60      425,000.00
    GWYNEDD VALLEY   PA   19437          1            10/21/94         04
    0380085507                           05           12/01/94         17
    013744                               O            11/01/24
    0


    1400195          299/728             F          250,000.00         ZZ
    DUNGAN              DANIEL   A       360        249,306.88          1
    2 SUNSET LANE                      9.000          2,011.56         38
                                       8.750          2,011.56      665,000.00
    SRPINGFIELD      IL   62704          1            09/09/94         00
    0380085473                           05           11/01/94          0
    269251                               O            10/01/24
    0


    1400204          299/728             F          240,900.00         ZZ
    OLIVER              STEVEN   D       360        240,095.51          1
    5417 EAST 109TH STREET SOUTH       9.000          1,938.34         90
                                       8.750          1,938.34      267,750.00
    TULSA            OK   74137          1            09/01/94         04
    0380085440                           05           10/01/94         17
    269237                               O            09/01/24
    0


1


    1400233          554/554             F          316,000.00         ZZ
    BLACKBOURN          DAVID    G       360        315,652.78          1
    59 HANCOCK STREET                  8.990          2,540.33         58
                                       8.865          2,540.33      550,000.00
    LEXINGTON        MA   02173          2            12/15/94         00
    6807346                              05           02/01/95          0
    6807346                              O            01/01/25
    0


    1400274          771/728             F           57,500.00         ZZ
    LARABEE             MARCIA   R       360         57,500.00          1
    3 RIP VAN LANE                    10.000            504.60         54
                                       9.750            504.60      107,500.00
    BALLSTON SPA     NY   12020          1            02/24/95         00
    0380097635                           05           04/01/95          0
    940809                               O            03/01/25
    0


    1400355          405/405             F          234,076.66         ZZ
    SMITH               MICHAEL  B       320        233,292.33          1
    124 SAN FELIPE AVENUE              9.750          2,056.21         87
                                       9.500          2,056.21      270,000.00
    SOUTH SAN FRANC  CA   94080          1            08/24/94         01
    2504769                              05           11/01/94         17
    2504769                              O            06/01/21
    0


    1400576          375/375             F          216,600.00         ZZ
    ZAKOS               DANA     C       360        216,242.40          1
    3231 NORTHWEST 62ND STREET         9.000          1,742.81         95
                                       8.750          1,742.81      228,000.00
    SEATTLE          WA   98107          1            11/01/94         11
    364217                               05           01/01/95         25
    364217                               O            12/01/24
    0


    1400597          375/728             F          216,000.00         ZZ
    KELLEHER III        TIMOTHY  C       360        215,670.20          1
    8 MOHAWK RD                        9.375          1,796.58         90
                                       9.125          1,796.58      242,000.00
    CANTON           MA   02021          1            11/18/94         10
    0380086323                           05           01/01/95         20
    319571                               O            12/01/24
    0


    1400651          169/169             F          234,000.00         ZZ
    MELNYTSCHUK         EUGENE   E       360        233,254.38          1
    9211 S RILEY RD                    9.600          1,984.70         90
                                       9.475          1,984.70      260,000.00
1


    MARENGO          IL   60152          1            11/21/94         10
    8008256                              05           01/01/95         17
    8008256                              O            12/01/24
    0


    1400668          491/491             F          269,484.63         ZZ
    LAWRENCE            ROBERT   J       321        268,663.01          1
    1067 WATERVILLE LAKE RD           10.250          2,468.19         71
                                      10.000          2,468.19      380,000.00
    CHULA VISTA      CA   91915          1            12/21/94         00
    5988136                              03           03/01/95          0
    5988136                              O            11/01/21
    0


    1400747          462/462             F          124,500.00         ZZ
    METCALF             RICHARD          360        124,441.91          1
    10540 ROUGEMONT LANE               9.750          1,069.65         70
                                       9.500          1,069.65      179,900.00
    CHARLOTTE        NC   28277          2            01/26/95         00
    4348769                              05           03/01/95          0
    4348769                              O            02/01/25
    0


    1400791          575/728             F          225,350.00         ZZ
    MARTIN              RONALD   E       360        225,144.40          1
    3570 MONTGOMERY LANE               9.875          1,956.82         95
                                       9.625          1,956.82      237,250.00
    CHARLOTTESVILLE  VA   22901          1            12/09/94         04
    0380087172                           05           02/01/95         25
    8988172                              O            01/01/25
    0


    1400897          766/728             F           80,910.00         ZZ
    HOFT                DAVID            360         80,827.96          1
    1881 WASHINGTON AVE                9.375            672.97         90
    #2D                                9.125            672.97       89,900.00
    MIAMI BEACH      FL   33139          1            12/29/94         04
    0380088014                           06           02/01/95         25
    94J0020                              O            01/01/25
    0


    1401085          736/728             F          120,000.00         ZZ
    BROWN               ALEXANDERB       360        119,945.48          1
    OJO DE LA VACA                     9.875          1,042.02         49
    (LOWER CANONCITO)                  9.625          1,042.02      245,000.00
    SANTA FE         NM   87505          5            01/24/95         00
    0380094806                           05           03/01/95          0
    430344                               O            02/01/25
    0
1




    1401171          028/728             F          490,550.00         T
    LANE                RICHARD          360        490,550.00          1
    223 SOUTH MARTIN DRIVE             9.875          4,259.68         70
                                       9.625          4,259.68      700,840.00
    ZEPHYR COVE      NV   89448          4            02/10/95         00
    0380096090                           05           04/01/95          0
    158921                               O            03/01/25
    0


    1401176          A19/728             F          255,350.00         ZZ
    PERROTTI, JR.       THEODORE F       360        255,224.40          1
    27 PINGREE FARM ROAD               9.500          2,147.12         80
                                       9.250          2,147.12      319,200.00
    GEORGETOWN       MA   01833          1            01/27/95         00
    0380090267                           05           03/01/95          0
    100378                               O            02/01/25
    0


    1401178          A53/A53             F          278,000.00         ZZ
    CHRISTERSON         MARK     M       360        278,000.00          1
    1016 GREENWOOD AVENUE              8.875          2,211.89         49
                                       8.625          2,211.89      572,500.00
    WILMETTE         IL   60091          1            02/27/95         00
    0290014301                           05           04/01/95          0
    0290014301                           O            03/01/25
    0


    1401951          766/728             F           46,900.00         T
    GERDES              NANCY    S       360         46,860.50          1
    8630 BYRON AVE #4                 10.250            420.27         90
                                      10.000            420.27       52,200.00
    MIAMI BEACH      FL   33141          1            12/19/94         04
    0380088956                           01           02/01/95         20
    94MH047                              O            01/01/25
    0


    1401956          696/728             F          304,200.00         ZZ
    PEARSON             GEORGE   B       360        303,936.85          1
    6487 WISHBONE TERRACE             10.125          2,697.71         90
                                       9.875          2,697.71      338,000.00
    CABIN JOHN       MD   20818          1            01/06/95         04
    0380089012                           09           02/01/95         17
    3123241                              O            01/01/25
    0


    1402019          163/728             F          214,200.00         ZZ
    NICOLAZZI           FRANK    G       360        213,872.94          1
1


    29-43 159TH STREET                 9.375          1,781.61         90
                                       9.125          1,781.61      238,000.00
    FLUSHING         NY   11358          1            11/18/94         04
    0380089392                           05           01/01/95         17
    371449356                            O            12/01/24
    0


    1402116          098/728             F          236,000.00         ZZ
    FOPEANO             NATALIE          360        236,000.00          1
    27 ROLLING MEADOW LANE             9.125          1,920.18         80
                                       8.875          1,920.18      295,000.00
    POUND RIDGE      NY   10576          1            02/06/95         00
    0380096561                           05           04/01/95          0
    041210310                            O            03/01/25
    0


    1402198          462/462             F          218,400.00         ZZ
    CESENA              JOSEPH   B       360        218,298.10          1
    6817 APPERSON STREET               9.750          1,876.40         80
                                       9.500          1,876.40      273,000.00
    LOS ANGELES      CA   91042          1            01/31/95         00
    4362877                              05           03/01/95          0
    4362877                              O            02/01/25
    0


    1402204          749/728             F          237,150.00         ZZ
    MARTINO             THOMAS   J       360        237,036.39          1
    1811 9TH AVENUE WEST               9.625          2,015.75         90
                                       9.375          2,015.75      264,500.00
    SEATTLE          WA   98119          1            01/26/95         10
    0380096751                           05           03/01/95         25
    958000001                            O            02/01/25
    0


    1402207          076/076             F          233,400.00         ZZ
    WHITE               EDWIN    W       360        232,796.10          1
    12929 N 99TH STREET                9.500          1,962.56         94
                                       9.250          1,962.56      250,000.00
    SCOTTSDALE       AZ   85260          1            11/29/94         04
    4380942                              03           01/01/95         25
    4380942                              O            12/01/24
    0


    1402215          661/661             F           57,600.00         ZZ
    MICKLEY             MATTHEW  J       360         37,837.71          1
    508 31ST STREET NORTHWEST          9.375            479.09         80
                                       9.125            479.09       72,000.00
    CANTON           OH   44709          1            11/04/94         00
    2048130                              05           01/01/95          0
1


    2048130                              O            12/01/24
    0


    1402218          478/728             F          116,850.00         ZZ
    FRONDA              MILDRED  B       360        116,740.53          1
    9307 ARLINGTON AVE.                9.750          1,003.92         92
                                       9.500          1,003.92      128,000.00
    MANNASAS         VA   22111          2            12/30/94         14
    0380090846                           05           02/01/95         25
    5614579702                           O            01/01/25
    0


    1402229          028/728             F           95,000.00         ZZ
    CLEVELAND           CHRISTOPH        360         94,956.84          1
    31045 HWY 385                      9.875            824.93         66
                                       9.625            824.93      145,000.00
    BURLINGTON       CO   80807          5            01/25/95         00
    0380095563                           05           03/01/95          0
    075914                               O            02/01/25
    0


    1402397          A17/728             F          228,000.00         ZZ
    SCHULTZ             ERIC     J       360        228,000.00          1
    300 SUMMER STREET                  9.500          1,917.15         80
                                       9.250          1,917.15      285,000.00
    NO. ANDOVER      MA   01845          1            02/28/95         00
    0380097445                           05           04/01/95          0
    3862                                 O            03/01/25
    0


    1402410          637/728             F          104,930.00         ZZ
    KHALIL              AMRI     I       360        104,930.00          2
    60 DIVISION AVENUE                 9.625            891.90         70
                                       9.375            891.90      149,900.00
    GARFIELD         NJ   07026          1            02/13/95         00
    0380095969                           05           04/01/95          0
    4027397                              O            03/01/25
    0


    1402556          637/728             F          157,500.00         ZZ
    TAVERA              MIGUEL           360        157,340.30          2
    86-41 139TH ST                     9.375          1,310.01         70
                                       9.125          1,310.01      225,000.00
    BRIARWOOD        NY   11435          1            12/27/94         00
    0380093824                           05           02/01/95          0
    3241478                              O            01/01/25
    0


1


    1402603          749/728             F          226,000.00         ZZ
    MCCLURE             TONI     S       360        226,000.00          1
    4816 LARKWOOD AVENUE               9.625          1,920.98         86
                                       9.375          1,920.98      264,000.00
    WOODLAND HILLS   CA   91364          2            02/02/95         10
    0380096207                           05           04/01/95         17
    956692415                            O            03/01/25
    0


    1402610          772/772             F          380,000.00         ZZ
    FORRESTAL           MARK     D       360        379,817.96          1
    1725 N CALIFORNIA                  9.625          3,229.96         74
                                       9.375          3,229.96      515,000.00
    PALATINE         IL   60067          1            01/17/95         00
    71000109                             05           03/01/95          0
    71000109                             O            02/01/25
    0


    1402634          100/100             F          300,000.00         T
    FRANSEN             JOHN     A       360        299,529.80          1
    22014 NE 128TH CIRCLE              9.250          2,468.03         57
                                       9.125          2,468.03      535,000.00
    BRUSH PRAIRIE    WA   98606          5            11/02/94         00
    10059712                             05           01/01/95          0
    10059712                             O            12/01/24
    0


    1402662          246/246             F          135,000.00         ZZ
    COLFACK             EDDIE    R       360        134,876.83          1
    6208 EDWARD DRIVE                  9.875          1,172.27         90
                                       9.625          1,172.27      150,000.00
    CLINTON          MD   20735          2            12/30/94         14
    88416                                05           02/01/95         17
    88416                                O            01/01/25
    0


    1402671          051/728             F          315,000.00         ZZ
    PALMER III          GEORGE   E       360        314,845.06          1
    8532 EAST LOS GATOS DRIVE          9.500          2,648.69         90
                                       9.250          2,648.69      350,000.00
    SCOTTSDALE       AZ   85255          1            01/20/95         04
    0380091976                           03           03/01/95         25
    30100056                             O            02/01/25
    0


    1402679          313/728             F           73,000.00         T
    CLIFTON             LORINE   P       360         72,966.83          1
    6 HONEYBEE ROAD                    9.875            633.90         70
                                       9.625            633.90      105,000.00
1


    SAVANNAH         GA   31419          1            01/31/95         00
    0380094665                           05           03/01/95          0
    5640909                              O            02/01/25
    0


    1402709          882/882             F           65,000.00         ZZ
    D'AMBROSIA          JOSEPHINE        360         65,000.00          1
    1425 N GABRIEL ST #6 BLDG #14      9.500            546.56         66
                                       9.250            546.56       99,900.00
    HOLLYWOOD        FL   33020          1            02/28/95         00
    950021                               09           04/01/95          0
    950021                               O            03/01/25
    0


    1402735          074/728             F          400,000.00         ZZ
    EGNOR               MICHAEL          360        399,615.21          1
    11 STEPHANIE LANE                  9.625          3,399.96         90
                                       9.375          3,399.96      445,000.00
    SETAUKET         NY   11733          1            12/09/94         10
    0380094038                           05           02/01/95         20
    1500011621                           O            01/01/25
    0


    1402736          074/728             F          229,000.00         ZZ
    HOOPER              GILBERT          360        228,773.82          1
    10408 YUCCA DRIVE                  9.500          1,925.56         85
                                       9.250          1,925.56      271,000.00
    AUSTIN           TX   78759          4            12/21/94         04
    0380092743                           05           02/01/95         17
    50500502                             O            01/01/25
    0


    1402737          074/728             F          250,000.00         ZZ
    MCGINLEY            FRANK    P       360        249,759.52          1
    10275  ROWLOCK WAY                 9.625          2,124.97         88
                                       9.375          2,124.97      285,388.00
    PARKER           CO   80134          1            12/16/94         14
    0380093980                           05           02/01/95         17
    50600002                             O            01/01/25
    0


    1402741          074/728             F          367,900.00         ZZ
    WILLIAMS            BILLY    L       360        367,536.65          1
    34 BROWNSBURY ROAD                 9.500          3,093.50         80
                                       9.250          3,093.50      459,900.00
    LAGUNA NIGUEL    CA   92677          1            12/06/94         00
    0380092792                           03           02/01/95          0
    507005220                            O            01/01/25
    0
1




    1402743          074/728             F          270,000.00         ZZ
    NICHOLS             JOE      R       360        269,733.33          1
    RT 3 BOX 2573B                     9.500          2,270.31         90
                                       9.250          2,270.31      300,000.00
    SPICEWOOD        TX   78669          2            12/19/94         04
    0380092834                           05           02/01/95         17
    50900243                             O            01/01/25
    0


    1402746          074/728             F          508,000.00         ZZ
    CORNETT             PATRICIA A       360        507,484.92          1
    11 ETON WAY                        9.375          4,225.29         80
                                       9.125          4,225.29      635,000.00
    MILL VALLEY      CA   94941          1            12/01/94         00
    0380094012                           05           02/01/95          0
    56128559                             O            01/01/25
    0


    1402754          074/728             F          260,000.00         ZZ
    NAFTEL              NANCY    M       360        259,581.73          1
    1290  CALLE CECELIA                9.125          2,115.45         80
                                       8.875          2,115.45      325,000.00
    SAN DIMAS        CA   91773          1            11/03/94         00
    0380093949                           03           01/01/95          0
    56211524                             O            12/01/24
    0


    1402764          074/728             F          242,900.00         ZZ
    HARWELL             MARK     R       360        242,509.24          1
    3026 TOWNESIDE LANE                9.125          1,976.32         90
                                       8.875          1,976.32      269,900.00
    WOODSTOCK        GA   30188          1            11/30/94         01
    0380093956                           05           01/01/95         17
    56605545                             O            12/01/24
    0


    1402766          074/728             F          762,000.00         ZZ
    MULVEY              DOUGLAS  J       360        760,805.72          1
    16768  CIRCA DEL SUR               9.250          6,268.79         64
                                       9.000          6,268.79    1,200,000.00
    RANCHO SANTA FE  CA   92067          4            11/16/94         00
    0380094020                           03           01/01/95          0
    56711526                             O            12/01/24
    0


    1402787          074/728             F          432,000.00         ZZ
    KAPELINSKI JR       EDWARD   L       360        431,584.44          1
1


    5530 S CHILDS                      9.625          3,671.95         70
                                       9.375          3,671.95      625,000.00
    HINSDALE         IL   60521          4            12/12/94         00
    0380093972                           05           02/01/95          0
    62109305                             O            01/01/25
    0


    1402790          074/728             F          265,000.00         ZZ
    HECHT SR            MICHAEL  R       360        264,716.87          1
    501 STONE CHAPEL ROAD              9.125          2,156.13         65
                                       8.875          2,156.13      410,000.00
    WESTMINSTER      MD   21157          5            12/29/94         00
    0380094004                           05           02/01/95          0
    72114789                             O            01/01/25
    0


    1402846          047/047             F           59,900.00         ZZ
    DRIBER              THOMAS   R       360         59,900.00          1
    108 VISSING PLACE                  9.625            509.15         75
                                       9.375            509.15       79,900.00
    LOS LUNAS        NM   87031          1            02/08/95         00
    10880674                             05           04/01/95          0
    10880674                             O            03/01/25
    0


    1402852          028/728             F           63,000.00         ZZ
    CERDA               ERNESTINA        360         63,000.00          1
    12949 13TH STREET                  9.750            541.27         75
                                       9.500            541.27       84,000.00
    CHINO            CA   91710          1            02/09/95         00
    0380096306                           05           04/01/95          0
    162879                               O            03/01/25
    0


    1402904          624/728             F          315,000.00         ZZ
    GRAHAM              MATTHEW  C       360        315,000.00          1
    4285 CALLAHAN AVENUE               9.875          2,735.30         74
                                       9.625          2,735.30      430,000.00
    LAS VEGAS        NV   89120          2            02/06/95         00
    0380096553                           05           04/01/95          0
    89108092183F                         O            03/01/25
    0


    1402913          562/562             F          240,000.00         BB
    KABIA               THOMAS   I       360        239,890.96          1
    23 GREENLAWN ROAD                  9.875          2,084.04         78
                                       9.625          2,084.04      310,000.00
    CORTLANDT MANOR  NY   10566          1            01/30/95         00
    450239                               05           03/01/95          0
1


    450239                               O            02/01/25
    0


    1402916          047/047             F          246,950.00         ZZ
    GARCIA              GREGORY  A       360        246,950.00          1
    9281 SOUTH MOUNTAIN BRUSH STRE     9.625          2,099.05         95
                                       9.375          2,099.05      259,975.00
    HIGHLANDS RANCH  CO   80126          1            02/17/95         10
    0880699                              03           04/01/95         30
    0880699                              O            03/01/25
    0


    1402970          171/728             F          281,850.00         ZZ
    SNOW                CEDRIC   W       360        281,711.36          1
    3830 FIR CIRCLE                    9.500          2,369.95         90
                                       9.250          2,369.95      313,500.00
    SEAL BEACH       CA   90740          1            01/12/95         21
    0380092693                           05           03/01/95         25
    03054330                             O            02/01/25
    0


    1402971          249/728             F           83,000.00         ZZ
    FERREIRA            MARIA    N       360         82,967.02          1
    17 BRITTANY LANE                  10.500            759.23         42
                                      10.250            759.23      200,000.00
    NORTH DARMOUTH   MA   02747          2            01/06/95         00
    0380093576                           05           03/01/95          0
    606048185                            O            02/01/25
    0


    1403025          478/478             F          256,000.00         ZZ
    LEE                 PHILLIP  G       360        255,863.77          1
    20255 SW GASSNER ROAD              9.125          2,082.90         80
                                       8.875          2,082.90      320,000.00
    ALOHA            OR   97007          1            01/04/95         00
    0814578571                           05           03/01/95          0
    0814578571                           O            02/01/25
    0


    1403032          614/728             F          172,900.00         ZZ
    SALAS               HAROLD   G       360        172,821.45          1
    701 SEVILLE LANE                   9.875          1,501.37         95
                                       9.625          1,501.37      182,000.00
    VACAVILLE        CA   95688          2            01/05/95         14
    0380095134                           05           03/01/95         25
    7600885278                           O            02/01/25
    0


1


    1403039          313/728             F          350,000.00         BB
    CASTEEL             JOHN     R       360        349,840.98          1
    9201 DEVERON COURT                 9.875          3,039.23         90
                                       9.625          3,039.23      391,000.00
    FAIRFAX STATION  VA   22039          1            01/31/95         04
    0380095001                           03           03/01/95         20
    5673678                              O            02/01/25
    0


    1403043          074/728             F          419,200.00         ZZ
    MARSDEN             JAMES    L       360        418,507.89          1
    1300 SHARINGBROOK                  9.000          3,372.98         80
                                       8.750          3,372.98      524,000.00
    MANHATTAN        KS   66502          1            11/09/94         00
    0380092404                           05           01/01/95          0
    10494610                             O            12/01/24
    0


    1403044          736/728             F          273,000.00         ZZ
    STYCHNO             E        P       360        272,862.13          1
    2111 SCHAEFFER ROAD                9.375          2,270.68         69
                                       9.125          2,270.68      400,000.00
    SEBASTOPOL       CA   95472          2            01/24/95         00
    0380093840                           05           03/01/95          0
    425314                               O            02/01/25
    0


    1403050          560/560             F          250,000.00         ZZ
    ALLINSON            BRET     L       360        249,587.24          1
    813 PARKWOOD COURT                 9.000          2,011.56         72
                                       8.750          2,011.56      349,917.00
    MCKINNEY         TX   75070          1            11/30/94         00
    450040456                            03           01/01/95          0
    450040456                            O            12/01/24
    0


    1403051          560/560             F          775,000.00         R
    TOSCH,              PAUL     J       360        773,753.27          1
    4829 WICKFORD WEST                 9.125          6,305.66         68
                                       8.875          6,305.66    1,140,000.00
    BLOOMFIELD TWP   MI   48302          1            11/30/94         00
    450040621                            01           01/01/95          0
    450040621                            O            12/01/24
    0


    1403056          560/560             F          513,600.00         R
    THOMAS              T        P       360        513,065.43          1
    929 GRAY FOX CIRCLE                9.250          4,225.26         80
                                       9.000          4,225.26      642,000.00
1


    PLEASANTON       CA   94566          1            11/29/94         00
    450044185                            05           02/01/95          0
    450044185                            O            01/01/25
    0


    1403067          560/560             F          273,100.00         ZZ
    CRAIN               STEPHEN  A       360        272,837.29          1
    3046 POWDER MILL ROAD              9.625          2,321.32         95
                                       9.375          2,321.32      287,500.00
    ADELPHI          MD   20783          1            12/22/94         04
    450054507                            05           02/01/95         30
    450054507                            O            01/01/25
    0


    1403068          560/560             F          225,600.00         ZZ
    NORMAN              THOMAS   R       360        225,371.25          1
    1314 PILGRIM                       9.375          1,876.43         76
                                       9.125          1,876.43      299,000.00
    BIRMINGHAM       MI   48009          1            12/22/94         00
    450055348                            05           02/01/95          0
    450055348                            O            01/01/25
    0


    1403075          560/560             F          236,800.00         R
    RAMO                DAVID    W       360        236,673.99          1
    29550 VIRGINIA LANE                9.125          1,926.68         80
                                       8.875          1,926.68      296,000.00
    WAUCONDA         IL   60084          1            01/10/95         00
    450063821                            05           03/01/95          0
    450063821                            O            02/01/25
    0


    1403090          003/728             F          234,000.00         ZZ
    SPARKS              CHARLES  P       360        233,881.84          1
    4131 WILD SONNET TRAIL             9.375          1,946.29         80
                                       9.125          1,946.29      292,500.00
    NORCROSS         GA   30092          1            01/31/95         00
    0380093592                           05           03/01/95          0
    0061060791                           O            02/01/25
    0


    1403096          614/728             F          315,000.00         ZZ
    CRANEY              DAVID    R       360        314,845.06          1
    101 LAWRENCE ROAD                  9.500          2,648.69         90
                                       9.250          2,648.69      350,000.00
    ALAMEDA          CA   94501          1            01/13/95         14
    0380093931                           03           03/01/95         17
    2200172739                           O            02/01/25
    0
1




    1403109          201/201             F          214,000.00         ZZ
    VERGARA             JACOB            360        213,891.93          1
    1461 LAMBERTS MILL ROAD            9.375          1,779.95         90
                                       9.125          1,779.95      238,000.00
    TOWN OF WESTFIE  NJ   07090          1            01/27/95         14
    1800788349                           05           03/01/95         25
    1800788349                           O            02/01/25
    0


    1403539          637/728             F          475,000.00         ZZ
    KHALFAN             REYAZ            360        474,766.36          1
    10 STERLING PLAZA                  9.500          3,994.06         58
                                       9.250          3,994.06      820,000.00
    NORTH HILLS      NY   11576          1            01/27/95         00
    0380093667                           05           03/01/95          0
    3242930                              O            02/01/25
    0


    1403561          556/728             F          300,000.00         ZZ
    ROUSE               DAVID    A       360        300,000.00          1
    798 HARNESS CREEK VIEW DRIVE       9.375          2,495.25         95
                                       9.125          2,495.25      317,315.00
    ANNAPOLIS        MD   21403          1            02/03/95         04
    0380094897                           05           04/01/95         30
    700308                               O            03/01/25
    0


    1403583          201/201             F          337,500.00         ZZ
    PHILIPOSE           DILIP            360        337,346.66          1
    10 HICKORY DRIVE                   9.875          2,930.68         75
                                       9.625          2,930.68      450,000.00
    BERNARDS TOWNSH  NJ   07920          1            01/26/95         00
    1300791777                           05           03/01/95          0
    1300791777                           O            02/01/25
    0


    1403584          003/728             F          272,600.00         ZZ
    CAVALLO             ROBERT   O       360        272,462.34          1
    43 PEPPERTREE COURT                9.375          2,267.35         80
                                       9.125          2,267.35      340,804.00
    MARIETTA         GA   30068          1            01/31/95         00
    0380093907                           03           03/01/95          0
    0061060598                           O            02/01/25
    0


    1403591          169/169             F          328,000.00         ZZ
    HORNBROOK           MICHAEL  J       360        327,836.95          1
1


    821 HILSIDE                        9.450          2,746.05         80
                                       9.325          2,746.05      410,000.00
    GLEN ELLYN       IL   60137          2            01/31/95         00
    7342861                              05           03/01/95          0
    7342861                              O            02/01/25
    0


    1403592          169/169             F          228,000.00         ZZ
    HERSCH              JEFFREY  S       360        227,886.66          1
    9 CREST LANE                       9.450          1,908.84         79
                                       9.325          1,908.84      290,000.00
    SCARSDALE        NY   10583          1            01/27/95         00
    8129185                              05           03/01/95          0
    8129185                              O            02/01/25
    0


    1403607          324/728             F          216,000.00         ZZ
    PAEZ                RAMIRO           360        215,896.52          1
    5904 EDSON LANE                    9.625          1,835.98         90
                                       9.375          1,835.98      240,000.00
    ROCKVILLE        MD   20852          1            02/01/95         04
    0380093741                           09           03/01/95         25
    5017728                              O            02/01/25
    0


    1403612          791/728             F          309,400.00         ZZ
    SCHERR              BRUCE    J       360        309,400.00          1
    3603 DORLAND DRIVE                 9.750          2,658.22         70
                                       9.500          2,658.22      442,000.00
    BALTIMORE        MD   21208          1            02/28/95         00
    0380096900                           05           04/01/95          0
    105068                               O            03/01/25
    0


    1403652          556/728             F          385,200.00         ZZ
    SMITH               ROBERT   F       360        385,200.00          1
    2713 HOWARD GROVE ROAD             9.750          3,309.47         90
                                       9.500          3,309.47      428,027.00
    DAVIDSONVILLE    MD   21035          1            02/06/95         04
    0380094947                           05           04/01/95         30
    700305                               O            03/01/25
    0


    1403666          051/728             F          216,000.00         ZZ
    TRUONG              PHOT     V       360        216,000.00          1
    15791 EXETER STREET                9.625          1,835.98         90
                                       9.375          1,835.98      240,000.00
    WESTMINSTER      CA   92683          1            02/01/95         14
    0380095894                           03           04/01/95         25
1


    10105047                             O            03/01/25
    0


    1403677          241/241             F          382,300.00         ZZ
    DAOUK               FADI             360        382,096.55          1
    318 VAILWOOD CT                    9.125          3,110.52         69
                                       8.875          3,110.52      562,000.00
    BLOOMFIELD TWP   MI   48302          2            01/26/95         00
    7016546                              05           03/01/95          0
    7016546                              O            02/01/25
    0


    1403679          241/241             F          244,000.00         ZZ
    KEMME               DOUGLAS  J       360        243,308.21          1
    2005 24TH STREET                   9.500          2,051.68         80
                                       9.250          2,051.68      305,000.00
    GREELEY          CO   80631          1            01/10/95         00
    1996511                              05           03/01/95          0
    1996511                              O            02/01/25
    0


    1403682          686/686             F           30,000.00         ZZ
    CARTER              JAMES    A       360         29,986.37          1
    8211 TERRY LANE                    9.875            260.51         43
                                       9.625            260.51       70,000.00
    HERMITAGE        TN   37076          1            01/31/95         00
    30816673099                          05           03/01/95          0
    30816673099                          O            02/01/25
    0


    1403687          556/728             F          268,000.00         ZZ
    TYREE JR            DOUGLAS  R       360        268,000.00          1
    112 PELHAM WOODS CR                9.375          2,229.09         80
                                       9.125          2,229.09      335,000.00
    WAYNESBORO       VA   22980          4            02/07/95         00
    0380095316                           05           04/01/95          0
    781000                               O            03/01/25
    0


    1403713          324/728             F          292,500.00         ZZ
    ULLRICH             CARLA    M       360        292,367.11          1
    856 DE JUR STREET                  9.875          2,539.92         90
                                       9.625          2,539.92      325,000.00
    BREA             CA   92621          2            01/25/95         04
    0380094624                           05           03/01/95         25
    5017322                              O            02/01/25
    0


1


    1403756          664/728             F          339,000.00         ZZ
    SPITTERS JR         LAURENCE L       360        338,824.25          1
    5154 APENNINES CIRCLE              9.250          2,788.87         75
                                       9.000          2,788.87      452,000.00
    SAN JOSE         CA   95138          1            01/20/95         00
    0380094913                           03           03/01/95          0
    2025047                              O            02/01/25
    0


    1403759          480/728             F          287,000.00         ZZ
    CONESA JR           JOSE     A       360        286,858.83          1
    5999 SW 94TH STREET                9.500          2,413.25         66
                                       9.250          2,413.25      440,000.00
    MIAMI            FL   33156          1            01/31/95         00
    0380094756                           05           03/01/95          0
    1065614                              O            02/01/25
    0


    1403760          480/728             F          276,000.00         ZZ
    BURNETT             JOHN     C       360        275,884.26          1
    3 S 207 ELFSTROM TRAIL            10.250          2,473.24         75
                                      10.000          2,473.24      369,686.00
    BATAVIA          IL   60510          1            01/27/95         00
    0380096868                           05           03/01/95          0
    0838359                              O            02/01/25
    0


    1403770          766/728             F           39,200.00         T
    HERNANDEZ           HUSSEIN          360         39,200.00          1
    6345 COLLINS AVENUE #828           9.750            336.79         80
                                       9.500            336.79       49,000.00
    MIAMI BEACH      FL   33141          1            02/27/95         00
    0380096793                           08           04/01/95          0
    94HA104                              O            03/01/25
    0


    1403779          822/728             F          240,000.00         ZZ
    BIEDERMAN           MICHAEL  J       360        239,623.82          1
    12 BAILEY DRIVE                    9.250          1,974.43         75
                                       9.000          1,974.43      320,000.00
    UPPER MAKEFIELD  PA   18977          5            11/23/94         00
    0380094871                           05           01/01/95          0
    0876046626                           O            12/01/24
    0


    1403785          072/072             F          234,000.00         ZZ
    SLATER              JONATHAN B       360        233,899.21          1
    30 LOVERS LANE                    10.125          2,075.17         90
                                       9.875          2,075.17      260,000.00
1


    HUNTINGTON       NY   11743          1            01/18/95         14
    3536351                              05           03/01/95         17
    3536351                              O            02/01/25
    0


    1403787          072/072             F          514,000.00         ZZ
    FASCIANO            NICHOLAS J       360        503,651.52          1
    180 SUNSET ROAD                    7.375          3,550.08         47
                                       7.125          3,550.08    1,100,000.00
    OYSTER BAY COVE  NY   11771          2            02/15/94         00
    6730515                              05           04/01/94          0
    6730515                              O            03/01/24
    0


    1403788          313/728             F          128,000.00         ZZ
    SASSE               JAMES    R       360        127,940.28          1
    264 HILLRIDGE COVE                 9.750          1,099.72         72
                                       9.500          1,099.72      178,500.00
    LIZELLA          GA   31052          2            02/07/95         00
    0380094939                           05           03/01/95          0
    5645932                              O            02/01/25
    0


    1403789          072/072             F          244,739.49         ZZ
    CHRISTIE            STEPHEN  G       347        244,004.55          1
    6534 WARD ROAD                     9.125          2,005.81         74
                                       8.875          2,005.81      331,000.00
    ORCHARD PARK     NY   14127          2            08/02/94         00
    1070380                              05           11/01/94          0
    1070380                              O            09/01/23
    0


    1403790          072/072             F          265,500.00         ZZ
    SMITH               LARRY    E       360        265,072.89          1
    2754 MERRITT DRIVE                 9.125          2,160.20         90
                                       8.875          2,160.20      295,000.00
    BUFORD           GA   31012          1            11/16/94         04
    3457338                              05           01/01/95         17
    3457338                              O            12/01/24
    0


    1403791          072/072             F          292,500.00         ZZ
    BAUR                YORK     L       360        292,363.53          1
    4125 187TH AVENUE SOUTHEAST        9.750          2,513.03         90
                                       9.500          2,513.03      325,000.00
    ISSAQUAH         WA   98027          1            01/20/95         14
    3669441                              05           03/01/95         17
    3669441                              O            02/01/25
    0
1




    1403792          072/072             F          260,000.00         ZZ
    CULKIN              WALTER   D       360        259,786.80          1
    33 DENISE COURT                   10.375          2,354.06         90
                                      10.125          2,354.06      290,000.00
    MANALAPAN        NJ   07726          1            12/08/94         04
    3590984                              05           02/01/95         25
    3590984                              O            01/01/25
    0


    1403794          822/728             F          275,000.00         ZZ
    HARDING             JOHN     D       360        275,000.00          1
    1380 GILBERT ROAD                  9.000          2,212.72         64
                                       8.750          2,212.72      432,500.00
    MEADOWBROOK      PA   19046          1            02/01/95         00
    0380094921                           05           04/01/95          0
    0176083057                           O            03/01/25
    0


    1403795          072/072             F          180,000.00         ZZ
    FARRELL             HERMAN           360        179,922.46          3
    284 E 98TH STREET                 10.125          1,596.29         88
                                       9.875          1,596.29      205,000.00
    BROOKLYN         NY   11226          1            01/31/95         14
    3607887                              05           03/01/95         17
    3607887                              O            02/01/25
    0


    1403796          072/072             F           95,000.00         ZZ
    EUGENE              ALBERT           360         94,834.82          1
    5634 EAST RIVER ROAD               8.750            747.37         71
                                       8.500            747.37      135,000.00
    T/O GRAND ISLAN  NY   14072          4            11/14/94         00
    1102231                              05           01/01/95          0
    1102231                              O            12/01/24
    0


    1403797          072/072             F          581,250.00         ZZ
    MUMFORD             DREW     W       360        579,965.66          1
    3252 NORTH COTTONWOOD LAND         9.000          4,676.87         75
                                       8.750          4,676.87      775,000.00
    PROVO            UT   84604          4            10/31/94         00
    3224686                              03           12/01/94          0
    3224686                              O            11/01/24
    0


    1403799          047/047             F          110,250.00         ZZ
    HARR                KELVIN   S       360        110,250.00          1
1


    7077 ROBB STREET                   9.375            917.01         75
                                       9.125            917.01      147,000.00
    ARVADA           CO   80004          1            02/24/95         00
    0880741                              05           04/01/95          0
    0880741                              O            03/01/25
    0


    1403800          072/072             F          166,500.00         ZZ
    AKRIVOULIS          CHRISTOS         360        166,424.35          2
    8 IRVING STREET                    9.875          1,445.81         71
                                       9.625          1,445.81      237,500.00
    ARLINGTON        MA   02174          1            01/12/95         00
    3616827                              05           03/01/95          0
    3616827                              O            02/01/25
    0


    1403804          072/072             F          342,250.00         ZZ
    LEE                 STANLEY  S       360        341,902.99          1
    2065 PASEO DEL ORO                 9.375          2,846.66         80
                                       9.125          2,846.66      428,000.00
    SAN JOSE         CA   95124          1            12/22/94         00
    3619842                              03           02/01/95          0
    3619842                              O            01/01/25
    0


    1403805          072/072             F          330,000.00         ZZ
    KHOURY              NICK     N       360        329,647.44          1
    5806 DIAMOND POINT CIRCLE          9.125          2,684.99         86
                                       8.875          2,684.99      385,000.00
    EL PASO          TX   79912          1            12/30/94         14
    3621278                              05           02/01/95         17
    3621278                              O            01/01/25
    0


    1403808          232/232             F          300,000.00         ZZ
    PEGUERO             EDWIN    N       360        299,856.28          1
    5407 GLENMORE DRIVE                9.625          2,549.97         86
                                       9.375          2,549.97      350,000.00
    LAKELAND         FL   33813          1            01/31/95         10
    862633                               05           03/01/95         17
    862633                               O            02/01/25
    0


    1403852          051/728             F          290,000.00         ZZ
    MORRA               PASQUALE         360        290,000.00          1
    1135 SOUTH WETHERLY DRIVE          9.500          2,438.48         86
                                       9.250          2,438.48      340,000.00
    LOS ANGELES      CA   90035          2            02/09/95         12
    0380095605                           05           04/01/95         25
1


    10104970                             O            03/01/25
    0


    1403865          047/047             F           44,800.00         ZZ
    MOSER               SHANE    P       360         44,800.00          1
    2235 SIDEWINDER DRIVE             10.250            401.46         80
                                      10.000            401.46       56,000.00
    PARK CITY        UT   84060          1            02/10/95         00
    0880702                              01           04/01/95          0
    0880702                              O            03/01/25
    0


    1403875          052/052             F          285,000.00         ZZ
    HARRIS              ADA      C       360        284,870.51          1
    1731 CAMBRIDGE                     9.875          2,474.80         73
                                       9.625          2,474.80      395,000.00
    PRESCOTT         AZ   86301          4            01/18/95         00
    294574                               03           03/01/95          0
    294574                               O            02/01/25
    0


    1403882          635/728             F          225,000.00         T
    KILPATRICK          HEATHER          354        224,452.67          1
    220 MADISON STREET                 9.875          1,959.24         78
                                       9.625          1,959.24      289,000.00
    SAG HARBOR       NY   11963          4            09/30/94         00
    0380098286                           05           11/01/94          0
    3456357                              O            04/01/24
    0


    1403888          637/728             F          213,000.00         ZZ
    TRIANTOS            ARTHUR           360        213,000.00          1
    209-36 27TH AVE                    9.750          1,830.00         75
                                       9.500          1,830.00      285,000.00
    FLUSHING         NY   11360          1            02/10/95         00
    0380095746                           05           04/01/95          0
    3243367                              O            03/01/25
    0


    1403890          822/728             F          263,500.00         ZZ
    MCKINLEY            W        L       360        263,373.76          1
    4730 TWINBROOK CIRCLE              9.625          2,239.73         71
                                       9.375          2,239.73      372,635.00
    BUCKINGHAM TOWN  PA   18901          1            01/26/95         00
    0380095514                           05           03/01/95          0
    MCKINLEY                             O            02/01/25
    0


1


    1403892          051/728             F           50,000.00         ZZ
    PADILLA             MAGDALENA        360         50,000.00          1
    430 BORDEAUX PLACE                 9.875            434.17         30
                                       9.625            434.17      170,000.00
    HOLLISTER        CA   95023          1            02/06/95         00
    0380096256                           05           04/01/95          0
    16101658                             O            03/01/25
    0


    1403893          686/686             F          129,300.00         ZZ
    KIM                 HO       J       360        129,300.00          1
    10715 NW 48TH STREET               9.875          1,122.78         75
                                       9.625          1,122.78      172,400.00
    CORAL SPRINGS    FL   33076          1            02/07/95         00
    30816682330                          03           04/01/95          0
    30816682330                          O            03/01/25
    0


    1403894          686/686             F          137,400.00         ZZ
    SHANSAB             RAHIM            360        137,400.00          1
    1601 CHESTER DRIVE                 9.375          1,142.83         74
                                       9.125          1,142.83      185,900.00
    PLANO            TX   75025          1            02/08/95         00
    30816764575                          05           04/01/95          0
    30816764575                          O            03/01/25
    0


    1403895          686/686             F           55,650.00         T
    MAZUR               JEFFREY  P       360         55,650.00          1
    3010 SUNSET BEACH DRIVE           10.550            511.14         70
                                      10.200            511.14       79,500.00
    VENICE           FL   34293          1            02/10/95         00
    30816360721                          05           04/01/95          0
    30816360721                          O            03/01/25
    0


    1403896          686/686             F           74,950.00         ZZ
    REDMOND             ZEBADIAH B       360         74,950.00          1
    7311 DALLAS DRIVE                  9.875            650.83         75
                                       9.625            650.83       99,950.00
    AUSTIN           TX   78729          1            02/10/95         00
    30816764351                          05           04/01/95          0
    30816764351                          O            03/01/25
    0


    1403900          637/728             F          222,300.00         ZZ
    DOHERTY             WILLIAM  M       360        222,300.00          1
    2392 KLUNE COURT                   9.250          1,828.81         95
                                       9.000          1,828.81      234,000.00
1


    SANTA CLARA      CA   95054          1            02/01/95         12
    0380096769                           05           04/01/95         30
    3430527                              O            03/01/25
    0


    1403907          369/369             F          324,000.00         ZZ
    DEAN                GEORGE   E       360        323,848.83          1
    2681 E MIRAVAL PLACE               9.750          2,783.67         90
                                       9.500          2,783.67      360,600.00
    TUCSON           AZ   85718          1            01/31/95         04
    47974944                             05           03/01/95         17
    47974944                             O            02/01/25
    0


    1403914          637/728             F          213,750.00         ZZ
    ALBANO              RICHARD          360        213,652.88          1
    42 SEWARD DR                       9.875          1,856.10         75
                                       9.625          1,856.10      286,000.00
    DIX HILLS        NY   11746          1            01/23/95         00
    0380095738                           05           03/01/95          0
    3243474                              O            02/01/25
    0


    1403916          637/728             F          161,250.00         ZZ
    SAMIOS              THEODORE         360        161,178.66          1
    36-10 23RD AVE                    10.000          1,415.09         75
                                       9.750          1,415.09      215,000.00
    ASTORIA          NY   11105          1            01/27/95         00
    0380095753                           05           03/01/95          0
    3242500                              O            02/01/25
    0


    1403939          A83/728             F          211,000.00         ZZ
    MENNELLA            ANTHONY  V       360        211,000.00          1
    1120 FAIRVIEW LANE                 9.750          1,812.82         53
                                       9.500          1,812.82      400,000.00
    SINGER ISLAND    FL   33404          2            02/21/95         00
    0380095423                           05           04/01/95          0
    MENNELLA                             O            03/01/25
    0


    1403942          A04/728             F          218,000.00         ZZ
    EGBERT              SIDNEY   R       360        218,000.00          1
    29956 MAYFLOWER DRIVE              9.625          1,852.98         86
                                       9.375          1,852.98      255,000.00
    CANYON LAKE      CA   92587          2            02/23/95         01
    0380097684                           03           04/01/95         17
    100377                               O            03/01/25
    0
1




    1403945          324/728             F          283,500.00         ZZ
    SANSARICQ           JEAN     A       360        283,374.58          1
    705 PROVIDENCE ESTATES DRIVE      10.000          2,487.92         90
    EAST                               9.750          2,487.92      315,000.00
    MOBILE           AL   36695          1            02/03/95         04
    0380096595                           03           03/01/95         25
    5018048                              O            02/01/25
    0


    1403946          324/728             F          312,750.00         ZZ
    KOBERG              MANFRED          360        312,750.00          1
    781 ALLENDALE ROAD                 9.375          2,601.30         90
                                       9.125          2,601.30      347,500.00
    KEY BISCAYNE     FL   33149          1            02/10/95         04
    0380096223                           05           04/01/95         25
    5019609                              O            03/01/25
    0


    1404157          640/640             F          310,000.00         ZZ
    GILLILAND  III      JACK     C       360        309,851.49          1
    102 SUFFOLK CRESCENT               9.625          2,634.97         80
                                       9.375          2,634.97      387,750.00
    BRENTWOOD        TN   37027          1            01/30/95         00
    0875732                              05           03/01/95          0
    0875732                              O            02/01/25
    0


    1404384          306/306             F          250,000.00         ZZ
    YI                  SUN      N       360        247,433.70          1
    18831 MUIRKIRK DRIVE               7.375          1,726.69         84
                                       7.125          1,726.69      300,000.00
    NORTHRIDGE       CA   91326          2            01/10/94         14
    2035459                              05           03/01/94         17
    2035459                              O            02/01/24
    0


    1404464          627/728             F          261,600.00         ZZ
    CHAN                TERENCE  K       360        261,600.00          1
    744 BONITA DRIVE                   9.500          2,199.67         80
                                       9.250          2,199.67      327,000.00
    SOUTH PASADENA   CA   91030          1            02/14/95         00
    0380096108                           05           04/01/95          0
    326831                               O            03/01/25
    0


    1404470          664/728             F           69,500.00         ZZ
    PIPER               GERALD           360         69,500.00          1
1


    1591 ULUPAU CIRCLE                 9.500            584.40         64
                                       9.250            584.40      109,709.00
    BASTROP          TX   78602          4            02/09/95         00
    0380095878                           05           04/01/95          0
    2009629                              O            03/01/25
    0


    1404474          664/728             F          212,000.00         ZZ
    FONKEN              CHRISTOPHW       360        212,000.00          1
    5512 CONESTOGA WAY                10.000          1,860.46         80
                                       9.750          1,860.46      265,000.00
    RICHMOND         CA   94803          2            02/01/95         00
    0380095787                           03           04/01/95          0
    105859                               O            03/01/25
    0


    1404488          661/661             F           65,000.00         ZZ
    WILSEY              JAMES    D       360         64,940.69          1
    1 CLOVERLEAF DRIVE                 9.875            564.43         54
                                       9.625            564.43      122,000.00
    WARRENSBURG      NY   12885          5            12/22/94         00
    2032340                              05           02/01/95          0
    2032340                              O            01/01/25
    0


    1404490          669/669             F          224,475.00         ZZ
    FINBERG             ROBERT   W       360        224,475.00          1
    33 COPPER PENNY ROAD               9.500          1,887.51         69
                                       9.250          1,887.51      327,000.00
    RARITAN TOWNSHI  NJ   08822          1            02/02/95         00
    GM11502532                           05           04/01/95          0
    GM11502532                           O            03/01/25
    0


    1404578          822/728             F          295,500.00         ZZ
    KIESLING            THOMAS   E       360        295,500.00          1
    LOT 42 TULLAMORE CIRCLE            9.750          2,538.81         70
                                       9.500          2,538.81      423,670.00
    WEST PIKELAND T  PA   19425          1            02/10/95         00
    0380096074                           03           04/01/95          0
    3536001106                           O            03/01/25
    0


    1404594          562/728             F          250,000.00         ZZ
    ANGARANO            MICHELE          360        250,000.00          1
    217 GAINSBORG AVENUE               9.625          2,124.98         70
                                       9.375          2,124.98      359,000.00
    WEST HARRISON    NY   10604          1            02/13/95         00
    0380096215                           05           04/01/95          0
1


    90020363                             O            03/01/25
    0


    1404598          163/163             F          207,000.00         ZZ
    GLEASON             DONALD           360        204,186.52          1
    17 LONG MEADOW ROAD                7.375          1,429.70         73
                                       7.250          1,429.70      285,000.00
    COMMACK          NY   11725          2            09/24/93         00
    370723659                            05           11/01/93          0
    370723659                            O            10/01/23
    0


    1404603          163/728             F          218,400.00         ZZ
    ACKERMAN            RONALD   H       360        218,295.37          1
    9125 ANCHOR MARK DR                9.625          1,856.38         95
                                       9.375          1,856.38      229,900.00
    INDIANAPOLIS     IN   46236          1            01/30/95         14
    0380097197                           03           03/01/95         30
    53771892                             O            02/01/25
    0


    1404604          163/728             F          235,000.00         ZZ
    ANSLEY              DAVID            360        234,874.94          1
    101 LINCOLN AVENUE                 9.125          1,912.04         79
                                       8.875          1,912.04      297,500.00
    GREENBURGH       NY   10706          1            01/12/95         00
    0380097189                           05           03/01/95          0
    371481259                            O            02/01/25
    0


    1404605          163/728             F          216,000.00         ZZ
    COOPER              RICHARD  H       360        215,643.40          1
    5 WOODLAWN AVENUE                  9.000          1,737.98         90
                                       8.750          1,737.98      240,000.00
    NEEDHAM          MA   02192          1            11/30/94         04
    0380097155                           05           01/01/95         17
    0371563332                           O            12/01/24
    0


    1404607          562/728             F          292,500.00         ZZ
    LYSAK               ANNE     C       360        292,500.00          1
    14 ROSE LANE                       9.625          2,486.22         75
                                       9.375          2,486.22      390,000.00
    SPARTA           NJ   07871          1            02/09/95         00
    0380096587                           05           04/01/95          0
    90020355                             O            03/01/25
    0


1


    1404608          163/728             F          230,000.00         ZZ
    HERRON              LYNN     E       360        230,000.00          1
    236 SOUTH EAGLE WAY                9.500          1,933.97         80
                                       9.250          1,933.97      287,912.00
    NORTH SALT LAKE  UT   84054          1            02/03/95         00
    0380097213                           05           04/01/95          0
    53771973                             O            03/01/25
    0


    1404610          163/728             F          243,200.00         ZZ
    NORTH               JEFFERSONL       360        243,080.37          1
    220 CANADAVILLE LOOP               9.500          2,044.96         80
                                       9.250          2,044.96      304,000.00
    EADS             TN   38028          4            01/30/95         00
    0380097171                           05           03/01/95          0
    10242532                             O            02/01/25
    0


    1404611          163/728             F          279,000.00         ZZ
    SEPETJIAN           HAGOP            360        278,873.25          1
    1400 EAST GLENOAKS BOULEVARD       9.875          2,422.69         90
                                       9.625          2,422.69      310,000.00
    GLENDALE         CA   91206          1            01/13/95         14
    0380097205                           05           03/01/95         25
    53786489                             O            02/01/25
    0


    1404623          249/249             F          154,000.00         T
    O'HARA              THOMAS   B       360        153,926.23          1
    6107 ROCKY POINT CIRCLE            9.625          1,308.98         68
                                       9.375          1,308.98      228,500.00
    TRUCKEE          CA   96161          1            01/27/95         00
    303265675                            01           03/01/95          0
    303265675                            O            02/01/25
    0


    1404646          575/728             F           97,000.00         ZZ
    BRESLIN             JOHN     R       360         97,000.00          1
    10 WILBUR STREET                   9.500            815.63         66
                                       9.250            815.63      147,000.00
    SOUTH RIVER      NJ   08882          1            02/09/95         00
    0380098054                           05           04/01/95          0
    442006896                            O            03/01/25
    0


    1404647          766/728             F           97,500.00         T
    PAZ                 ARTURO           360         97,500.00          1
    1881 WASHINGTON AVE #10-D          9.875            846.64         76
                                       9.625            846.64      129,900.00
1


    MIAMI BEACH      FL   33139          1            02/17/95         00
    0380096678                           01           04/01/95          0
    955G040                              O            03/01/25
    0


    1404652          575/728             F          307,300.00         ZZ
    MILAZZO             MICHAEL  V       360        307,300.00          1
    11 TURNBERRY COURT                10.000          2,696.78         70
                                       9.750          2,696.78      439,000.00
    AMHERST          NY   14221          1            02/16/95         00
    0380098062                           05           04/01/95          0
    456005407                            O            03/01/25
    0


    1404660          575/728             F          251,450.00         BB
    CORNWELL            JAMES    M       360        251,326.32          1
    8217 GLEN HEATHER DRIVE            9.500          2,114.33         90
                                       9.250          2,114.33      279,413.00
    FREDERICK        MD   21702          1            01/27/95         14
    0380098070                           03           03/01/95         20
    452000827                            O            02/01/25
    0


    1404661          575/728             F          449,950.00         ZZ
    KING                JOHN     W       360        449,950.00          1
    6107 WATERS EDGE ROAD              9.625          3,824.53         90
                                       9.375          3,824.53      499,950.00
    MIDLOTHIAN       VA   23112          1            02/14/95         14
    0380097148                           03           04/01/95         20
    411006760                            O            03/01/25
    0


    1404663          575/728             F          230,000.00         ZZ
    PENA                MANUEL           360        229,877.60          1
    7238 GREENTREE ROAD                9.125          1,871.36         90
                                       8.875          1,871.36      258,000.00
    BETHESDA         MD   20817          2            01/26/95         14
    0380097122                           09           03/01/95         20
    421013878                            O            02/01/25
    0


    1404664          575/728             F          238,500.00         ZZ
    BLUNT JR            ROBERT   F       360        238,382.69          1
    1399 OLDE TOWNE ROAD               9.500          2,005.44         90
                                       9.250          2,005.44      265,000.00
    ALEXANDRIA       VA   22307          1            01/27/95         10
    0380097114                           05           03/01/95         20
    433008111                            O            02/01/25
    0
1




    1404665          575/728             F          228,000.00         ZZ
    COFFMAN             MITCHELL         360        227,890.77          1
    269-4 PLEASANT VALLEY ROAD         9.625          1,937.98         95
                                       9.375          1,937.98      240,000.00
    OLD BRIDGE       NJ   08857          1            01/19/95         04
    0380097130                           05           03/01/95         25
    442006885                            O            02/01/25
    0


    1404695          076/076             F          101,000.00         T
    MILLS               JEFFREY  F       360        101,000.00          1
    8700  RIDGEWOOD AVENUE             9.250            830.91         70
                                       9.000            830.91      145,000.00
    CAPE CANAVERAL   FL   32920          1            02/01/95         00
    3806892                              01           04/01/95          0
    3806892                              O            03/01/25
    0


    1404696          076/076             F           76,900.00         ZZ
    PORRAS-PITA         EUGENIO          360         76,900.00          1
    8512 S.W.163RD COURT               9.375            639.62         70
                                       9.125            639.62      109,900.00
    MIAMI            FL   33193          1            02/02/95         00
    4208112                              03           04/01/95          0
    4208112                              O            03/01/25
    0


    1404697          076/076             F          375,000.00         ZZ
    SNYDER              HOWARD   M       360        374,820.34          1
    8939 N. 65TH STREET                9.625          3,187.47         49
                                       9.375          3,187.47      775,000.00
    PARADISE VALLEY  AZ   85253          1            01/11/95         00
    4396912                              03           03/01/95          0
    4396912                              O            02/01/25
    0


    1404698          076/076             F          343,200.00         ZZ
    ADAMS               LAURIE   B       360        343,017.36          1
    8013 HAMPDEN LANE                  9.125          2,792.39         77
                                       8.875          2,792.39      450,000.00
    BETHESDA         MD   20814          1            01/23/95         00
    4407302                              05           03/01/95          0
    4407302                              O            02/01/25
    0


    1404699          076/076             F          385,000.00         ZZ
    PARTELLOW JR        MYLES            360        384,825.08          1
1


    162  ERICAS LANE                   9.875          3,343.15         70
                                       9.625          3,343.15      550,000.00
    SAGAPONACK       NY   11962          1            02/02/95         00
    4412232                              05           03/01/95          0
    4412232                              O            02/01/25
    0


    1404700          076/076             F          500,000.00         ZZ
    VAGLIANO            ANDRE            360        499,772.83          1
    103 TOWER ROAD                     9.875          4,341.75         50
                                       9.625          4,341.75    1,000,000.00
    LINCOLN          MA   01773          2            01/10/95         00
    4415952                              05           03/01/95          0
    4415952                              O            02/01/25
    0


    1404701          076/076             F          300,000.00         ZZ
    LUND                LON      H       360        299,867.29          1
    4110  WEST WILLOWBROOK LANE       10.000          2,632.71         28
                                       9.750          2,632.71    1,100,000.00
    JACKSON          WY   83001          5            01/25/95         00
    4416152                              05           03/01/95          0
    4416152                              O            02/01/25
    0


    1404702          076/076             F          275,400.00         ZZ
    HAWKINS             ORWILL   V       360        275,264.53          1
    9315 FOREST DOWNS                  9.500          2,315.72         90
                                       9.250          2,315.72      306,000.00
    MEMPHIS          TN   38125          1            01/31/95         10
    4424312                              05           03/01/95         25
    4424312                              O            02/01/25
    0


    1404703          076/076             F          141,500.00         ZZ
    GEER                DANIEL   S       360        141,430.40          1
    2040  NORTH SURREY COURT           9.500          1,189.81         63
                                       9.250          1,189.81      225,000.00
    GRAND JUNCTION   CO   81503          1            01/31/95         00
    4425482                              03           03/01/95          0
    4425482                              O            02/01/25
    0


    1404704          076/076             F          384,000.00         ZZ
    CLARKE              WILFRED  V       360        383,816.04          1
    107A DEER PARK ROAD                9.625          3,263.96         80
                                       9.375          3,263.96      485,000.00
    DIX HILLS        NY   11746          1            01/20/95         00
    4515962                              05           03/01/95          0
1


    4515962                              O            02/01/25
    0


    1404705          076/076             F          212,800.00         ZZ
    PETERSON II         DAVID    W       360        212,572.66          1
    213  HIGHLAND TRACE DRIVE          9.125          1,731.41         95
                                       8.875          1,731.41      225,000.00
    BATON ROUGE      LA   70808          1            12/28/94         04
    4545602                              05           02/01/95         25
    4545602                              O            01/01/25
    0


    1404706          076/076             F          213,600.00         ZZ
    CONSTANTINE         MICHAEL  J       360        213,497.67          1
    1  WINDWARD CIRCLE                 9.625          1,815.58         80
                                       9.375          1,815.58      267,000.00
    WARWICK          RI   02889          1            01/30/95         00
    4546372                              05           03/01/95          0
    4546372                              O            02/01/25
    0


    1404707          076/076             F          315,000.00         ZZ
    BRYANT              DELL     E       360        314,840.93          1
    795 NELSONVILLE ROAD               9.375          2,620.01         70
                                       9.125          2,620.01      450,000.00
    BELLVILLE        TX   77418          1            01/30/95         00
    4546462                              05           03/01/95          0
    4546462                              O            02/01/25
    0


    1404708          076/076             F           94,500.00         ZZ
    O'DONNELL           THOMAS   P       360         94,455.90          1
    2201  RIVER BEACH DRIVE            9.750            811.91         70
                                       9.500            811.91      135,000.00
    NAPLES           FL   33942          1            01/31/95         00
    4548342                              03           03/01/95          0
    4548342                              O            02/01/25
    0


    1404709          076/076             F          242,500.00         ZZ
    ARRIETA JR          NATIVIDAD        360        242,380.72          1
    2517 MYRA PLACE NE                 9.500          2,039.07         81
                                       9.250          2,039.07      300,000.00
    ALBUQUERQUE      NM   87112          2            01/25/95         11
    4550572                              05           03/01/95         12
    4550572                              O            02/01/25
    0


1


    1404726          562/562             F          280,000.00         ZZ
    GOULD               EDITH            360        280,000.00         30
    622 GREENWICH STREET               9.875          2,431.38         70
    APT 2F                             9.625          2,431.38      400,000.00
    NEW YORK         NY   10014          2            02/24/95         00
    455386                               12           04/01/95          0
    455386                               O            03/01/25
    0


    1404748          560/560             F          194,163.70         ZZ
    MANDERS             MARK     J       306        193,379.10          1
    4862   THILLE STREET               9.375          1,671.39         86
                                       9.125          1,671.39      227,951.00
    VENTURA          CA   93003          1            09/28/94         04
    217385558                            01           11/01/94         17
    217385558                            O            04/01/20
    0


    1404749          560/560             F          400,000.00         ZZ
    COLLINS             JANICE   A       360        397,678.21          1
    18105 NORTHWEST MONTREUX DRIVE     7.750          2,865.65         87
                                       7.500          2,865.65      462,000.00
    ISSAQUAH         WA   98027          4            06/17/94         14
    221493919                            05           08/01/94         17
    221493919                            O            07/01/24
    0


    1404750          560/560             F          274,000.00         ZZ
    DELOOMY             ILHAM            360        271,601.11          1
    LOT 9, BALDWIN ROAD                8.750          2,155.56         78
                                       8.500          2,155.56      355,000.00
    WESTFORD         MA   01886          1            09/30/94         00
    450002258                            05           11/01/94          0
    450002258                            O            10/01/24
    0


    1404751          560/560             F          292,000.00         ZZ
    STANGE              WILLIAM  A       360        291,167.62          1
    GREYSTONE DRIVE #627               7.750          2,091.92         80
                                       7.500          2,091.92      365,000.00
    BEAVERCREEK      OH   45434          4            10/28/94         00
    450012372                            05           12/01/94          0
    450012372                            O            11/01/24
    0


    1404752          560/560             F          100,000.00         ZZ
    ARLOTTA             JOSEPH   F       360         99,946.79          1
    829 BRIARCLIFF AVENUE              9.125            813.63         61
                                       8.875            813.63      165,000.00
1


    POINT PLEASANT   NJ   08742          1            01/27/95         00
    450071873                            05           03/01/95          0
    450071873                            O            02/01/25
    0


    1404753          560/560             F           75,000.00         ZZ
    EBERLE              FRANCES  E       360         74,961.12          1
    LOT 6, SECTION A                   9.250            617.01         60
                                       9.000            617.01      125,000.00
    DINGMANS FERRY   PA   18328          1            01/28/95         00
    450074026                            05           03/01/95          0
    450074026                            O            02/01/25
    0


    1404754          560/560             F          226,535.00         R
    STOJANOVIC          STEVAN           360        226,417.56          1
    1435 E. CAPTAIN DREYFUS AVE.       9.250          1,863.65         68
                                       9.000          1,863.65      335,000.00
    PHOENIX          AZ   85022          1            01/24/95         00
    450076856                            03           03/01/95          0
    450076856                            O            02/01/25
    0


    1404755          560/560             F          312,000.00         ZZ
    GABRIELLI           WILLIAM  F       360        312,000.00          1
    22401 BIRCHCREST                   9.500          2,623.47         80
                                       9.250          2,623.47      390,000.00
    MISSION VIEJO    CA   92692          1            02/01/95         00
    450078159                            03           04/01/95          0
    450078159                            O            03/01/25
    0


    1404756          560/560             F          195,500.00         ZZ
    LANGLEY             KAREN    E       360        195,397.71          1
    2844 COVERED WAGON ROAD            9.500          1,643.87         40
                                       9.250          1,643.87      500,000.00
    SOLVANG          CA   93463          2            01/26/95         00
    450078217                            05           03/01/95          0
    450078217                            O            02/01/25
    0


    1404757          560/560             F          244,800.00         ZZ
    BARONAS-SPIESS      DEBORAH  E       360        244,800.00          1
    21 PRESTON DRIVE                   9.250          2,013.91         90
                                       9.000          2,013.91      272,000.00
    BARRINGTON       RI   02806          1            02/08/95         10
    450079157                            05           04/01/95         25
    450079157                            O            03/01/25
    0
1




    1404758          560/560             F          227,200.00         ZZ
    WILSON              STEPHEN  P       360        227,200.00          1
    41040 MILL CREEK CROSSING          9.250          1,869.12         80
    DRIVE                              9.000          1,869.12      284,000.00
    FOREST FALLS     CA   92339          1            01/31/95         00
    450079322                            05           04/01/95          0
    450079322                            O            03/01/25
    0


    1404759          560/560             F          244,000.00         ZZ
    KRADER              JOSEPH           360        244,000.00          1
    29831 WEATHERWOOD                  9.375          2,029.47         80
                                       9.125          2,029.47      305,000.00
    LAGUNA NIGUEL    CA   92677          1            02/02/95         00
    450079827                            05           04/01/95          0
    450079827                            O            03/01/25
    0


    1404760          560/560             F          240,750.00         ZZ
    MARIN               JORGE    M       360        240,750.00          1
    25082 MORRO COURT                  9.375          2,002.44         75
                                       9.125          2,002.44      321,000.00
    LAGUNA HILLS     CA   92653          1            02/01/95         00
    450079835                            05           04/01/95          0
    450079835                            O            03/01/25
    0


    1404761          560/560             F          135,000.00         ZZ
    MICHAELS JR         WILLIAM  E       360        135,000.00          1
    24 SYCAMORE LANE                   8.875          1,074.12         58
                                       8.625          1,074.12      235,000.00
    CHESTER SPRINGS  PA   19425          1            02/10/95         00
    450080403                            05           04/01/95          0
    450080403                            O            03/01/25
    0


    1404762          560/560             F          295,000.00         ZZ
    KARMAN              ROBB     T       360        295,000.00          1
    1245 FOREST AVENUE                 9.250          2,426.89         79
                                       9.000          2,426.89      375,000.00
    PACIFIC GROVE    CA   93950          1            02/09/95         00
    450082813                            05           04/01/95          0
    450082813                            O            03/01/25
    0


    1404763          560/560             F          100,000.00         ZZ
    RIOS                JOSE     P       360        100,000.00          1
1


    5049 NORTH TRIPP AVENUE            9.500            840.85         66
                                       9.250            840.85      153,000.00
    CHICAGO          IL   60630          1            02/22/95         00
    450085089                            05           04/01/95          0
    450085089                            O            03/01/25
    0


    1404779          640/640             F          294,400.00         ZZ
    GIBSON              LARRY            351        294,400.00          1
    1709 VALLEY FORGE DRIVE            9.375          2,460.21         78
                                       9.125          2,460.21      380,560.00
    HIXSON           TN   37343          4            02/07/95         00
    0838                                 05           04/01/95          0
    0838                                 O            06/01/24
    0


    1404784          822/728             F          258,200.00         ZZ
    NERI                JOSEPH   L       360        257,531.99          1
    847 FULTON AVENUE                  9.250          2,124.15         90
                                       9.000          2,124.15      286,940.00
    LANSDALE         PA   19446          1            10/27/94         12
    0380096777                           05           12/01/94         22
    0105111                              O            11/01/24
    0


    1404791          450/450             F          235,000.00         ZZ
    COLVIN              BARNETT  J       360        235,000.00          1
    5079 VILLAGE PLACE COURT           8.750          1,848.75         71
                                       8.500          1,848.75      335,000.00
    WEST BLOOMFIELD  MI   48322          1            02/10/95         00
    3639531                              05           04/01/95          0
    3639531                              O            03/01/25
    0


    1404798          201/201             F          260,700.00         ZZ
    JOZWIAK             JERZY            360        260,700.00          1
    19307 SHERWOOD GREEN WAY           9.625          2,215.93         70
    COUNTY OF MONTGOMERY               9.375          2,215.93      372,508.00
    GAITHERSBURG     MD   20879          1            02/17/95         00
    32007966588                          05           04/01/95          0
    32007966588                          O            03/01/25
    0


    1404800          163/728             F          229,500.00         ZZ
    O'BRIEN             RICHARD  M       360        229,387.11          1
    9218 BRUSHBORO DRIVE               9.500          1,929.77         90
                                       9.250          1,929.77      255,000.00
    BRENTWOOD        TN   37027          1            01/27/95         14
    0380097163                           05           03/01/95         25
1


    53764993                             O            02/01/25
    0


    1404801          562/562             F          175,000.00         ZZ
    HASS                AMY              360        175,000.00         55
    206 WEST 85TH STREET APT. 5        9.625          1,487.49         69
                                       9.375          1,487.49      255,000.00
    NEW YORK         NY   10024          1            02/27/95         00
    455758                               13           04/01/95          0
    455758                               O            03/01/25
    0


    1404803          757/757             F          249,850.00         ZZ
    STUBBS              MIGUEL   E       360        249,850.00          1
    230 BEAVER FALLS PLACE             9.250          2,055.46         95
                                       9.000          2,055.46      263,000.00
    ATLANTA          GA   30331          1            02/22/95         04
    2487999                              03           04/01/95         25
    2487999                              O            03/01/25
    0


    1404805          450/450             F          224,250.00         ZZ
    KOSSA               STEPHEN  L       360        224,250.00          1
    8542 FORREST STREET                9.250          1,844.85         80
                                       9.000          1,844.85      280,330.00
    HIGHLANDS RANCH  CO   80126          1            02/13/95         00
    3778230                              03           04/01/95          0
    3778230                              O            03/01/25
    0


    1404809          074/728             F          308,000.00         ZZ
    BRADWELL            JERE     L       360        307,852.45          1
    3538 AQUETONG RD                   9.625          2,617.97         70
                                       9.375          2,617.97      440,000.00
    SOLEBURY         PA   18913          1            01/31/95         00
    0380097890                           05           03/01/95          0
    1175026962                           O            02/01/25
    0


    1404810          074/728             F          647,500.00         ZZ
    GIACHETTI           ALBERT   A       360        647,500.00          1
    3905 SOUTH OCEAN BLVD             10.125          5,742.18         70
                                       9.875          5,742.18      925,000.00
    HIGHLAND BEACH   FL   33487          1            02/10/95         00
    0380097924                           05           04/01/95          0
    1301099170                           O            03/01/25
    0


1


    1404811          074/728             F          292,000.00         ZZ
    COLLAZO             RALPH    T       360        291,863.77          1
    6825   GLENEAGLE DRIVE             9.750          2,508.73         80
                                       9.500          2,508.73      365,000.00
    MIAMI LAKES      FL   33014          1            01/27/95         00
    0380097965                           05           03/01/95          0
    1311215925                           O            02/01/25
    0


    1404812          074/728             F          239,000.00         ZZ
    GREENBERG           MATTHEW  J       360        239,000.00          1
    1111 CREEKFORD DRIVE               9.500          2,009.64         80
                                       9.250          2,009.64      299,000.00
    FORT LAUDERDALE  FL   33326          1            02/16/95         00
    0380097932                           03           04/01/95          0
    1312004685                           O            03/01/25
    0


    1404814          074/728             F          975,000.00         ZZ
    VISCONTI            ROBERT           360        974,557.04          1
    710 APPLE RIDGE ROAD               9.875          8,466.40         65
                                       9.625          8,466.40    1,500,000.00
    FRANKLIN LAKES   NJ   07417          2            01/19/95         00
    0380097908                           05           03/01/95          0
    1500014030                           O            02/01/25
    0


    1404815          074/728             F          201,500.00         ZZ
    HERNANDEZ           CARLOS   R       360        201,403.47          1
    410 SW 128 AVENUE                  9.625          1,712.73         65
                                       9.375          1,712.73      312,000.00
    MIAMI            FL   33184          1            01/18/95         00
    0380097999                           05           03/01/95          0
    1503013204                           O            02/01/25
    0


    1404816          074/728             F          433,400.00         ZZ
    MOORE               DAVID    R       360        433,203.10          1
    1233 W 63RD TERR                   9.875          3,763.42         70
                                       9.625          3,763.42      619,162.00
    KANSAS CITY      MO   64113          1            01/10/95         00
    0380097791                           05           03/01/95          0
    1504003782                           O            02/01/25
    0


    1404817          074/728             F          198,000.00         ZZ
    LOTFIAN             MOHAMMED         360        198,000.00          1
    29152 MURRE LANE                   9.250          1,628.90         75
                                       9.000          1,628.90      264,000.00
1


    LAGUNA NIGUEL    CA   92677          1            02/03/95         00
    0380097841                           05           04/01/95          0
    1507012600                           O            03/01/25
    0


    1404818          074/728             F          287,200.00         ZZ
    BAILEY              L        A       360        287,062.41          1
    3912 CONFERENCE COVE               9.625          2,441.17         80
                                       9.375          2,441.17      359,000.00
    AUSTIN           TX   78730          1            01/25/95         00
    0380097874                           03           03/01/95          0
    1509004002                           O            02/01/25
    0


    1404819          074/728             F          216,000.00         ZZ
    BUCK                DAVID    R       360        215,885.05          1
    10678  FIRST TIMBERLANE DRIVE      9.125          1,757.45         82
                                       8.875          1,757.45      264,549.00
    NORTHFIELD       MN   55057          1            01/19/95         01
    0380097767                           05           03/01/95         12
    1510000712                           O            02/01/25
    0


    1404820          074/728             F          272,600.00         ZZ
    DAHI                SOHEYL   A       360        272,465.91          1
    127 DALEWOOD WAY                   9.500          2,292.17         80
                                       9.250          2,292.17      340,750.00
    SAN FRANCISCO    CA   94127          1            01/03/95         00
    0380097957                           05           03/01/95          0
    1561286000                           O            02/01/25
    0


    1404821          074/728             F          275,000.00         ZZ
    WAN                 TZU-CHIANW       360        274,864.73          1
    1484 TARTARIAN WAY                 9.500          2,312.35         65
                                       9.250          2,312.35      425,000.00
    SAN JOSE         CA   95129          1            01/17/95         00
    0380097882                           05           03/01/95          0
    1561286022                           O            02/01/25
    0


    1404822          074/728             F          326,600.00         ZZ
    MANGIN              JIM      L       360        326,435.06          1
    312 SHADY VALLEY COURT             9.375          2,716.50         79
                                       9.125          2,716.50      416,649.00
    SAN RAMON        CA   94583          1            01/17/95         00
    0380097940                           03           03/01/95          0
    1561286113                           O            02/01/25
    0
1




    1404823          074/728             F          635,800.00         ZZ
    OECHSEL             MICHAEL  J       360        635,503.37          1
    515 PT SAN PEDRO ROAD              9.750          5,462.51         79
                                       9.500          5,462.51      810,000.00
    SAN RAFAEL       CA   94901          1            01/12/95         00
    0380098021                           03           03/01/95          0
    1561286135                           O            02/01/25
    0


    1404824          074/728             F          256,400.00         ZZ
    COREY               ROGER    L       360        256,133.13          1
    5441 VINMAR AVENUE                 9.250          2,109.34         90
                                       9.000          2,109.34      284,900.00
    RANCHO CUCAMONG  CA   91701          1            12/13/94         01
    0380098013                           05           02/01/95         17
    1562115943                           O            01/01/25
    0


    1404825          074/728             F          316,000.00         ZZ
    MOTAMED             MAJID    E       360        315,840.42          2
    438 & 438 1/2 FERNLEAF AVENUE      9.375          2,628.33         80
    CORONA DEL MAR AREA                9.125          2,628.33      395,000.00
    NEWPORT BEACH    CA   92625          1            01/20/95         00
    0380098005                           05           03/01/95          0
    1562116797                           O            02/01/25
    0


    1404826          074/728             F          264,200.00         ZZ
    CUNNINGHAM          LARRY    E       360        264,073.42          1
    120 QUIET COVE                     9.625          2,245.68         68
                                       9.375          2,245.68      389,236.00
    CANYON LAKE      TX   78133          4            01/27/95         00
    0380097858                           03           03/01/95          0
    1563100952                           O            02/01/25
    0


    1404827          074/728             F        1,000,000.00         ZZ
    YEBRI               FEREYDOUNM       360      1,000,000.00          1
    601 HILLCREST ROAD                 9.375          8,317.50         65
                                       9.125          8,317.50    1,552,000.00
    BEVERLY HILLS    CA   90210          1            02/14/95         00
    0380097981                           05           04/01/95          0
    1567117866                           O            03/01/25
    0


    1404828          074/728             F          308,000.00         ZZ
    HEATON              ROY      G       360        307,848.49          1
1


    15 LA JOLLA CIRCLE                 9.500          2,589.84         79
                                       9.250          2,589.84      392,000.00
    MONTGOMERY       TX   77356          2            01/27/95         00
    0380097825                           03           03/01/95          0
    1571110394                           O            02/01/25
    0


    1404829          074/728             F          512,000.00         ZZ
    ZAKI                HANI     M       360        511,748.15          1
    91 PROSPECT STREET                 9.500          4,305.18         80
                                       9.250          4,305.18      640,000.00
    PROVIDENCE       RI   02906          1            01/30/95         00
    0380098039                           05           03/01/95          0
    1580008388                           O            02/01/25
    0


    1404830          074/728             F          217,800.00         ZZ
    STONE               ORSBURN          360        217,701.04          1
    5850 OAKLAND VALLEY DRIVE          9.875          1,891.27         90
                                       9.625          1,891.27      242,000.00
    OAKLAND TOWNSHI  MI   48064          1            01/16/95         04
    0380097809                           05           03/01/95         17
    1581007234                           O            02/01/25
    0


    1404831          074/728             F          319,500.00         ZZ
    SLOANE              WILLIAM  A       360        319,500.00          1
    30685  GREENBRIAR NORTH            9.500          2,686.53         90
                                       9.250          2,686.53      355,000.00
    FRANKLIN VILLAG  MI   48025          1            02/13/95         04
    0380097783                           05           04/01/95         25
    1581008907                           O            03/01/25
    0


    1404833          074/728             F          300,000.00         ZZ
    GUNSOREK            ROBERT   L       360        300,000.00          1
    1185 RIDGE ROAD                    9.375          2,495.25         78
                                       9.125          2,495.25      387,244.00
    OWATONNA         MN   55060          1            02/16/95         00
    0380097866                           05           04/01/95          0
    1660030910                           O            03/01/25
    0


    1404834          074/728             F          214,650.00         ZZ
    NORDGREN JR         PHILIP   C       360        214,549.86          1
    35136 WHEELER RD                   9.750          1,844.17         90
                                       9.500          1,844.17      238,500.00
    KIRKLAND         IL   60146          1            01/31/95         10
    0380097759                           05           03/01/95         17
1


    1671071670                           O            02/01/25
    0


    1404835          074/728             F          210,000.00         BB
    WAITE               JEFFREY  F       360        209,902.03          1
    5015 OLD HANOVER ROAD              9.750          1,804.22         90
                                       9.500          1,804.22      235,000.00
    WESTMINSTER      MD   21158          1            01/27/95         10
    0380097916                           05           03/01/95         17
    1721147126                           O            02/01/25
    0


    1404836          074/728             F          368,100.00         ZZ
    RITCHIE             TIMOTHY  L       360        368,100.00          1
    13412 RUPERT COURT                 9.750          3,162.55         90
                                       9.500          3,162.55      409,000.00
    RICHMOND         VA   23233          1            02/10/95         14
    0380097817                           05           04/01/95         17
    1861006802                           O            03/01/25
    0


    1404837          180/728             F          100,000.00         ZZ
    GEIGER              GERALD   W       360         99,217.66          1
    10705 WEST 108TH TERRACE           7.875            725.07         45
                                       7.625            725.07      225,000.00
    OVERLAND PARK    KS   66210          1            03/16/94         00
    0380096801                           05           05/01/94          0
    2908614                              O            04/01/24
    0


    1404843          560/560             F          445,600.00         ZZ
    HEMMINGER           STEVEN           360        443,145.86          1
    17250 SODA SPRINGS ROAD            9.125          3,625.55         80
                                       8.875          3,625.55      557,000.00
    LOS GATOS        CA   95030          6            04/20/94         00
    221438815                            05           06/01/94          0
    221438815                            O            05/01/24
    0


    1404844          560/560             F          226,163.19         ZZ
    TSAI                STANLEY          340        224,069.36          1
    10204 STAFFORD LANE                8.000          1,683.59         79
                                       7.750          1,683.59      289,000.00
    ELLICOTT CITY    MD   21043          1            02/02/94         00
    220332795                            03           05/01/94          0
    220332795                            O            08/01/22
    0


1


    1404845          560/560             F          300,000.00         ZZ
    BUCKALEW            JOSEPH   R       360        298,945.33          1
    13204 CORTE DE CHAMISAL            8.750          2,360.10         50
                                       8.500          2,360.10      610,000.00
    SALINAS          CA   93908          1            08/08/94         00
    221533490                            05           10/01/94          0
    221533490                            O            09/01/24
    0


    1404846          560/560             F          220,000.00         ZZ
    BANNON              JAMES    A       360        219,206.53          1
    5 LAURA LYNN LANE                  8.625          1,711.14         69
                                       8.375          1,711.14      320,500.00
    MEDIA            PA   19342          1            08/29/94         00
    221543127                            05           10/01/94          0
    221543127                            O            09/01/24
    0


    1404847          560/560             F          294,400.00         ZZ
    PIZZULLI            MICHAEL          360        293,907.97          1
    19 CRANBURY BROOK DRIVE            9.000          2,368.81         80
                                       8.750          2,368.81      368,000.00
    MILLSTONE TWP    NJ   07726          1            11/22/94         00
    450034335                            05           01/01/95          0
    450034335                            O            12/01/24
    0


    1404848          670/670             F          325,000.00         ZZ
    LEE                 JAMES    A       360        324,695.50          1
    32020   MOUNTAIN SHADOW ROAD       9.750          2,792.26         77
                                       9.500          2,792.26      425,000.00
    ACTON            CA   93510          4            12/01/94         00
    31828                                05           02/01/95          0
    31828                                O            01/01/25
    0


    1404849          670/670             F          297,000.00         ZZ
    MILLER              JON      B       360        296,721.75          1
    4450    HERMOSA WAY                9.750          2,551.69         90
                                       9.500          2,551.69      330,000.00
    SAN DIEGO        CA   92103          1            12/05/94         14
    33758                                05           02/01/95         20
    33758                                O            01/01/25
    0


    1404850          670/670             F          270,000.00         BB
    THOMPSON            ALEXANDERR       360        268,874.05          1
    8 BISSELL LANE                     8.875          2,148.25         88
                                       8.625          2,148.25      310,000.00
1


    NORWALK          CT   06850          1            08/29/94         04
    321494                               05           10/01/94         17
    321494                               O            09/01/24
    0


    1404851          670/670             F          352,000.00         T
    MULLER              GARY     W       360        351,541.29          1
    4710 FIFTH AVENUE                 10.125          3,121.62         80
                                       9.875          3,121.62      440,000.00
    AVALON           NJ   08202          1            11/22/94         00
    344222                               05           01/01/95          0
    344222                               O            12/01/24
    0


    1404852          670/670             F          216,000.00         ZZ
    GILLESPIE           JOHN     C       360        215,421.10          1
    427 LIBERTY LANE                   8.735          1,696.96         80
                                       8.485          1,696.96      270,064.00
    MARLTON          NJ   08053          1            11/30/94         00
    344265                               05           01/01/95          0
    344265                               O            12/01/24
    0


    1404853          670/670             F          300,000.00         ZZ
    SCHLITT             MICHAEL  T       360        298,824.15          1
    360 STATION AVENUE                 8.720          2,353.68         64
                                       8.470          2,353.68      470,000.00
    HADDONFIELD      NJ   08033          1            11/29/94         00
    344320                               05           01/01/95          0
    344320                               O            12/01/24
    0


    1404854          670/670             F          480,000.00         T
    GUPTON              SALLY    A       360        479,205.86          1
    92 E 16TH STREET                   8.990          3,858.74         80
                                       8.740          3,858.74      600,000.00
    AVALON           NJ   08202          1            11/05/94         00
    344338                               05           01/01/95          0
    344338                               O            12/01/24
    0


    1404855          670/670             F          366,800.00         ZZ
    KATZ                LEO      C       360        366,389.33          1
    5 OAK RIDGE COURT                  8.900          2,925.01         80
                                       8.650          2,925.01      458,500.00
    VOORHEES         NJ   08043          1            12/07/94         00
    344362                               05           02/01/95          0
    344362                               O            01/01/25
    0
1




    1404856          670/670             F          284,120.00         ZZ
    SMITH               KENNETH  A       360        283,650.90          1
    87 FORREST HILLS DRIVE             9.000          2,286.10         80
                                       8.750          2,286.10      355,150.00
    VOORHEES         NJ   08043          1            11/22/94         00
    344478                               03           01/01/95          0
    344478                               O            12/01/24
    0


    1404857          670/670             F          500,000.00         ZZ
    RAMAGE              MICHAEL  P       360        498,824.61          1
    746 MILL STREET                    8.700          3,915.67         73
                                       8.450          3,915.67      690,000.00
    MOORESTOWN       NJ   08057          1            10/27/94         00
    344486                               05           12/01/94          0
    344486                               O            11/01/24
    0


    1404858          670/670             F          320,000.00         ZZ
    1404844             DENNIS   M       360        320,000.00          1
    5       BROADACRE DRIVE            8.990          2,572.50         80
                                       8.740          2,572.50      400,000.00
    MT. LAUREL       NJ   08054          1            02/17/95         00
    344494                               03           04/01/95          0
    344494                               O            03/01/25
    0


    1404859          670/670             F          600,000.00         ZZ
    MCCORMICK           DANIEL   J       360        599,686.65          1
    737     JEFFREY ROAD               9.215          4,920.85         70
                                       8.965          4,920.85      859,900.00
    MOORESTOWN       NJ   08057          1            01/31/95         00
    344591                               05           03/01/95          0
    344591                               O            02/01/25
    0


    1404860          670/670             F          840,000.00         ZZ
    RAGONE              PHILIP           360        839,574.91          1
    VANDERBILT DRIV                    9.365          6,980.59         80
                                       9.115          6,980.59    1,050,000.00
    SANDS POINT      NY   11050          1            01/18/95         00
    443107                               05           03/01/95          0
    443107                               O            02/01/25
    0


    1404862          670/670             F          305,000.00         ZZ
    HUNT                DON      G       360        305,000.00          1
1


    598     FAIRVILLE ROAD             9.350          2,531.30         45
                                       9.100          2,531.30      690,000.00
    CHADDS FORD      PA   19317          4            02/02/95         00
    478121                               05           04/01/95          0
    478121                               O            03/01/25
    0


    1404863          670/670             F          408,000.00         ZZ
    KARRAS              CHRISTOPHG       360        407,771.50          1
    7800    NAVAJO STREET              8.880          3,247.70         80
                                       8.630          3,247.70      510,000.00
    PHILADELPHIA     PA   19118          1            01/31/95         00
    479268                               05           03/01/95          0
    479268                               O            02/01/25
    0


    1404864          670/670             F          488,000.00         ZZ
    YODER               PAMELA   A       360        487,450.81          1
    1718 ANTIGUA WAY                   8.875          3,882.75         80
                                       8.625          3,882.75      610,000.00
    NEWPORT BEACH    CA   92660          1            12/27/94         00
    481807                               03           02/01/95          0
    481807                               O            01/01/25
    0


    1404865          670/670             F          223,200.00         ZZ
    COLLEY              IAN              360        222,418.86          1
    94 RIVERVIEW AVENUE                8.875          1,775.88         90
                                       8.625          1,775.88      248,000.00
    TARRYTOWN        NY   10591          1            11/17/94         04
    552402                               05           01/01/95         20
    552402                               O            12/01/24
    0


    1404866          670/670             F          400,000.00         ZZ
    DURRANT             DAVID    R       360        399,813.38          1
    67 GOVERNOR DRIVE                  9.750          3,436.62         80
                                       9.500          3,436.62      504,193.00
    BASKING RIDGE    NJ   07920          1            01/31/95         00
    556688                               05           03/01/95          0
    556688                               O            02/01/25
    0


    1404867          670/670             F          220,160.00         ZZ
    BANNAYAN            JOHN             360        220,065.17         17
    311 WEST 83RD STREET  UNIT#4A     10.125          1,952.43         80
                                       9.875          1,952.43      278,000.00
    NEW YORK         NY   10024          1            01/13/95         00
    559245                               12           03/01/95          0
1


    559245                               O            02/01/25
    0


    1404868          670/670             F          274,500.00         ZZ
    ANTOLINI            ROBERT   C       360        273,307.46          1
    3 DOVER COURT                      9.375          2,283.16         90
                                       9.125          2,283.16      305,000.00
    BAYSHORE         NY   11706          1            10/25/94         01
    572322                               05           12/01/94         17
    572322                               O            11/01/24
    0


    1404869          670/670             F          259,000.00         ZZ
    BURTNICK            MICHAEL  R       360        258,510.74          1
    23 MARIANA LANE                    9.750          2,225.21         70
                                       9.500          2,225.21      370,000.00
    OCEAN CITY       NJ   08226          1            10/10/94         00
    574236                               05           12/01/94          0
    574236                               O            11/01/24
    0


    1404870          670/670             F          276,000.00         ZZ
    FALSONE             FRANCES  C       360        275,544.32          1
    152 WEBSTER AVENUE                 9.000          2,220.76         80
                                       8.750          2,220.76      345,000.00
    MANHASSET        NY   11030          1            11/09/94         00
    576484                               05           01/01/95          0
    576484                               O            12/01/24
    0


    1404871          670/670             F          250,000.00         ZZ
    KESTEN              ROBERT   K       360        249,739.78          1
    12 SYCAMORE LANE                   9.250          2,056.69         66
                                       9.000          2,056.69      380,000.00
    RIDGEFIELD       CT   06877          1            12/30/94         00
    580023                               05           02/01/95          0
    580023                               O            01/01/25
    0


    1404872          670/670             F          337,600.00         ZZ
    GOLDEN              MARINA   R       360        334,757.07          1
    4756 BROWNDEER LANE                9.125          2,746.83         80
                                       8.875          2,746.83      422,000.00
    RANCHO PALOS VE  CA   90274          2            10/06/94         00
    588512                               05           12/01/94          0
    588512                               O            11/01/24
    0


1


    1404873          670/670             F          128,700.00         ZZ
    MEJIA               TEODOSIO         360        128,408.15          4
    1305 S CLARENCE                    8.875          1,024.00         90
                                       8.625          1,024.00      143,000.00
    BERWYN           IL   60402          1            10/14/94         04
    607894                               05           12/01/94         22
    607894                               O            11/01/24
    0


    1404874          670/670             F          305,000.00         ZZ
    ANFINSON            JULIE    D       360        304,857.70          1
    14814   NORTH 15TH AVEN            9.750          2,620.43         73
                                       9.500          2,620.43      420,000.00
    PHOENIX          AZ   85023          2            01/30/95         00
    622630                               03           03/01/95          0
    622630                               O            02/01/25
    0


    1404875          670/670             F          230,000.00         ZZ
    BENNETT             HUGH     F       360        230,000.00          1
    43      CENTRAL STREET             9.125          1,871.36         47
                                       8.875          1,871.36      495,000.00
    WINCHESTER       MA   01890          1            02/13/95         00
    663352                               05           04/01/95          0
    663352                               O            03/01/25
    0


    1404876          670/670             F          250,000.00         ZZ
    LALLI               THOMAS           360        249,576.40          1
    8 HAWTHORNE DRIVE                  8.875          1,989.12         71
                                       8.625          1,989.12      357,000.00
    WEST WINDSOR     NJ   08691          1            11/18/94         00
    684881                               05           01/01/95          0
    684881                               O            12/01/24
    0


    1404877          670/670             F          255,600.00         ZZ
    GUARNIERI           SAMUEL           360        255,366.80          1
    28 HARVEST LANE                    9.875          2,219.50         80
                                       9.625          2,219.50      319,500.00
    MEDFORD          NJ   08055          1            12/08/94         00
    695840                               05           02/01/95          0
    695840                               O            01/01/25
    0


    1404878          670/670             F          230,000.00         ZZ
    FONG                METCHEL          360        229,464.88          1
    12 MCINTIRE DRIVE                  8.750          1,809.41         68
                                       8.500          1,809.41      339,200.00
1


    BELLE MEAD       NJ   08502          4            10/28/94         00
    701025                               05           12/01/94          0
    701025                               O            11/01/24
    0


    1404879          670/670             F          240,000.00         ZZ
    PAVAO               KENNETH  J       360        239,722.83          1
    3804    BOULDER COURT              8.750          1,888.08         76
                                       8.500          1,888.08      319,350.00
    ELLICOTT CITY    MD   21042          1            12/23/94         00
    721786                               05           02/01/95          0
    721786                               O            01/01/25
    0


    1404880          670/670             F          224,100.00         ZZ
    JERSEY              STEVEN   T       360        223,992.64          1
    28805   ALOMA AVENUE               9.625          1,904.83         90
                                       9.375          1,904.83      249,000.00
    LAGUNA NIGUEL    CA   92677          1            01/26/95         14
    757756                               05           03/01/95         25
    757756                               O            02/01/25
    0


    1404881          670/670             F          449,650.00         ZZ
    JOHNSON II          ALBERT   J       360        448,064.53          1
    411 RAMBLEWOOD ROAD                9.500          3,780.90         85
                                       9.250          3,780.90      529,000.00
    HOUSTON          TX   77079          1            07/29/94         10
    771779                               03           09/01/94         12
    771779                               O            08/01/24
    0


    1404882          670/670             F          265,000.00         ZZ
    SCHIESS             WYNN     D       360        264,866.17          1
    111     KENDALL OAKS DRIVE         9.375          2,204.14         75
                                       9.125          2,204.14      357,000.00
    BOERNE           TX   78006          2            01/27/95         00
    777846                               05           03/01/95          0
    777846                               O            02/01/25
    0


    1404883          670/670             F          284,700.00         ZZ
    SABIA               MICHAEL  A       360        283,950.54          1
    181 RIVER ROAD                     9.250          2,342.16         72
                                       9.000          2,342.16      400,000.00
    RED BANK         NJ   07701          2            09/09/94         00
    871532                               05           11/01/94          0
    871532                               O            10/01/24
    0
1




    1404884          670/670             F          307,500.00         ZZ
    KALRA               VINOD    K       360        306,854.92          1
    46 LOCUST STREET                   9.250          2,529.73         75
                                       9.000          2,529.73      410,000.00
    GREENVALE        NY   11548          5            10/26/94         00
    916234                               05           12/01/94          0
    916234                               O            11/01/24
    0


    1404885          670/670             F          300,000.00         ZZ
    BRONSTEIN           STEVEN   E       360        299,504.69          1
    137 READE STREET                   9.000          2,413.87         57
    UNIT 3B                            8.750          2,413.87      535,000.00
    NEW YORK         NY   10013          1            11/15/94         00
    916285                               08           01/01/95          0
    916285                               O            12/01/24
    0


    1404886          670/670             F          203,500.00         ZZ
    LEVINE              SHERRIE  M       360        203,155.20         45
    55 HUDSON STREET                   8.875          1,619.14         66
    APT 2F                             8.625          1,619.14      310,000.00
    NEW YORK         NY   10007          1            11/15/94         00
    916498                               10           01/01/95          0
    916498                               O            12/01/24
    0


    1404888          670/670             F          290,000.00         T
    DAPOLITO            PAUL             360        289,568.66          1
    4412 GLOUCESTER DRIVE              9.500          2,438.48         66
                                       9.250          2,438.48      440,000.00
    HOLGATE          NJ   08008          1            11/23/94         00
    918270                               05           01/01/95          0
    918270                               O            12/01/24
    0


    1404889          670/670             F          562,500.00         ZZ
    HOMBURGER           JEFFREY          360        561,958.88        104
    152 EAST 94TH STREET UNIT9A&9B     9.625          4,781.20         75
                                       9.375          4,781.20      750,000.00
    NEW YORK         NY   10128          5            12/21/94         00
    918598                               13           02/01/95          0
    918598                               O            01/01/25
    0


    1404890          670/670             F          300,000.00         T
    GIRVAN              JAMES    J       360        299,687.74          1
1


    22 EAST SIXTH STREET               9.250          2,468.03         80
                                       9.000          2,468.03      377,000.00
    BEACH HAVEN      NJ   08008          1            12/05/94         00
    918679                               05           02/01/95          0
    918679                               O            01/01/25
    0


    1404891          670/670             F          224,800.00         ZZ
    ATLAS               ANDREW   J       360        224,589.39          9
    68 LAIGHT STREET  UNIT 3-A         9.750          1,931.38         80
                                       9.500          1,931.38      281,000.00
    NEW YORK         NY   10013          1            12/19/94         00
    919101                               10           02/01/95          0
    919101                               O            01/01/25
    0


    1404892          670/670             F          300,000.00         ZZ
    CHEVRAY             RENE             360        299,644.49        114
    300 RIVERSIDE DRIVE   APT 10A      8.625          2,333.37         60
                                       8.375          2,333.37      505,000.00
    NEW YORK         NY   10025          1            12/20/94         00
    919632                               12           02/01/95          0
    919632                               O            01/01/25
    0


    1404893          670/670             F           99,000.00         ZZ
    FERNANDEZ           RUBEN            360         98,802.87          3
    1904 BATHGATE AVENUE               9.500            832.45         90
                                       9.250            832.45      110,000.00
    BRONX            NY   10457          1            10/26/94         04
    948535                               07           12/01/94         20
    948535                               O            11/01/24
    0


    1404894          670/670             F          275,000.00         ZZ
    DELPIANO            ANTHONY          360        274,618.00          1
    24  DRINKING BROOK ROAD            9.875          2,389.31         71
                                       9.625          2,389.31      388,000.00
    MONMOUTH JUNCTI  NJ   08852          4            11/10/94         00
    985662                               05           01/01/95          0
    985662                               O            12/01/24
    0


    1404895          670/670             F          225,000.00         ZZ
    JONES               MICHAEL  T       360        224,489.78          1
    26 JOHN LENHARDT DRIVE             8.875          1,790.21         90
                                       8.625          1,790.21      250,000.00
    HAMILTON SQUARE  NJ   08690          1            10/28/94         14
    1003216                              05           12/01/94         17
1


    1003216                              O            11/01/24
    0


    1404896          670/670             F          330,000.00         ZZ
    RICHMOND            DAVID    H       360        329,061.19          1
    1827  FARMINGTON DRIVE             8.875          2,625.63         79
                                       8.625          2,625.63      420,000.00
    FRANKLIN         TN   37064          2            09/26/94         00
    1021621                              05           11/01/94          0
    1021621                              O            10/01/24
    0


    1404897          670/670             F          217,500.00         ZZ
    GRIFFITHS           MARTIN   A       360        217,387.24          1
    24705   VIA MADERA                 9.250          1,789.32         75
                                       9.000          1,789.32      290,000.00
    CALABASAS        CA   91302          2            01/18/95         00
    1034509                              03           03/01/95          0
    1034509                              O            02/01/25
    0


    1404898          670/670             F          400,000.00         ZZ
    DYER                WILLIAM  D       360        400,000.00          1
    11172   KENSINGTON ROAD            9.500          3,363.42         89
                                       9.250          3,363.42      450,000.00
    LOS ALAMITOS AR  CA   90720          1            01/30/95         11
    1036617                              05           04/01/95         25
    1036617                              O            03/01/25
    0


    1404899          670/670             F          204,000.00         ZZ
    HERNANDEZ           JOSE             360        203,572.04          1
    29 DAVENPORT WY                    9.250          1,678.26         59
                                       9.000          1,678.26      347,000.00
    BELLE MEAD       NJ   08502          1            10/27/94         00
    1073516                              05           12/01/94          0
    1073516                              O            11/01/24
    0


    1404900          670/670             F          230,000.00         ZZ
    CHIRICO             STEVEN           360        229,450.95          1
    49 WEST LAKE DRIVE                 8.625          1,788.92         90
                                       8.375          1,788.92      256,250.00
    THORNWOOD        NY   10594          1            10/13/94         04
    1111809                              05           12/01/94         17
    1111809                              O            11/01/24
    0


1


    1404901          670/670             F          320,000.00         ZZ
    SANDLER             JANICE   C       360        319,328.68          1
    66 COVE NECK ROAD                  9.250          2,632.57         59
                                       9.000          2,632.57      545,000.00
    COVE NECK        NY   11771          2            10/14/94         00
    1173821                              05           12/01/94          0
    1173821                              O            11/01/24
    0


    1404902          670/670             F          500,000.00         ZZ
    JAFFE               W        W       360        498,613.81          1
    122 E 30TH STREET                  9.000          4,023.11         58
                                       8.750          4,023.11      865,000.00
    NEW YORK         NY   10016          1            09/28/94         00
    1181912                              07           11/01/94          0
    1181912                              O            10/01/24
    0


    1404903          670/670             F          300,000.00         T
    MCGINN              JOSEPH           360        300,000.00          1
    125  NAUTICAL DRIVE                9.750          2,577.47         56
                                       9.500          2,577.47      540,000.00
    JUPITER          FL   33477          1            02/15/95         00
    1230158                              09           04/01/95          0
    1230158                              O            03/01/25
    0


    1404904          670/670             F          387,900.00         ZZ
    DEGHETTO JR         JOHN     G       360        386,930.80          1
    59 MANOR DRIVE                     9.500          3,261.67         90
                                       9.250          3,261.67      431,000.00
    RAMSEY           NJ   07446          1            09/30/94         04
    1261410                              05           11/01/94         17
    1261410                              O            10/01/24
    0


    1404905          670/670             F          234,400.00         ZZ
    HARRIS              GARY     M       360        233,811.10          1
    40 ROWAN ROAD                      8.375          1,781.61         80
                                       8.125          1,781.61      293,000.00
    CHATHAM          NJ   07928          1            10/07/94         00
    1288458                              05           12/01/94          0
    1288458                              O            11/01/24
    0


    1404906          670/670             F          262,500.00         ZZ
    DONNABELLA          VINCENT          360        261,823.50          1
    105 ORMONT ROAD                    8.250          1,972.08         75
                                       8.000          1,972.08      350,500.00
1


    CHATHAM          NJ   07928          1            10/21/94         00
    1324225                              05           12/01/94          0
    1324225                              O            11/01/24
    0


    1404907          670/670             F          292,000.00         ZZ
    PEREZ               FRANKLYN         360        291,231.31          1
    221 PARSONAGE HILL ROAD            9.250          2,402.21         85
                                       9.000          2,402.21      344,000.00
    MILLBURN TOWNSH  NJ   07078          1            09/16/94         14
    1334271                              05           11/01/94         20
    1334271                              O            10/01/24
    0


    1404908          670/670             F          279,000.00         ZZ
    NOMURA              SHARON           360        278,299.06          1
    18 HEUSTED DRIVE                   8.375          2,120.60         90
                                       8.125          2,120.60      310,000.00
    OLD GREENWICH    CT   06870          1            10/28/94         04
    1354191                              05           12/01/94         17
    1354191                              O            11/01/24
    0


    1404909          670/670             F          293,500.00         ZZ
    TEITLER             JOHN             360        293,500.00         14
    10 JAY STREET  APT #6-B            9.625          2,494.72         75
                                       9.375          2,494.72      391,400.00
    NEW YORK         NY   10013          1            02/17/95         00
    1370448                              12           04/01/95          0
    1370448                              O            03/01/25
    0


    1404910          670/670             F          292,000.00         ZZ
    MARINELLI           WILLIAM          360        291,619.47          1
    103 FULLER ROAD                   10.125          2,589.53         80
                                       9.875          2,589.53      365,000.00
    BRIARCLIFF MANO  NY   10510          1            11/14/94         00
    1491741                              05           01/01/95          0
    1491741                              O            12/01/24
    0


    1404911          670/670             F          231,500.00         ZZ
    BADIA               SUSAN    E       360        231,500.00          1
    11  SURREY LANE                    9.375          1,925.50         90
                                       9.125          1,925.50      257,334.00
    MANORVILLE       NY   11949          1            02/09/95         11
    1492233                              05           04/01/95         20
    1492233                              O            03/01/25
    0
1




    1404912          670/670             F          390,000.00         ZZ
    HERSHEY             ALAN     D       360        388,628.88          1
    29 WOODY LANE                      8.750          3,068.14         67
                                       8.500          3,068.14      590,000.00
    WESTPORT         CT   06880          1            09/01/94         00
    1495658                              05           10/01/94          0
    1495658                              O            09/01/24
    0


    1404913          670/670             F          231,000.00         ZZ
    JANKOWSKI           JOHN     W       360        230,077.42          1
    690 BRYANT STREET                  9.125          1,879.50         90
                                       8.875          1,879.50      257,500.00
    PARAMUS          NJ   07652          1            10/07/94         11
    1496212                              05           12/01/94         17
    1496212                              O            11/01/24
    0


    1404914          670/670             F          278,000.00         ZZ
    PURVIN              JEFFREY  L       360        276,512.32        197
    220 MADISON AVENUE  APT#PH-H       8.750          2,187.03         72
                                       8.500          2,187.03      390,000.00
    NEW YORK         NY   10016          2            10/31/94         00
    1497910                              12           12/01/94          0
    1497910                              O            11/01/24
    0


    1404915          670/670             F          345,000.00         ZZ
    COLLINS             KENNETH  S       360        343,679.80          1
    165 KNIGHTSHAVEN WY                8.500          2,652.76         90
                                       8.250          2,652.76      385,000.00
    SAN JOSE         CA   95111          2            10/04/94         14
    1529595                              05           12/01/94         17
    1529595                              O            11/01/24
    0


    1404916          670/670             F          475,000.00         ZZ
    MULGREW             KATE             360        474,811.23          1
    11938   FOXBORO DRIVE             10.500          4,345.02         60
                                      10.250          4,345.02      800,000.00
    LOS ANGELES      CA   90049          5            01/10/95         00
    2243628                              05           03/01/95          0
    2243628                              O            02/01/25
    0


    1404917          670/670             F          315,000.00         ZZ
    BRUNELL             NORMAN           360        315,000.00          1
1


    8308    FORDHAM ROAD               8.875          2,506.29         75
                                       8.625          2,506.29      420,000.00
    LOS ANGELES      CA   90045          1            02/01/95         00
    2255324                              05           04/01/95          0
    2255324                              O            03/01/25
    0


    1404918          670/670             F          227,250.00         ZZ
    DAWSON              KEVIN            360        227,138.22          1
    105     BUCKTHORN DRIVE            9.500          1,910.84         90
                                       9.250          1,910.84      252,500.00
    BREA             CA   92621          1            01/24/95         14
    2269724                              05           03/01/95         25
    2269724                              O            02/01/25
    0


    1404919          670/670             F          444,000.00         ZZ
    IGRA                HELENA           360        443,781.61          1
    12999   HARWICK LANE               9.500          3,733.39         80
                                       9.250          3,733.39      555,000.00
    SAN DIEGO        CA   92130          1            01/23/95         00
    2292394                              05           03/01/95          0
    2292394                              O            02/01/25
    0


    1404920          670/670             F          296,250.00         ZZ
    PARDUHN             HARRY    C       360        296,115.40          1
    6680    AITKEN DRIVE               9.875          2,572.49         75
                                       9.625          2,572.49      395,000.00
    OAKLAND          CA   94611          5            01/23/95         00
    2295351                              05           03/01/95          0
    2295351                              O            02/01/25
    0


    1404921          670/670             F          236,000.00         T
    SPETZ               PERRY    J       360        235,877.65          1
    4035    ROBERT AVENUE              9.250          1,941.52         80
                                       9.000          1,941.52      295,000.00
    CEDAR FLAT       CA   96145          1            01/25/95         00
    2308509                              05           03/01/95          0
    2308509                              O            02/01/25
    0


    1404922          670/670             F          252,450.00         ZZ
    BRENNAN             JAMES    S       360        252,312.10          1
    9111    KAPAA DRIVE                9.000          2,031.27         90
                                       8.750          2,031.27      280,500.00
    HUNTINGTON BEAC  CA   92646          1            01/26/95         04
    2318466                              05           03/01/95         25
1


    2318466                              O            02/01/25
    0


    1404923          670/670             F          275,950.00         ZZ
    LAPIN               MICHAEL  L       360        275,950.00          1
    19      VALORE DRIVE               9.625          2,345.55         70
                                       9.375          2,345.55      394,318.00
    NEWPORT COAST A  CA   92657          1            02/01/95         00
    2360314                              09           04/01/95          0
    2360314                              O            03/01/25
    0


    1404924          670/670             F          280,000.00         ZZ
    KLINGLER            DAVID    J       360        280,000.00          1
    18805   ASPESI DRIVE               9.000          2,252.95         64
                                       8.750          2,252.95      437,500.00
    SARATOGA         CA   95070          1            02/07/95         00
    2939592                              05           04/01/95          0
    2939592                              O            03/01/25
    0


    1404925          670/670             F          480,000.00         ZZ
    DOUGHERTY           DONALD   G       360        479,227.84          1
    1715 SELIG LANE                    9.125          3,905.44         78
                                       8.875          3,905.44      620,000.00
    LOS ALTOS        CA   94024          2            11/28/94         00
    2939738                              05           01/01/95          0
    2939738                              O            12/01/24
    0


    1404926          670/670             F        1,000,000.00         ZZ
    LUDWIG              KENNETH  D       360        998,216.04          1
    2900 44TH STREET NW                8.625          7,777.90         79
                                       8.375          7,777.90    1,275,000.00
    WASHINGTON       DC   20007          1            11/18/94         00
    2942500                              05           01/01/95          0
    2942500                              O            12/01/24
    0


    1404927          670/670             F          177,000.00         ZZ
    FULLER              PAUL     K       360        176,688.42          1
    22 NOMAHEGAN COURT                 8.690          1,384.89         78
                                       8.440          1,384.89      227,000.00
    CRANFORD         NJ   07016          1            11/07/94         00
    2948125                              05           01/01/95          0
    2948125                              O            12/01/24
    0


1


    1404928          670/670             F          337,608.00         ZZ
    BIRNBAUM            GLENN    A       360        337,413.76          1
    7 CROMWELL DRIVE                   8.750          2,655.97         68
                                       8.500          2,655.97      498,550.00
    CHESTER          NJ   07930          1            01/06/95         00
    2948214                              05           03/01/95          0
    2948214                              O            02/01/25
    0


    1404929          670/670             F          698,600.00         ZZ
    WAGENKNECHT         LYNN             360        696,663.16          3
    143 E 19TH STREET                  9.000          5,621.10         70
                                       8.750          5,621.10      998,000.00
    NEW YORK         NY   10003          1            09/09/94         00
    2950219                              07           11/01/94          0
    2950219                              O            10/01/24
    0


    1404930          670/670             F          395,000.00         T
    JERZ                LAWRENCE R       360        394,104.34          1
    14 UNION AVENUE                    8.875          3,142.80         51
                                       8.625          3,142.80      780,000.00
    SPRING LAKE      NJ   07762          1            10/28/94         00
    2950286                              05           12/01/94          0
    2950286                              O            11/01/24
    0


    1404931          670/670             F        1,000,000.00         ZZ
    BECKWITH            BRUCE    M       360        998,720.28          1
    425 RIMROCK ROAD                   8.250          7,512.67         67
                                       8.000          7,512.67    1,500,000.00
    THOUSAND OAKS    CA   91361          1            12/09/94         00
    2951061                              05           02/01/95          0
    2951061                              O            01/01/25
    0


    1404933          670/670             F          200,000.00         ZZ
    BORELLI             JAMES    A       360        198,847.02          1
    15 HOWLAND DRIVE                   8.800          1,580.55         44
                                       8.550          1,580.55      457,636.00
    CROSS RIVER      NY   10518          1            11/03/94         00
    2953081                              05           01/01/95          0
    2953081                              O            12/01/24
    0


    1404934          670/670             F          300,000.00         ZZ
    MCEVILY             MICHAEL  J       360        299,473.00          1
    21 LINCOLN STREET                  8.700          2,349.40         64
                                       8.450          2,349.40      470,000.00
1


    LARCHMONT        NY   10538          1            11/03/94         00
    2953188                              05           01/01/95          0
    2953188                              O            12/01/24
    0


    1404935          670/670             F          315,000.00         ZZ
    LEVENE              ERIC             360        314,460.74          1
    9 CREEMER ROAD                     8.825          2,495.00         66
                                       8.575          2,495.00      480,000.00
    ARMONK           NY   10504          1            11/15/94         00
    2953251                              05           01/01/95          0
    2953251                              O            12/01/24
    0


    1404938          670/670             F          500,000.00         ZZ
    BLANCHET JR         VICTOR   J       360        499,218.79          1
    29 SURREY LANE                     9.265          4,118.82         77
                                       9.015          4,118.82      650,000.00
    MAHWAH           NJ   07430          1            11/18/94         00
    2956381                              05           01/01/95          0
    2956381                              O            12/01/24
    0


    1404939          670/670             F          350,000.00         ZZ
    WELTMAN             RICHARD  E       360        349,372.37          1
    105 HELEN COURT                    8.600          2,716.05         72
                                       8.350          2,716.05      490,000.00
    FRANKLIN LAKES   NJ   07417          1            12/01/94         00
    2956438                              05           01/01/95          0
    2956438                              O            12/01/24
    0


    1404940          670/670             F          361,400.00         ZZ
    TUMANOV             OLEG     E       360        361,218.83          1
    26      ARNOLD AVENUE              9.410          3,015.15         55
                                       9.160          3,015.15      661,400.00
    CLOSTER          NJ   07624          1            01/20/95         00
    2956543                              05           03/01/95          0
    2956543                              O            02/01/25
    0


    1404941          670/670             F          825,000.00         ZZ
    MIOLA               MICHAEL          360        823,750.83          1
    28 WINDING LANE                    9.415          6,885.95         75
                                       9.165          6,885.95    1,100,000.00
    UPPER BROOKVILL  NY   11545          1            11/15/94         00
    2957043                              05           01/01/95          0
    2957043                              O            12/01/24
    0
1




    1404942          670/670             F          536,000.00         ZZ
    SMOTKIN             DAVID            360        535,159.91          1
    29 GRANDVIEW CIRCLE                9.250          4,409.55         80
                                       9.000          4,409.55      670,000.00
    PLANDOME HEIGHT  NY   11030          1            11/14/94         00
    2957116                              05           01/01/95          0
    2957116                              O            12/01/24
    0


    1404943          670/670             F          370,000.00         ZZ
    SASSE               SCOTT    A       360        370,000.00          1
    2726  LAKEWOOD AVENUE              9.155          3,018.47         78
                                       8.905          3,018.47      475,000.00
    LOS ANGELES      CA   90039          2            02/10/95         00
    2958309                              05           04/01/95          0
    2958309                              O            03/01/25
    0


    1404944          670/670             F          600,000.00         ZZ
    THOMSON             GERALD   E       360        599,018.60          1
    85 CENTRAL DRIVE                   9.045          4,847.18         64
                                       8.795          4,847.18      937,500.00
    NEW ROCHELLE     NY   10801          1            11/17/94         00
    2959828                              05           01/01/95          0
    2959828                              O            12/01/24
    0


    1404946          670/670             F          375,000.00         ZZ
    MCCARTHY            MICHELLE A       360        374,809.63          1
    53      GREENHAVEN ROAD            9.350          3,112.25         59
                                       9.100          3,112.25      645,000.00
    RYE              NY   10580          1            01/26/95         00
    2959992                              05           03/01/95          0
    2959992                              O            02/01/25
    0


    1404948          670/670             F          216,720.00         ZZ
    LORENC              STEVEN   C       360        216,720.00          1
    8144    JESTER BLVD.               9.250          1,782.91         80
                                       9.000          1,782.91      270,900.00
    AUSTIN           TX   78750          1            02/03/95         00
    2961377                              03           04/01/95          0
    2961377                              O            03/01/25
    0


    1404949          670/670             F          675,000.00         ZZ
    COLLER              BARRY    S       360        674,259.81         55
1


    1160 PARK AVENUE                   9.000          5,431.21         50
    6A                                 8.750          5,431.21    1,350,000.00
    NEW YORK         NY   10128          1            12/29/94         00
    2962861                              13           02/01/95          0
    2962861                              O            01/01/25
    0


    1404950          670/670             F          520,000.00         ZZ
    LUZAK               KEVIN    M       360        519,750.09          1
    18      SALEM ROAD                 9.610          4,414.24         80
                                       9.360          4,414.24      650,000.00
    POUND RIDGE      NY   10576          1            01/12/95         00
    2963311                              05           03/01/95          0
    2963311                              O            02/01/25
    0


    1404951          670/670             F          380,000.00         ZZ
    SHYER               ROBERT   M       360        379,808.10        123
    875 FIFTH AVENUE 8-C               9.375          3,160.65         50
                                       9.125          3,160.65      760,000.00
    NEW YORK         NY   10021          1            01/24/95         00
    2963418                              12           03/01/95          0
    2963418                              O            02/01/25
    0


    1404952          670/670             F          768,000.00         ZZ
    GOLDBERG            ROBERT   A       360        767,566.30          1
    2101    ERIC DRIVE                 8.840          6,091.30         80
                                       8.590          6,091.30      960,000.00
    LOS ANGELES      CA   90049          1            01/17/95         00
    2964139                              05           03/01/95          0
    2964139                              O            02/01/25
    0


    1404953          670/670             F        1,000,000.00         ZZ
    COWMAN              JAMES    W       360        999,492.34          1
    6995 GRASSWOOD AVENUE              9.350          8,299.33         69
                                       9.100          8,299.33    1,450,000.00
    MALIBU           CA   90265          1            01/19/95         00
    2964198                              05           03/01/95          0
    2964198                              O            02/01/25
    0


    1404954          670/670             F        1,000,000.00         ZZ
    SHERMAN             LLOYD            360        999,486.98          1
    6045    GALAHAD DRIVE              9.300          8,263.02         63
                                       9.050          8,263.02    1,600,000.00
    MALIBU           CA   90265          2            01/20/95         00
    2964210                              05           03/01/95          0
1


    2964210                              O            02/01/25
    0


    1404955          670/670             F          252,000.00         ZZ
    CAHILL              CONSTANCEA       360        251,457.41          1
    406 WAYNESBROOK ROAD               9.125          2,050.36         80
                                       8.875          2,050.36      315,000.00
    BERWYN           PA   19312          1            10/04/94         00
    3107515                              01           12/01/94          0
    3107515                              O            11/01/24
    0


    1404956          670/670             F          280,800.00         ZZ
    BRIEFER             ANDREW           360        280,195.38          1
    3941  N RIVER HILLS DRI            9.125          2,284.69         71
                                       8.875          2,284.69      400,000.00
    TUSCON           AZ   85715          2            10/14/94         00
    3309177                              05           12/01/94          0
    3309177                              O            11/01/24
    0


    1404957          670/670             F          280,000.00         ZZ
    BERGMAN             IRA              360        279,381.28          1
    5435 DARLINGTON ROAD               9.000          2,252.95         80
                                       8.750          2,252.95      350,000.00
    PITTSBURGH       PA   15217          2            10/24/94         00
    4852613                              05           12/01/94          0
    4852613                              O            11/01/24
    0


    1404958          670/670             F          520,000.00         ZZ
    HEILBRUNN           STEVEN   M       360        520,000.00          1
    551     NORMANDY COURT             8.995          4,182.17         76
                                       8.745          4,182.17      690,000.00
    PITTSBURGH       PA   15238          4            02/09/95         00
    4852818                              05           04/01/95          0
    4852818                              O            03/01/25
    0


    1404959          670/670             F          300,000.00         ZZ
    HOFFMANN            JAMES    E       360        300,000.00          1
    53  GLENMOOR WAY                   9.710          2,568.66         48
                                       9.460          2,568.66      625,000.00
    CHERRY HILLS     CO   80222          1            02/13/95         00
    4862350                              03           04/01/95          0
    4862350                              O            03/01/25
    0


1


    1404960          670/670             F          376,000.00         ZZ
    MITCHELL            THOMAS   J       360        375,647.71          1
    10 AUTUMN LANE                     9.750          3,230.43         80
                                       9.500          3,230.43      470,000.00
    MIDDLETOWN       NJ   07748          1            12/08/94         00
    4864841                              05           02/01/95          0
    4864841                              O            01/01/25
    0


    1404961          670/670             F          448,000.00         ZZ
    BRIGGS              STEPHEN          360        447,786.96          1
    99    PALO VERDE ROAD              9.660          3,819.44         80
                                       9.410          3,819.44      565,000.00
    CARBONDALE       CO   81623          4            01/13/95         00
    4866550                              03           03/01/95          0
    4866550                              O            02/01/25
    0


    1404962          670/670             F          715,000.00         ZZ
    REDMOND             PIERRE   L       360        715,000.00          1
    3605    DALEY FLAT ROAD            9.350          5,934.02         65
                                       9.100          5,934.02    1,100,000.00
    JULIAN           CA   92036          5            02/13/95         00
    4869711                              03           04/01/95          0
    4869711                              O            03/01/25
    0


    1404963          670/670             F          655,000.00         ZZ
    LONG II             WILLIAM  I       360        654,243.55          1
    349 W 20TH STREET                  8.750          5,152.89         79
                                       8.500          5,152.89      830,000.00
    NEW YORK         NY   10011          1            12/12/94         00
    5090318                              07           02/01/95          0
    5090318                              O            01/01/25
    0


    1404964          670/670             F          319,500.00         ZZ
    PURCEL              CHARLES  J       360        318,829.94          1
    15 LAKE DRIVE EAST                 9.625          2,715.72         90
                                       9.375          2,715.72      355,000.00
    WAYNE            NJ   07470          1            10/31/94         14
    5090814                              03           12/01/94         20
    5090814                              O            11/01/24
    0


    1404965          670/670             F          575,000.00         ZZ
    ADE                 WILLIAM  B       360        575,000.00          1
    18 COLONY ROAD                     9.500          4,834.92         68
                                       9.250          4,834.92      850,000.00
1


    UPPER BROOKVILL  NY   11545          5            02/13/95         00
    5090989                              05           04/01/95          0
    5090989                              O            03/01/25
    0


    1404966          670/670             F          300,000.00         ZZ
    SEEMAN              BRIAN            360        299,565.38          1
    56 VALLEY WOOD ROAD                9.625          2,549.97         80
                                       9.375          2,549.97      375,000.00
    COS COB          CT   06807          1            11/04/94         00
    5091519                              05           01/01/95          0
    5091519                              O            12/01/24
    0


    1404968          670/670             F          212,600.00         ZZ
    GIACOMINO           ROBERT   R       360        212,492.64        260
    61 JANE ST                         9.375          1,768.30         79
    APT #14-D                          9.125          1,768.30      270,000.00
    NEW YORK         NY   10014          1            01/20/95         00
    5094232                              12           03/01/95          0
    5094232                              O            02/01/25
    0


    1404969          670/670             F          575,800.00         ZZ
    GREEN               LAWRENCE M       360        575,501.49          1
    56 MONTGOMERY PLACE                9.250          4,736.97         85
                                       9.000          4,736.97      677,500.00
    BROOKLYN         NY   11215          1            01/31/95         04
    5094968                              07           03/01/95         25
    5094968                              O            02/01/25
    0


    1404970          670/670             F          374,800.00         ZZ
    TURNER              GRAHAM           360        374,620.44         48
    377 WEST 11TH STREET               9.625          3,185.77         76
    APT #2-A                           9.375          3,185.77      494,752.00
    NEW YORK         NY   10014          1            01/20/95         00
    5095506                              10           03/01/95          0
    5095506                              O            02/01/25
    0


    1404971          670/670             F          600,000.00         ZZ
    CARLIN              MONTGOMER        360        599,507.98         49
    910 5TH AVENUE                    10.375          5,432.45         45
    APT 5D                            10.125          5,432.45    1,350,000.00
    NEW YORK         NY   10021          1            12/21/94         00
    5096367                              12           02/01/95          0
    5096367                              O            01/01/25
    0
1




    1404972          670/670             F          500,000.00         ZZ
    ROSEN               LYNN             360        498,150.09          1
    160 W 66TH STREET                  8.500          3,844.57         66
    UNIT #49D                          8.250          3,844.57      758,220.00
    NEW YORK         NY   10023          1            08/17/94         00
    5275211                              06           10/01/94          0
    5275211                              O            09/01/24
    0


    1404973          670/670             F          237,450.00         ZZ
    SINGER              DARREN   A       360        236,716.34          1
    23 RIDGEDALE AVENUE                9.375          1,974.99         95
                                       9.125          1,974.99      250,000.00
    SUMMIT           NJ   07901          1            08/16/94         14
    6088287                              05           10/01/94         25
    6088287                              O            09/01/24
    0


    1404975          670/670             F          205,000.00         ZZ
    COLLAZO SR          LUIS     A       360        203,961.88          4
    106 WAVERLY STREET                 9.375          1,705.09         90
                                       9.125          1,705.09      230,000.00
    YONKERS          NY   10701          2            08/17/94         04
    6204872                              05           10/01/94         17
    6204872                              O            09/01/24
    0


    1404977          670/670             F          245,100.00         ZZ
    MULLEN JR           JAMES    A       360        244,499.71          1
    24 LONGVIEW AVENUE                 8.500          1,884.61         95
                                       8.250          1,884.61      258,000.00
    WATERFORD        CT   06385          1            10/25/94         11
    7365551                              05           12/01/94         25
    7365551                              O            11/01/24
    0


    1404979          670/670             F          264,000.00         ZZ
    NELLE               JEFFREY  A       360        263,529.02          1
    47 LEDGEWOOD ROAD                  8.625          2,053.37         80
                                       8.375          2,053.37      330,000.00
    REDDING          CT   06896          1            11/07/94         00
    7366370                              05           01/01/95          0
    7366370                              O            12/01/24
    0


    1404980          670/670             F          200,000.00         ZZ
    TOIA                STEVEN   A       360        199,652.24          1
1


    42 DONNELLY DRIVE                  8.750          1,573.41         80
                                       8.500          1,573.41      250,000.00
    RIDGEFIELD       CT   06877          1            11/30/94         00
    7367074                              05           01/01/95          0
    7367074                              O            12/01/24
    0


    1404982          670/670             F          330,000.00         ZZ
    JAGENBURG           ROBERT           360        329,131.30          1
    14 VALLEY ROAD                     9.250          2,714.83         75
                                       9.000          2,714.83      440,000.00
    PLANDOME         NY   11030          5            08/30/94         00
    8340251                              05           11/01/94          0
    8340251                              O            10/01/24
    0


    1404983          670/670             F          330,750.00         ZZ
    WADDELL             JAMES    D       360        329,436.67          1
    25 FLINT CREEK ROAD                9.125          2,691.09         78
                                       8.875          2,691.09      425,000.00
    LANDRUM          SC   29356          2            08/26/94         00
    8342008                              05           10/01/94          0
    8342008                              O            09/01/24
    0


    1404984          670/670             F          321,300.00         ZZ
    RODRIGUEZ           STEVEN   O       360        321,146.07          1
    4628    TALOFA AVENUE              9.625          2,731.02         90
                                       9.375          2,731.02      357,000.00
    TOLUCA LAKE      CA   91602          1            01/31/95         11
    8751137                              05           03/01/95         20
    8751137                              O            02/01/25
    0


    1404985          670/670             F          250,000.00         ZZ
    OAKLEY              DAVID    C       360        249,371.88          1
    5 MERRITT LANE                     8.375          1,900.19         87
                                       8.125          1,900.19      288,500.00
    ROCKY HILL       NJ   08553          1            10/12/94         10
    8815402                              05           12/01/94         17
    8815402                              O            11/01/24
    0


    1404986          670/670             F          208,000.00         ZZ
    KOFSKY              LAWRENCE A       360        207,477.39          1
    11 WILLIAMSBURG COURT              8.375          1,580.96         80
                                       8.125          1,580.96      260,000.00
    EAST BRUNSWICK   NJ   08816          1            10/31/94         00
    8818843                              05           12/01/94          0
1


    8818843                              O            11/01/24
    0


    1404987          670/670             F          230,000.00         ZZ
    AIKASA              KUNIHIKO         360        229,871.05          1
    53 BLUE GRASS BOULEVARD            8.875          1,829.99         76
                                       8.625          1,829.99      304,990.00
    BRANCHBURG       NJ   08876          1            01/27/95         00
    8818924                              05           03/01/95          0
    8818924                              O            02/01/25
    0


    1404988          670/670             F          395,000.00         ZZ
    MOIR                STEVE    J       360        394,609.87          1
    3050 SHADOW HILL CIRCLE            9.500          3,321.38         80
                                       9.250          3,321.38      495,000.00
    THOUSAND OAKS    CA   91360          2            12/14/94         00
    9813721                              05           02/01/95          0
    9813721                              O            01/01/25
    0


    1404989          670/670             F          349,000.00         ZZ
    DELANEY             ANNE     R       360        348,832.80          1
    1030    WINSOR AVENUE              9.625          2,966.47         79
                                       9.375          2,966.47      445,000.00
    OAKLAND          CA   94610          2            01/20/95         00
    9815660                              05           03/01/95          0
    9815660                              O            02/01/25
    0


    1404990          670/670             F          298,700.00         ZZ
    WEITZMAN            BRUCE    A       360        298,545.14          1
    643 FERDINAND AVENUE               9.250          2,457.34         90
                                       9.000          2,457.34      332,000.00
    EL GRANADA       CA   94018          1            01/17/95         11
    9815708                              05           03/01/95         20
    9815708                              O            02/01/25
    0


    1404991          670/670             F          224,250.00         ZZ
    SPEKTOR             EDUARD           360        224,145.37          1
    4756    ELDER AVENUE               9.750          1,926.66         75
                                       9.500          1,926.66      299,000.00
    SEAL BEACH       CA   90740          1            01/27/95         00
    9816046                              05           03/01/95          0
    9816046                              O            02/01/25
    0


1


    1404992          670/670             F          396,000.00         ZZ
    KWIATKOWSKI JR      JAMES    R       360        396,000.00          1
    18123 SANDY CAPE DRIVE             9.375          3,293.73         80
                                       9.125          3,293.73      495,000.00
    MALIBU           CA   90265          1            02/02/95         00
    9816054                              05           04/01/95          0
    9816054                              O            03/01/25
    0


    1404993          670/670             F        1,000,000.00         ZZ
    SMITH               ROBERT   M       360        999,481.57          1
    16001   WOODVALE ROAD              9.250          8,226.76         63
                                       9.000          8,226.76    1,600,000.00
    ENCINO           CA   91436          1            01/03/95         00
    9815341                              05           03/01/95          0
    9815341                              O            02/01/25
    0


    1405024          369/369             F          265,500.00         ZZ
    MORALES             THOMAS   G       360        265,365.92          1
    4327 NORTH OSAGE DRIVE             9.375          2,208.30         90
                                       9.125          2,208.30      295,000.00
    TUCSON           AZ   85718          4            02/28/95         04
    47975750                             05           03/01/95         17
    47975750                             O            02/01/25
    0


    1405031          439/439             F          220,500.00         ZZ
    ECKMAN              DAVID    C       360        220,500.00          1
    2536 TITAN WAY                     9.400          1,838.02         90
                                       9.150          1,838.02      245,000.00
    CASTRO VALLEY    CA   94546          1            02/22/95         10
    1765536                              05           04/01/95         17
    1765536                              O            03/01/25
    0


    1405032          439/439             F          216,000.00         ZZ
    BLYLEVEN            TOM      A       360        216,000.00          1
    5042 CADIZ CIRCLE                  9.350          1,792.66         90
                                       9.100          1,792.66      240,000.00
    LA PALMA         CA   90623          1            02/17/95         10
    1762817                              05           04/01/95         17
    1762817                              O            03/01/25
    0


    1405044          736/728             F          259,000.00         ZZ
    MAROULAS            GREGORY  H       360        259,000.00          1
    154 KINGSWOOD CIRCLE               9.500          2,177.81         88
                                       9.250          2,177.81      295,000.00
1


    DANVILLE         CA   94506          2            02/06/95         21
    0380097254                           09           04/01/95         17
    433541                               O            03/01/25
    0


    1405074          696/728             F          157,500.00         ZZ
    MARTIN              JANE     T       360        157,500.00          1
    3133 ROBERT EVANS DRIVE            9.750          1,353.17         75
                                       9.500          1,353.17      210,000.00
    FAIRFAX          VA   22031          1            02/24/95         00
    0380096926                           05           04/01/95          0
    2285190                              O            03/01/25
    0


    1405079          249/249             F          151,500.00         ZZ
    MASSETTI            MICHAEL          360        151,500.00          1
    21 PARK LANE DRIVE                 9.875          1,315.55         75
                                       9.625          1,315.55      202,000.00
    ALBERTSON        NY   11507          1            02/15/95         00
    606059125                            05           04/01/95          0
    606059125                            O            03/01/25
    0


    1405083          249/249             F           70,000.00         T
    MC CLELLAND         STEPHEN  L       360         70,000.00          1
    416 KLAMATH DRIVE                  9.500            588.60         51
                                       9.250            588.60      139,000.00
    LAKE ARROWHEAD   CA   92352          1            02/15/95         00
    202297257                            05           04/01/95          0
    202297257                            O            03/01/25
    0


    1405101          652/652             F          300,000.00         ZZ
    ZSIDEK              LASZLO           360        299,856.28          1
    3661 WARBLER AVENUE                9.625          2,549.97         68
                                       9.375          2,549.97      443,500.00
    SANTA CLARA      CA   95051          1            01/20/95         00
    9686833                              05           03/01/95          0
    9686833                              O            02/01/25
    0


    1405103          652/652             F          350,000.00         ZZ
    BEDOYA              LUIS     A       360        350,000.00          1
    501 ABETO DRIVE                    9.500          2,942.99         88
                                       9.250          2,942.99      402,000.00
    CHULA VISTA      CA   91910          1            02/08/95         14
    9645235                              05           04/01/95         25
    9645235                              O            03/01/25
    0
1




    1405105          684/728             F           61,500.00         ZZ
    SIDERIS             NIKI             360         61,500.00          1
    857 EAST ALGROVE STREET            9.625            522.74         38
                                       9.375            522.74      165,000.00
    COVINA           CA   91723          2            02/21/95         00
    0380098591                           05           04/01/95          0
    140573                               O            03/01/25
    0


    1405115          313/728             F          105,500.00         ZZ
    RODEWOLT            ANDREW   T       360        105,500.00          1
    1110 STONERIDGE CIRCLE             9.750            906.41         63
                                       9.500            906.41      168,000.00
    WHITE PLAINS     GA   30678          2            02/23/95         00
    0380097049                           05           04/01/95          0
    5641006                              O            03/01/25
    0


    1405157          776/728             F          223,250.00         ZZ
    THORNTON            LARRY    J       360        223,250.00          1
    21350 GERMAIN STREET               9.500          1,877.21         95
                                       9.250          1,877.21      235,000.00
    LOS ANGELES (CH  CA   91311          1            02/23/95         14
    0380098468                           05           04/01/95         30
    2120451                              O            03/01/25
    0


    1405160          696/728             F          650,000.00         ZZ
    COOPERSMITH         RONALD   S       360        650,000.00          1
    210 PRINCE STREET                  9.500          5,465.55         79
                                       9.250          5,465.55      827,500.00
    ALEXANDRIA       VA   22314          1            02/28/95         00
    0380097247                           07           04/01/95          0
    2275199                              O            03/01/25
    0


    1405171          003/728             F          303,850.00         ZZ
    HALVEY              MICHAEL  C       360        303,850.00          1
    239 WEBNEY DRIVE                   9.250          2,499.70         79
                                       9.000          2,499.70      387,000.00
    MARIETTA         GA   30068          1            02/28/95         00
    0380097700                           03           04/01/95          0
    61060738                             O            03/01/25
    0


    1405177          369/369             F          225,000.00         ZZ
    MCBRIDE             KAREN    R       360        225,000.00          1
1


    12652 GRANITE RIDGE DRIVE          9.250          1,851.02         90
                                       9.000          1,851.02      250,000.00
    NORTH POTOMAC    MD   20878          1            02/27/95         14
    47963251                             09           04/01/95         25
    47963251                             O            03/01/25
    0


    1405190          478/478             F          214,100.00         ZZ
    PEDRAYES            RENE     J       360        213,994.69          1
    15581 S.W. 112TH TERRACE           9.500          1,800.27         80
                                       9.250          1,800.27      267,680.00
    MIAMI            FL   33196          1            01/24/95         00
    8114496949                           05           03/01/95          0
    8114496949                           O            02/01/25
    0


    1405194          478/478             F          247,000.00         ZZ
    MOSELEY             DAVID    D       360        247,000.00          1
    1558 JUNIPER MOUNTAIN ROAD         9.375          2,054.42         90
                                       9.125          2,054.42      275,000.00
    TAHOE CITY       CA   96145          1            02/02/95         14
    1114598785                           03           04/01/95         30
    1114598785                           O            03/01/25
    0


    1405213          158/158             F          260,000.00         ZZ
    PALATHINKAL         JOY              360        260,000.00          1
    524 SOUTH 12TH STREET              9.125          2,115.45         80
                                       8.875          2,115.45      325,000.00
    NEW HYDE PARK    NY   11040          1            02/24/95         00
    2539849                              05           04/01/95          0
    2539849                              O            03/01/25
    0


    1405231          731/728             F          424,000.00         ZZ
    JAIN                AJAY             360        424,000.00          1
    20307 HOLCROFT DRIVE              10.000          3,720.90         80
                                       9.750          3,720.90      530,000.00
    WALNUT           CA   91789          2            02/23/95         00
    0380098161                           03           04/01/95          0
    3140660213                           O            03/01/25
    0


    1405232          313/728             F           85,000.00         ZZ
    ATKINS              ELLEN    D       360         85,000.00          1
    2455 CLAYTON STREET                9.000            683.93         39
                                       8.750            683.93      223,000.00
    MACON            GA   31204          1            03/01/95         00
    0380098112                           05           04/01/95          0
1


    5573621                              O            03/01/25
    0


    1405259          241/241             F          220,000.00         ZZ
    RUGGIERO            LEONARD  F       360        220,000.00          1
    3214 MITTOWER ROAD                 9.375          1,829.85         74
                                       9.125          1,829.85      300,000.00
    VICTOR           MT   59875          1            02/15/95         00
    7029127                              05           04/01/95          0
    7029127                              O            03/01/25
    0


    1405261          241/241             F          388,000.00         ZZ
    PEARSON             RICHARD  H       360        388,000.00          1
    23304 160TH AVE S E                9.250          3,191.98         80
                                       9.000          3,191.98      485,000.00
    KENT             WA   98042          1            02/15/95         00
    7029101                              05           04/01/95          0
    7029101                              O            03/01/25
    0


    1405263          686/686             F           81,300.00         ZZ
    MORRELL             STUART   R       360         81,300.00          1
    435 LAUGHING GULL LANE             9.750            698.50         75
                                       9.500            698.50      108,500.00
    PALM HARBOR      FL   34683          1            02/15/95         00
    30816629331                          05           04/01/95          0
    30816629331                          O            03/01/25
    0


    1405264          686/686             F           65,000.00         ZZ
    LAU                 MANUAL           360         65,000.00          1
    8637 DOVER COURT                   9.775            559.65         62
                                       9.525            559.65      105,500.00
    ARVADA           CO   80005          1            02/10/95         00
    30816731129                          03           04/01/95          0
    30816731129                          O            03/01/25
    0


    1405268          686/686             F          106,100.00         ZZ
    GIRON               SERGIO   P       360        106,100.00          1
    15612 SW 48TH STREET              10.250            950.77         75
                                      10.000            950.77      141,500.00
    MIAMI            FL   33185          1            02/28/95         00
    30816741706                          03           04/01/95          0
    30816741706                          O            03/01/25
    0


1


    1405272          028/728             F          300,000.00         T
    PESTER              THOMAS   L       360        300,000.00          1
    408 MCBRIDE DRIVE                  9.875          2,605.05         90
                                       9.625          2,605.05      335,000.00
    RUIDOSO          NM   88345          4            02/24/95         04
    0380098401                           05           04/01/95         25
    168148                               O            03/01/25
    0


    1405277          652/652             F          382,500.00         ZZ
    MONROE              MARSHALL M       360        382,101.70          1
    4027 HAMPSTEAD ROAD                9.250          3,146.74         90
                                       9.000          3,146.74      425,000.00
    LA CANADA-FINTR  CA   91011          1            12/20/94         21
    9666033                              05           03/01/95         20
    9666033                              O            02/01/25
    0


    1405317          069/728             F          440,000.00         ZZ
    ERNENWEIN           ROBERT   S       360        440,000.00          1
    405 YARMOUTH ROAD                  9.250          3,619.78         80
                                       9.000          3,619.78      550,000.00
    PALOS VERDES ES  CA   90274          2            02/21/95         00
    0380098559                           05           04/01/95          0
    2362023653                           O            03/01/25
    0


    1405346          052/052             F          100,001.00         ZZ
    COHEN               STANLEY          360        100,001.00          1
    BLACKBERRY LAKE RD SO OF TR34     10.125            886.84         43
                                       9.875            886.84      233,500.00
    CALLICOON        NY   12760          2            02/07/95         00
    311960                               05           04/01/95          0
    311960                               O            03/01/25
    0


    1405364          169/169             F          283,000.00         ZZ
    VOSS                ROBERT   R       360        283,000.00          1
    1S425 FAIRFIELD AVENUE             9.450          2,369.31         88
                                       9.325          2,369.31      325,000.00
    LOMBARD          IL   60148          2            02/24/95         11
    7404158                              05           04/01/95         25
    7404158                              O            03/01/25
    0


    1405379          686/686             F          107,800.00         ZZ
    BLAINE              PATRICIA L       360        107,800.00          1
    13527 NORTH PARK AVENUE N          9.250            886.85         70
                                       9.000            886.85      154,000.00
1


    SEATTLE          WA   98133          1            02/07/95         00
    30816757447                          05           04/01/95          0
    30816757447                          O            03/01/25
    0

   TOTAL NUMBER OF LOANS   :        420

   TOTAL ORIGINAL BALANCE  :   124,270,157.77

   TOTAL PRINCIPAL BALANCE :   124,066,559.16

   TOTAL ORIGINAL P+I      :     1,026,837.11

   TOTAL CURRENT P+I       :     1,026,837.11


                             ***************************
                             *      END OF REPORT      *
                             ***************************




  RUN ON     : 03/21/95           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 14.37.35           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : RFMSI I 1995-S1                                CUTOFF : 03/01/95
  POOL       : 0004164
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST STRIP RATE                      STRIP

- -------------------------------------------------------------------------------

      1357879                              .2500
      653,245.74                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                         .0000
            6.9200                         .0000

      1372449                              .1700
      132,017.76                           .0300
            8.0000                         .0000
            7.8300                         .0000
            7.8000                         .0000
            7.8000                         .0000

      1382207                              .2500
      128,000.50                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0450                         .0000

      1386921                              .2500
      306,228.09                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0450                         .0000

      1386923                              .7500
      100,723.68                           .0800
            8.8750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0450                         .0000

      1386926                              .5000
      447,820.28                           .0800
            8.6250                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0450                         .0000
1



      1387152                              .2500
      384,012.55                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.5000                         .5950

      1390559                              .2500
      422,883.84                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.5000                         .4700

      1390669                              .1700
      222,485.01                           .0300
            8.8750                         .0000
            8.7050                         .0000
            8.6750                         .0000
            8.5000                         .1750

      1391266                              .1250
      402,411.70                           .0800
            9.0000                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.5000                         .2950

      1392010                              .1250
      363,599.92                           .0800
            8.4000                         .0000
            8.2750                         .0000
            8.1950                         .0000
            8.1950                         .0000

      1392045                              .1700
      224,376.21                           .0300
            9.0000                         .0000
            8.8300                         .0000
            8.8000                         .0000
            8.5000                         .3000

      1392076                              .2500
      417,807.97                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.5000                         .0450

      1393330                              .2500
      346,565.81                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                         .0000
            7.6700                         .0000
1



      1393376                              .2500
      299,023.71                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.5000                         .2950

      1393623                              .2500
      216,926.04                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.5000                         .0450

      1393842                              .1250
      254,255.66                           .0800
            8.7500                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.5000                         .0450

      1394080                              .2500
      441,818.50                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                         .0000
            7.5450                         .0000

      1397258                              .2500
      242,262.29                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .0000

      1397259                              .2500
      213,798.73                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                         .0000
            7.7950                         .0000

      1397260                              .2500
      216,515.11                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .0000

      1397322                              .2500
      216,382.68                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.5000                         .0450
1



      1397410                              .1700
      211,405.57                           .0300
            9.2500                         .0000
            9.0800                         .0000
            9.0500                         .0000
            8.5000                         .5500

      1397546                              .2500
      295,064.74                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.4200                         .0000

      1397894                              .5000
      263,051.00                           .0800
           10.0000                         .0000
            9.5000                         .0000
            9.4200                         .0000
            8.5000                         .9200

      1398245                              .2500
      329,682.54                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.5000                         .8450

      1398251                              .2500
      218,163.93                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            8.5000                        1.0450

      1398735                              .2500
      164,875.06                           .0300
            9.8750                         .0000
            9.6250                         .0000
            9.5950                         .0000
            8.5000                        1.0950

      1399068                              .2500
      104,737.62                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.5000                         .6700

      1399900                              .5000
      225,514.12                           .0800
           10.0000                         .0000
            9.5000                         .0000
            9.4200                         .0000
            8.5000                         .9200
1



      1400038                              .2500
      253,068.02                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.5000                         .4200

      1400046                              .2500
      315,696.01                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.5000                         .8450

      1400146                              .1700
      574,898.71                           .0300
            8.7500                         .0000
            8.5800                         .0000
            8.5500                         .0000
            8.5000                         .0500

      1400180                              .2500
      381,514.24                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.9700                         .0000

      1400195                              .2500
      249,306.88                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.5000                         .2200

      1400204                              .2500
      240,095.51                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.5000                         .2200

      1400233                              .1250
      315,652.78                           .0800
            8.9900                         .0000
            8.8650                         .0000
            8.7850                         .0000
            8.5000                         .2850

      1400274                              .2500
       57,500.00                           .0300
           10.0000                         .0000
            9.7500                         .0000
            9.7200                         .0000
            8.5000                        1.2200
1



      1400355                              .2500
      233,292.33                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            8.5000                         .9200

      1400576                              .2500
      216,242.40                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.5000                         .1700

      1400597                              .2500
      215,670.20                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.5000                         .5950

      1400651                              .1250
      233,254.38                           .0800
            9.6000                         .0000
            9.4750                         .0000
            9.3950                         .0000
            8.5000                         .8950

      1400668                              .2500
      268,663.01                           .0800
           10.2500                         .0000
           10.0000                         .0000
            9.9200                         .0000
            8.5000                        1.4200

      1400747                              .2500
      124,441.91                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            8.5000                         .9200

      1400791                              .2500
      225,144.40                           .0300
            9.8750                         .0000
            9.6250                         .0000
            9.5950                         .0000
            8.5000                        1.0950

      1400897                              .2500
       80,827.96                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.5000                         .5950
1



      1401085                              .2500
      119,945.48                           .0300
            9.8750                         .0000
            9.6250                         .0000
            9.5950                         .0000
            8.5000                        1.0950

      1401171                              .2500
      490,550.00                           .0300
            9.8750                         .0000
            9.6250                         .0000
            9.5950                         .0000
            8.5000                        1.0950

      1401176                              .2500
      255,224.40                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200

      1401178                              .2500
      278,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.5000                         .0450

      1401951                              .2500
       46,860.50                           .0300
           10.2500                         .0000
           10.0000                         .0000
            9.9700                         .0000
            8.5000                        1.4700

      1401956                              .2500
      303,936.85                           .0300
           10.1250                         .0000
            9.8750                         .0000
            9.8450                         .0000
            8.5000                        1.3450

      1402019                              .2500
      213,872.94                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.5000                         .5950

      1402116                              .2500
      236,000.00                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.5000                         .3450
1



      1402198                              .2500
      218,298.10                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            8.5000                         .9200

      1402204                              .2500
      237,036.39                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.5000                         .8450

      1402207                              .2500
      232,796.10                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.5000                         .6700

      1402215                              .2500
       37,837.71                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.5000                         .5450

      1402218                              .2500
      116,740.53                           .0300
            9.7500                         .0000
            9.5000                         .0000
            9.4700                         .0000
            8.5000                         .9700

      1402229                              .2500
       94,956.84                           .0300
            9.8750                         .0000
            9.6250                         .0000
            9.5950                         .0000
            8.5000                        1.0950

      1402397                              .2500
      228,000.00                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200

      1402410                              .2500
      104,930.00                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.5000                         .8450
1



      1402556                              .2500
      157,340.30                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.5000                         .5950

      1402603                              .2500
      226,000.00                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.5000                         .8450

      1402610                              .2500
      379,817.96                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            8.5000                         .7950

      1402634                              .1250
      299,529.80                           .0800
            9.2500                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.5000                         .5450

      1402662                              .2500
      134,876.83                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            8.5000                        1.0450

      1402671                              .2500
      314,845.06                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200

      1402679                              .2500
       72,966.83                           .0300
            9.8750                         .0000
            9.6250                         .0000
            9.5950                         .0000
            8.5000                        1.0950

      1402709                              .2500
       65,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.5000                         .6700
1



      1402735                              .2500
      399,615.21                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.5000                         .8450

      1402736                              .2500
      228,773.82                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200

      1402737                              .2500
      249,759.52                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.5000                         .8450

      1402741                              .2500
      367,536.65                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200

      1402743                              .2500
      269,733.33                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200

      1402746                              .2500
      507,484.92                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.5000                         .5950

      1402754                              .2500
      259,581.73                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.5000                         .3450

      1402764                              .2500
      242,509.24                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.5000                         .3450
1



      1402766                              .2500
      760,805.72                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.5000                         .4700

      1402787                              .2500
      431,584.44                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.5000                         .8450

      1402790                              .2500
      264,716.87                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.5000                         .3450

      1402846                              .2500
       59,900.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            8.5000                         .7950

      1402852                              .2500
       63,000.00                           .0300
            9.7500                         .0000
            9.5000                         .0000
            9.4700                         .0000
            8.5000                         .9700

      1402904                              .2500
      315,000.00                           .0300
            9.8750                         .0000
            9.6250                         .0000
            9.5950                         .0000
            8.5000                        1.0950

      1402913                              .2500
      239,890.96                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            8.5000                        1.0450

      1402916                              .2500
      246,950.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            8.5000                         .7950
1



      1402970                              .2500
      281,711.36                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200

      1402971                              .2500
       82,967.02                           .0300
           10.5000                         .0000
           10.2500                         .0000
           10.2200                         .0000
            8.5000                        1.7200

      1403025                              .2500
      255,863.77                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.5000                         .2950

      1403032                              .2500
      172,821.45                           .0300
            9.8750                         .0000
            9.6250                         .0000
            9.5950                         .0000
            8.5000                        1.0950

      1403039                              .2500
      349,840.98                           .0300
            9.8750                         .0000
            9.6250                         .0000
            9.5950                         .0000
            8.5000                        1.0950

      1403043                              .2500
      418,507.89                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.5000                         .2200

      1403044                              .2500
      272,862.13                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.5000                         .5950

      1403050                              .2500
      249,587.24                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.5000                         .2200
1



      1403051                              .2500
      773,753.27                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.5000                         .3450

      1403056                              .2500
      513,065.43                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.5000                         .4700

      1403067                              .2500
      272,837.29                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.5000                         .8450

      1403068                              .2500
      225,371.25                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.5000                         .5950

      1403075                              .2500
      236,673.99                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.5000                         .3450

      1403090                              .2500
      233,881.84                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.5000                         .5950

      1403096                              .2500
      314,845.06                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200

      1403109                              .2500
      213,891.93                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.5000                         .5450
1



      1403539                              .2500
      474,766.36                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200

      1403561                              .2500
      300,000.00                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.5000                         .5950

      1403583                              .2500
      337,346.66                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            8.5000                        1.0450

      1403584                              .2500
      272,462.34                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.5000                         .5950

      1403591                              .1250
      327,836.95                           .0800
            9.4500                         .0000
            9.3250                         .0000
            9.2450                         .0000
            8.5000                         .7450

      1403592                              .1250
      227,886.66                           .0800
            9.4500                         .0000
            9.3250                         .0000
            9.2450                         .0000
            8.5000                         .7450

      1403607                              .2500
      215,896.52                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.5000                         .8450

      1403612                              .2500
      309,400.00                           .0300
            9.7500                         .0000
            9.5000                         .0000
            9.4700                         .0000
            8.5000                         .9700
1



      1403652                              .2500
      385,200.00                           .0300
            9.7500                         .0000
            9.5000                         .0000
            9.4700                         .0000
            8.5000                         .9700

      1403666                              .2500
      216,000.00                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.5000                         .8450

      1403677                              .2500
      382,096.55                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.5000                         .2950

      1403679                              .2500
      243,308.21                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.5000                         .6700

      1403682                              .2500
       29,986.37                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            8.5000                        1.0450

      1403687                              .2500
      268,000.00                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.5000                         .5950

      1403713                              .2500
      292,367.11                           .0300
            9.8750                         .0000
            9.6250                         .0000
            9.5950                         .0000
            8.5000                        1.0950

      1403756                              .2500
      338,824.25                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.5000                         .4700
1



      1403759                              .2500
      286,858.83                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200

      1403760                              .2500
      275,884.26                           .0300
           10.2500                         .0000
           10.0000                         .0000
            9.9700                         .0000
            8.5000                        1.4700

      1403770                              .2500
       39,200.00                           .0300
            9.7500                         .0000
            9.5000                         .0000
            9.4700                         .0000
            8.5000                         .9700

      1403779                              .2500
      239,623.82                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.5000                         .4700

      1403785                              .2500
      233,899.21                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         .0000
            8.5000                        1.2950

      1403787                              .2500
      503,651.52                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0450                         .0000

      1403788                              .2500
      127,940.28                           .0300
            9.7500                         .0000
            9.5000                         .0000
            9.4700                         .0000
            8.5000                         .9700

      1403789                              .2500
      244,004.55                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.5000                         .2950
1



      1403790                              .2500
      265,072.89                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.5000                         .2950

      1403791                              .2500
      292,363.53                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            8.5000                         .9200

      1403792                              .2500
      259,786.80                           .0800
           10.3750                         .0000
           10.1250                         .0000
           10.0450                         .0000
            8.5000                        1.5450

      1403794                              .2500
      275,000.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.5000                         .2200

      1403795                              .2500
      179,922.46                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         .0000
            8.5000                        1.2950

      1403796                              .2500
       94,834.82                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.4200                         .0000

      1403797                              .2500
      579,965.66                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.5000                         .1700

      1403799                              .2500
      110,250.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.5000                         .5450
1



      1403800                              .2500
      166,424.35                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            8.5000                        1.0450

      1403804                              .2500
      341,902.99                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.5000                         .5450

      1403805                              .2500
      329,647.44                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.5000                         .2950

      1403808                              .2500
      299,856.28                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            8.5000                         .7950

      1403852                              .2500
      290,000.00                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200

      1403865                              .2500
       44,800.00                           .0800
           10.2500                         .0000
           10.0000                         .0000
            9.9200                         .0000
            8.5000                        1.4200

      1403875                              .2500
      284,870.51                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            8.5000                        1.0450

      1403882                              .2500
      224,452.67                           .0300
            9.8750                         .0000
            9.6250                         .0000
            9.5950                         .0000
            8.5000                        1.0950
1



      1403888                              .2500
      213,000.00                           .0300
            9.7500                         .0000
            9.5000                         .0000
            9.4700                         .0000
            8.5000                         .9700

      1403890                              .2500
      263,373.76                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.5000                         .8450

      1403892                              .2500
       50,000.00                           .0300
            9.8750                         .0000
            9.6250                         .0000
            9.5950                         .0000
            8.5000                        1.0950

      1403893                              .2500
      129,300.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            8.5000                        1.0450

      1403894                              .2500
      137,400.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.5000                         .5450

      1403895                              .3500
       55,650.00                           .0800
           10.5500                         .0000
           10.2000                         .0000
           10.1200                         .0000
            8.5000                        1.6200

      1403896                              .2500
       74,950.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            8.5000                        1.0450

      1403900                              .2500
      222,300.00                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.5000                         .4700
1



      1403907                              .2500
      323,848.83                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            8.5000                         .9200

      1403914                              .2500
      213,652.88                           .0300
            9.8750                         .0000
            9.6250                         .0000
            9.5950                         .0000
            8.5000                        1.0950

      1403916                              .2500
      161,178.66                           .0300
           10.0000                         .0000
            9.7500                         .0000
            9.7200                         .0000
            8.5000                        1.2200

      1403939                              .2500
      211,000.00                           .0300
            9.7500                         .0000
            9.5000                         .0000
            9.4700                         .0000
            8.5000                         .9700

      1403942                              .2500
      218,000.00                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.5000                         .8450

      1403945                              .2500
      283,374.58                           .0300
           10.0000                         .0000
            9.7500                         .0000
            9.7200                         .0000
            8.5000                        1.2200

      1403946                              .2500
      312,750.00                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.5000                         .5950

      1404157                              .2500
      309,851.49                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            8.5000                         .7950
1



      1404384                              .2500
      247,433.70                           .0800
            7.3750                         .0000
            7.1250                         .0000
            7.0450                         .0000
            7.0450                         .0000

      1404464                              .2500
      261,600.00                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200

      1404470                              .2500
       69,500.00                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200

      1404474                              .2500
      212,000.00                           .0300
           10.0000                         .0000
            9.7500                         .0000
            9.7200                         .0000
            8.5000                        1.2200

      1404488                              .2500
       64,940.69                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            8.5000                        1.0450

      1404490                              .2500
      224,475.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.5000                         .6700

      1404578                              .2500
      295,500.00                           .0300
            9.7500                         .0000
            9.5000                         .0000
            9.4700                         .0000
            8.5000                         .9700

      1404594                              .2500
      250,000.00                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.5000                         .8450
1



      1404598                              .1250
      204,186.52                           .0800
            7.3750                         .0000
            7.2500                         .0000
            7.1700                         .0000
            7.1700                         .0000

      1404603                              .2500
      218,295.37                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.5000                         .8450

      1404604                              .2500
      234,874.94                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.5000                         .3450

      1404605                              .2500
      215,643.40                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.5000                         .2200

      1404607                              .2500
      292,500.00                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.5000                         .8450

      1404608                              .2500
      230,000.00                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200

      1404610                              .2500
      243,080.37                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200

      1404611                              .2500
      278,873.25                           .0300
            9.8750                         .0000
            9.6250                         .0000
            9.5950                         .0000
            8.5000                        1.0950
1



      1404623                              .2500
      153,926.23                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            8.5000                         .7950

      1404646                              .2500
       97,000.00                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200

      1404647                              .2500
       97,500.00                           .0300
            9.8750                         .0000
            9.6250                         .0000
            9.5950                         .0000
            8.5000                        1.0950

      1404652                              .2500
      307,300.00                           .0300
           10.0000                         .0000
            9.7500                         .0000
            9.7200                         .0000
            8.5000                        1.2200

      1404660                              .2500
      251,326.32                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200

      1404661                              .2500
      449,950.00                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.5000                         .8450

      1404663                              .2500
      229,877.60                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.5000                         .3450

      1404664                              .2500
      238,382.69                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200
1



      1404665                              .2500
      227,890.77                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.5000                         .8450

      1404695                              .2500
      101,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.5000                         .4200

      1404696                              .2500
       76,900.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.5000                         .5450

      1404697                              .2500
      374,820.34                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            8.5000                         .7950

      1404698                              .2500
      343,017.36                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.5000                         .2950

      1404699                              .2500
      384,825.08                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            8.5000                        1.0450

      1404700                              .2500
      499,772.83                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            8.5000                        1.0450

      1404701                              .2500
      299,867.29                           .0800
           10.0000                         .0000
            9.7500                         .0000
            9.6700                         .0000
            8.5000                        1.1700
1



      1404702                              .2500
      275,264.53                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.5000                         .6700

      1404703                              .2500
      141,430.40                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.5000                         .6700

      1404704                              .2500
      383,816.04                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            8.5000                         .7950

      1404705                              .2500
      212,572.66                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.5000                         .2950

      1404706                              .2500
      213,497.67                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            8.5000                         .7950

      1404707                              .2500
      314,840.93                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.5000                         .5450

      1404708                              .2500
       94,455.90                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            8.5000                         .9200

      1404709                              .2500
      242,380.72                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.5000                         .6700
1



      1404726                              .2500
      280,000.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            8.5000                        1.0450

      1404748                              .2500
      193,379.10                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.5000                         .5950

      1404749                              .2500
      397,678.21                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .0000

      1404750                              .2500
      271,601.11                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.4700                         .0000

      1404751                              .2500
      291,167.62                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.4700                         .0000

      1404752                              .2500
       99,946.79                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.5000                         .3450

      1404753                              .2500
       74,961.12                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.5000                         .4700

      1404754                              .2500
      226,417.56                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.5000                         .4700
1



      1404755                              .2500
      312,000.00                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200

      1404756                              .2500
      195,397.71                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200

      1404757                              .2500
      244,800.00                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.5000                         .4700

      1404758                              .2500
      227,200.00                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.5000                         .4700

      1404759                              .2500
      244,000.00                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.5000                         .5950

      1404760                              .2500
      240,750.00                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.5000                         .5950

      1404761                              .2500
      135,000.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            8.5000                         .0950

      1404762                              .2500
      295,000.00                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.5000                         .4700
1



      1404763                              .2500
      100,000.00                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200

      1404779                              .2500
      294,400.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.5000                         .5450

      1404784                              .2500
      257,531.99                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.5000                         .4700

      1404791                              .2500
      235,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.4200                         .0000

      1404798                              .2500
      260,700.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            8.5000                         .7950

      1404800                              .2500
      229,387.11                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200

      1404801                              .2500
      175,000.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            8.5000                         .7950

      1404803                              .2500
      249,850.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.5000                         .4200
1



      1404805                              .2500
      224,250.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.5000                         .4200

      1404809                              .2500
      307,852.45                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.5000                         .8450

      1404810                              .2500
      647,500.00                           .0300
           10.1250                         .0000
            9.8750                         .0000
            9.8450                         .0000
            8.5000                        1.3450

      1404811                              .2500
      291,863.77                           .0300
            9.7500                         .0000
            9.5000                         .0000
            9.4700                         .0000
            8.5000                         .9700

      1404812                              .2500
      239,000.00                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200

      1404814                              .2500
      974,557.04                           .0300
            9.8750                         .0000
            9.6250                         .0000
            9.5950                         .0000
            8.5000                        1.0950

      1404815                              .2500
      201,403.47                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.5000                         .8450

      1404816                              .2500
      433,203.10                           .0300
            9.8750                         .0000
            9.6250                         .0000
            9.5950                         .0000
            8.5000                        1.0950
1



      1404817                              .2500
      198,000.00                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.5000                         .4700

      1404818                              .2500
      287,062.41                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.5000                         .8450

      1404819                              .2500
      215,885.05                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.5000                         .3450

      1404820                              .2500
      272,465.91                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200

      1404821                              .2500
      274,864.73                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200

      1404822                              .2500
      326,435.06                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.5000                         .5950

      1404823                              .2500
      635,503.37                           .0300
            9.7500                         .0000
            9.5000                         .0000
            9.4700                         .0000
            8.5000                         .9700

      1404824                              .2500
      256,133.13                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.5000                         .4700
1



      1404825                              .2500
      315,840.42                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.5000                         .5950

      1404826                              .2500
      264,073.42                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.5000                         .8450

      1404827                              .2500
    1,000,000.00                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.5000                         .5950

      1404828                              .2500
      307,848.49                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200

      1404829                              .2500
      511,748.15                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200

      1404830                              .2500
      217,701.04                           .0300
            9.8750                         .0000
            9.6250                         .0000
            9.5950                         .0000
            8.5000                        1.0950

      1404831                              .2500
      319,500.00                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200

      1404833                              .2500
      300,000.00                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            8.5000                         .5950
1



      1404834                              .2500
      214,549.86                           .0300
            9.7500                         .0000
            9.5000                         .0000
            9.4700                         .0000
            8.5000                         .9700

      1404835                              .2500
      209,902.03                           .0300
            9.7500                         .0000
            9.5000                         .0000
            9.4700                         .0000
            8.5000                         .9700

      1404836                              .2500
      368,100.00                           .0300
            9.7500                         .0000
            9.5000                         .0000
            9.4700                         .0000
            8.5000                         .9700

      1404837                              .2500
       99,217.66                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.5950                         .0000

      1404843                              .2500
      443,145.86                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            8.5000                         .3450

      1404844                              .2500
      224,069.36                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.7200                         .0000

      1404845                              .2500
      298,945.33                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            8.4700                         .0000

      1404846                              .2500
      219,206.53                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            8.3450                         .0000
1



      1404847                              .2500
      293,907.97                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.5000                         .2200

      1404848                              .2500
      324,695.50                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            8.5000                         .9200

      1404849                              .2500
      296,721.75                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            8.5000                         .9200

      1404850                              .2500
      268,874.05                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.5000                         .0450

      1404851                              .2500
      351,541.29                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         .0000
            8.5000                        1.2950

      1404852                              .2500
      215,421.10                           .0800
            8.7350                         .0000
            8.4850                         .0000
            8.4050                         .0000
            8.4050                         .0000

      1404853                              .2500
      298,824.15                           .0800
            8.7200                         .0000
            8.4700                         .0000
            8.3900                         .0000
            8.3900                         .0000

      1404854                              .2500
      479,205.86                           .0800
            8.9900                         .0000
            8.7400                         .0000
            8.6600                         .0000
            8.5000                         .1600
1



      1404855                              .2500
      366,389.33                           .0800
            8.9000                         .0000
            8.6500                         .0000
            8.5700                         .0000
            8.5000                         .0700

      1404856                              .2500
      283,650.90                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.5000                         .1700

      1404857                              .2500
      498,824.61                           .0800
            8.7000                         .0000
            8.4500                         .0000
            8.3700                         .0000
            8.3700                         .0000

      1404858                              .2500
      320,000.00                           .0800
            8.9900                         .0000
            8.7400                         .0000
            8.6600                         .0000
            8.5000                         .1600

      1404859                              .2500
      599,686.65                           .0800
            9.2150                         .0000
            8.9650                         .0000
            8.8850                         .0000
            8.5000                         .3850

      1404860                              .2500
      839,574.91                           .0800
            9.3650                         .0000
            9.1150                         .0000
            9.0350                         .0000
            8.5000                         .5350

      1404862                              .2500
      305,000.00                           .0800
            9.3500                         .0000
            9.1000                         .0000
            9.0200                         .0000
            8.5000                         .5200

      1404863                              .2500
      407,771.50                           .0800
            8.8800                         .0000
            8.6300                         .0000
            8.5500                         .0000
            8.5000                         .0500
1



      1404864                              .2500
      487,450.81                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.5000                         .0450

      1404865                              .2500
      222,418.86                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.5000                         .0450

      1404866                              .2500
      399,813.38                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            8.5000                         .9200

      1404867                              .2500
      220,065.17                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         .0000
            8.5000                        1.2950

      1404868                              .2500
      273,307.46                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.5000                         .5450

      1404869                              .2500
      258,510.74                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            8.5000                         .9200

      1404870                              .2500
      275,544.32                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.5000                         .1700

      1404871                              .2500
      249,739.78                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.5000                         .4200
1



      1404872                              .2500
      334,757.07                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.5000                         .2950

      1404873                              .2500
      128,408.15                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.5000                         .0450

      1404874                              .2500
      304,857.70                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            8.5000                         .9200

      1404875                              .2500
      230,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.5000                         .2950

      1404876                              .2500
      249,576.40                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.5000                         .0450

      1404877                              .2500
      255,366.80                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            8.5000                        1.0450

      1404878                              .2500
      229,464.88                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.4200                         .0000

      1404879                              .2500
      239,722.83                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.4200                         .0000
1



      1404880                              .2500
      223,992.64                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            8.5000                         .7950

      1404881                              .2500
      448,064.53                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.5000                         .6700

      1404882                              .2500
      264,866.17                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.5000                         .5450

      1404883                              .2500
      283,950.54                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.5000                         .4200

      1404884                              .2500
      306,854.92                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.5000                         .4200

      1404885                              .2500
      299,504.69                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.5000                         .1700

      1404886                              .2500
      203,155.20                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.5000                         .0450

      1404888                              .2500
      289,568.66                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.5000                         .6700
1



      1404889                              .2500
      561,958.88                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            8.5000                         .7950

      1404890                              .2500
      299,687.74                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.5000                         .4200

      1404891                              .2500
      224,589.39                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            8.5000                         .9200

      1404892                              .2500
      299,644.49                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.2950                         .0000

      1404893                              .2500
       98,802.87                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.5000                         .6700

      1404894                              .2500
      274,618.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            8.5000                        1.0450

      1404895                              .2500
      224,489.78                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.5000                         .0450

      1404896                              .2500
      329,061.19                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.5000                         .0450
1



      1404897                              .2500
      217,387.24                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.5000                         .4200

      1404898                              .2500
      400,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.5000                         .6700

      1404899                              .2500
      203,572.04                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.5000                         .4200

      1404900                              .2500
      229,450.95                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.2950                         .0000

      1404901                              .2500
      319,328.68                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.5000                         .4200

      1404902                              .2500
      498,613.81                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.5000                         .1700

      1404903                              .2500
      300,000.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            8.5000                         .9200

      1404904                              .2500
      386,930.80                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.5000                         .6700
1



      1404905                              .2500
      233,811.10                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0450                         .0000

      1404906                              .2500
      261,823.50                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .0000

      1404907                              .2500
      291,231.31                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.5000                         .4200

      1404908                              .2500
      278,299.06                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0450                         .0000

      1404909                              .2500
      293,500.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            8.5000                         .7950

      1404910                              .2500
      291,619.47                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         .0000
            8.5000                        1.2950

      1404911                              .2500
      231,500.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.5000                         .5450

      1404912                              .2500
      388,628.88                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.4200                         .0000
1



      1404913                              .2500
      230,077.42                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.5000                         .2950

      1404914                              .2500
      276,512.32                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.4200                         .0000

      1404915                              .2500
      343,679.80                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.1700                         .0000

      1404916                              .2500
      474,811.23                           .0800
           10.5000                         .0000
           10.2500                         .0000
           10.1700                         .0000
            8.5000                        1.6700

      1404917                              .2500
      315,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.5000                         .0450

      1404918                              .2500
      227,138.22                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.5000                         .6700

      1404919                              .2500
      443,781.61                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.5000                         .6700

      1404920                              .2500
      296,115.40                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            8.5000                        1.0450
1



      1404921                              .2500
      235,877.65                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.5000                         .4200

      1404922                              .2500
      252,312.10                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.5000                         .1700

      1404923                              .2500
      275,950.00                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            8.5000                         .7950

      1404924                              .2500
      280,000.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.5000                         .1700

      1404925                              .2500
      479,227.84                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.5000                         .2950

      1404926                              .2500
      998,216.04                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.2950                         .0000

      1404927                              .2500
      176,688.42                           .0800
            8.6900                         .0000
            8.4400                         .0000
            8.3600                         .0000
            8.3600                         .0000

      1404928                              .2500
      337,413.76                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.4200                         .0000
1



      1404929                              .2500
      696,663.16                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.5000                         .1700

      1404930                              .2500
      394,104.34                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.5000                         .0450

      1404931                              .2500
      998,720.28                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                         .0000
            7.9200                         .0000

      1404933                              .2500
      198,847.02                           .0800
            8.8000                         .0000
            8.5500                         .0000
            8.4700                         .0000
            8.4700                         .0000

      1404934                              .2500
      299,473.00                           .0800
            8.7000                         .0000
            8.4500                         .0000
            8.3700                         .0000
            8.3700                         .0000

      1404935                              .2500
      314,460.74                           .0800
            8.8250                         .0000
            8.5750                         .0000
            8.4950                         .0000
            8.4950                         .0000

      1404938                              .2500
      499,218.79                           .0800
            9.2650                         .0000
            9.0150                         .0000
            8.9350                         .0000
            8.5000                         .4350

      1404939                              .2500
      349,372.37                           .0800
            8.6000                         .0000
            8.3500                         .0000
            8.2700                         .0000
            8.2700                         .0000
1



      1404940                              .2500
      361,218.83                           .0800
            9.4100                         .0000
            9.1600                         .0000
            9.0800                         .0000
            8.5000                         .5800

      1404941                              .2500
      823,750.83                           .0800
            9.4150                         .0000
            9.1650                         .0000
            9.0850                         .0000
            8.5000                         .5850

      1404942                              .2500
      535,159.91                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.5000                         .4200

      1404943                              .2500
      370,000.00                           .0800
            9.1550                         .0000
            8.9050                         .0000
            8.8250                         .0000
            8.5000                         .3250

      1404944                              .2500
      599,018.60                           .0800
            9.0450                         .0000
            8.7950                         .0000
            8.7150                         .0000
            8.5000                         .2150

      1404946                              .2500
      374,809.63                           .0800
            9.3500                         .0000
            9.1000                         .0000
            9.0200                         .0000
            8.5000                         .5200

      1404948                              .2500
      216,720.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.5000                         .4200

      1404949                              .2500
      674,259.81                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.5000                         .1700
1



      1404950                              .2500
      519,750.09                           .0800
            9.6100                         .0000
            9.3600                         .0000
            9.2800                         .0000
            8.5000                         .7800

      1404951                              .2500
      379,808.10                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.5000                         .5450

      1404952                              .2500
      767,566.30                           .0800
            8.8400                         .0000
            8.5900                         .0000
            8.5100                         .0000
            8.5000                         .0100

      1404953                              .2500
      999,492.34                           .0800
            9.3500                         .0000
            9.1000                         .0000
            9.0200                         .0000
            8.5000                         .5200

      1404954                              .2500
      999,486.98                           .0800
            9.3000                         .0000
            9.0500                         .0000
            8.9700                         .0000
            8.5000                         .4700

      1404955                              .2500
      251,457.41                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.5000                         .2950

      1404956                              .2500
      280,195.38                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.5000                         .2950

      1404957                              .2500
      279,381.28                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.6700                         .0000
            8.5000                         .1700
1



      1404958                              .2500
      520,000.00                           .0800
            8.9950                         .0000
            8.7450                         .0000
            8.6650                         .0000
            8.5000                         .1650

      1404959                              .2500
      300,000.00                           .0800
            9.7100                         .0000
            9.4600                         .0000
            9.3800                         .0000
            8.5000                         .8800

      1404960                              .2500
      375,647.71                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            8.5000                         .9200

      1404961                              .2500
      447,786.96                           .0800
            9.6600                         .0000
            9.4100                         .0000
            9.3300                         .0000
            8.5000                         .8300

      1404962                              .2500
      715,000.00                           .0800
            9.3500                         .0000
            9.1000                         .0000
            9.0200                         .0000
            8.5000                         .5200

      1404963                              .2500
      654,243.55                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.4200                         .0000

      1404964                              .2500
      318,829.94                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            8.5000                         .7950

      1404965                              .2500
      575,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.5000                         .6700
1



      1404966                              .2500
      299,565.38                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            8.5000                         .7950

      1404968                              .2500
      212,492.64                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.5000                         .5450

      1404969                              .2500
      575,501.49                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.5000                         .4200

      1404970                              .2500
      374,620.44                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            8.5000                         .7950

      1404971                              .2500
      599,507.98                           .0800
           10.3750                         .0000
           10.1250                         .0000
           10.0450                         .0000
            8.5000                        1.5450

      1404972                              .2500
      498,150.09                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.1700                         .0000

      1404973                              .2500
      236,716.34                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.5000                         .5450

      1404975                              .2500
      203,961.88                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.5000                         .5450
1



      1404977                              .2500
      244,499.71                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.1700                         .0000
            8.1700                         .0000

      1404979                              .2500
      263,529.02                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.2950                         .0000
            8.2950                         .0000

      1404980                              .2500
      199,652.24                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.4200                         .0000
            8.4200                         .0000

      1404982                              .2500
      329,131.30                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.5000                         .4200

      1404983                              .2500
      329,436.67                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.5000                         .2950

      1404984                              .2500
      321,146.07                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            8.5000                         .7950

      1404985                              .2500
      249,371.88                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0450                         .0000

      1404986                              .2500
      207,477.39                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0450                         .0000
            8.0450                         .0000
1



      1404987                              .2500
      229,871.05                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.5450                         .0000
            8.5000                         .0450

      1404988                              .2500
      394,609.87                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.5000                         .6700

      1404989                              .2500
      348,832.80                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            8.5000                         .7950

      1404990                              .2500
      298,545.14                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.5000                         .4200

      1404991                              .2500
      224,145.37                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            8.5000                         .9200

      1404992                              .2500
      396,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.5000                         .5450

      1404993                              .2500
      999,481.57                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.5000                         .4200

      1405024                              .2500
      265,365.92                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.5000                         .5450
1



      1405031                              .2500
      220,500.00                           .0800
            9.4000                         .0000
            9.1500                         .0000
            9.0700                         .0000
            8.5000                         .5700

      1405032                              .2500
      216,000.00                           .0800
            9.3500                         .0000
            9.1000                         .0000
            9.0200                         .0000
            8.5000                         .5200

      1405044                              .2500
      259,000.00                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200

      1405074                              .2500
      157,500.00                           .0300
            9.7500                         .0000
            9.5000                         .0000
            9.4700                         .0000
            8.5000                         .9700

      1405079                              .2500
      151,500.00                           .0800
            9.8750                         .0000
            9.6250                         .0000
            9.5450                         .0000
            8.5000                        1.0450

      1405083                              .2500
       70,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.5000                         .6700

      1405101                              .2500
      299,856.28                           .0800
            9.6250                         .0000
            9.3750                         .0000
            9.2950                         .0000
            8.5000                         .7950

      1405103                              .2500
      350,000.00                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.5000                         .6700
1



      1405105                              .2500
       61,500.00                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            8.5000                         .8450

      1405115                              .2500
      105,500.00                           .0300
            9.7500                         .0000
            9.5000                         .0000
            9.4700                         .0000
            8.5000                         .9700

      1405157                              .2500
      223,250.00                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200

      1405160                              .2500
      650,000.00                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            8.5000                         .7200

      1405171                              .2500
      303,850.00                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.5000                         .4700

      1405177                              .2500
      225,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.5000                         .4200

      1405190                              .2500
      213,994.69                           .0800
            9.5000                         .0000
            9.2500                         .0000
            9.1700                         .0000
            8.5000                         .6700

      1405194                              .2500
      247,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.5000                         .5450
1



      1405213                              .2500
      260,000.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.7950                         .0000
            8.5000                         .2950

      1405231                              .2500
      424,000.00                           .0300
           10.0000                         .0000
            9.7500                         .0000
            9.7200                         .0000
            8.5000                        1.2200

      1405232                              .2500
       85,000.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            8.5000                         .2200

      1405259                              .2500
      220,000.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            9.0450                         .0000
            8.5000                         .5450

      1405261                              .2500
      388,000.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.5000                         .4200

      1405263                              .2500
       81,300.00                           .0800
            9.7500                         .0000
            9.5000                         .0000
            9.4200                         .0000
            8.5000                         .9200

      1405264                              .2500
       65,000.00                           .0800
            9.7750                         .0000
            9.5250                         .0000
            9.4450                         .0000
            8.5000                         .9450

      1405268                              .2500
      106,100.00                           .0800
           10.2500                         .0000
           10.0000                         .0000
            9.9200                         .0000
            8.5000                        1.4200
1



      1405272                              .2500
      300,000.00                           .0300
            9.8750                         .0000
            9.6250                         .0000
            9.5950                         .0000
            8.5000                        1.0950

      1405277                              .2500
      382,101.70                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.5000                         .4200

      1405317                              .2500
      440,000.00                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            8.5000                         .4700

      1405346                              .2500
      100,001.00                           .0800
           10.1250                         .0000
            9.8750                         .0000
            9.7950                         .0000
            8.5000                        1.2950

      1405364                              .1250
      283,000.00                           .0800
            9.4500                         .0000
            9.3250                         .0000
            9.2450                         .0000
            8.5000                         .7450

      1405379                              .2500
      107,800.00                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.9200                         .0000
            8.5000                         .4200

  TOTAL NUMBER OF LOANS:      420
  TOTAL BALANCE........:        124,066,559.16


1

  RUN ON     : 03/21/95            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 14.37.35            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : RFMSI I 1995-S1      FIXED SUMMARY REPORT      CUTOFF : 03/01/95
  POOL       : 0004164
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM         TO

- -------------------------------------------------------------------------------
  CURR NOTE RATE                        9.2937            7.2500     10.5500
  RFC NET RATE                          9.0451            7.0000     10.2500
  NET MTG RATE(INVSTR RATE)             8.9838            6.9200     10.2200
  POST STRIP RATE                       8.4371            6.9200      8.5000
  SUB SERV FEE                           .2485             .1250       .7500
  MSTR SERV FEE                          .0613             .0300       .0800
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .0000             .0000       .0000
  SPREAD                                 .0000             .0000       .0000
  STRIP                                  .5467             .0000      1.7200







  TOTAL NUMBER OF LOANS:   420
  TOTAL BALANCE........:     124,066,559.16


                             ***************************
                             *      END OF REPORT      *
                             ***************************






EXHIBIT G

           FORM OF SELLER/SERVICER CONTRACT


                                This Seller/Servicer
Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this _________ day of _______, 19____, by and between
Residential Funding Corporation, its successors and assigns ("Residential Funding") and
_____________________ (the "Seller/Servicer," and,
together with Residential Funding, the "parties" and each, individually, a "party").

                                WHEREAS, the
Seller/Servicer desires to sell Loans to, and/or service Loans for, Residential Funding, and Residential
Funding desires to purchase Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding Seller and
Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

                                NOW, THEREFORE, in
consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:

1.                              Incorporation of
Guides by Reference.

                                The Seller/Servicer
acknowledges that it has received and read the Guides.
All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties; provided, however, that the Seller/Servicer shall be entitled to sell
Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential Funding in writing;
provided, further that if the Seller/Servicer does not service Loans for Residential Funding, the provisions of the Residential Funding Servicer Guide shall be inapplicable, and if the Seller/Servicer does not sell
Loans to Residential Funding, the provisions of the Residential Funding Seller Guide shall be inapplicable, in each case until such time as the Seller/Servicer does service Loans for or, as appropriate, does sell
Loans to Residential Funding. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

2.                              Amendments.

                                This Contract may not
be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought.
Such a written waiver or amendment must expressly reference this Contract. However, by their terms, the Guides may be amended or supplemented by Residential
Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.

3.                              Representations and
Warranties.

                                a. Reciprocal
Representations and Warranties.

                                   The Seller/Servicer
and Residential Funding each represents and warrants to the other that as of the date of this Contract:

                                   (1)
                                Each party is duly
                                organized, validly
                                existing, and in good
                                standing under the
                                laws of its
                                jurisdiction of
                                organization, is
                                qualified, if
                                necessary, to do
                                business in each
                                jurisdiction in which
                                it is required to be
                                so qualified, and has
                                the requisite power
                                and authority to enter
                                into this Contract and
                                all other agreements
                                which are contemplated
                                by this Contract and
                                to carry out its
                                obligations hereunder
                                and under the Guides.

                                   (2)
                                This Contract has been
                                duly authorized,
                                executed and delivered
                                by each party and
                                constitutes a valid
                                and legally binding
                                agreement of each
                                party enforceable in
                                accordance with its
                                terms.

                                   (3)
                                There is no action,
                                proceeding or
                                investigation pending
                                or threatened, nor any
                                basis therefor known
                                to either party, that
                                questions the validity
                                or prospective
                                validity of this
                                Contract.

                                   (4)
                                Insofar as its
                                capacity to carry out
                                any obligation under
                                this Contract is
                                concerned, neither
                                party is in violation
                                of any charter,
                                articles of
                                incorporation, bylaws,
                                mortgage, indenture,
                                indebtedness,
                                agreement, instrument,
                                judgment, decree,
                                order, statute, rule
                                or regulation and no
                                such obligation
                                adversely affects its
                                capacity to fulfill
                                any of its promises or
                                duties under this
                                Contract.  Its
                                execution of, and
                                performance pursuant
                                to, this Contract will
                                not result in a
                                violation of any of
                                the foregoing.

                                b. Seller/Servicer's
Representations, Warranties and Covenants.

                                   In addition to the
                                   representations,
                                   warranties and
                                   covenants made by
                                   the Seller/Servicer
                                   pursuant to
                                   subparagraph (a) of
                                   this paragraph 3,
                                   the Seller/Servicer
                                   makes the
                                   representations,
                                   warranties and
                                   covenants set forth
                                   in the Guides and,
                                   upon request,
                                   agrees to deliver
                                   to Residential
                                   Funding the
                                   certified
                                   Resolution of Board
                                   of Directors which
                                   authorizes the
                                   execution and
                                   delivery of this
                                   Contract.

4.                              Remedies of
Residential Funding.

                                If an Event of Seller
Default, or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

5.                              Seller/Servicer's
Status as Independent Contractor.

                                At no time shall the
Seller/Servicer represent that it is acting as an agent of Residential Funding. The Seller/Servicer shall, at all times, act as an independent contractor.

6.                              Prior Agreements
Superseded.

                                This Contract
restates, amends and supersedes any and all prior
Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

7.                              Assignment.

                                This Contract may not
be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding. Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan. Unless Residential Funding specifies otherwise, any such sale, assignment, conveyance, hypothecation, pledge or transfer shall be effective upon written notice by Residential Funding to the Seller/Servicer.

8.                              Notices.

                                All notices, requests,
demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by certified mail, return receipt requested, postage prepaid, to the addresses below. However, another name or address or both may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or by Residential Funding pursuant to an amendment to the Guides.

If to Residential Funding, notice must be sent to the appropriate address specified in the Guides.

If to the Seller/Servicer, notice must be sent to:







                                Attention:

9.                              Jurisdiction and
Venue.

                                Each of the parties
irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph 9.

10.                             Miscellaneous.

                                This Contract,
including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All section headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.
                                IN WITNESS WHEREOF,
the duly authorized officers of the Seller/Servicer and Residential Funding have executed this Seller/Servicer
Contract as of the date first above written.

ATTEST:                            SELLER/SERVICER

[Corporate Seal]
(If none, so state.)

                              (Name of Seller/Servicer)

                                   By:
                                         (Signature)


                                   By:
   (Typed Name)                         (Typed Name)


Title:                             Title:



ATTEST:           RESIDENTIAL FUNDING CORPORATION

                                   By:
                                        (Signature)


                                   By:
   (Typed Name)                         (Typed Name)


Title:                             Title:

EXHIBIT H
             FORMS OF REQUEST FOR RELEASE

DATE:
TO:
RE:                                REQUEST FOR RELEASE
OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request: (circle one)Mortgage Loan
Prepaid in Full
                                   Mortgage Loan
Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing
Agreement."


Residential Funding Corporation
Authorized Signature

*******************************************************
***********************
TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

                                   Enclosed Documents:
[ ] Promissory Note
                                   [ ] Primary
Insurance Policy
                                   [ ] Mortgage or
Deed of Trust
                                   [ ] Assignment(s)
of Mortgage or Deed of Trust
                                   [ ] Title Insurance
Policy
                                   [ ] Other:


Name

Title

Date
                      EXHIBIT I-1

       FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF                           )
                                   : ss.:
COUNTY OF                          )

                                   [NAME OF OFFICER],
being first duly sworn, deposes and says:

                                   1.  That he is
[Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Pass-Through
Certificates, Series 1995-S1, Class [R-I] [R-II] (the
"Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of __________________] [the United States], on behalf of which he makes this affidavit and agreement.

                                   2.  That the Owner
(i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue
Code of 1986, as amended (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class [R-I] [R-II] Certificates, and
(iii) is acquiring the Class [R-I] [R-II] Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan
Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

                                   3.  That the Owner
is aware (i) of the tax that would be imposed on transfers of Class [R-I] [R-II] Certificates to disqualified organizations under the Code, that applies to all transfers of Class [R-I] [R-II] Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class [R-I] [R-II] Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

                                   4.  That the Owner
is aware of the tax imposed on a "pass-through entity" holding Class [R-I] [R-II] Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                                   5.  That the Owner
is aware that the Trustee will not register the transfer of any Class [R-I] [R-II] Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                                   6.  That the Owner
has reviewed the restrictions set forth on the face of the Class [R-I] [R-II] Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing
Agreement under which the Class [R-I] [R-II]
Certificates were issued (in particular, clause
(iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The
Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                                   7.  That the Owner
consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class [R-I] [R-II] Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

                                   8.  The Owner's
Taxpayer Identification Number is ______________.

                                   9.  This affidavit
and agreement relates only to the Class [R-I] [R-II]
Certificates held by the Owner and not to any other holder of the Class [R-I] [R-II] Certificates. The
Owner understands that the liabilities described herein relate only to the Class [R-I] [R-II] Certificates.

                                   10.  That no
purpose of the Owner relating to the transfer of any of the Class [R-I] [-II] Certificates by the Owner is or will be to impede the assessment or collection of any tax.

                                   11.That the Owner
has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class
[R-I] [R-II] Certificate that the Owner intends to pay taxes associated with holding such Class [R-I] [R-II]
Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class [R-I] [R-II] Certificate.

                                   12.That the Owner
has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class [R-I] [R-II]
Certificates remain outstanding.

                                   13.The Owner is a
citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United
States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.
                                   IN WITNESS WHEREOF,
the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of _______________, 199__.

                                   [NAME OF OWNER]


                                   By:
                                     [Name of Officer]
                                    [Title of Officer]
[Corporate Seal]

ATTEST:



[Assistant] Secretary



                                   Personally appeared
before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

                                   Subscribed and
sworn before me this ____ day of ________________, 199__.




                                   NOTARY PUBLIC

                                   COUNTY OF
                                   STATE OF

                                My Commission expires
                                the ____ day of
                                _______________, 19__.
                      EXHIBIT I-2

            FORM OF TRANSFEROR CERTIFICATE


                                   __________________,
19__


Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Bankers Trust Company
Four Albany Street
New York, New York 10006
Attention:  Residential Funding Corporation Series
1995-S1

                                   Re:
                                Mortgage Pass-Through
                                Certificates,
                                   Series 1995-S1,
Class [R-I] [R-II]

Ladies and Gentlemen:

                                   This letter is
delivered to you in connection with the transfer by _______________________________ (the "Seller") to
_______________________________ (the "Purchaser") of
$_____________ Initial Certificate Principal Balance of
Mortgage Pass-Through Certificates, Series 1995-S1,
Class [R-I] [R-II] (the "Certificates"), pursuant to
Section 5.02 of the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of March 1, 1995 among Residential Funding Mortgage
Securities I, Inc., as seller (the "Company"),
Residential Funding Corporation, as master servicer, and Bankers Trust Company, as trustee (the "Trustee").
All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                                   1.No purpose of the
Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

                                   2.The Seller
understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I-1. The Seller does not know or believe that any representation contained therein is false.


                                   3.The Seller has at
the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations
Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class [R-I] [R-II]
Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

                                   4.The Seller has no
actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.

                                   Very truly yours,




                                   (Seller)


                                   By:
                                   Name:
                                   Title:
EXHIBIT J

        FORM OF INVESTOR REPRESENTATION LETTER

                         ______________, 19__

Residential Funding Mortgage Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

Bankers Trust Company
Four Albany Street
New York, New York 10006

Attention:
Residential Funding Corporation Series 1995-1

RE: Mortgage Pass-Through Certificates,
Series 1995-S1, Class B-

Ladies and Gentlemen:


_________________________ (the "Purchaser") intends to
purchase from ___________________________ (the
"Seller") $_____________ Initial Certificate Principal
Balance of Mortgage Pass-Through Certificates, Series
1995-S1, Class __ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 1995 among Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding
Corporation, as master servicer, and Bankers Trust
Company, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing
Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                                   1.The Purchaser
                                   understands that
                                   (a) the
                                   Certificates have
                                   not been and will
                                   not be registered
                                   or qualified under
                                   the Securities Act
                                   of 1933, as amended
                                   (the "Act") or any
                                   state securities
                                   law, (b) the
                                   Company is not
                                   required to so
                                   register or qualify
                                   the Certificates,
                                   (c) the
                                   Certificates may be
                                   resold only if
                                   registered and
                                   qualified pursuant
                                   to the provisions
                                   of the Act or any
                                   state securities
                                   law, or if an
                                   exemption from such
                                   registration and
                                   qualification is
                                   available, (d) the
                                   Pooling and
                                   Servicing Agreement
                                   contains
                                   restrictions
                                   regarding the
                                   transfer of the
                                   Certificates and
                                   (e) the
                                   Certificates will
                                   bear a legend to
                                   the foregoing
                                   effect.

                                   2.The Purchaser is
                                   acquiring the
                                   Certificates for
                                   its own account for
                                   investment only and
                                   not with a view to
                                   or for sale in
                                   connection with any
                                   distribution
                                   thereof in any
                                   manner that would
                                   violate the Act or
                                   any applicable
                                   state securities
                                   laws.

                                   3.The Purchaser is
                                   (a) a substantial,
                                   sophisticated
                                   institutional
                                   investor having
                                   such knowledge and
                                   experience in
                                   financial and
                                   business matters,
                                   and, in particular,
                                   in such matters
                                   related to
                                   securities similar
                                   to the
                                   Certificates, such
                                   that it is capable
                                   of evaluating the
                                   merits and risks of
                                   investment in the
                                   Certificates, (b)
                                   able to bear the
                                   economic risks of
                                   such an investment
                                   and (c) an
                                   "accredited
                                   investor" within
                                   the meaning of Rule
                                   501(a) promulgated
                                   pursuant to the
                                   Act.

                                   4.The Purchaser has
                                   been furnished
                                   with, and has had
                                   an opportunity to
                                   review (a) [a copy
                                   of the Private
                                   Placement
                                   Memorandum, dated
                                   ___________________
                                   , 19__, relating to
                                   the Certificates
                                   (b)] a copy of the
                                   Pooling and
                                   Servicing Agreement
                                   and [b] [c] such
                                   other information
                                   concerning the
                                   Certificates, the
                                   Mortgage Loans and
                                   the Company as has
                                   been requested by
                                   the Purchaser from
                                   the Company or the
                                   Seller and is
                                   relevant to the
                                   Purchaser's
                                   decision to
                                   purchase the
                                   Certificates.  The
                                   Purchaser has had
                                   any questions
                                   arising from such
                                   review answered by
                                   the Company or the
                                   Seller to the
                                   satisfaction of the
                                   Purchaser.  [If the
                                   Purchaser did not
                                   purchase the
                                   Certificates from
                                   the Seller in
                                   connection with the
                                   initial
                                   distribution of the
                                   Certificates and
                                   was provided with a
                                   copy of the Private
                                   Placement
                                   Memorandum (the
                                   "Memorandum")
                                   relating to the
                                   original sale (the
                                   "Original Sale") of
                                   the Certificates by
                                   the Company, the
                                   Purchaser
                                   acknowledges that
                                   such Memorandum was
                                   provided to it by
                                   the Seller, that
                                   the Memorandum was
                                   prepared by the
                                   Company solely for
                                   use in connection
                                   with the Original
                                   Sale and the
                                   Company did not
                                   participate in or
                                   facilitate in any
                                   way the purchase of
                                   the Certificates by
                                   the Purchaser from
                                   the Seller, and the
                                   Purchaser agrees
                                   that it will look
                                   solely to the
                                   Seller and not to
                                   the Company with
                                   respect to any
                                   damage, liability,
                                   claim or expense
                                   arising out of,
                                   resulting from or
                                   in connection with
                                   (a) error or
                                   omission, or
                                   alleged error or
                                   omission, contained
                                   in the Memorandum,
                                   or (b) any
                                   information,
                                   development or
                                   event arising after
                                   the date of the
                                   Memorandum.]

                                   5.The Purchaser has
                                   not and will not
                                   nor has it
                                   authorized or will
                                   it authorize any
                                   person to (a)
                                   offer, pledge,
                                   sell, dispose of or
                                   otherwise transfer
                                   any Certificate,
                                   any interest in any
                                   Certificate or any
                                   other similar
                                   security to any
                                   person in any
                                   manner, (b) solicit
                                   any offer to buy or
                                   to accept a pledge,
                                   disposition of
                                   other transfer of
                                   any Certificate,
                                   any interest in any
                                   Certificate or any
                                   other similar
                                   security from any
                                   person in any
                                   manner, (c)
                                   otherwise approach
                                   or negotiate with
                                   respect to any
                                   Certificate, any
                                   interest in any
                                   Certificate or any
                                   other similar
                                   security with any
                                   person in any
                                   manner, (d) make
                                   any general
                                   solicitation by
                                   means of general
                                   advertising or in
                                   any other manner or
                                   (e) take any other
                                   action, that (as to
                                   any of (a) through
                                   (e) above) would
                                   constitute a
                                   distribution of any
                                   Certificate under
                                   the Act, that would
                                   render the
                                   disposition of any
                                   Certificate a
                                   violation of
                                   Section 5 of the
                                   Act or any state
                                   securities law, or
                                   that would require
                                   registration or
                                   qualification
                                   pursuant thereto.
                                   The Purchaser will
                                   not sell or
                                   otherwise transfer
                                   any of the
                                   Certificates,
                                   except in
                                   compliance with the
                                   provisions of the
                                   Pooling and
                                   Servicing
                                   Agreement.

                                   6.The Purchaser is
                                   not an employee
                                   benefit plan
                                   subject to the
                                   Employee Retirement
                                   Income Security Act
                                   of 1974, as amended
                                   ("ERISA"), or the
                                   Internal Revenue
                                   Code of 1986, as
                                   amended (the
                                   "Code"), or an
                                   investment manager
                                   named fiduciary or
                                   a trustee of any
                                   such plan, or any
                                   other Person
                                   acting, directly or
                                   indirectly, on
                                   behalf of or
                                   purchasing any
                                   Certificate with
                                   "plan assets" of
                                   any such plan, and
                                   understands that
                                   registration of
                                   transfer of any
                                   Certificate to any
                                   such employee
                                   benefit plan, or to
                                   any person acting
                                   on behalf of or
                                   purchasing any
                                   Certificate with
                                   "plan assets" of
                                   any such plan, will
                                   not be made unless
                                   such employee
                                   benefit plan
                                   delivers an opinion
                                   of its counsel,
                                   addressed and
                                   satisfactory to the
                                   Trustee, the
                                   Company and the
                                   Master Servicer, to
                                   the effect that the
                                   purchase and
                                   holding of a
                                   Certificate by, on
                                   behalf of, or with
                                   "plan assets" of
                                   any such plan is
                                   permissible under
                                   applicable law,
                                   would not
                                   constitute or
                                   result in any non-
                                   exempt prohibited
                                   transaction under
                                   Section 406 of
                                   ERISA or Section
                                   4975 of the Code,
                                   and would not
                                   subject the
                                   Company, the Master
                                   Servicer or the
                                   Trustee to any
                                   obligation or
                                   liability
                                   (including
                                   liabilities under
                                   Section 406 of
                                   ERISA or Section
                                   4975 of the Code)
                                   in addition to
                                   those undertaken in
                                   the Pooling and
                                   Servicing Agreement
                                   or any other
                                   liability.

                                   7.The Purchaser is
                                   not a non-United
                                   States person.

                                   Very truly yours,



                                   By:
                                   Name:
                                   Title:
                       EXHIBIT K

       FORM OF TRANSFEROR REPRESENTATION LETTER




                                            , 19


Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

Bankers Trust Company
Four Albany Street
New York, New York 10006

Attention: Residential Funding Corporation Series 1995-
S1

                                   Re:Mortgage Pass-
Through Certificates,
                                   Series 1995-S1,
Class B-

Ladies and Gentlemen:

                                   In connection with
the sale by              (the "Seller") to
     (the "Purchaser") of $            Initial
Certificate Principal Balance of Mortgage Pass-Through
Certificates, Series 1995-S1, Class   (the
"Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement"), dated as of March 1, 1995 among Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding
Corporation, as master servicer, and Bankers Trust
Company, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                                   Neither the Seller
nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the
"Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The
Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate.
The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing
Agreement.

                                   Very truly yours,



                                   (Seller)



                                   By:

                                   Name:

                                   Title:

                       EXHIBIT L

     [FORM OF RULE 144A INVESTMENT REPRESENTATION]


Description of Rule 144A Securities, including numbers:
    _______________________________________________
    _______________________________________________
    _______________________________________________
    _______________________________________________


                                   The undersigned
seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

                                   1.  In connection
with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A
Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A
Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A
Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

                                   2.  The Buyer
warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the
"Agreement"), dated as of March 1, 1995 among Residential Funding Corporation as Master Servicer,
Residential Funding Mortgage Securities I, Inc. as depositor pursuant to Section 5.02 of the Agreement and Bankers Trust as trustee, as follows:

                                   a.  The Buyer
                                understands that the
                                Rule 144A Securities
                                have not been
                                registered under the
                                1933 Act or the
                                securities laws of any
                                state.

                                   b.  The Buyer
                                considers itself a
                                substantial,
                                sophisticated
                                institutional investor
                                having such knowledge
                                and experience in
                                financial and business
                                matters that it is
                                capable of evaluating
                                the merits and risks
                                of investment in the
                                Rule 144A Securities.

                                   c.  The Buyer has
                                been furnished with
                                all information
                                regarding the Rule
                                144A Securities that
                                it has requested from
                                the Seller, the
                                Trustee or the
                                Servicer.

                                   d.  Neither the
                                Buyer nor anyone
                                acting on its behalf
                                has offered,
                                transferred, pledged,
                                sold or otherwise
                                disposed of the Rule
                                144A Securities, any
                                interest in the Rule
                                144A Securities or any
                                other similar security
                                to, or solicited any
                                offer to buy or accept
                                a transfer, pledge or
                                other disposition of
                                the Rule 144A
                                Securities, any
                                interest in the Rule
                                144A Securities or any
                                other similar security
                                from, or otherwise
                                approached or
                                negotiated with
                                respect to the Rule
                                144A Securities, any
                                interest in the Rule
                                144A Securities or any
                                other similar security
                                with, any person in
                                any manner, or made
                                any general
                                solicitation by means
                                of general advertising
                                or in any other
                                manner, or taken any
                                other action, that
                                would constitute a
                                distribution of the
                                Rule 144A Securities
                                under the 1933 Act or
                                that would render the
                                disposition of the
                                Rule 144A Securities a
                                violation of Section 5
                                of the 1933 Act or
                                require registration
                                pursuant thereto, nor
                                will it act, nor has
                                it authorized or will
                                it authorize any
                                person to act, in such
                                manner with respect to
                                the Rule 144A
                                Securities.

                                   e.  The Buyer is a
                                "qualified
                                institutional buyer"
                                as that term is
                                defined in Rule 144A
                                under the 1933 Act and
                                has completed either
                                of the forms of
                                certification to that
                                effect attached hereto
                                as Annex 1 or Annex 2.
                                The Buyer is aware
                                that the sale to it is
                                being made in reliance
                                on Rule 144A.  The
                                Buyer is acquiring the
                                Rule 144A Securities
                                for its own account or
                                the accounts of other
                                qualified
                                institutional buyers,
                                understands that such
                                Rule 144A Securities
                                may be resold, pledged
                                or transferred only
                                (i) to a person
                                reasonably believed to
                                be a qualified
                                institutional buyer
                                that purchases for its
                                own account or for the
                                account of a qualified
                                institutional buyer to
                                whom notice is given
                                that the resale,
                                pledge or transfer is
                                being made in reliance
                                on Rule 144A, or (ii)
                                pursuant to another
                                exemption from
                                registration under the
                                1933 Act.

                                   [3.  The Buyer
warrants and represents to, and covenants with, the Seller, the Trustee, Master Servicer and the Company that either (1) the Buyer is (A) not an employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or a plan (within the meaning of
Section 4975(e)(1) of the Internal Revenue Code of 1986
("Code")), which (in either case) is subject to ERISA or Section 4975 of the Code (both a "Plan"), and (B) is not directly or indirectly purchasing the Rule 144A
Securities on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, or (2) the Buyer understands that registration of transfer of any Rule 144A Securities to any Plan, or to any Person acting on behalf of any Plan, will not be made unless such Plan delivers an opinion of its counsel, addressed and satisfactory to the Trustee, the Company and the Master Servicer, to the effect that the purchase and holding of the Rule
144A Securities by, on behalf of or with "plan assets" of any Plan would not constitute or result in a prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code, and would not subject the Company, the Master Servicer or the Trustee to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement or any other liability.]

                                   4.  This document
may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

                                   IN WITNESS WHEREOF,
each of the parties has executed this document as of the date set forth below.




Print Name of Seller               Print Name of Buyer

By:                                By:

Name:                                   Name:
Title:                                  Title:

Taxpayer Identification:                Taxpayer
Identification:

No.                                No.


Date:                                   Date:




ANNEX 1 TO EXHIBIT L


QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE
144A

[For Buyers Other Than Registered Investment Companies]

          The undersigned hereby certifies as follows in connection with the Rule 144A Investment
Representation to which this Certification is attached:

          1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice
President or other executive officer of the Buyer.

          2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis
$______________________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

     ___  Corporation, etc.  The Buyer is a corporation
          (other than a bank, savings and loan
          association or similar institution),
          Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

     ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
          (b) has an audited net worth of at least
          $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto. ___ Savings and Loan.
                                   The Buyer (a) is a
                                   savings and loan
                                   association,
                                   building and loan
                                   association,
                                   cooperative bank,
                                   homestead
                                   association or
                                   similar institution,
                                   which is supervised
                                   and examined by a
                                   State or Federal
                                   authority having
                                   supervision over any
                                   such institutions or
                                   is a foreign savings
                                   and loan association
                                   or equivalent
                                   institution and (b)
                                   has an audited net
                                   worth of at least
                                   $25,000,000 as
                                   demonstrated in its
                                   latest annual
                                   financial
                                   statements.

     ___  Broker-Dealer.  The Buyer is a dealer
          registered pursuant to Section 15 of the Securities Exchange Act of 1934.

     ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

     ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of
          1974.

     ___  Investment Adviser.   The Buyer is an
          investment adviser registered under the
          Investment Advisers Act of 1940.

     ___  SBIC.  The Buyer is a Small Business
          Investment Company licensed by the U.S. Small
          Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

     ___ Business Development Company. The Buyer is a business development company as defined in
          Section 202(a)(22) of the Investment Advisers
          Act of 1940.

     ___ Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee
          Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

          3.   The term "securities" as used herein
does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4.   For purposes of determining the
aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

          5.   The Buyer acknowledges that it is
familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

  ___      ___      Will the Buyer be purchasing the
Rule 144A
  Yes      No       Securities only for the Buyer's own
account?

          6.   If the answer to the foregoing question
is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

          7.   The Buyer will notify each of the
parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.



                              Print Name of Buyer

                              By:

                                   Name:
                                   Title:

                              Date:

                                       ANNEX 2 TO
EXHIBIT L


QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE
144A

 [For Buyers That Are Registered Investment Companies]


          The undersigned hereby certifies as follows in connection with the Rule 144A Investment
Representation to which this Certification is attached:

           1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice
President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933
("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

          2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least
$100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____      The Buyer owned $___________________ in
          securities (other than the excluded
          securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____      The Buyer is part of a Family of Investment
          Companies which owned in the aggregate
          $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3.   The term "Family of Investment
Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4.   The term "securities" as used herein
does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's
Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations,
(iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

          5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A.
In addition, the Buyer will only purchase for the Buyer's own account.

          6.   The undersigned will notify each of the
parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice, the Buyer's purchase of Rule 144A
Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.




                              Print Name of Buyer


                              By:

                            Name:

                           Title:


                              IF AN ADVISER:



                              Print Name of Buyer


                              Date:






                       EXHIBIT M

      [Text of Amendment to Pooling and Servicing
     Agreement Pursuant to Section 11.01(e) for a
                   Limited Guaranty]


                      ARTICLE XII

Subordinate Certificate Loss Coverage; Limited Guaranty

          Section 12.01.  Subordinate Certificate Loss
Coverage; Limited Guaranty.  (a) Subject to subsection
(c) below, prior to the later of the third Business Day prior to each Distribution Date or the related
Determination Date, the Master Servicer shall determine whether it or any Subservicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Subservicer Advances previously made, (which will not be Advances or Subservicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses,
Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Subservicer Advances reimbursed pursuant to Section 4.02(a), to the extent such Advances or Subservicer Advances have not been included in the amount of the Realized Loss in the related
Mortgage Loan, and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section
4.02(a).

          (b)  Subject to subsection (c) below, prior
to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard
Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class B Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section
4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class B
Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of Section 4.05.
Excess Special Hazard Losses, Excess Fraud Losses,
Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class B Certificates will not be covered by the Subordinate Certificate Loss Obligation.

          (c)  Demands for payments pursuant to this
Section shall be made prior to the later of the third
Business Day prior to each Distribution Date or the
related Determination Date by the Master Servicer with
written notice thereof to the Trustee.  The maximum
amount that Residential Funding shall be required to
pay pursuant to this Section on any Distribution Date
(the "Amount Available") shall be equal to the lesser
of (X)                  minus the sum of (i) all
previous payments made under subsections (a) and (b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate
Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to Section
12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

          (d)  The Trustee will promptly notify General
Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty
(the "Limited Guaranty"), executed by General Motors
Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount
Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution
Date for such month, with a copy to the Master
Servicer.

          (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class B
Certificateholders.

          (f)  The Company shall have the option, in
its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate
Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate
Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance
Corporation as of the date of issuance of the Limited
Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class B
Certificates at the request of the Company that such substitution shall not lower the rating on the Class B
Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate
Certificate Loss Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited
Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

          Section 12.02.  Amendments Relating to the
Limited Guaranty.  Notwithstanding Sections 11.01 or
12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited
Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master
Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master
Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class
B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency, unless
(A) the Holder of 100% of the Class B Certificates is
Residential Funding or an Affiliate of Residential
Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with Section
11.01(e) and, provided further that the Company obtains, in the case of a material amendment or supersession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate
Certificate Loss Obligation), an Opinion of Counsel
(which need not be an opinion of Independent counsel) to the effect that any such amendment or supersession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.
                       EXHIBIT N

              [Form of Limited Guaranty]

                   LIMITED GUARANTY

    RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

          Mortgage Pass-Through Certificates
                    Series 1995-S1


                                                     ,
199__

Bankers Trust Company
Four Albany Street
New York, New York 10006

Attention:
Residential Funding Corporation Series 1995-S1

Ladies and Gentlemen:

          WHEREAS, Residential Funding Corporation, a
Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors
Acceptance Corporation, a New York corporation
("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Pooling and Servicing Agreement dated as of March 1, 1995 (the
"Servicing Agreement"), among Residential Funding
Mortgage Securities I, Inc. (the "Company"),
Residential Funding and Bankers Trust Company (the
"Trustee") as amended by Amendment No. ___ thereto, dated as of ________, with respect to the Mortgage
Pass-Through Certificates, Series 1995-S1 (the
"Certificates"); and

          WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

          WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential
Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

          NOW THEREFORE, in consideration of the
premises herein contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

          1.   Provision of Funds.  (a) GMAC agrees to
contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related
Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate
Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with Section 12.01 of the Servicing
Agreement.

          (b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential
Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing
Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

          2.   Waiver.  GMAC hereby waives any failure
or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

          3.   Modification, Amendment and Termination.
This Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section 12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited Guaranty without the prior written consent of GMAC.

          4.   Successor.  Except as otherwise
expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

          5.   Governing Law.  This Limited Guaranty
shall be governed by the laws of the State of New York.

          6.   Authorization and Reliance.  GMAC
understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

          7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

          8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, GMAC has caused this
Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.

                              GENERAL MOTORS ACCEPTANCE
                              CORPORATION


                              By:
                              Name:
                              Title:


Acknowledged by:

BANKERS TRUST COMPANY,
  as Trustee


By:
Name:
Title:


RESIDENTIAL FUNDING MORTGAGE
  SECURITIES I, INC.


By:
Name:
Title:
                       EXHIBIT O

FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE
LOAN


                              __________________,
19____

Residential Funding Mortgage Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Bankers Trust Company
Four Albany Street
New York, New York 10006

Attention:
Residential Funding Corporation Series 1995-S1

          Re:  Mortgage Pass-Through Certificates,
               Series 1995-S1 Assignment of Mortgage
               Loan

Ladies and Gentlemen:

          This letter is delivered to you in connection with the assignment by _________________ (the
"Trustee") to _______________________ (the "Lender") of
_______________ (the "Mortgage Loan") pursuant to
Section 3.13(d) of the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of March 1, 1995 among Residential Funding Mortgage
Securities I, Inc., as seller (the "Company"),
Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

       (i)     the Mortgage Loan is secured by
Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

      (ii)     the substance of the assignment is, and
is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

     (iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

      (iv) such assignment is at the request of the borrower under the related Mortgage Loan.

                              Very truly yours,




                              (Lender)

                              By:

                              Name:

                              Title:

                       EXHIBIT P


   Planned Principal Balances and Targeted Principal
Balances
                    (see attached)

           For information on the Planned Principal
Balances and Targeted Principal Balances, see
Prospectus Supplement dated March 24, 1995 to the
Prospectus dated June 23, 1994 for Residential Funding
Mortgage Securities I, Inc., Mortgage Pass-Through
Certificates Series 1995-S1.  See pages S-32 through S-
38.

                       EXHIBIT Q


            Schedule of Discount Fractions



1995-S1 SCHEDULE OF DISCOUNT MORTGAGE LOANS

LOAN    PRINCIPAL   NET MTG DISCOUNT        PO
NUMBER  BALANCE     RATE    FRACTION        BALANCE
1357879 $653,245.74 6.920%  18.5882352941%  $121,426.86
1404384 $247,433.70 7.045%  17.1176470588%   $42,354.83
1403787 $503,651.52 7.045%  17.1176470588%   $86,213.29
1404598 $204,186.52 7.170%  15.6470588235%   $31,949.18
1404751 $291,167.62 7.470%  12.1176470588%   $35,282.66
1404749 $397,678.21 7.470%  12.1176470588%   $48,189.24
1394080 $441,818.50 7.545%  11.2352941176%   $49,639.61
1404837  $99,217.66 7.595%  10.6470588235%   $10,563.76
1393330 $346,565.81 7.670%   9.7647058824%   $33,841.13
1404844 $224,069.36 7.720%   9.1764705882%   $20,561.66
1397259 $213,798.73 7.795%   8.2941176471%   $17,732.72
1372449 $132,017.76 7.800%   8.2352941176%   $10,872.05
1404906 $261,823.50 7.920%   6.8235294118%   $17,865.60
1397260 $216,515.11 7.920%   6.8235294118%   $14,773.97
1404931 $998,720.28 7.920%   6.8235294118%   $68,147.97
1397258 $242,262.29 7.920%   6.8235294118%   $16,530.84
1400180 $381,514.24 7.970%   6.2352941176%   $23,788.53
1382207 $128,000.50 8.045%   5.3529411765%    $6,851.79
1404985 $249,371.88 8.045%   5.3529411765%   $13,348.73
1404908 $278,299.06 8.045%   5.3529411765%   $14,897.18
1386921 $306,228.09 8.045%   5.3529411765%   $16,392.21
1386923 $100,723.68 8.045%   5.3529411765%    $5,391.68
1404905 $233,811.10 8.045%   5.3529411765%   $12,515.77
1404986 $207,477.39 8.045%   5.3529411765%   $11,106.14
1386926 $447,820.28 8.045%   5.3529411765%   $23,971.56
1404915 $343,679.80 8.170%   3.8823529412%   $13,342.86
1404977 $244,499.71 8.170%   3.8823529412%    $9,492.34
1404972 $498,150.09 8.170%   3.8823529412%   $19,339.94
1392010 $363,599.92 8.195%   3.5882352941%   $13,046.82
1404939 $349,372.37 8.270%   2.7058823529%    $9,453.61
1404892 $299,644.49 8.295%   2.4117647059%    $7,226.72
1404979 $263,529.02 8.295%   2.4117647059%    $6,355.70
1404900 $229,450.95 8.295%   2.4117647059%    $5,533.82
1404926 $998,216.04 8.295%   2.4117647059%   $24,074.62
1404846 $219,206.53 8.345%   1.8235294118%    $3,997.30
1404927 $176,688.42 8.360%   1.6470588235%    $2,910.16
1404857 $498,824.61 8.370%   1.5294117647%    $7,629.08
1404934 $299,473.00 8.370%   1.5294117647%    $4,580.18
1404853 $298,824.15 8.390%   1.2941176471%    $3,867.14
1404852 $215,421.10 8.405%   1.1176470588%    $2,407.65
1397546 $295,064.74 8.420%   0.9411764706%    $2,777.08
1404963 $654,243.55 8.420%   0.9411764706%    $6,157.59
1403796  $94,834.82 8.420%   0.9411764706%      $892.56
1404912 $388,628.88 8.420%   0.9411764706%    $3,657.68
1404791 $235,000.00 8.420%   0.9411764706%    $2,211.76
1404878 $229,464.88 8.420%   0.9411764706%    $2,159.67
1404914 $276,512.32 8.420%   0.9411764706%    $2,602.47
1404980 $199,652.24 8.420%   0.9411764706%    $1,879.08
1404928 $337,413.76 8.420%   0.9411764706%    $3,175.66
1404879 $239,722.83 8.420%   0.9411764706%    $2,256.21
1404933 $198,847.02 8.470%   0.3529411765%      $701.81
1404845 $298,945.33 8.470%   0.3529411765%    $1,055.10
1404750 $271,601.11 8.470%   0.3529411765%      $958.59
1404935 $314,460.74 8.495%   0.0588235294%      $184.98



        $17,140,390.95       5.3565707403%  $918,137.17